PROSPECTUS SUPPLEMENT

(To Accompany Prospectus dated February 1, 2008)

$1,024,102,000 (Approximate)
Morgan Stanley Capital I Trust 2008-TOP29
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Principal Commercial Funding II, LLC
Bear Stearns Commercial Mortgage, Inc.
Morgan Stanley Mortgage Capital Holdings LLC
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-TOP29

The depositor is offering selected classes of its Series 2008-TOP29 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2008-TOP29 trust. The trust’s primary assets will be 82 fixed rate mortgage loans secured by first liens on 152 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 7th day or, if that 7th day is not a business day, the next succeeding business day, of each month commencing in March 2008 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates — Distributions.’’ Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-4FL Certificates as described in this prospectus supplement under ‘‘Description of the Swap Agreement.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates — Distributions — Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2008-TOP29 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-37 of this prospectus supplement and page 11 of the prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description (2)	Ratings (Fitch/S&P)
Class A-1	$46,000,000	6.231%	Fixed	AAA/AAA
Class A-2	$36,100,000	6.115%	Fixed	AAA/AAA
Class A-3	$64,800,000	6.280%	WAC	AAA/AAA
Class A-AB	$49,200,000	6.280%	WAC	AAA/AAA
Class A-4	$629,616,000	6.280%	WAC	AAA/AAA
Class A-4FL	$75,000,000	LIBOR + 2.11%	Floating	AAA/AAA	(3)
Class A-M	$123,386,000	6.280%	WAC	AAA/AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes to the statistical data presented in the final prospectus supplement will be made unless such changes are material.

(2)	The pass-through rate for the Class A-1 and Class A-2 Certificates will, at all times, be fixed at their initial pass-through rate of 6.231% and 6.115%, respectively. The pass-through rates for the Class A-3, Class A-AB, Class A-4 and Class A-M Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate. The Class A-4FL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR + 2.11% (provided that for the initial interest accrual period LIBOR will be an interpolated rate based on two-week and one-week LIBOR to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

(3)	The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on that Class will convert to a rate of interest equal to the weighted average net mortgage rate, and only represent the likelihood of the receipt of interest at a per annum rate equal to the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See ‘‘Ratings’’ in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., will act as co-lead managers and co-bookrunners with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about February 29, 2008. The Depositor expects to receive from this offering approximately $994,549,118, plus accrued interest from the cut-off date, before deducting expenses (including, without limitation, expenses related to the swap transaction) payable by the Depositor.

MORGAN STANLEY	BEAR, STEARNS & CO. INC.

February 13, 2008

# MORGAN STANLEY CAPITAL I INC.

## Commercial Mortgage Pass-Through Certificates, Series 2008-TOP29
## Geographic Overview of Mortgage Pool

Washington
3 properties
$29,247,500
2.4% of total
Idaho
1 property
$3,100,000
0.3% of total
Utah
1 property
$6,988,999
0.6% of total
Nebraska
1 property
$83,800,000
6.8% of total
Oklahoma
9 properties
$25,731,000
2.1% of total
Wisconsin
2 properties
$68,345,502
5.5% of total
Illinois
3 properties
$62,066,376
5.0% of total
Indiana
1 property
$50,720,000
4.1% of total
Pennsylvania
4 properties
$59,757,564
4.8% of total
New Hampshire
1 property
$4,933,945
0.4% of total
Maine
1 property
$12,178,945
1.0% of total
Michigan
1 property
$4,669,000
0.4% of total
New York
6 properties
$29,841,642
2.4% of total
Massachusetts
1 property
$6,590,558
0.5% of total
Oregon
1 property
$6,500,000
0.5% of total
Ohio
1 property
$1,372,500
0.1% of total
Connecticut
4 properties
$38,982,500
3.2% of total
New Jersey
5 properties
$30,852,500
2.5% of total
Northern California
5 properties
$33,063,799
2.7% of total
Delaware
1 property
$17,919,843
1.5% of total
Maryland
5 properties
$107,778,976
8.7% of total
Southern California
10 properties
$63,749,203
5.2% of total
North Carolina
11 properties
$33,792,200
2.7% of total
Virginia
7 properties
$48,252,968
3.9% of total
Arizona
4 properties
$33,300,000
2.7% of total
South Carolina
4 properties
$20,433,004
1.7% of total
Colorado
7 properties
$22,025,726
1.8% of total
Hawaii
1 property
$5,750,000
0.5% of total
New Mexico
1 property
$2,540,000
0.2% of total
Louisiana
1 property
$3,232,500
0.3% of total
Kentucky
1 property
$3,283,995
0.3% of total
Georgia
14 properties
$96,615,072
7.8% of total
Puerto Rico
3 properties
$62,580,000
5.1% of total
Texas
21 properties
$68,695,407
5.6% of total
Tennessee
1 property
$3,030,000
0.2% of total
Florida
9 properties
$82,436,974
6.7% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Kroger

**Kimco Portfolio – Embry Village,** Atlanta, GA

EXTRA
LOW PRICES
FOOD LION

**Kimco Portfolio – Park Place,** Morrisville, NC

COURTYARD

**Apple Hotel Portfolio – Marriott Courtyard Dunn Loring,** Vienna, VA

**Apple Hotel Portfolio – Hilton Garden Inn Tampa,** Tampa, FL

OfficeMax

**Shadow Lake Towne Center,** Papillion, NE

GIANT
THE QUALITY FOOD PEOPLE

**Cabin John Mall & Shopping Center,** Potomac, MD

**GE Healthcare Facility,** Wauwatosa, WI

SecurCare
Self Storage
979-694-2186

OLD NAVY
BED BATH &
BEYOND

Arena Hub Shopping Center, Wilkes-Barre, PA

Gainesville Hilton, Gainesville, FL

Hilton

Hilton – Indianapolis, Indianapolis, IN

Broadview Village Square, Broadview, IL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

     All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                                   ----------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member
State (the "Relevant Implementation Date"), it has not made and will not make an offer of the certificates to the public in that Relevant Member State other than:

          (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

          (c)  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters; or

          (d)  in any other circumstances falling within Article 3(2) of the
               Prospectus Directive,

provided that no such offer of the certificates shall require the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus
Directive or supplement a prospectus pursuant to Article 16 of the Prospectus
Directive.

     For the purposes of this provision, the expression an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing

                                       S-3

the Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     Each underwriter has represented and agreed that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

     (b) it has complied and will comply with all applicable provisions of the
Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

     The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the Kimco Portfolio Loan Group, the Apple Hotel
      Portfolio Loan Group, the Plaza La Cienega Loan Group and the

APPENDIX I - Mortgage Pool
   Information (Tables).................................................     I-1
APPENDIX II - Certain Characteristics
   of the Mortgage Loans................................................    II-1
APPENDIX III - Significant Loan
   Summaries............................................................   III-1
APPENDIX IV - Form of Statement to
   Certificateholders...................................................    IV-1
SCHEDULE A - Class A-AB Planned Principal
   Balance..............................................................     A-1

                                       S-5

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                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                               APPROXIMATE
                                  INITIAL      APPROXIMATE
                               CERTIFICATE        INITIAL                     APPROXIMATE      WEIGHTED
 APPROXIMATE                   BALANCE OR      PASS-THROUGH     RATINGS    PERCENT OF TOTAL    AVERAGE    PRINCIPAL WINDOW
CREDIT SUPPORT     CLASS     NOTIONAL AMOUNT       RATE       (FITCH/S&P)    CERTIFICATES    LIFE (YRS.)      (MONTHS)
--------------  -----------  ---------------  --------------  -----------  ----------------  -----------  ----------------

   27.000%      CLASS A-1     $   46,000,000      6.231%        AAA/AAA          3.73%           3.39           1-57
   27.000%      CLASS A-2     $   36,100,000      6.115%        AAA/AAA          2.93%           4.76           57-59
   27.000%      CLASS A-3     $   64,800,000      6.280%        AAA/AAA          5.25%           6.39           76-83
   27.000%      CLASS A-AB    $   49,200,000      6.280%        AAA/AAA          3.99%           6.85          59-106
   27.000%      CLASS A-4     $  629,616,000      6.280%        AAA/AAA         51.03%           9.70          106-119
   27.000%      CLASS A-4FL   $   75,000,000   LIBOR+2.11%      AAA/AAA          6.08%           9.70          106-119
   17.000%      CLASS A-M     $  123,386,000      6.280%        AAA/AAA         10.00%           9.86          119-119
   11.125%      CLASS A-J1    $   72,489,000      6.280%        AAA/AAA          5.87%           9.86          119-119
    9.500%      CLASS B       $   20,050,000      6.280%         AA/AA           1.62%           9.86          119-119
    8.625%      CLASS C       $   10,796,000      6.280%        AA-/AA-          0.87%           9.86          119-119
    6.875%      CLASS D       $   21,593,000      6.280%          A/A            1.75%           9.86          119-119
    5.875%      CLASS E       $   12,339,000      6.280%         A-/A-           1.00%           9.89          119-120
    4.750%      CLASS F       $   13,880,000      6.280%       BBB+/BBB+         1.12%           9.95          120-120
    3.625%      CLASS G       $   13,881,000      6.280%        BBB/BBB          1.13%           9.95          120-120
    2.750%      CLASS H       $   10,797,000      6.280%       BBB-/BBB-         0.88%           9.95          120-120
       --       CLASSES J-P   $   33,931,197         --              --            --              --               --
       --       CLASS X       $1,233,858,197      0.063%        AAA/AAA            --              --               --

o    The notional amount of the Class X Certificates initially will be
     $1,233,858,197. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
     and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL
     Certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL Certificates for a failure of the
     Swap Counterparty to make any payment under the swap agreement.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes to the statistical data presented in the final prospectus supplement will be made unless such changes are material.

o    The Class X Certificates and the Class A-J1, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O and Class P Certificates are not offered pursuant to the prospectus or this prospectus supplement. We sometimes refer to these certificates collectively as the "privately offered certificates."

o    The pass-through rate for the Class A-1 and Class A-2 Certificates will, at all times, be fixed at their initial pass-through rate of 6.231% and
     6.115%, respectively. The pass-through rates for the Class A-3, Class A-AB,
     Class A-4 and Class A-M Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate. The Class A-4FL
     Certificates will, at all times (subject to their conversion to a rate equal to the weighted average net mortgage rate following the termination of the swap agreement as described in this prospectus supplement), accrue interest at a per-annum floating rate equal to one-month LIBOR + 2.11%
     (provided that for the initial interest accrual period LIBOR will be an interpolated rate based on two-week and one-week LIBOR to reflect the shorter initial interest accrual period), subject to the limitations described in this prospectus supplement.

o    The initial LIBOR (which will be an interpolated rate based on two-week and one-week LIBOR) will be determined two (2) Banking Days before the Closing
     Date. Under certain circumstances described in this prospectus supplement, the interest rate for the Class A-4FL Certificates may convert from a one-month LIBOR based rate to a rate equal to the weighted average net mortgage rate. See "Description of the Swap Agreement--The Swap
     Transaction" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the stated maturity date, or in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

--------------------------------------------------------------------------------

                                      S-6

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o    The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on that class will convert to a rate of interest equal to the weighted average net mortgage rate, and only represent the likelihood of the receipt of interest at a rate equal to the weighted average net mortgage rate (adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings"
     in this prospectus supplement.

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class A-4FL Certificates will each represent undivided beneficial related interests in a grantor trust for federal income tax purposes, which grantor trust will be comprised of the swap transaction, the floating rate account and the Class A-4FL Regular Interest. See "Federal Income Tax
     Consequences" in this prospectus supplement.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to the prospectus or this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

[ ] Offered certificates.

[_] Certificates not offered pursuant to this prospectus supplement.

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                                      S-7

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 82 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 152 commercial and multifamily properties,
                                 and with respect to the Class A-4FL
                                 Certificates, a swap transaction with Morgan
                                 Stanley Capital Services Inc.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2008-TOP29.

MORTGAGE POOL.................   The mortgage pool consists of 82 mortgage loans
                                 with an aggregate principal balance of all
                                 mortgage loans as of the cut-off date, of
                                 approximately $1,233,858,198, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $746,864 to approximately
                                 $120,000,000 and the mortgage loans had an
                                 approximate average balance of $15,047,051.

                                 The transfers of the mortgage loans from the
                                 mortgage loan sellers to the depositor and from
                                 the depositor to the issuing entity in exchange
                                 for the certificates are illustrated below:

             --------------               ----------------
             Mortgage Loan                    Investors
               Sellers
             --------------               ----------------
             |            |               |              |
    Mortgage |            |Cash       Cash|              |Certificates
      Loans  |            |               |              |
             |            |               |              |
             --------------   Cash        ----------------

               Depositor    <---------
                            --------->      Underwriters
             --------------               ----------------
             |            |   Certificates
    Mortgage |            |
      Loans  |            |
             |            | Certificates
             --------------
             Issuing Entity
             --------------

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                                      S-8

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                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2008-TOP29, a
                                 New York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicer, the special
                                 servicer, the trustee and the paying agent. See
                                 "Transaction Parties--The Issuing Entity" in
                                 this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Holdings LLC, a
                                 sponsor of this transaction and a mortgage loan
                                 seller, Morgan Stanley & Co. Incorporated, one
                                 of the underwriters and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. See
                                 "Transaction Parties--The Depositor" in this
                                 prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust (except that the
                                 servicing duties with respect to the
                                 non-serviced mortgage loans, if any, will be
                                 limited as described in this prospectus
                                 supplement). Wells Fargo Bank, National
                                 Association will acquire the right to master
                                 service the mortgage loans that are sold to the
                                 trust by the mortgage loan sellers pursuant to
                                 servicing rights purchase agreements entered
                                 into between Wells Fargo Bank, National
                                 Association and those mortgage loan sellers on
                                 the closing date. See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--The Master Servicer" in this
                                 prospectus supplement. The master servicer will
                                 be primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate for Wells Fargo Bank, National Association
                                 will range, on a loan-by-loan basis, from 0.00%
                                 per annum to 0.02% per annum. In addition, the
                                 master servicer will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust fund, as additional
                                 servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Master Servicer" in this prospectus supplement.

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                                      S-9

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PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to those mortgage
                                 loans, representing 49.7% of the initial
                                 outstanding pool balance, sold to the trust by
                                 Principal Commercial Funding II, LLC. Principal
                                 Global Investors, LLC is the parent of
                                 Principal Commercial Funding, LLC, which owns a
                                 49% interest in Principal Commercial Funding
                                 II, LLC. In addition, Wells Fargo Bank,
                                 National Association will act as primary
                                 servicer with respect to those mortgage loans
                                 sold to the trust by Bear Stearns Commercial
                                 Mortgage, Inc. (other than with respect to
                                 Mortgage Loan No. 2, the Apple Hotel Portfolio
                                 Pari Passu Loan, representing 7.0% of the
                                 initial outstanding pool balance, which will be
                                 primary serviced by KeyCorp Real Estate Capital
                                 Markets, Inc. pursuant to a sub-servicing
                                 agreement between it and the master servicer)
                                 and Morgan Stanley Mortgage Capital Holdings
                                 LLC. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction
                                 Parties--Primary Servicer" in this prospectus
                                 supplement. Principal Global Investors, LLC and
                                 Wells Fargo Bank, National Association will be
                                 entitled to receive a primary servicing fee on
                                 each mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the scheduled principal balance of the
                                 applicable mortgage loan immediately before the
                                 related due date (prorated for the number of
                                 days during the calendar month for that
                                 mortgage loan for which interest actually
                                 accrues on that mortgage loan). KeyCorp Real
                                 Estate Capital Markets, Inc. will be entitled
                                 to receive a primary servicing fee of 0.01% per
                                 annum with respect to the Apple Hotel Portfolio
                                 Pari Passu Loan. The primary servicing fee is
                                 payable only from collections on the related
                                 mortgage loan. The primary servicing fee rate
                                 for Principal Global Investors, LLC (including
                                 the rates at which any subservicing fees
                                 accrue) will range, on a loan-by-loan basis,
                                 from 0.01% to 0.06% per annum. The primary
                                 servicing fee rate (including the rates at
                                 which any subservicing fees accrue) for Wells
                                 Fargo Bank, National Association will range, on
                                 a loan-by-loan basis, from 0.00% to 0.08% per
                                 annum.

SPECIAL SERVICER..............   Centerline Servicing Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to all of the mortgage loans in the
                                 trust. Generally, the special servicer will
                                 service a mortgage loan upon the occurrence of
                                 certain events that cause that mortgage loan to
                                 become a "specially serviced mortgage loan."
                                 The special servicer's principal compensation
                                 for its special servicing activities will be
                                 the special servicing fee, the workout fee and
                                 the liquidation fee. See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--The Special Servicer" in this
                                 prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the

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                                      S-10

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                                 trust in connection with the collection of the
                                 condemnation proceeds and insurance proceeds)
                                 including in connection with a purchase of an A
                                 Note by the holder of the related B Note,
                                 unless otherwise provided in the related
                                 intercreditor agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Special Servicer--Special Servicer
                                 Compensation" in this prospectus supplement.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2008-TOP29
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if the master servicer fails to
                                 perform its advancing obligations. Following
                                 the transfer of the underlying mortgage loans
                                 into the trust, the trustee, on behalf of the
                                 trust, will become the holder of each mortgage
                                 loan transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.0020% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer. The paying agent will also
                                 have, or be responsible for appointing an agent
                                 to perform, additional duties with respect to
                                 tax administration of the issuing entity. A
                                 portion of the trustee fee is payable to the
                                 paying agent. See "Transaction Parties--The
                                 Paying Agent, Certificate Registrar and
                                 Authenticating Agent" in this prospectus
                                 supplement.

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                                      S-11

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OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates,
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan, a holder of
                                 the related B Note will, to the extent set
                                 forth in the related intercreditor agreement,
                                 instead be entitled to the rights and powers
                                 granted to the operating adviser under the
                                 pooling and servicing agreement to the extent
                                 such rights and powers relate to the related
                                 A/B Mortgage Loan (but only so long as the
                                 holder of the related B Note is the directing
                                 holder with respect to that mortgage loan). The
                                 initial operating adviser will be Centerline
                                 REIT Inc., an affiliate of the special
                                 servicer.

SPONSORS......................   Principal Commercial Funding II, LLC, a
                                 Delaware corporation, Bear Stearns Commercial
                                 Mortgage, Inc., a New York corporation, and
                                 Morgan Stanley Mortgage Capital Holdings LLC, a
                                 New York limited liability company,
                                 successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc., are sponsors of
                                 this transaction. As sponsors, Principal
                                 Commercial Funding II, LLC, Bear Stearns
                                 Commercial Mortgage, Inc. and Morgan Stanley
                                 Mortgage Capital Holdings LLC have organized
                                 and initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust,
                                 and the trust will then issue the certificates.
                                 Principal Global Investors, LLC, the primary
                                 servicer with respect to those mortgage loans
                                 sold to the trust by Principal Commercial
                                 Funding II, LLC, is the parent of Principal
                                 Commercial Funding, LLC, which owns a 49%
                                 interest in Principal Commercial Funding II,
                                 LLC. Bear Stearns Commercial Mortgage, Inc. is
                                 an affiliate of Bear, Stearns & Co. Inc., one
                                 of the underwriters. Morgan Stanley Mortgage
                                 Capital Holdings LLC is an affiliate of the
                                 depositor, Morgan Stanley & Co. Incorporated,
                                 one of the underwriters and Morgan Stanley
                                 Capital Services Inc., the swap counterparty.
                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS.........   Principal Commercial Funding II, LLC, will sell
                                 us thirty (30) mortgage loans, representing
                                 49.7% of the initial outstanding pool balance.

                                 Bear Stearns Commercial Mortgage, Inc., will
                                 sell us eighteen (18) mortgage loans,
                                 representing 35.2% of the initial outstanding
                                 pool balance.*

                                 Morgan Stanley Mortgage Capital Holdings LLC,
                                 will sell us thirty-four (34) mortgage loans,
                                 representing 15.0% of the initial outstanding
                                 pool balance.

                                 *The Apple Hotel Portfolio Pari Passu Loan,
                                 representing 7.0% of the initial outstanding
                                 pool balance, is comprised of one note (Note
                                 A-1). The Apple Hotel Portfolio Companion Loan
                                 is comprised of three notes (Note A-2, Note A-3
                                 and Note A-4). Bear Stearns Commercial
                                 Mortgage, Inc. and Bank of America, N.A.
                                 co-originated the Apple Hotel Portfolio Loan
                                 Group. Bear Stearns Commercial Mortgage, Inc.

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                                      S-12

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                                 holds Note A-1 and Note A-2 and Bank of
                                 America, N.A. holds Note A-3 and Note A-4.
                                 Note A-1 will be included in the trust. See
                                 "Servicing of the Mortgage Loans--Servicing
                                 of the Kimco Portfolio Loan Group, the Apple
                                 Hotel Portfolio Loan Group, the Plaza La
                                 Cienega Loan Group and the A/B Mortgage Loan"
                                 in this prospectus supplement.

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

SWAP COUNTERPARTY.............   Morgan Stanley Capital Services Inc., a
                                 Delaware corporation, is the swap counterparty.
                                 The payment obligations of Morgan Stanley
                                 Capital Services Inc. under the swap
                                 transaction will be guaranteed by Morgan
                                 Stanley. Morgan Stanley Capital Services Inc.
                                 is an affiliate of the depositor, of Morgan
                                 Stanley Mortgage Capital Holdings LLC, the
                                 sponsor of the transaction and the mortgage
                                 loan seller, and Morgan Stanley & Co.
                                 Incorporated, one of the underwriters.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated or acquired the mortgage loans as to
                                 which it is acting as mortgage loan seller;
                                 provided, that, the Apple Hotel Portfolio Pari
                                 Passu Loan was co-originated by Bear Stearns
                                 Commercial Mortgage, Inc. and Bank of America,
                                 N.A. No originator of the mortgage loans other
                                 than the mortgage loan sellers originated more
                                 than 10% of the mortgage loans. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc. Morgan Stanley & Co.
                                 Incorporated is an affiliate of Morgan Stanley
                                 Mortgage Capital Holdings LLC, one of the
                                 sponsors, of the depositor and of Morgan
                                 Stanley Capital Services Inc., the swap
                                 counterparty. Bear, Stearns & Co. Inc. is an
                                 affiliate of Bear Stearns Commercial Mortgage,
                                 Inc., one of the sponsors.

CUT-OFF DATE..................   February 1, 2008. For purposes of the
                                 information contained in this prospectus
                                 supplement (including the appendices to this
                                 prospectus supplement), scheduled payments due
                                 in February 2008 with respect to mortgage loans
                                 not having payment dates on the first day of
                                 each month have been deemed received on
                                 February 1, 2008, not the actual day on which
                                 such scheduled payments were due.

CLOSING DATE..................   On or about February 29, 2008.

DETERMINATION DATE............   The 7th day of each month, or, if the 7th day
                                 is not a business day, the next succeeding
                                 business day, commencing in March 2008.

DISTRIBUTION DATE.............   The 4th business day after the related
                                 determination date, commencing in March 2008.

RECORD DATE...................   With respect to each distribution date, for
                                 each class of offered certificates, other than
                                 the Class A-4FL Certificates, the close of
                                 business on the last business day of the
                                 preceding calendar month and, for the Class
                                 A-4FL Certificates, the business day
                                 immediately preceding the related distribution
                                 date.

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                                      S-13

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EXPECTED FINAL DISTRIBUTION
   DATES......................   Class A-1     November 2012
                                 Class A-2     January 2013
                                 Class A-3     January 2015
                                 Class A-AB    December 2016
                                 Class A-4     January 2018
                                 Class A-4FL   January 2018
                                 Class A-M     January 2018

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in January 2043, which is the
                                 first distribution date that follows, by at
                                 least 60 months, the maturity date for the
                                 mortgage loan having an anticipated repayment
                                 date that, as of the cut-off date, has the
                                 latest final maturity date.

                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following seven (7) classes
                                 of our Series 2008-TOP29 Commercial Mortgage
                                 Pass-Through Certificates:

                                 o    Class A-1

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-AB

                                 o    Class A-4

                                 o    Class A-4FL

                                 o    Class A-M

                                 The entire series will consist of a total of
                                 twenty-six (26) classes, the following nineteen
                                 (19) of which are not being offered by this
                                 prospectus supplement and the accompanying
                                 prospectus: Class X, Class A-J1, Class B, Class
                                 C, Class D, Class E, Class F, Class G, Class H,
                                 Class J, Class K, Class L, Class M, Class N,
                                 Class O, Class P, Class R-I, Class R-II and
                                 Class R-III.

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                                      S-14

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CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page of this prospectus
                                 supplement, and this balance may vary by up to
                                 5% on the closing date. Mortgage loans may be
                                 removed from or added to the mortgage pool
                                 prior to the closing date within this maximum
                                 permitted variance. Any reduction or increase
                                 in the number of mortgage loans within these
                                 parameters will result in changes to the
                                 initial certificate balance of each class of
                                 offered certificates and to the other
                                 statistical data contained in this prospectus
                                 supplement. No changes to the statistical data
                                 presented in the final prospectus supplement
                                 will be made unless such changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The certificate balance of the Class A-4FL
                                 Regular Interest will at all times be equal to
                                 the certificate balance of the Class A-4FL
                                 Certificates.

                                 The Class X Certificates, which are private
                                 certificates, will not have a certificate
                                 balance. The Class X Certificates will instead
                                 represent the right to receive distributions of
                                 interest accrued as described in this
                                 prospectus supplement on a notional amount. The
                                 notional amount of the Class X Certificates
                                 will be equal to the aggregate of the
                                 certificate balances of the classes of
                                 certificates (other than the Class X, Class
                                 R-I, Class R-II and Class R-III Certificates)
                                 outstanding from time to time. Any information
                                 provided in this prospectus supplement
                                 regarding the characteristics of the Class X
                                 Certificates, which are not offered pursuant to
                                 this prospectus supplement, is provided only to
                                 enhance your understanding of the offered
                                 certificates.

                                 Accordingly, the notional amount of the Class X
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class X, Class R-I, Class R-II and Class R-III
                                 Certificates) outstanding from time to time.

PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates are set forth on
                                 the cover page of this prospectus supplement.

                                 Interest on the certificates (other than the
                                 Class A-4FL Certificates) and the Class A-4FL
                                 Regular Interest will be calculated on the
                                 basis of a 360-day year consisting of twelve
                                 30-day months, also referred to in this
                                 prospectus supplement as a 30/360 basis.
                                 Interest on the Class A-4FL Certificates will
                                 be computed on the basis of the actual number
                                 of days elapsed during the related interest
                                 accrual period and a 360-day year (except as
                                 described in this prospectus supplement).

                                 The pass-through rate for the Class A-1 and
                                 Class A-2 Certificates will, at all times, be
                                 fixed at their initial rate of 6.231% and
                                 6.115%, respectively. The pass-through rates
                                 for the Class A-3, Class A-AB,

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                                      S-15

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                                 Class A-4 and Class A-M Certificates will, at
                                 all times, be a per annum rate equal to the
                                 weighted average net mortgage rate. The Class
                                 A-4FL Certificates will, at all times (subject
                                 to their conversion to a rate equal to the
                                 weighted average net mortgage rate following
                                 the termination of the swap agreement as
                                 described in this prospectus supplement),
                                 accrue interest at a per-annum rate equal to
                                 one-month LIBOR + 2.11% (provided that for the
                                 initial interest accrual period LIBOR will be
                                 an interpolated rate based on two-week and
                                 one-week LIBOR to reflect the shorter initial
                                 interest accrual period), subject to the
                                 limitations described in this prospectus
                                 supplement.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans (excluding, in the case of any mortgage
                                 loan with an anticipated repayment date, which
                                 mortgage loan is beyond its anticipated
                                 repayment date, certain excess interest) minus
                                 a weighted average annual administrative cost
                                 rate, which includes the master servicing fee
                                 rate, any excess servicing fee rate, the
                                 primary servicing fee rate, and the trustee fee
                                 rate. The relevant weighting is based upon the
                                 respective principal balances of the mortgage
                                 loans as in effect immediately prior to the
                                 relevant distribution date. For purposes of
                                 calculating the weighted average net mortgage
                                 rate, the mortgage loan interest rates will not
                                 include any default interest rate. The mortgage
                                 loan interest rates will also be determined
                                 without regard to any loan term modifications
                                 agreed to by the special servicer or resulting
                                 from any borrower's bankruptcy or insolvency.
                                 In addition, for purposes of calculating the
                                 weighted average net mortgage rate, if a
                                 mortgage loan does not accrue interest on a
                                 30/360 basis, its interest rate for any month
                                 will, in general, be deemed to be the rate per
                                 annum that, when calculated on a 30/360 basis,
                                 will produce the amount of interest that
                                 actually accrues on that mortgage loan in that
                                 month, and that does not include excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date.

                                 With respect to the Class A-4FL Certificates,
                                 in the case of a default by the swap
                                 counterparty under the swap agreement, and
                                 until such default is cured or the swap
                                 agreement is replaced, the Class A-4FL
                                 Certificates will accrue interest at the
                                 pass-through rate of the Class A-4FL Regular
                                 Interest, which will at all times be equal to
                                 the weighted average net mortgage rate,
                                 calculated on a 30/360 basis. The Class A-4FL
                                 Regular Interest does not receive interest at a
                                 LIBOR-based rate. In the event that after
                                 payment of the net swap payment due from or to
                                 the swap counterparty, as the case may be,
                                 there are insufficient funds in the Floating
                                 Rate Account to make the full distribution of
                                 the Class A-4FL Interest Distribution Amount to
                                 the holders of the Class A-4FL Certificates,
                                 the resulting interest shortfall will be borne
                                 by the holders of the Class A-4FL Certificates.

                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately 0.063% per annum. The
                                 pass-through rate applicable to the Class X
                                 Certificates for each distribution date will
                                 equal the weighted average of the respective
                                 strip rates (the "Class X Strip Rates") at
                                 which interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of

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                                      S-16

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                                 those components outstanding immediately prior
                                 to that distribution date). Each of those
                                 components will be comprised of all of the
                                 certificate balance of a specified class of
                                 principal balance certificates.

                                 The applicable Class X Strip Rate with respect
                                 to each such component for each such
                                 distribution date will equal the excess, if
                                 any, of (a) the weighted average net mortgage
                                 rate for such distribution date, over (b) the
                                 pass-through rate for such distribution date
                                 for the related class of Certificates with a
                                 principal balance, or in the case of the Class
                                 A-4FL Certificates, the pass-through rate on
                                 the Class A-4FL Regular Interest. Under no
                                 circumstances will any Class X Strip Rate be
                                 less than zero.

                                 The Class A-J1, Class B, Class C, Class D,
                                 Class E, Class F, Class G and Class H
                                 Certificates will, at all times, accrue
                                 interest at a per annum rate equal to the
                                 weighted average net mortgage rate.

                                 The Class J, Class K, Class L, Class M, Class
                                 N, Class O and Class P Certificates will, at
                                 all times, accrue interest at a per-annum rate
                                 equal to the lesser of 4.224% and the weighted
                                 average net mortgage rate.

DISTRIBUTIONS

     A. AMOUNT AND ORDER
           OF DISTRIBUTIONS...   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans. Funds available for
                                 distribution to the certificates will be net of
                                 excess interest, excess liquidation proceeds
                                 and specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation. Distributions to you will be in
                                 an amount equal to your certificate's interest
                                 and principal entitlement, subject to:

                                 (i)   payment of the respective interest
                                       entitlement for any class of certificates
                                       (or the Class A-4FL Regular Interest, in
                                       the case of the Class A-4FL Certificates)
                                       bearing an earlier alphabetical
                                       designation (except in respect of the
                                       distribution of interest among the Class
                                       A-1, Class A-2, Class A-3, Class A-AB,
                                       Class A-4 and Class X Certificates and
                                       the Class A-4FL Regular Interest, which
                                       will have the same senior priority and be
                                       distributed pro rata and except that
                                       distributions to the Class A-M
                                       Certificates will be paid after
                                       distributions to the foregoing classes
                                       and except that the Class A-J1
                                       Certificates will be paid after
                                       distributions to the Class A-M
                                       Certificates),

                                 (ii)  if applicable, payment of the respective
                                       principal entitlement for the
                                       distribution date to the outstanding
                                       classes of certificates (or the Class
                                       A-4FL Regular Interest, in the case of
                                       the Class A-4FL Certificates) having an
                                       earlier alphabetical designation (and, in
                                       the case of the Class A-1, Class A-2,
                                       Class A-3, Class A-AB and Class A-4
                                       Certificates and the Class A-4FL Regular
                                       Interest, generally in that order (except
                                       that payments will be made to the Class
                                       A-4 Certificates and the Class A-4FL
                                       Regular Interest, pro rata with each
                                       other), as described in this prospectus
                                       supplement) until the principal balance
                                       of each such class has been reduced to
                                       zero; provided, however, that the Class
                                       A-AB Certificates have certain priority
                                       with respect to reducing the principal
                                       balance of those certificates to their
                                       planned principal balance, as described
                                       in this prospectus supplement; and
                                       provided that the Class A-M Certificates
                                       will receive distributions of principal
                                       only after

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                                      S-17

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                                       distributions of principal are made to
                                       the Class A-1, Class A-2, Class A-3,
                                       Class A-AB and Class A-4 Certificates and
                                       the Class A-4FL Regular Interest, and
                                       that the Class A-J1 Certificates will
                                       receive distributions of principal only
                                       after distributions are made to the Class
                                       A-M Certificates, and

                                 (iii) the Class A-4FL Certificates receiving
                                       distributions of the Class A-4FL
                                       Available Funds, as the case may be, on
                                       each distribution date in the manner
                                       prescribed under "Description of the Swap
                                       Agreement" in this prospectus supplement.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

     B. INTEREST AND
           PRINCIPAL
           ENTITLEMENTS.......   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer and the trustee to
                                 reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III and
                                 Class X Certificates will not be entitled to
                                 principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

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                                      S-18

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     C. PREPAYMENT
           PREMIUMS/YIELD
           MAINTENANCE
           CHARGES............   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of certificates entitled to
                                 principal (other than the Class A-4FL
                                 Certificates) and the Class A-4FL Regular
                                 Interest, on the other hand, is described in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. The Class A-4FL Certificates will
                                 not be entitled to receive any prepayment
                                 premiums or yield maintenance charges for so
                                 long as the swap agreement remains in place.
                                 See "Description of the
                                 Certificates--Distributions--The Class A-4FL
                                 Certificates" herein.

SUBORDINATION

     A. GENERAL...............   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain excess interest in
                                 connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order.

                                         --------------------------------
                                         Class A-l, Class A-2, Class A-3,
                                           Class A-AB*, Class A-4, Class
                                              A-4FL** and Class X***
                                         --------------------------------
                                                        |
                                                        |
                                         --------------------------------
                                                     Class A-M
                                         --------------------------------
                                                        |
                                                        |
                                         --------------------------------
                                                    Class A-J1
                                         --------------------------------
                                                        |
                                                        |
                                         --------------------------------
                                                    Classes B-P
                                         --------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 * The Class A-AB Certificates have priority
                                 with respect to receiving distributions of
                                 principal to reduce those certificates to their
                                 Planned Principal Balance, as described in this
                                 prospectus supplement.

                                 **While mortgage loan losses and available
                                 funds shortfalls will not be directly allocated
                                 to the Class A-4FL Certificates, mortgage loan
                                 losses and available funds shortfalls may be
                                 allocated to the Class A-4FL Regular Interest,
                                 in reduction of the certificate balance of the
                                 Class A-4FL Regular Interest and the amount of
                                 its respective interest entitlement. Any
                                 decrease in the certificate balance of the
                                 Class A-4FL

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                                      S-19

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                                 Regular Interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-4FL Certificates and any
                                 interest shortfalls suffered by the Class A-4FL
                                 Regular Interest will reduce the amount of
                                 interest distributed on the Class A-4FL
                                 Certificates to the extent described in this
                                 prospectus supplement.

                                 ***Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X
                                 Certificates. However, any mortgage loan losses
                                 will reduce the notional amount of the Class X
                                 Certificates.

     B. SHORTFALLS IN
           AVAILABLE FUNDS....   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer or
                                      the trustee, to the extent not covered by
                                      default interest and late payment charges
                                      paid by the borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Reductions in distributions to the Class A-4FL
                                 Regular Interest will cause a corresponding
                                 reduction in distributions to the Class A-4FL
                                 Certificates to the extent described in this
                                 prospectus supplement.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates (or the Class A-4FL
                                 Regular Interest) in accordance with their
                                 respective interest entitlements as described
                                 in this prospectus supplement.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A. GENERAL...............   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in February 2008
                                 have been deemed received on February 1, 2008.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or, with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount

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                                      S-20

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                                 for each mortgaged property securing a
                                 multi-property mortgage loan is set forth on
                                 Appendix II to this prospectus supplement.

     B. PRINCIPAL BALANCES....   The trust's primary assets will be eighty-two
                                 (82) mortgage loans with an aggregate principal
                                 balance as of the cut-off date of approximately
                                 $1,233,858,198. It is possible that the
                                 aggregate mortgage loan balance will vary by up
                                 to 5% on the closing date. As of the cut-off
                                 date, the principal balance of the mortgage
                                 loans in the mortgage pool ranged from
                                 approximately $746,864 to approximately
                                 $120,000,000 and the mortgage loans had an
                                 approximate average balance of $15,047,051.

     C. FEE SIMPLE/LEASEHOLD..   One hundred fifty (150) mortgaged properties,
                                 securing mortgage loans representing 97.3% of
                                 the initial outstanding pool balance, are
                                 subject to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a fee simple estate in those
                                 mortgaged properties.

                                 One (1) mortgaged property, securing a mortgage
                                 loan representing 2.3% of the initial
                                 outstanding pool balance, is subject to a
                                 mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage lien
                                 on a leasehold interest in that mortgaged
                                 property.

                                 One (1) mortgaged property, securing a mortgage
                                 loan representing 0.4% of the initial
                                 outstanding pool balance, is subject to a
                                 mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage lien
                                 on a fee interest in a portion of the related
                                 mortgaged property and a leasehold interest in
                                 the remaining portion of the related mortgaged
                                 property.

     D. PROPERTY TYPES........   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                   Percentage of      Number of
                                                Initial Outstanding   Mortgaged
                                 Property Type      Pool Balance     Properties
                                 -------------  -------------------  ----------
                                 Retail                58.5%             59
                                 Hospitality           13.7%             30
                                 Office                10.8%              9
                                 Self Storage           4.3%             36
                                 Theater                3.6%              2
                                 Multifamily            2.9%              5
                                 Mixed Use              2.6%              3
                                 Industrial             2.5%              6
                                 Other                  1.2%              2

     E. PROPERTY LOCATION.....   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the nine (9)
                                 geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

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                                      S-21

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                                                                             Number of
                                                    Percentage of Initial    Mortgaged
                                 Geographic Area  Outstanding Pool Balance  Properties
                                 ---------------  ------------------------  ----------

                                 Maryland                    8.7%                5
                                 California                  7.8%               15
                                    Southern                 5.2%               10
                                    Northern                 2.7%                5
                                 Georgia                     7.8%               14
                                 Nebraska                    6.8%                1
                                 Florida                     6.7%                9
                                 Texas                       5.6%               21
                                 Wisconsin                   5.5%                2
                                 Puerto Rico                 5.1%                3
                                 Illinois                    5.0%                3

                                 The remaining mortgaged properties are located
                                 throughout twenty-six (26) other states. None
                                 of these property locations has a concentration
                                 of mortgaged properties that represents
                                 security for more than 4.8% of the initial
                                 outstanding pool balance, as of the cut-off
                                 date. Northern California includes areas with
                                 zip codes above 93600 and Southern California
                                 includes areas with zip codes of 93600 and
                                 below.

     F. OTHER MORTGAGE LOAN
           FEATURES...........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Eleven (11) groups of mortgage loans,
                                      representing 39.0% of the initial
                                      outstanding pool balance were made to the
                                      same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership. Of these eleven (11)
                                      groups, the three (3) largest groups
                                      represent 12.3%, 7.2% and 5.1%,
                                      respectively, of the initial outstanding
                                      pool balance. See Appendix II to this
                                      prospectus supplement;

                                 o    Fifteen (15) mortgaged properties,
                                      securing mortgage loans representing 14.6%
                                      of the initial outstanding pool balance
                                      are each 100.0% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these

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                                      S-22

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                                      mortgage loans, resulting in a higher
                                      final payment on these mortgage loans; and

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

     G. BALLOON LOANS/ARD
           LOANS..............   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    All of the mortgage loans, representing
                                      100.0% of the initial outstanding pool
                                      balance are "balloon loans". For purposes
                                      of this prospectus supplement, we consider
                                      a mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's stated maturity date or anticipated
                                      repayment date, as applicable. Nine (9) of
                                      these balloon loans, representing 8.4% of
                                      the initial outstanding pool balance, are
                                      mortgage loans that have an anticipated
                                      repayment date that provide for an
                                      increase in the mortgage rate and/or
                                      principal amortization at a specified date
                                      prior to stated maturity. These mortgage
                                      loans are structured to encourage the
                                      borrower to repay the mortgage loan in
                                      full by the specified date (which is prior
                                      to the mortgage loan's stated maturity
                                      date) upon which these increases occur.

     H. INTEREST ONLY LOANS...   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Sixteen (16) mortgage loans, representing
                                      23.0% of the initial outstanding pool
                                      balance, currently provide for monthly
                                      payments of interest only for their entire
                                      respective terms; and

                                 o    Thirty-three (33) mortgage loans,
                                      representing 57.8% of the initial
                                      outstanding pool balance, currently
                                      provide for monthly payments of interest
                                      only for a portion of their respective
                                      terms and then provide for the monthly
                                      payment of principal and interest over
                                      their respective remaining terms.

     I. PREPAYMENT/DEFEASANCE
           PROVISIONS.........   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    Forty-eight (48) mortgage loans,
                                      representing 50.9% of the initial
                                      outstanding pool balance, prohibit
                                      voluntary principal prepayments for a
                                      period ending on a date determined by the
                                      related mortgage note (which may be the
                                      maturity date), which period is referred
                                      to in this prospectus supplement as a
                                      lock-out period, but permit the related
                                      borrower, after an initial period of at
                                      least two years following the date of
                                      issuance of the certificates, to defease
                                      the mortgage loan by pledging "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 that provide for
                                      payment on or prior to each due date
                                      through and including the maturity date
                                      (or such earlier due date on which the
                                      mortgage loan first becomes freely
                                      prepayable) of amounts at least equal to
                                      the amounts that would have been payable
                                      on those dates under the terms of the

--------------------------------------------------------------------------------

                                      S-23

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                                      mortgage loans and obtaining the release
                                      of the mortgaged property from the lien of
                                      the mortgage;

                                 o    Six (6) mortgage loans, representing 14.7%
                                      of the initial outstanding pool balance,
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permit voluntary
                                      principal prepayments if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the applicable
                                      mortgage loan by pledging "government
                                      securities" as defined above;

                                 o    Twenty (20) mortgage loans, representing
                                      10.1% of the initial outstanding pool
                                      balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-out period permit
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1.0% of the amount
                                      prepaid;

                                 o    One (1) mortgage loan, representing 9.7%
                                      of the initial outstanding pool balance,
                                      has no lock-out period and permits
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1.0% of the amount
                                      prepaid, and also permits the related
                                      borrower, after the earlier of (i)
                                      November 26, 2011 and (ii) an initial
                                      period of at least two years following the
                                      issuance of the certificates related to
                                      the securitization of the Kimco Portfolio
                                      Companion Loan, to defease the applicable
                                      mortgage loan by pledging "government
                                      securities" as defined above;

                                 o    One (1) mortgage loan, representing 7.0%
                                      of the initial outstanding pool balance,
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permits voluntary
                                      principal prepayments if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      (i) after the sixth payment date through
                                      and including the twelfth payment date, 4%
                                      of the amount prepaid, (ii) after the
                                      twelfth payment date through and including
                                      the twenty-fourth payment date, 3% of the
                                      amount prepaid and (iii) thereafter, 1% of
                                      the amount prepaid;

                                 o    Two (2) mortgage loans, representing 6.7%
                                      of the initial outstanding pool balance,
                                      have no lock-out periods and permit
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1.0% of the amount
                                      prepaid, and also permit the related
                                      borrower, after an initial period of at
                                      least two years following the issuance of
                                      the certificates, to defease the
                                      applicable mortgage loan by pledging
                                      "government securities" as defined above;

                                 o    One (1) mortgage loan, representing 0.6%
                                      of the initial outstanding pool balance
                                      has no lock-out period and permits (i)
                                      voluntary

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                                      S-24

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                                      principal prepayments during an initial
                                      period of 24 payment periods, if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 3.0% of the amount
                                      prepaid and (ii) voluntary principal
                                      prepayments thereafter, if accompanied by
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1.0% of the amount prepaid, and also
                                      permits the related borrower, after an
                                      initial period of at least two years
                                      following the date of the issuance of the
                                      certificates, to defease the applicable
                                      mortgage loan by pledging "government
                                      securities" as defined above; and

                                 o    Three (3) mortgage loans, representing
                                      0.4% of the initial outstanding pool
                                      balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-out period permit
                                      voluntary principal prepayments if
                                      accompanied by a yield maintenance charge.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II to this prospectus supplement for
                                 more details about the various yield
                                 maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 9.7%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of one
                                      or more of the related mortgaged
                                      properties from the lien of the related
                                      mortgage upon the satisfaction of certain
                                      conditions including, but not limited to:
                                      (i) payment of an amount equal to 115% of
                                      the allocated loan amount for the released
                                      mortgaged property plus a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1.0% of
                                      the amount prepaid, (ii) (x) if the
                                      release occurs prior to January 1, 2010,
                                      the debt service coverage ratio with
                                      respect to the remaining mortgaged
                                      properties immediately following the
                                      release is the greater of (a) 1.38x and
                                      (b) the debt service coverage ratio for
                                      all of the remaining mortgaged properties
                                      including the proposed release property as
                                      of the date immediately preceding the
                                      release date and (y) if the release occurs
                                      on or after January 1, 2010, the debt
                                      service coverage ratio with respect to the
                                      remaining mortgaged properties immediately
                                      following the release is the greater of
                                      (a) 1.18x and (b) the debt service
                                      coverage ratio for all of the remaining
                                      mortgaged properties including the
                                      proposed release property and (iii) the
                                      loan-to-value ratio for the remaining
                                      mortgaged properties shall be less than
                                      the lesser of (x) 67.0% and (y) the
                                      loan-to-value ratio for all remaining
                                      mortgaged properties including the
                                      proposed release property preceding the
                                      release date;

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                                      S-25

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                                 o    One (1) mortgage loan, representing 7.0%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of one
                                      or more of the related mortgaged
                                      properties from the lien of the related
                                      mortgage at any time on or after July 2,
                                      2008 upon the satisfaction of certain
                                      conditions including, but not limited to:
                                      (i) payment of an amount equal to 120% of
                                      the allocated loan amount for the released
                                      mortgaged property plus the applicable
                                      yield maintenance premium, (ii) the
                                      loan-to-value ratio of the remaining
                                      mortgaged properties immediately following
                                      the release is equal to or less than the
                                      lesser of (x) 55% and (y) the
                                      loan-to-value ratio immediately prior to
                                      the release, (iii) the debt service
                                      coverage ratio with respect to the
                                      remaining mortgaged properties immediately
                                      following the release is equal to or
                                      greater than the greater of (x) 1.65x and
                                      (y) the debt service coverage ratio for
                                      the 12 full calendar months immediately
                                      preceding the release and (iv) no more
                                      than 40% of the cash flow for the
                                      remaining mortgaged properties can be
                                      derived from any particular State,
                                      Commonwealth or market;

                                 o    One (1) mortgage loan, representing 4.3%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of one
                                      or more of the related mortgaged
                                      properties from the lien of the related
                                      mortgage through partial defeasance upon
                                      the satisfaction of certain conditions
                                      including, but not limited to: (i)
                                      defeasance of an amount equal to 115% of
                                      the allocated loan amount for the released
                                      mortgaged property, (ii) the loan-to-value
                                      of the remaining mortgaged properties
                                      immediately following the release is equal
                                      to or less than the lesser of (x) 66.27%
                                      and (y) the loan-to-value ratio
                                      immediately prior to the release and (iii)
                                      the debt service coverage ratio with
                                      respect to the remaining mortgaged
                                      properties immediately following the
                                      release is equal to or greater than the
                                      greater of (x) 1.20x and (y) the debt
                                      service coverage ratio for the 12 full
                                      calendar months immediately preceding the
                                      release; and

                                 o    One (1) mortgage loan, representing 0.7%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of
                                      either of the related mortgaged properties
                                      from the lien of the related mortgage
                                      loan, upon the satisfaction of certain
                                      conditions, including, but not limited to:
                                      (i) defeasance of an amount equal to 115%
                                      of the allocated loan amount for the
                                      released mortgaged property, (ii) the
                                      loan-to-value ratio immediately following
                                      the release is not greater than the lesser
                                      of (x) 80% and (y) the loan-to-value ratio
                                      immediately prior to the release and (iii)
                                      the debt service coverage ratio
                                      immediately following the release is no
                                      less than the greater of (x) 1.10x and (y)
                                      the debt service coverage ratio
                                      immediately prior to the release.

                                 See Appendix II to this prospectus supplement
                                 for specific yield maintenance provisions with
                                 respect to the prepayment and defeasance
                                 provisions set forth above.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 one (1) to seven (7)

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                                      S-26

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                                 payment dates prior to and including the
                                 maturity date or the anticipated repayment
                                 date.

                                 In addition, certain mortgage loans provide for
                                 the release, without prepayment or defeasance,
                                 of outparcels or other portions of the related
                                 mortgaged property that were given no value or
                                 minimal value in the underwriting process,
                                 subject to the satisfaction of certain
                                 conditions. Five (5) mortgage loans,
                                 representing 24.6% of the initial outstanding
                                 pool balance permit the related borrower to
                                 substitute collateral under certain
                                 circumstances. See the footnotes to Appendix II
                                 to this prospectus supplement for a description
                                 of these substitution provisions.

                                 See the footnotes to Appendix II to this
                                 prospectus supplement for more details
                                 concerning certain of the foregoing provisions
                                 including the method of calculation of any
                                 prepayment premium or yield maintenance charge,
                                 which will vary for any mortgage loan.

     J. MORTGAGE LOAN RANGES
           AND WEIGHTED
           AVERAGES...........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

          I. MORTGAGE INTEREST
                RATES            Mortgage interest rates ranging from 5.193% per
                                 annum to 7.140% per annum, and a weighted
                                 average mortgage interest rate of 6.312% per
                                 annum;

          II.  ORIGINAL TERMS    Original terms to scheduled maturity ranging
                                 from sixty (60) months to one hundred
                                 twenty-one (121) months, and a weighted average
                                 original term to scheduled maturity of one
                                 hundred fifteen (115) months;

          III. REMAINING TERMS   Remaining terms to scheduled maturity ranging
                                 from fifty-five (55) months to one hundred
                                 twenty (120) months, and a weighted average
                                 remaining term to scheduled maturity of one
                                 hundred thirteen (113) months;

          IV. REMAINING
                AMORTIZATION
                TERMS            Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from two hundred
                                 thirty-six (236) months to three hundred sixty
                                 (360) months, and a weighted average remaining
                                 amortization term of three hundred forty-nine
                                 (349) months;

          V. LOAN-TO-VALUE
                RATIOS           Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 19.3%
                                 to 77.5%, and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 62.7%;

                                 For each of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted between September 2006 and January
                                 2008;

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

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          VI. DEBT SERVICE
                COVERAGE
                RATIOS           Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.15x to
                                 3.85x, and a weighted average debt service
                                 coverage ratio, calculated as described in this
                                 prospectus supplement, of 1.51x. These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement;

                                 With respect to two (2) mortgage loans
                                 (Mortgage Loan Nos. 47 and 82), representing
                                 0.5% and 0.1% of the initial outstanding pool
                                 balance, respectively, the mortgage loans have
                                 debt service coverage ratios of 3.01x and
                                 3.85x, respectively. Mortgage Loan No. 47 is
                                 secured by a multifamily cooperative property.
                                 Excluding these mortgage loans, the mortgage
                                 loans have debt service coverage ratios ranging
                                 from 1.15x to 2.54x and a weighted average debt
                                 service coverage ratio of 1.50x.

          VII. DEBT SERVICE
                COVERAGE
                RATIOS POST IO
                PERIOD           Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.09x to 3.85x, and a weighted
                                 average Debt Service Coverage Ratio Post IO
                                 Period, calculated as described in this
                                 prospectus supplement, of 1.39x;

                                 Excluding Mortgage Loan Nos. 47 and 82, which
                                 have Debt Service Coverage Ratios Post IO
                                 Period of 3.01x and 3.85x, respectively, the
                                 mortgage loans have Debt Service Coverage Ratio
                                 Post IO Period ranging from 1.09x to 2.30x and
                                 a weighted average Debt Service Coverage Ratio
                                 Post IO Period of 1.38x.

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period. See "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

     K. NON-SERVICED MORTGAGE
        LOANS.................   Mortgage Loan No. 38, the Plaza La Cienega Pari
                                 Passu Loan, which, as of the cut-off date, had
                                 an unpaid principal balance of $6,991,738 and
                                 represents 0.6% of the initial outstanding pool
                                 balance, is secured by the related mortgaged
                                 property on a pari passu basis with, and
                                 pursuant to the same mortgage as, another note
                                 that is not included in the trust (the "Plaza
                                 La Cienega Companion Loan") and which had an
                                 original outstanding principal balance of
                                 $43,000,000 (the Plaza La Cienega Companion
                                 Loan and the Plaza La Cienega Pari Passu Loan
                                 are collectively referred to in this prospectus
                                 supplement as the "Plaza La Cienega Loan
                                 Group").

                                 The Plaza La Cienega Companion Loan has the
                                 same interest rate, maturity date and
                                 amortization terms as the Plaza La Cienega Pari
                                 Passu Loan.

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                                      S-28

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                                 The Pari Passu Loan Servicing Fee Rate (which
                                 is determined in the same manner as the Master
                                 Servicing Fee Rate) with respect to the Plaza
                                 La Cienega Pari Passu Loan will be 0.03% per
                                 annum.

                                 The Plaza La Cienega Loan Group is currently
                                 being serviced and administered pursuant to the
                                 BSCMSI 2005-PWR7 Pooling and Servicing
                                 Agreement. The BSCMSI 2005-PWR7 Pooling and
                                 Servicing Agreement provides for servicing
                                 arrangements that are generally consistent with
                                 the terms of other comparably rated commercial
                                 mortgage loan securitizations. See "Servicing
                                 of the Mortgage Loans--Servicing of the Kimco
                                 Portfolio Loan Group, the Apple Hotel Portfolio
                                 Loan Group, the Plaza La Cienega Loan Group and
                                 the A/B Mortgage Loan" in this prospectus
                                 supplement.

                                 The terms of the BSCMSI 2005-PWR7 Pooling and
                                 Servicing Agreement provide that:

                                 o    LaSalle Bank National Association, which
                                      is the trustee under the BSCMSI 2005-PWR7
                                      Pooling and Servicing Agreement, is, in
                                      that capacity, the mortgagee of record
                                      with respect to the mortgaged property
                                      securing the Plaza La Cienega Pari Passu
                                      Loan;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer for the Plaza
                                      La Cienega Loan Group under the BSCMSI
                                      2005-PWR7 Pooling and Servicing Agreement,
                                      is, in that capacity, the master servicer
                                      for the Plaza La Cienega Pari Passu Loan,
                                      subject to replacement pursuant to the
                                      terms of the BSCMSI 2005-PWR7 Pooling and
                                      Servicing Agreement;

                                 o    Centerline Servicing Inc., which is the
                                      special servicer under the BSCMSI
                                      2005-PWR7 Pooling and Servicing Agreement,
                                      will, in that capacity, be the special
                                      servicer for the Plaza La Cienega Pari
                                      Passu Loan, subject to replacement
                                      pursuant to the terms of the BSCMSI
                                      2005-PWR7 Pooling and Servicing Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Kimco Portfolio Loan Group, the Apple
                                 Hotel Portfolio Loan Group, the Plaza La
                                 Cienega Loan Group and the A/B Mortgage Loan"
                                 in this prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the pooling and servicing agreement
                                 related to the offered certificates unless the
                                 context clearly indicates otherwise.

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                                      S-29

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ADVANCES

     A. PRINCIPAL AND INTEREST
           ADVANCES...........   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer and the trustee will not be
                                 required to advance any additional interest
                                 accrued as a result of the imposition of any
                                 default rate or any rate increase after an
                                 anticipated repayment date. The master servicer
                                 and the trustee also are not required to
                                 advance prepayment or yield maintenance
                                 premiums, excess interest or balloon payments.
                                 With respect to any balloon payment, the master
                                 servicer (and the trustee, if applicable) will
                                 instead be required to advance an amount equal
                                 to the scheduled payment that would have been
                                 due if the related balloon payment had not
                                 become due. If a principal and interest advance
                                 is made, the master servicer will defer rather
                                 than advance its master servicing fee, the
                                 excess servicing fee and the primary servicing
                                 fee, but will advance the trustee fee.

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the advance will equal
                                 the scheduled payment that would have been due
                                 if the predecessor mortgage loan had remained
                                 outstanding and continued to amortize in
                                 accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

     B. SERVICING ADVANCES....   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes, insurance
                                 premiums and similar expenses necessary to
                                 maintain and protect the mortgaged property, to
                                 maintain the lien on the mortgaged property or
                                 to enforce the mortgage loan documents, and
                                 subject to a substantially similar
                                 recoverability determination set forth in the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, if any, each of such
                                 parties under that agreement will be required
                                 to make servicing advances of such type with
                                 respect to any non-serviced mortgage loans.

     C. INTEREST ON ADVANCES..   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal.

     D. BACK-UP ADVANCES......   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

     E. RECOVERABILITY........   None of the master servicer, the special
                                 servicer or the trustee will be required to
                                 make any advance if the master servicer, the
                                 special servicer (or another master servicer,
                                 special servicer, trustee or any fiscal agent
                                 with respect to a non-serviced pari passu
                                 companion mortgage loan) or the trustee, as the
                                 case may be, reasonably determines that the
                                 advance would not be recoverable in accordance
                                 with the servicing standard (in the case of the
                                 master servicer or special servicer) or in
                                 accordance with its business judgment (in the
                                 case of the trustee). The trustee may rely on
                                 any such determination made by the master
                                 servicer or the special servicer.

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                                      S-30

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     F. ADVANCES DURING AN
           APPRAISAL REDUCTION
           EVENT..............   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of a mortgage loan plus all other amounts due
                                 under the mortgage loan and interest on
                                 advances made with respect to the mortgage loan
                                 exceeds 90% of the value of the mortgaged
                                 property determined by an appraisal or other
                                 valuation, an appraisal reduction may be
                                 created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest on
                                 the most subordinate class or classes of
                                 certificates then outstanding.

                                 In the case of any A/B mortgage loan, any
                                 appraisal reduction will be calculated in
                                 respect of the A/B mortgage loan taken as a
                                 whole and any such appraisal reduction will be
                                 allocated first to the related B note and then
                                 allocated to the related A note.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                                                 Ratings
                                             Class              Fitch/S&P
                                 ----------------------------   ---------
                                 Classes A-1, A-2, A-3, A-AB,    AAA/AAA
                                 A-4 and A-4FL*
                                 Class A-M                       AAA/AAA

                                 * The ratings of the Class A-4FL Certificates
                                 do not represent any assessment as to whether
                                 the floating rate of interest on that Class
                                 will convert to a rate of interest equal to the
                                 weighted average net mortgage rate, and only
                                 represent the likelihood of the receipt of
                                 interest at a per annum rate equal to the
                                 weighted average net mortgage rate (adjusted,
                                 if necessary, to accrue on the basis of a
                                 360-day year consisting of twelve 30-day
                                 months). See "Ratings" in this prospectus
                                 supplement.

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding, except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time if, among other
                                 reasons, that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies will perform
                                 ratings surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given,

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                                      S-31

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                                 the limitations of and restrictions on the
                                 ratings, and the conclusions that should not be
                                 drawn from a rating.

SWAP TRANSACTIONS.............   The trust will have the benefit of a swap
                                 transaction with Morgan Stanley Capital
                                 Services Inc., as swap counterparty, which will
                                 have an initial notional amount equal to the
                                 initial certificate balance of the Class A-4FL
                                 Certificates. The notional amount of the swap
                                 transaction will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-4FL Certificates. The Class A-4FL swap
                                 transaction will have a maturity date of the
                                 distribution date in January 2043 (the same
                                 date as the Rated Final Distribution Date for
                                 the Class A-4FL Certificates). Under the swap
                                 transaction, the swap counterparty will be
                                 obligated to pay to the trust on the business
                                 day prior to each distribution date interest
                                 accrued on the notional amount of the swap
                                 transaction at one-month LIBOR + 2.11% (based
                                 on the actual number of days in the interest
                                 accrual period for the Class A-4FL Certificates
                                 and a 360-day year), provided that for the
                                 initial interest accrual period LIBOR will be
                                 an interpolated rate based on two-week and
                                 one-week LIBOR to reflect the shorter initial
                                 interest accrual period. The trust will be
                                 obligated to pay to the swap counterparty, on
                                 the business day prior to each distribution
                                 date, interest accrued on the notional amount
                                 of the swap transaction at a rate equal to the
                                 weighted average net mortgage rate, based on a
                                 year assumed to consist of twelve 30-day
                                 months. If there is an interest shortfall with
                                 respect to the Class A-4FL Regular Interest or
                                 an allocation of net aggregate prepayment
                                 interest shortfalls to such class, there will
                                 be a corresponding dollar-for-dollar reduction
                                 in the interest payment made by the swap
                                 counterparty to the trust, and ultimately, a
                                 corresponding decrease in the effective
                                 pass-through rate and amounts of interest
                                 distributed on the Class A-4FL Certificates for
                                 such distribution date. See "Risk
                                 Factors--Defaults Under Swap Agreement May
                                 Adversely Affect Payments on the Class A-4FL
                                 Certificates" and "Description of the Swap
                                 Agreement" in this prospectus supplement.
                                 Morgan Stanley, who has guaranteed the payment
                                 obligations of the swap counterparty under the
                                 swap agreement, currently has a long-term
                                 rating of "AA-" by Fitch and "AA-" by S&P and a
                                 short-term rating of "F1+" by Fitch and "A-1+"
                                 by S&P. See "Description of the Swap Agreement"
                                 and "Risk Factors--Defaults under Swap
                                 Agreement May Adversely Affect Payments on the
                                 Class A-4FL Certificates" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1.0% of the initial
                                 outstanding pool balance, the holders of a
                                 majority of the controlling class, the special
                                 servicer, the master servicer and any holder of
                                 a majority interest in the Class R-I
                                 Certificates, in that order of priority, will
                                 have the option to purchase all of the
                                 remaining mortgage loans, and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan, at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option would terminate the
                                 trust and retire the then outstanding
                                 certificates at par plus accrued interest.

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                                      S-32

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REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies", then
                                 that mortgage loan seller will be required to
                                 either cure the breach, repurchase the affected
                                 mortgage loan from the trust fund or substitute
                                 the affected mortgage loan with another
                                 mortgage loan. If the related mortgage loan
                                 seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge. In addition, certain
                                 mortgage loans may be purchased from the trust
                                 fund by the holders of a B Note or mezzanine
                                 loan under certain circumstances. See "Risk
                                 Factors--Mortgage Loan Sellers May Not Be Able
                                 To Make A Required Repurchase Or Substitution
                                 Of A Defective Mortgage Loan", "Description of
                                 the Mortgage Pool-- Subordinate and Other
                                 Financing" and "Servicing of the Mortgage
                                 Loans-- Servicing of the Kimco Portfolio Loan
                                 Group, the Apple Hotel Portfolio Loan Group,
                                 the Plaza La Cienega Loan Group and the A/B
                                 Mortgage Loan" in this prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates, (ii)
                                 the special servicer, and (iii) any mortgage
                                 loan seller, with respect to each mortgage loan
                                 it sold to the Depositor, in that order, has
                                 the option to purchase from the trust any
                                 defaulted mortgage loan that is at least sixty
                                 (60) days delinquent as to any monthly debt
                                 service payment (or is delinquent as to its
                                 balloon payment) at a price equal to the fair
                                 value of such mortgage loan as determined by
                                 the special servicer for such mortgage loan
                                 (provided, that if such mortgage loan is being
                                 purchased by the special servicer or by a
                                 holder of certificates of the controlling
                                 class, the trustee will be required to verify
                                 that such price is equal to fair value). In
                                 addition, certain of the mortgage loans are
                                 subject to a purchase option upon certain
                                 events of default in favor of a subordinate
                                 lender or mezzanine lender. For more
                                 information relating to the sale of defaulted
                                 mortgage loans, see "Servicing of the Mortgage
                                 Loans--Sale of Defaulted Mortgage Loans" in
                                 this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-4FL and Class A-M
                                 Certificates will be offered in minimum
                                 denominations of $25,000. Investments in excess
                                 of the minimum denominations may be made in
                                 multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder

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                                      S-33

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                                 of record. You will receive distributions on
                                 your certificates and reports relating to
                                 distributions only through The Depository Trust
                                 Company, Clearstream Banking, societe anonyme
                                 or the Euroclear System or through participants
                                 in The Depository Trust Company, Clearstream
                                 Banking or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates (other than the Class A-4FL
                                 Certificates) and the Class A-4FL Regular
                                 Interest will evidence "regular interests" in
                                 REMIC III. The Class A-4FL Certificates will
                                 represent an undivided beneficial interest in a
                                 grantor trust for federal income tax purposes,
                                 which grantor trust is comprised of the Class
                                 A-4FL Regular Interest, the Floating Rate
                                 Account and the beneficial interests of the
                                 Class A-4FL Certificates in the swap
                                 transaction. In addition, the portion of the
                                 trust consisting of the right to excess
                                 interest (interest on each mortgage loan with
                                 an anticipated repayment date accruing after
                                 such date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes;

                                 o    Beneficial owners of regular interests
                                      will be required to report income on the
                                      regular interests in accordance with the
                                      accrual method of accounting;

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                                      S-34

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                                 o    Beneficial owners of the Class A-4FL
                                      Certificates will be treated as owning a
                                      beneficial interest in the Class A-4FL
                                      Regular Interest, the Floating Rate
                                      Account and the swap transaction; and

                                 o    It is anticipated that the Class A-2
                                      Certificates will be issued at a premium,
                                      the Class A-1, Class A-AB and Class A-4
                                      Certificates and the Class A-4FL Regular
                                      Interest will be issued with de minimis
                                      original issue discount and the Class A-3
                                      and Class A-M Certificates will be issued
                                      with more than a de minimis amount of
                                      original issue discount for federal income
                                      tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY
ACT OF 1974...................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts. Fiduciaries of
                                 such plans or accounts considering an
                                 investment in the Class A-4FL Certificates
                                 should note the additional representations
                                 required with respect to the purchase of the
                                 Class A-4FL Certificates as described under
                                 "ERISA Considerations" in this prospectus
                                 supplement.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes
                                 of the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-36

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans and the
                                 certificates are not insured or guaranteed by
                                 any governmental entity or mortgage insurer.
                                 Accordingly, the sources for repayment of your
                                 certificates are limited to amounts due with
                                 respect to the mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related mortgage loan
                                 documents, we have not necessarily undertaken
                                 an evaluation of the financial condition of any
                                 of these persons. If a default occurs, the
                                 lender's remedies generally are limited to
                                 foreclosing against the specific properties and
                                 other assets that have been pledged to secure
                                 the mortgage loan. Those remedies may be
                                 insufficient to provide a full return on your
                                 investment. Payment of amounts due under a
                                 mortgage loan prior to its maturity or
                                 anticipated repayment date is dependent
                                 primarily on the sufficiency of the net
                                 operating income of the related mortgaged
                                 property. Payment of the balloon payment of a
                                 mortgage loan that is a balloon loan at its
                                 maturity, or on its anticipated repayment date,
                                 is primarily dependent upon the borrower's
                                 ability to sell or refinance the mortgaged
                                 property for an amount sufficient to repay the
                                 mortgage loan.

MORTGAGE LOAN SELLERS MAY NOT
BE ABLE TO MAKE A REQUIRED
REPURCHASE OR SUBSTITUTION
OF A DEFECTIVE MORTGAGE LOAN     In limited circumstances, the related mortgage
                                 loan seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the applicable mortgage loan seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. Each mortgage loan
                                 seller is the sole warranting party in respect
                                 of the mortgage loans sold by such mortgage
                                 loan seller to us. There can be no assurance
                                 that any of these entities will be in a
                                 financial position to effect a repurchase or
                                 substitution and neither we nor any of our
                                 affiliates (except, in certain circumstances,
                                 for Morgan Stanley Mortgage Capital Holdings
                                 LLC in its capacity as a mortgage loan seller)
                                 are obligated to repurchase or substitute any
                                 mortgage loan in connection with either a
                                 material breach of any mortgage loan seller's
                                 representations and warranties or any material
                                 document defects, if such mortgage loan seller
                                 defaults on its obligation to do so. The
                                 representations and warranties address the
                                 characteristics of the

                                      S-37

                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans. In
                                 addition, any mortgage loan that is not
                                 repurchased or substituted and that is not a
                                 "qualified mortgage" for a REMIC may cause the
                                 issuing entity to fail to qualify as one or
                                 more REMICs or cause the issuing entity to
                                 incur a tax. See "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies" in this
                                 prospectus supplement.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial and multifamily
                                 properties. Commercial lending is generally
                                 thought to expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 Seventy-nine (79) mortgage loans, representing
                                 98.5% of the initial outstanding pool balance,
                                 were originated within twelve (12) months prior
                                 to the cut-off date. Consequently, these
                                 mortgage loans do not have a long-standing
                                 payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                      S-38

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    changes or continued weakness in a
                                      specific industry segment that is
                                      important to the success of the related
                                      mortgaged property; and

                                 o    if the mortgaged property has uses subject
                                      to significant regulation, changes in
                                      applicable law.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating income;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating expense ratio
                                      (which is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative or
                                      commercial condominium properties, the
                                      payments received by the cooperative
                                      corporation or condominium association
                                      from its tenants/shareholders or owners,
                                      including any special assessments or
                                      common charges against the property.

                                      S-39

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by such properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT               Three (3) mortgage loans, representing 1.5% of
                                 the initial outstanding pool balance, are not
                                 newly originated and have been outstanding for
                                 12 or more months prior to the cut-off date.
                                 While seasoned mortgage loans generally have
                                 the benefit of established payment histories,
                                 there are a number of risks associate with
                                 seasoned mortgage loans that are not present,
                                 or present to a lesser degree, with more
                                 recently originated mortgage loans. For
                                 example,

                                 o    property values and the surrounding
                                      neighborhood may have changed since
                                      origination;

                                 o    the tenant or customer mix at the related
                                      mortgaged property may have changed
                                      substantially since origination;

                                 o    origination standards at the time the
                                      mortgage loan was originated may have been
                                      different than current origination
                                      standards;

                                 o    the market for any related business may
                                      have changed from the time the mortgage
                                      loan was originated;

                                 o    the current financial performance of the
                                      related borrower, its business, or the
                                      related mortgaged property in general, may
                                      be different than at origination; and

                                 o    the environmental and engineering
                                      characteristics of the mortgaged property
                                      or improvements may have changed.

                                 Among other things, those factors make it
                                 difficult to estimate the current value of the
                                 related mortgaged property, and estimated
                                 values of the mortgaged properties discussed in
                                 this prospectus supplement, to the extent based
                                 upon or extrapolated from general market data,
                                 may not be accurate in the case of particular
                                 mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST FUND SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS                           While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      S-40

                                 a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions, including
                                      the designation of a property as a
                                      historical landmark, also may prevent
                                      alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a

                                      S-41

                                 non-conforming manner may be subject to
                                 restrictions that would require compliance with
                                 current zoning laws under certain circumstances
                                 such as non-operation for a period in excess of
                                 certain timeframes. If this type of mortgaged
                                 property were liquidated and a lower
                                 liquidation value were obtained, less funds
                                 would be available for distributions on your
                                 certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN
CURRENT OPERATING INCOME         Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. In particular, please see Appendix III
                                 to this prospectus supplement for more
                                 information on any of the mortgaged properties
                                 related to the ten largest loans in the pool
                                 that are leased to a single tenant or large
                                 tenants or a small number of tenants. Fifteen
                                 (15) of the mortgaged properties, securing
                                 mortgage loans representing 14.6% of the
                                 initial outstanding pool balance are leased all
                                 or nearly all to a single tenant, and with
                                 respect to two (2) of

                                      S-42

                                 those mortgaged properties, securing mortgage
                                 loans representing 0.7% of the initial
                                 outstanding pool balance, the sole tenant is
                                 related to the borrower.

                                 In some cases the sole tenant or major tenant
                                 related to the borrower is physically occupying
                                 space related to its business; in other cases,
                                 the affiliated tenant is a tenant under a
                                 master lease with the borrower, under which the
                                 borrower tenant is obligated to make rent
                                 payments but does not physically occupy the
                                 related space at the mortgaged property. See
                                 "Description of the Mortgage Pool--Additional
                                 Mortgage Loan Information" for a description of
                                 "master leases". There can be no assurance the
                                 space "leased" by this borrower affiliate will
                                 eventually be occupied by third party tenants.

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II to this prospectus
                                 supplement for the lease expiration date for
                                 each of the top three (3) tenants at each
                                 mortgaged property. There are a number of other
                                 mortgaged properties that similarly have a
                                 significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 In addition to tenant concentration, another
                                 factor that you should consider is that retail,
                                 industrial and office properties also may be
                                 adversely affected if there is a concentration
                                 of tenants or of tenants in the same or similar
                                 business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II to this
                                 prospectus supplement.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES             If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender

                                      S-43

                                 which could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

THE RELATED BORROWERS MAY
HAVE DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES             Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations or otherwise. See
                                 Appendix II and "Appendix III--Significant Loan
                                 Summaries" to this prospectus supplement for an
                                 identification of any government sponsored
                                 tenant that constitutes one of the three
                                 largest tenants (or, if applicable, the single
                                 tenant) at any mortgaged property.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Twenty (20) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 21.8% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, self storage, hospitality and
                                 certain other property types), as of the
                                 cut-off date, have reserves for tenant
                                 improvements and leasing commissions which may
                                 serve to defray those costs. We cannot assure
                                 you, however, that the funds (if any) held in
                                 those reserves for tenant improvements and
                                 leasing commissions will be sufficient to cover
                                 the costs and expenses associated with tenant
                                 improvements or leasing commission obligations.
                                 In addition, if a tenant defaults in its
                                 obligations to a borrower, the borrower may
                                 incur substantial costs and experience
                                 significant delays associated with enforcing
                                 rights and protecting its investment, including
                                 costs incurred in renovating or reletting the
                                 property.

                                      S-44

RESERVES ESTABLISHED FOR
MORTGAGE LOANS MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The borrowers under some of the mortgage loans
                                 made upfront deposits, and/or agreed to make
                                 ongoing deposits, to reserves for the payment
                                 of various anticipated or potential
                                 expenditures, such as (but not limited to) the
                                 costs of tenant improvements and leasing
                                 commissions and recommended immediate repairs.
                                 We cannot assure you that any such reserve will
                                 be sufficient.

                                 The hotel and lodging industry is generally
                                 seasonal in nature and different seasons affect
                                 different hotels depending on type and
                                 location. This seasonality can be expected to
                                 cause periodic fluctuations in a hospitality
                                 property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses. With respect to one (1) mortgage
                                 loan, representing 2.3% of the initial
                                 outstanding pool balance the related borrower
                                 made an upfront deposit at origination, or
                                 agreed to make ongoing deposits, to a
                                 seasonality reserve and is permitted to
                                 withdraw amounts from that reserve from time to
                                 time during the year to pay debt service. There
                                 can be no assurance that the amounts held in
                                 reserve will be sufficient to offset any cash
                                 flow shortfalls that occur at the related
                                 mortgaged property during slower periods or
                                 otherwise.

                                 See Appendix II to this prospectus supplement
                                 for additional information with respect to the
                                 mortgage loans for which the related borrower
                                 made an upfront deposit at origination, and/or
                                 agreed to make ongoing deposits, to a debt
                                 service reserve or a seasonality reserve.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The  effect of mortgage pool loan losses will
                                      be more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Eleven (11) groups of mortgage loans,
                                 representing 39.0% of the initial outstanding
                                 pool balance, were made to the same borrower or
                                 borrowers related through common ownership and
                                 where, in general, the related mortgaged
                                 properties are commonly managed. The related
                                 borrower concentrations of the three (3)
                                 largest groups represent

                                      S-45

                                 12.3%, 7.2% and 5.1%, respectively, of the
                                 initial outstanding pool balance.

                                 The ten (10) largest mortgage loans in the
                                 aggregate represent 50.2% of the initial
                                 outstanding pool balance. Each of the other
                                 mortgage loans represents no greater than 2.2%
                                 of the initial outstanding pool balance.

                                 The largest mortgage loan represents 9.7% of
                                 the initial outstanding pool balance. The
                                 second largest mortgage loan represents 7.0% of
                                 the initial outstanding pool balance. The third
                                 largest mortgage loan represents 6.8% of the
                                 initial outstanding pool balance. Each of the
                                 other mortgage loans represents no greater than
                                 5.4% of the initial outstanding pool balance.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 41 and 75 the tenant at
                                 all of the related mortgaged properties is the
                                 parent of the related borrower. For further
                                 information with respect to tenant
                                 concentrations, see Appendix II to this
                                 prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans. The following property types
                                 represent the indicated percentage of the
                                 initial outstanding pool balance:

                                 o    retail properties represent 58.5%;

                                 o    hospitality properties represent 13.7%;

                                 o    office properties represent 10.8%;

                                 o    self storage properties represent 4.3%;

                                 o    theater properties represent 3.6%;

                                 o    multifamily properties represent 2.9%;

                                 o    mixed use properties represent 2.6%;

                                 o    industrial properties represent 2.5%; and

                                 o    other properties represent 1.2%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or

                                      S-46

                                 adverse conditions in regional real estate
                                 markets could adversely affect the income from,
                                 and market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located in
                                 thirty-four (34) different states and Puerto
                                 Rico. In particular, investors should note that
                                 approximately 7.8% of the mortgaged properties,
                                 based on the initial outstanding pool balance,
                                 are located in California. Mortgaged properties
                                 located in California may be more susceptible
                                 to some types of special hazards that may not
                                 be adequately covered by insurance (such as
                                 earthquakes and flooding) than properties
                                 located in other parts of the country. If a
                                 borrower does not have insurance against such
                                 risks and a severe casualty occurs at a
                                 mortgaged property, the borrower may be unable
                                 to generate income from the mortgaged property
                                 in order to make payments on the related
                                 mortgage loan. The mortgage loans generally do
                                 not require any borrowers to maintain
                                 earthquake insurance.

                                 In addition, 8.7%, 7.8%, 6.8%, 6.7%, 5.6%,
                                 5.5%, 5.1% and 5.0% of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance, are located in Maryland, Georgia,
                                 Nebraska, Florida, Texas, Wisconsin, Puerto
                                 Rico and Illinois, respectively, and
                                 concentrations of mortgaged properties, in each
                                 case, representing less than or equal to 4.8%
                                 of the initial outstanding pool balance, also
                                 exist in several other states.

RISKS RELATED TO LOANS SECURED
BY MORTGAGED PROPERTIES
LOCATED IN PUERTO RICO           Three (3) mortgage loans, representing
                                 approximately 5.1% of the initial outstanding
                                 pool balance, are secured by a mortgaged real
                                 property located in Puerto Rico. Currently,
                                 Puerto Rico does not impose income or
                                 withholding tax on interest received on loans
                                 by foreign (non-Puerto Rico) entities not
                                 engaged in trade or business in Puerto Rico, as
                                 long as the foreign (non-Puerto Rico) entity
                                 receiving the interest payment and the debtor
                                 making the interest payment are not related, or
                                 if the interest payment is not from sources
                                 within Puerto Rico (i.e., when the entity
                                 making the interest payment is not a resident
                                 of Puerto Rico). For purposes of the interest
                                 income tax withholding provisions, an entity is
                                 related to the debtor if it owns 50% or more of
                                 the value of the stock or participation of the
                                 debtor. Legislation has previously been
                                 introduced in Puerto Rico that would revoke
                                 this withholding tax exemption, although such
                                 prior proposed legislation was not passed. No
                                 prediction can be made as to the likelihood of
                                 any similar legislation being proposed in the
                                 future and whether it would be passed or if
                                 such legislation were passed whether it would
                                 have a retroactive effect. However, under the
                                 related mortgage loan documents the related
                                 borrower is required to pay all amounts due
                                 under the related note without setoff,
                                 counterclaim or any other deduction whatsoever.
                                 Any additional withholding tax would result in
                                 the related borrower being required to make
                                 additional payments to the trust and in this
                                 event such borrower may not have sufficient
                                 cash flow from the related mortgaged property
                                 to pay all amounts required to be paid
                                 (including such additional withholding tax).

                                      S-47

                                 Furthermore, the Commonwealth of Puerto Rico is
                                 an unincorporated territory of the United
                                 States. The provisions of the United States
                                 Constitution and laws of the United States
                                 apply to the Commonwealth of Puerto Rico as
                                 determined by the United States Congress and
                                 the continuation or modification of current
                                 federal law and policy applicable to the
                                 Commonwealth of Puerto Rico remains within the
                                 discretion of the United States Congress. If
                                 the Commonwealth of Puerto Rico were granted
                                 complete independence, there can be no
                                 assurance of what impact this would have on the
                                 trust's interest in the mortgaged real property
                                 located in Puerto Rico.

                                 Commercial mortgage loans in Puerto Rico are
                                 generally evidenced by the execution of a
                                 promissory note in favor of the mortgagee and a
                                 "mortgage note" payable to the bearer thereof,
                                 which is then pledged to the mortgagee as
                                 security for the promissory note. The mortgage
                                 note in turn is secured by a deed of mortgage
                                 on certain real property of the borrower.
                                 Notwithstanding the existence of both the
                                 promissory note and the bearer mortgage note,
                                 the borrower has only a single indebtedness to
                                 the mortgagee and in the event of default the
                                 mortgagee may bring a single unitary action to
                                 proceed directly against the mortgaged property
                                 without any requirement to take any separate
                                 action under the promissory or mortgage notes.
                                 Foreclosure of a mortgage in Puerto Rico is
                                 generally accomplished by judicial action. The
                                 action is initiated by the service of legal
                                 pleadings upon all parties having an interest
                                 in the real property. Delays in completion of
                                 the foreclosure may occasionally result from
                                 difficulties in locating necessary parties.
                                 When the mortgagee's right to foreclose is
                                 contested, the legal proceedings necessary to
                                 resolve the issue can be time-consuming and
                                 costly. The costs of foreclosure would reduce
                                 the proceeds from a foreclosure sale available
                                 to satisfy the mortgage loan. In any case,
                                 there can be no assurance that the net proceeds
                                 realized from foreclosures on the mortgage,
                                 after payment of all foreclosure expenses,
                                 would be sufficient to pay the principal,
                                 interest and other expenses, if any, which are
                                 due under the mortgage loan and thus the amount
                                 of accrued and unpaid interest and unpaid
                                 principal on the certificates. See "Certain
                                 Legal Aspects of the Mortgage Loans" in this
                                 prospectus supplement.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL
PROPERTIES                       Fifty-nine (59) of the mortgaged properties,
                                 securing mortgage loans representing 58.5% of
                                 the initial outstanding pool balance, are
                                 retail properties. The quality and success of a
                                 retail property's tenants significantly affect
                                 the property's value. The success of retail
                                 properties can be adversely affected by local
                                 competitive conditions and changes in consumer
                                 spending patterns. A borrower's ability to make
                                 debt service payments can be adversely affected
                                 if rents are based on a percentage of the
                                 tenant's sales and sales decline or if the
                                 closure of one store gives rise to lease
                                 provisions permitting the closure of another
                                 store. Additional factors that can affect the
                                 success of a retail property include rights
                                 that certain tenants may have to terminate
                                 their leases, the location of the subject
                                 property and the physical condition and
                                 amenities of the subject property in relation
                                 to competing buildings.

                                      S-48

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Fifty-one (51) of the
                                 mortgaged properties, securing 55.8% of the
                                 initial outstanding pool balance, are
                                 properties considered by the applicable
                                 mortgage loan seller to be leased to or are
                                 adjacent to or are occupied by anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Thirty (30) of the mortgaged properties,
                                 securing mortgage loans representing 13.7% of
                                 the initial outstanding pool balance, are
                                 hospitality properties. Various factors may
                                 adversely affect the economic performance of a
                                 hospitality property, including:

                                 o    location of property and proximity to
                                      transportation, major population centers
                                      or attractions;

                                      S-49

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    limited service hospitality properties
                                      have lower barriers to entry than other
                                      types of hospitality properties, and over
                                      building could occur;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel;

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, natural disasters, bad weather,
                                      relocation of highways or the construction
                                      of additional highways;

                                 o    suitability for a particular tenant; and

                                 o    building design and adaptability.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 A hotel's ability to attract customers and/or a
                                 portion of its revenues may depend on its
                                 having a liquor license. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of those liquor
                                 licenses to any other person. In the event of a
                                 foreclosure of a hotel property with a liquor
                                 license, the special servicer on behalf of the
                                 trustee or a purchaser in a foreclosure sale
                                 would likely have to apply for a new license.
                                 There can be no assurance that a new liquor
                                 license could be obtained promptly or at all.
                                 The lack of a liquor license in a full service
                                 hotel could have an adverse impact on the
                                 revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company; and

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                      S-50

                                 Certain franchise agreements may expire during
                                 the term of the related mortgage loans or soon
                                 thereafter, and there can be no assurance that
                                 they can be renewed. In addition, certain
                                 franchise agreements may not be automatically
                                 assignable to subsequent holders of the
                                 mortgage loan, and there can be no assurance
                                 that a future assignment of the franchise
                                 agreement will be approved by the franchisor.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Nine (9) of the mortgaged properties, securing
                                 mortgage loans representing 10.8% of the
                                 initial outstanding pool balance, are office
                                 properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    adverse changes in population, employment
                                      growth and patterns of telecommuting and
                                      sharing office spaces;

                                 o    the physical attributes of the building in
                                      relation to competing buildings, (e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                 o    the availability of parking;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are two (2) medical office properties,
                                 which secure mortgage loans representing
                                 approximately 0.8% of the initial outstanding
                                 pool balance. The performance of a medical
                                 office property may depend on the proximity of
                                 the property to a hospital or other health care
                                 establishment and on reimbursements for patient
                                 fees from private or government-sponsored
                                 insurance companies. The sudden closure of a
                                 nearby hospital may adversely affect the value
                                 of a medical office property. In addition, the

                                      S-51

                                 performance of a property with significant
                                 medical office tenants may depend on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurers and issues
                                 related to reimbursement (ranging from non
                                 payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties may appeal to a narrow market
                                 of tenants and the value of such a property may
                                 be adversely affected by the availability of
                                 competing medical office properties.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE
FACILITIES                       Thirty-six (36) of the mortgaged properties,
                                 securing mortgage loans representing 4.3% of
                                 the initial outstanding pool balance, are self
                                 storage facilities. Various factors may
                                 adversely affect the value and successful
                                 operation of a self storage facility property.

                                 Self storage facilities are considered
                                 vulnerable to competition, because both
                                 acquisition and development costs and
                                 break-even occupancy are relatively low. The
                                 conversion of self storage facilities to
                                 alternative uses would generally require
                                 substantial capital expenditures. Thus, if the
                                 operation of any of the self storage mortgaged
                                 properties becomes unprofitable due to:

                                 o    decreased demand;

                                 o    competition;

                                 o    lack of proximity to apartment complexes
                                      or commercial users;

                                 o    apartment tenants moving to single-family
                                      homes;

                                 o    decline in services rendered, including
                                      security;

                                 o    dependence on business activity ancillary
                                      to renting units;

                                 o    security concerns;

                                 o    age of improvements; or

                                 o    other factors so that the borrower becomes
                                      unable to meet its obligations on the
                                      related mortgage loan, the liquidation
                                      value of that self storage mortgaged
                                      property may be substantially less,
                                      relative to the amount owing on the
                                      mortgage loan, than if the self storage
                                      mortgaged property were readily adaptable
                                      to other uses.

                                 Tenant privacy, anonymity and efficient and/or
                                 unsupervised access may heighten environmental
                                 risks (although lease agreements generally
                                 prohibit users from storing hazardous substance
                                 in the units). No environmental assessment of a
                                 mortgaged property included an inspection of
                                 the contents of the self storage units included
                                 in the self storage mortgaged properties and
                                 there is no assurance that all of the units
                                 included in the self storage mortgaged
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future.

                                      S-52

A LARGE CONCENTRATION OF
THEATER PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF THEATER PROPERTIES      Two (2) mortgaged properties, securing mortgage
                                 loans representing 3.6% of the initial
                                 outstanding pool balance, are megaplex movie
                                 theaters leased to a theater operator.
                                 Operators of these types of properties are
                                 exposed to certain unique risks.

                                 Significant factors determining the value of a
                                 theater property include:

                                 o    the ability to secure film license
                                      agreements for first-run movies;

                                 o    the ability to maintain high attendance
                                      levels;

                                 o    the ability to achieve sales of food and
                                      beverages to attendees; and

                                 o    the strength and experience of the
                                      operator.

                                 Certain physical attributes of the building may
                                 also impact property value. These physical
                                 attributes include:

                                 o    location, visibility and accessibility to
                                      transportation arteries;

                                 o    number of screens and seating capacity;

                                 o    adequacy of patron parking; and

                                 o    quality and modernity of sound and
                                      projection systems.

                                 The performance of a theater property can also
                                 be impacted by the quality, size and proximity
                                 of competitive theater properties and the
                                 relative appeal of films being screened at
                                 other theater properties within the market. The
                                 theater industry is highly dependent on the
                                 quality and popularity of films being produced
                                 by film production companies both in the United
                                 States and overseas. A slowdown in movie
                                 production or decrease in the appeal of films
                                 being produced can negatively impact the value
                                 of a theater property.

                                 In recent years, the theater industry has
                                 experienced a high level of construction of new
                                 theaters and an increase in competition among
                                 theater operators.

                                 Movie theater properties are also subject to
                                 the risk that because they are "special
                                 purpose" properties they may not be immediately
                                 converted to a new use.

                                 All of these factors may increase the
                                 possibility that the related borrower will be
                                 unable to meet its obligations under the
                                 mortgage loan.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Five (5) of the mortgaged properties, securing
                                 mortgage loans representing 2.9% of the initial
                                 outstanding pool balance, are multifamily
                                 properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                      S-53

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    distance from employment centers and
                                      shopping areas;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business or industry) and requirements
                                      that tenants meet certain criteria (such
                                      as age restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the

                                      S-54

                                 mortgaged properties. Generally, the related
                                 mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In addition, in
                                 the event that the program is cancelled, it
                                 could result in less income for the project. In
                                 certain cases, housing assistance program
                                 contracts may not be assigned to the related
                                 borrower or purchaser of the property until
                                 after the origination date of the mortgage
                                 loan. We cannot assure you that these contracts
                                 will ultimately be assigned. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense;

                                 o    covenants that require a minimum number or
                                      percentage of units be rented to tenants
                                      who have incomes that are substantially
                                      lower than median incomes in the
                                      applicable area or region; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 In addition, multifamily rental properties are
                                 part of a market that, in general, is
                                 characterized by low barriers to entry. Thus, a
                                 particular multifamily rental property market
                                 with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of rental units within a
                                 relatively short period of time. Because leases
                                 with respect to a multifamily rental property
                                 are typically leased on a short-term basis, the
                                 tenants residing at a particular property may
                                 easily move to alternative multifamily rental
                                 properties with more desirable amenities or
                                 locations or to single family housing.

                                 Some of the mortgaged properties may have
                                 tenants that rely on rent subsidies under
                                 various government funded programs, including
                                 the Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development.
                                 With respect to certain of the mortgage loans,
                                 the borrower may receive subsidies or other
                                 assistance from government programs.

                                 The related mortgage loan seller may have
                                 underwritten the related mortgage loan on the
                                 assumption that such assistance will continue.
                                 Loss of any applicable assistance could have an
                                 adverse effect on the ability of the related
                                 borrower to make timely payments of debt
                                 service. In addition, the restrictions
                                 described above relating to the use of the

                                      S-55

                                 related mortgaged property could reduce the
                                 market value of the related mortgaged property.

                                 Generally, the mortgaged property must satisfy
                                 certain requirements, the borrower must observe
                                 certain leasing practices and/or the tenant(s)
                                 must regularly meet certain income requirements
                                 or the mortgaged property must have certain
                                 other characteristics consistent with
                                 government policy related to the applicable
                                 program. There is no assurance that such
                                 programs will be continued in their present
                                 form, that the borrower will continue to comply
                                 with the requirements of the programs to enable
                                 the borrower to receive the subsidies in the
                                 future, that the investors in such borrower
                                 will continue to receive the related tax
                                 benefit or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans.

                                 In addition, under the Federal Fair Housing
                                 Act, analogous statutes in some states and
                                 regulations and guidelines issued pursuant to
                                 those laws, any and all otherwise-available
                                 units in a multifamily apartment building must
                                 be made available to any disabled person who
                                 meets the financial criteria generally applied
                                 by the landlord, including implementing
                                 alterations and accommodations in certain
                                 circumstances. The costs of this compliance may
                                 be high and the penalties for noncompliance may
                                 be severe. Thus, these fair housing statutes,
                                 regulations and guidelines present a risk of
                                 increased operating costs to the borrowers
                                 under the pooled mortgage loans secured by
                                 multifamily apartment buildings, which may
                                 reduce (perhaps significantly) amounts
                                 available for payment on the related mortgage
                                 loan.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Six (6) of the mortgaged properties, securing
                                 mortgage loans representing 2.5% of the initial
                                 outstanding pool balance, are industrial
                                 properties. Various factors may adversely
                                 affect the economic performance of these
                                 industrial properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    quality of tenant;

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                      S-56

                                 o    expense to convert a previously adapted
                                      space to another use;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One (1) mortgaged property, securing a mortgage
                                 loan representing 0.5% of the initial
                                 outstanding pool balance, is primarily secured
                                 by the related borrower's fee simple ownership
                                 in one or more condominium units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium
                                 interests described above in some cases may
                                 constitute less than a majority of such voting
                                 rights and/or may not entail an ability to
                                 prevent adverse changes in the governing
                                 organizational document for the condominium
                                 entity. The condominium board is generally
                                 responsible for administration of the affairs
                                 of the condominium, including providing for
                                 maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas, and obtaining insurance and repairing
                                 and restoring the common areas of the property
                                 after a casualty. There can be no assurance
                                 that the borrower under a mortgage loan secured
                                 by one or more interests in that condominium
                                 will have any control over decisions made by
                                 the related condominium board. There can be no
                                 assurance that the related condominium board
                                 will always act in the best interests of the
                                 borrower under those mortgage loans.
                                 Notwithstanding the insurance and casualty
                                 provisions of the related mortgage loan
                                 documents, the condominium board may have the
                                 right to control the use of casualty proceeds.
                                 In addition, the condominium board generally
                                 has the right to assess individual unit owners
                                 for their share of expenses related to the
                                 operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 those assessments in order to properly maintain
                                 and operate the common elements of the
                                 property. Although the condominium board
                                 generally may obtain a lien against any unit
                                 owner for common expenses that are not paid,
                                 the lien generally is extinguished if a
                                 mortgagee takes possession pursuant to a
                                 foreclosure. Each unit owner is responsible for
                                 maintenance of its respective unit and retains
                                 essential operational control over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon such collateral could

                                      S-57

                                 subject the trust to greater delay, expense and
                                 risk than servicing and realizing upon
                                 collateral for other loans that are not
                                 condominiums.

                                 For additional information related to the
                                 mortgaged properties primarily secured by the
                                 related borrower's fee simple ownership
                                 interest in one or more condominium units,
                                 please see Appendix II to this prospectus
                                 supplement.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of the lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                      S-58

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     All of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the applicable mortgage loan
                                 seller either (a) represented that with respect
                                 to each such mortgaged property (i) no
                                 hazardous material is present on the mortgaged
                                 property and (ii) the mortgaged property is in
                                 material compliance with all applicable
                                 federal, state and local laws pertaining to
                                 hazardous materials or environmental hazards,
                                 in each case subject to limitations of
                                 materiality and the other qualifications set
                                 forth in the representation, or (b) provided
                                 secured creditor impaired property policies
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions
                                 that may exist at the related mortgaged
                                 property. These reports generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered material and
                                 adverse to the interests of the holders of the
                                 certificates; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 If the environmental investigations described
                                 above revealed any such circumstances or
                                 conditions with respect to the related
                                 mortgaged property, then (a) the circumstances
                                 or conditions were subsequently remediated in
                                 all material respects or (b) generally, with
                                 certain exceptions, one or more of the
                                 following was the case:

                                 o    a party not related to the related
                                      mortgagor with financial resources
                                      reasonably adequate to cure the subject
                                      violation in all material respects was
                                      identified as a responsible party for such
                                      circumstance or condition;

                                 o    the related mortgagor was required to
                                      provide additional security adequate to
                                      cure the subject violation in all material
                                      respects and to obtain and, for the period
                                      contemplated by the related loan
                                      documents, maintain an operations and
                                      maintenance plan;

                                 o    the related mortgagor provided a "no
                                      further action" letter or other evidence
                                      that would be acceptable to the related
                                      mortgage loan seller and that would be
                                      acceptable to a reasonably prudent lender
                                      that applicable federal, state or local
                                      governmental authorities had no current
                                      intention of taking any action, and are
                                      not requiring any action, in respect of
                                      such circumstance or condition;

                                      S-59

                                 o    such circumstances or conditions were
                                      investigated further and based upon such
                                      additional investigation, an independent
                                      environmental consultant recommended no
                                      further investigation or remediation, or
                                      recommended only the implementation of an
                                      operations and maintenance program, which
                                      the related mortgagor is required to do;

                                 o    the expenditure of funds reasonably
                                      estimated to be necessary to effect such
                                      remediation was the lesser of (a) an
                                      amount equal to two percent of the
                                      outstanding principal balance of the
                                      related mortgage loan and (b) $200,000;

                                 o    an escrow of funds exists reasonably
                                      estimated to be sufficient for purposes of
                                      effecting such remediation;

                                 o    the related mortgagor or other responsible
                                      party is currently taking such actions, if
                                      any, with respect to such circumstances or
                                      conditions as have been required by the
                                      applicable governmental regulatory
                                      authority;

                                 o    the related mortgaged property is insured
                                      under a policy of insurance, subject to
                                      certain per occurrence and aggregate
                                      limits and a deductible, against certain
                                      losses arising from such circumstances or
                                      conditions; or

                                 o    a responsible party with financial
                                      resources reasonably adequate to cure the
                                      subject violation in all material respects
                                      provided a guaranty or indemnity to the
                                      related mortgagor to cover the costs of
                                      any required investigation, testing,
                                      monitoring or remediation.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 that operate as, were previously operated as,
                                 or are located near other properties currently
                                 or previously operated as on-site dry-cleaners
                                 or gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain

                                      S-60

                                 circumstances, a lender (such as the trust)
                                 under environmental laws. Dry-cleaners and
                                 gasoline station operators may be required to
                                 obtain various environmental permits or
                                 licenses in connection with their operations
                                 and activities and to comply with various
                                 environmental laws, including those governing
                                 the use and storage of hazardous materials.
                                 These operations incur ongoing costs to comply
                                 with environmental laws governing, among other
                                 things, containment systems and underground
                                 storage tank systems. In addition, any
                                 liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             All of the mortgage loans, representing 100.0%
                                 of the initial outstanding pool balance, are
                                 balloon loans. Nine (9) of these balloon loans,
                                 representing 8.4% of the initial outstanding
                                 pool balance, are mortgage loans, which are
                                 also referred to in this prospectus supplement
                                 as "ARD Loans", that have an anticipated
                                 repayment date that provide for an increase in
                                 the mortgage rate and/or principal amortization
                                 at a specified date prior to stated maturity.
                                 These ARD Loans are structured to encourage the
                                 borrower to repay the mortgage loan in full by
                                 the specified date (which is prior to the
                                 mortgage loan's stated maturity date) upon
                                 which these increases occur. Also included in
                                 these balloon loans are sixteen (16) mortgage
                                 loans, representing 23.0% of the initial
                                 outstanding pool balance, that provide for
                                 monthly payments of interest only for their
                                 entire respective terms and thirty-three (33)

                                      S-61

                                 mortgage loans, representing 57.8% of the
                                 initial outstanding pool balance, that
                                 currently provide for monthly payments of
                                 interest only for a portion of their respective
                                 terms ranging from 12 months to 84 months and
                                 then provide for the monthly payment of
                                 principal and interest over their respective
                                 remaining terms. For purposes of this
                                 prospectus supplement, we consider a mortgage
                                 loan to be a "balloon loan" if its principal
                                 balance is not scheduled to be fully or
                                 substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a loan having an anticipated repayment
                                 date) or maturity date. We cannot assure you
                                 that each borrower will have the ability to
                                 repay the principal balance outstanding on the
                                 pertinent date, especially under a scenario
                                 where interest rates are higher than when the
                                 applicable mortgage loan was originated.
                                 Balloon loans involve greater risk than fully
                                 amortizing loans because a borrower's ability
                                 to repay the loan on its anticipated repayment
                                 date or stated maturity date typically will
                                 depend upon its ability either to refinance the
                                 loan or to sell the mortgaged property at a
                                 price sufficient to permit repayment. A
                                 borrower's ability to achieve either of these
                                 goals will be affected by a number of factors,
                                 including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Four (4) mortgage loans, representing 22.6% of
                                 the initial outstanding pool balance, currently
                                 have additional financing in place that is
                                 secured by the mortgaged property related to
                                 such mortgage loan. Mortgage Loan No. 1 (the
                                 "Kimco Portfolio Pari Passu Loan"), having an
                                 outstanding principal balance as of the cut-off
                                 date of $120,000,000, representing 9.7% of the
                                 initial outstanding pool balance, is secured by
                                 the related mortgaged property on a pari passu
                                 basis with another note (the "Kimco Portfolio
                                 Companion Loan") that had an original
                                 outstanding principal balance of $30,000,000.
                                 Mortgage Loan No. 2 (the "Apple Hotel Portfolio
                                 Pari Passu Loan"), having an outstanding
                                 principal balance as of the cut-off date of
                                 $86,212,500, representing 7.0% of the initial
                                 outstanding pool balance, is secured by the
                                 related mortgaged property on a pari passu
                                 basis with three other notes

                                      S-62

                                 (collectively, the "Apple Hotel Portfolio
                                 Companion Loan") that had an aggregate original
                                 outstanding principal balance of $258,637,500.
                                 Mortgage Loan No. 5 (the "GE Healthcare
                                 Facility Mortgage Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of $65,250,000, representing 5.3% of the
                                 initial outstanding pool balance, is secured by
                                 the related mortgaged property, which also
                                 secures a subordinated B Note (the "GE
                                 Healthcare Facility B Note") that had an
                                 original principal balance of $6,000,000.
                                 Mortgage Loan No. 38 (the "Plaza La Cienega
                                 Pari Passu Loan"), having an outstanding
                                 principal balance as of the cut-off date of
                                 $6,991,738, representing 0.6% of the initial
                                 outstanding pool balance, is secured by the
                                 related mortgaged property on a pari passu
                                 basis with another note (the "Plaza La Cienega
                                 Companion Loan") that had an original
                                 outstanding principal balance of $43,000,000.
                                 See "Description of the Mortgage Pool--
                                 Subordinate and Other Financing" and "Servicing
                                 of the Mortgage Loans-- Servicing of the Kimco
                                 Portfolio Loan Group, the Apple Hotel Portfolio
                                 Loan Group, the Plaza La Cienega Loan Group and
                                 the A/B Mortgage Loan" in this prospectus
                                 supplement.

                                 With respect to one (1) mortgage loan, Mortgage
                                 Loan No. 6, representing 4.3% of the initial
                                 outstanding pool balance, the related sponsors
                                 have entered into mezzanine financing that is
                                 secured by pledges of the indirect equity
                                 interests in the borrower and indirectly by
                                 other interests owned by the related sponsors,
                                 which other interests do not represent
                                 ownership interests in the related mortgaged
                                 property.

                                 In addition to the foregoing, the borrower
                                 under one (1) mortgage loan, Mortgage Loan No.
                                 42, representing 0.5% of the initial
                                 outstanding pool balance, has entered into
                                 additional subordinate financing that is not
                                 secured by the related mortgaged property.

                                 In general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may have also
                                 incurred additional financing that is not
                                 secured by the mortgaged property.

                                 Fourteen (14) mortgage loans, representing
                                 24.7% of the initial outstanding pool balance,
                                 permit the owners of the borrower to enter into
                                 additional financing that is secured by a
                                 pledge of some or all of the equity interests
                                 in the borrower, provided that certain debt
                                 service coverage ratio and/or loan-to-value
                                 ratio tests are satisfied as further discussed
                                 in the footnotes of Appendix II to this
                                 prospectus supplement.

                                 One (1) mortgage loan, representing 0.5% of the
                                 initial outstanding pool balance, permits the
                                 borrower to obtain an unsecured line of credit
                                 in a maximum amount not to exceed the greater
                                 of $2,000,000 or an amount which would not
                                 result in an aggregate loan-to-value ratio
                                 exceeding 25% as further discussed in the
                                 footnotes of Appendix II to this prospectus
                                 supplement.

                                 In general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may also be
                                 permitted to incur additional financing that is
                                 not secured by the mortgaged property.

                                      S-63

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. Such purchase price
                                 generally does not include a yield maintenance
                                 charge or prepayment premium. Accordingly, such
                                 purchase (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance charge or prepayment
                                 premium.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in such
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, is obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                      S-64

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at
                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II to this prospectus
                                 supplement.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay a sale of real property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, if a court determines that
                                 the value of the mortgaged property is less
                                 than the principal balance of the mortgage loan
                                 it secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or

                                      S-65

                                 disallow debts. In some circumstances, the
                                 claims of the mortgage lender may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 or borrowers that have previously filed
                                 bankruptcy or have been subject to foreclosure
                                 actions, which in some cases may have involved
                                 the same property that currently secures the
                                 mortgage loan. In most, but not all cases, the
                                 related entity or person has emerged from
                                 bankruptcy or, in the case of previous
                                 foreclosure actions, is generally, but not in
                                 all cases, not permitted to directly or
                                 indirectly manage the related borrower.
                                 However, we cannot assure you that such
                                 sponsors or borrowers will not be more likely
                                 than other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS        Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

                                      S-66

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                      S-67

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part, regardless of whether the prepayment
                                 is voluntary or involuntary. Also, we cannot
                                 assure you that foreclosure proceeds will be
                                 sufficient to pay an enforceable prepayment
                                 premium or yield maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF
MULTI-BORROWER/MULTI-PROPERTY
AND
MULTI-BORROWER/MULTI-PARCEL
ARRANGEMENTS MAY BE CHALLENGED
AND THE BENEFITS OF THESE
ARRANGEMENTS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     The mortgage pool includes four (4) mortgage
                                 loans or groups of mortgage loans, representing
                                 21.7% of the initial outstanding pool balance,
                                 under which an aggregate amount of indebtedness
                                 is secured by multiple real properties, through
                                 cross-collateralization with other mortgage
                                 loans or otherwise. These arrangements attempt
                                 to reduce the risk that one mortgaged real
                                 property may not generate enough net operating
                                 income to pay debt service. However,
                                 arrangements of this type involving more than
                                 one borrower (i.e. in the case of
                                 cross-collateralized mortgage loans or certain
                                 co-borrower loans) could be challenged as
                                 fraudulent conveyances if:

                                      S-68

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                 Moreover, three (3) groups of multi-property
                                 mortgage loans or crossed loan groups,
                                 representing 21.0% of the initial outstanding
                                 pool balance, are secured by mortgaged
                                 properties located in various states.
                                 Foreclosure actions are brought in state court
                                 and the courts of one state cannot exercise
                                 jurisdiction over property in another state.
                                 Upon a default under any of these mortgage
                                 loans, it may not be possible to foreclose on
                                 the related mortgaged real properties
                                 simultaneously.

                                      S-69

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with, or were legally
                                 existing non-conforming uses or structures
                                 under, all applicable zoning, land-use and
                                 building ordinances, rules, regulations, and
                                 orders. Evidence of this compliance may be in
                                 the form of legal opinions, confirmations from
                                 government officials, title policy
                                 endorsements, appraisals, zoning consultants'
                                 reports and/or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations and certain mortgaged
                                 properties that were in compliance may not
                                 remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to

                                      S-70

                                 be material or have obtained policy
                                 endorsements and/or law and ordinance insurance
                                 to mitigate the risk of loss associated with
                                 any material violation or noncompliance. In
                                 some cases, the use, operation and/or structure
                                 of a mortgaged property constitutes a permitted
                                 nonconforming use and/or structure as a result
                                 of changes in zoning laws after such mortgaged
                                 properties were constructed and the structure
                                 may not be rebuilt to its current state or be
                                 used for its current purpose if a material
                                 casualty event occurs. Insurance proceeds may
                                 not be sufficient to pay the mortgage loan in
                                 full if a material casualty event were to
                                 occur, or the mortgaged property, as rebuilt
                                 for a conforming use, may not generate
                                 sufficient income to service the mortgage loan
                                 and the value of the mortgaged property or its
                                 revenue producing potential may not be the same
                                 as it was before the casualty. If a mortgaged
                                 property could not be rebuilt to its current
                                 state or its current use were no longer
                                 permitted due to building violations or changes
                                 in zoning or other regulations, then the
                                 borrower might experience cash flow delays and
                                 shortfalls or be subject to penalties that
                                 would reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates.

                                 In addition, permitted nonconforming uses
                                 and/or structures may be subject to the effects
                                 of zoning compliance requirements that are not
                                 casualty-related, such as the lifting of a
                                 parking compliance moratorium, which expires
                                 after a certain period of time. There can be no
                                 assurance that such compliance requirements
                                 would not have a material adverse impact on the
                                 related mortgage loan.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

                                      S-71

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                       On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 such military operations of the United States
                                 in Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the United States
                                 Government and others, including military
                                 action, will have on: (a) United States and
                                 world financial markets, (b) local, regional
                                 and national economies, (c) real estate markets
                                 across the United States, (d) particular
                                 business segments, including those that are
                                 important to the performance of the mortgaged
                                 properties that secure the mortgage loans
                                 and/or (e) insurance costs and the availability
                                 of insurance coverage for terrorist acts,
                                 particularly for large mortgaged properties,
                                 which could adversely affect the cash flow at
                                 such mortgaged properties. In particular, the
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties in tourist areas
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow. As
                                 a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. These disruptions and
                                 uncertainties could materially and adversely
                                 affect the value of, and your ability to
                                 resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage

                                      S-72

                                 loans generally do not require borrowers to
                                 maintain earthquake, hurricane or flood
                                 insurance and we cannot assure you that
                                 borrowers will attempt or be able to obtain
                                 adequate insurance against such risks. If a
                                 borrower does not have insurance against such
                                 risks and a casualty occurs at a mortgaged
                                 property, the borrower may be unable to
                                 generate income from the mortgaged property in
                                 order to make payments on the related mortgage
                                 loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect such
                                 reconstruction or major repairs or may
                                 materially increase their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans (which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans) have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program the
                                 federal government shares in the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was extended
                                 through December 31, 2014 by the Terrorism Risk
                                 Insurance Program Reauthorization Act of 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2014 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals as an effort to influence or coerce
                                 United States civilians or the United States
                                 Government. The recent extension also requires
                                 the Comptroller General to study the
                                 availability and affordability of insurance
                                 coverage for nuclear, biological, chemical and
                                 radiological (NBCR) attacks.

                                 In addition, with respect to any act of
                                 terrorism for any program year, no compensation
                                 will be paid under the Terrorism Insurance
                                 Program unless the aggregate industry losses
                                 relating to such act of terror exceed $100
                                 million. As a result, unless the borrowers
                                 obtain separate coverage for events that do not
                                 meet that threshold (which coverage may not be
                                 required by the respective loan documents and
                                 may not otherwise be obtainable), such events
                                 would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation equals 85% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year (which insurer
                                 deductible was fixed by the recent program
                                 extension at 20% of an insurer's direct

                                      S-73

                                 earned premium for any program year). The
                                 federal share in the aggregate in any program
                                 year may not exceed $100 billion (and the
                                 insurers will not be liable for any amount that
                                 exceeds this cap).

                                 Through December 2014, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 There can be no assurance that upon the
                                 expiration of the current Terrorism Insurance
                                 Program subsequent terrorism insurance
                                 legislation will be enacted. Because it is a
                                 temporary program, there is no assurance that
                                 it will create any long-term changes in the
                                 availability and cost of such insurance. In
                                 addition, the provisions of any such
                                 legislation may include changes from the
                                 current bills.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 commercial mortgage loans may result. In
                                 addition, the failure to maintain such
                                 insurance may constitute a default under a
                                 commercial mortgage loan, which could result in
                                 the acceleration and foreclosure of that
                                 commercial mortgage loan. Alternatively, the
                                 increased costs of maintaining such insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. Additionally, certain
                                 mortgage loans are secured by mortgaged
                                 properties for which coverage for acts of
                                 terrorism is required only if certain
                                 conditions (such as availability at reasonable
                                 rates or maximum cost limits) are satisfied. In
                                 both cases, if those casualty losses are not
                                 covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of

                                      S-74

                                 casualty the "actual cash value" is lower, and
                                 the mortgaged property is not restored, only
                                 the "actual cash value" will be paid.
                                 Accordingly, if a borrower does not meet the
                                 conditions to restore a mortgaged property and
                                 the mortgagee elects to require the borrower to
                                 apply the insurance proceeds to repay the
                                 mortgage loan, rather than toward restoration,
                                 there can be no assurance that such proceeds
                                 will be sufficient to repay the mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES

                                 Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that such policies are
                                 drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under such policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY   Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, such
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a

                                      S-75

                                 mortgaged property under a distress or
                                 liquidation sale. The estimates of value
                                 reflected in the appraisals and the related
                                 loan-to-value ratios are presented for
                                 illustrative purposes only in Appendix I and
                                 Appendix II to this prospectus supplement. In
                                 each case the estimate presented is the one set
                                 forth in the most recent appraisal available to
                                 us as of the cut-off date, although we
                                 generally have not obtained updates to the
                                 appraisals. There is no assurance that the
                                 appraisal values indicated accurately reflect
                                 past, present or future market values of the
                                 mortgaged properties.

DEBT SERVICE COVERAGE RATIO
AND NET CASH FLOW INFORMATION
IS BASED ON NUMEROUS
ASSUMPTIONS                      As described in the "Glossary of Terms",
                                 underwritable cash flow means cash flow
                                 (including in certain instances any cash flow
                                 from master leases and interest guarantees)
                                 adjusted based on a number of assumptions used
                                 by the mortgage loan sellers. No representation
                                 is made that the underwritable cash flow set
                                 forth in this prospectus supplement as of the
                                 cut-off date or any other date represents
                                 future net cash flows. Each investor should
                                 review the types of assumptions described below
                                 and make its own determination of the
                                 appropriate assumptions to be used in
                                 determining underwritable cash flow. In certain
                                 instances, co-tenancy provisions were assumed
                                 to be satisfied, vacant space was assumed to be
                                 occupied and space that was due to expire was
                                 assumed to have been re-let, in each case at
                                 market rates that may have exceeded current
                                 rent.

                                 The underwritable cash flow for each mortgaged
                                 property is calculated on the basis of numerous
                                 assumptions and subjective judgments, which, if
                                 ultimately proven erroneous, could cause the
                                 actual operating income for such mortgaged
                                 property to differ materially from the
                                 underwritable cash flow set forth in this
                                 prospectus supplement. Some assumptions and
                                 subjective judgments related to future events,
                                 conditions and circumstances, including future
                                 income and expense levels, the re-leasing of
                                 occupied space, which will be affected by a
                                 variety of complex factors over which none of
                                 the issuing entity, the depositor, the mortgage
                                 loan sellers, the master servicer, the special
                                 servicer or the trustee have control. In some
                                 cases, the underwritable cash flow for any
                                 mortgaged property is higher or lower, and may
                                 be materially higher or lower, than the actual
                                 annual net operating income for that mortgaged
                                 property, based on historical operating
                                 statements. No guarantee can be given with
                                 respect to the accuracy of the information
                                 provided by any borrowers, or the adequacy of
                                 the procedures used by a mortgage loan seller
                                 in determining the relevant operating
                                 information.

                                 The amounts representing net operating income
                                 and underwritable cash flow are not a
                                 substitute for or an improvement upon net
                                 income, as determined in accordance with
                                 generally accepted accounting principles, as a
                                 measure of the results of the mortgaged
                                 property's operations, or a substitute for cash
                                 flows from operating activities, as determined
                                 in accordance with generally accepted
                                 accounting principles, as a measure of
                                 liquidity. No representation is made as to the
                                 future cash flow of the mortgaged properties,
                                 nor are the net operating income and
                                 underwritable cash flow set forth in this
                                 prospectus supplement intended to represent
                                 such future cash flow.

                                      S-76

                                 In addition, the debt service coverage ratios
                                 set forth in this prospectus supplement for the
                                 mortgage loans and the mortgaged properties
                                 vary, and may vary substantially, from the debt
                                 service coverage ratios for the mortgage loans
                                 and the mortgaged properties as calculated
                                 pursuant to the definition of such ratios as
                                 set forth in the related mortgage loan
                                 documents.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (provided that the
                                 Class A-M Certificates will be senior in right
                                 to the Class A-J1 Certificates), with such
                                 classes generally not being entitled to receive
                                 principal until the preceding class or classes
                                 entitled to receive principal have been
                                 retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J1 Certificates). Losses on the
                                 mortgage loans will be allocated to the Class
                                 P, Class O, Class N, Class M, Class L, Class K,
                                 Class J, Class H, Class G, Class F, Class E,
                                 Class D, Class C, Class B, Class A-J1 and Class
                                 A-M Certificates, in that order, reducing
                                 amounts otherwise payable to each class. Any
                                 remaining losses would then be allocated or
                                 cause shortfalls to the Class A-1, Class A-2,
                                 Class A-3, Class A-AB and Class A-4
                                 Certificates and the Class A-4FL Regular
                                 Interest (and correspondingly, the Class A-4FL
                                 Certificates), pro rata, and, solely with
                                 respect to losses of interest, to the Class X
                                 Certificates, in proportion to the amounts of
                                 interest or principal distributable on those
                                 certificates.

                                      S-77

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                     Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Eleven (11) groups of mortgage loans,
                                 representing 39.0% of the initial outstanding
                                 pool balance, the three (3) largest of which
                                 represent 12.3%, 7.2% and 5.1%, respectively,
                                 of the initial outstanding pool balance, were
                                 made to borrowers that are affiliated through
                                 common ownership of partnership or other equity
                                 interests and where, in general, the related
                                 mortgaged properties are commonly managed.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required

                                      S-78

                                 payments on the related mortgage loans. For
                                 example, if a person that owns or controls
                                 several mortgaged properties experiences
                                 financial difficulty at one such property, it
                                 could defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 it could attempt to avert foreclosure by filing
                                 a bankruptcy petition that might have the
                                 effect of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Such provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON AND
DELAWARE STATUTORY TRUSTS MAY
HINDER RECOVERY                  Borrowers under three (3) mortgage loans
                                 (Mortgage Loan Nos. 5, 29 and 59), representing
                                 6.7% of the initial outstanding pool balance,
                                 own the related mortgaged property as
                                 tenants-in-common. In general, with respect to
                                 a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if such tenant-in-common
                                 desires to sell its interest in the property
                                 (and is unable to find a buyer or otherwise
                                 needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the

                                      S-79

                                 property and distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In some cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan or would
                                 survive a mortgage loan foreclosure or deed in
                                 lieu of foreclosure.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

                                      S-80

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs such costs or fines, the amount
                                 available to pay debt service would be reduced.

RISKS RELATING TO TAX CREDITS    With respect to certain mortgage loans secured
                                 by multifamily properties, the related property
                                 owners may be entitled to receive low-income
                                 housing tax credits pursuant to Section 42 of
                                 the Internal Revenue Code, which provides a tax
                                 credit for owners of multifamily rental
                                 properties meeting the definition of low-income
                                 housing, who receive a tax credit allocation
                                 from the state tax credit allocating agency.
                                 The total amount of tax credits to which the
                                 property owner is entitled is based upon the
                                 percentage of total units made available to
                                 qualified tenants. The owners of the mortgaged
                                 properties subject to the tax credit provisions
                                 may use the tax credits to offset income tax
                                 that they may otherwise owe and the tax credits
                                 may be shared among the equity owners of the
                                 project. In general, the tax credits on the
                                 mortgage loans have been allocated to equity
                                 investors in the borrower. The tax credit
                                 provisions limit the gross rent for each
                                 low-income unit. Under the tax credit
                                 provisions, a property owner must comply with
                                 the tenant income restrictions and rental
                                 restrictions over a minimum 15-year compliance
                                 period, although the property owner may take
                                 the tax credits on an accelerated basis over a
                                 10-year period. In the event a multifamily
                                 rental property does not maintain compliance
                                 with the tax credit restrictions on tenant
                                 income or rental rates or otherwise satisfy the
                                 tax credit provisions of the Internal Revenue
                                 Code, the property owner may suffer a reduction
                                 in the amount of available tax credits and/or
                                 face the recapture of all or part of the tax
                                 credits related to the period of noncompliance
                                 and face the partial recapture of previously
                                 taken tax credits. The loss of tax credits, and
                                 the possibility of recapture of tax credits
                                 already taken, may provide significant
                                 incentive for the property owner to keep the
                                 related multifamily rental property in
                                 compliance with these tax credit restrictions
                                 and limit the income derived from the related
                                 property.

                                 If the trust were to foreclose on such a
                                 property it would be unable to take advantage
                                 of the tax credits, but could sell the property
                                 with the right to the remaining credits to a
                                 tax paying investor. Any subsequent property
                                 owner would continue to be subject to rent
                                 limitations unless an election was made to
                                 terminate the tax credits, in which case the
                                 property could be operated as a market rate
                                 property after the expiration of three years.
                                 The limitations on rent and ability of
                                 potential buyers to take advantage of the tax
                                 credits may limit the trust's recovery on that
                                 property.

                                      S-81

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan, the holder of
                                 the related B Note to the extent set forth in
                                 the related intercreditor agreement), and such
                                 holders may have interests in conflict with
                                 those of the holders of the other certificates.
                                 In addition, the operating adviser will have
                                 the right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicer with respect to certain
                                 actions of the special servicer and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class from a troubled mortgage
                                 loan by deferring enforcement in the hope of
                                 maximizing future proceeds. However, the
                                 interests of the trust may be better served by
                                 prompt action, since delay followed by a market
                                 downturn could result in less proceeds to the
                                 trust than would have been realized if earlier
                                 action had been taken. In general, no servicer
                                 is required to act in a manner more favorable
                                 to the offered certificates than to the
                                 privately offered certificates.

                                 The master servicer, any primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may hold subordinate mortgage notes or acquire
                                 certain of the most subordinated certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicer, a primary servicer and the special
                                 servicer may have interests that conflict with
                                 the interests of the other holders of the
                                 certificates. In addition, the master servicer,
                                 the special servicer and the primary servicer
                                 will service loans other than those included in
                                 the trust in the ordinary course of their
                                 business. In these instances, the interests of
                                 the master servicer, the special servicer or
                                 the primary servicer, as applicable, and their
                                 respective clients may differ from and compete
                                 with the interests of the issuing entity, and
                                 their activities may adversely affect the
                                 amount and timing of collections on the
                                 mortgage loans in the trust. However, the
                                 pooling and servicing agreement and each
                                 primary servicing agreement will provide that
                                 the mortgage loans are to be serviced in
                                 accordance with the servicing standard and
                                 without regard to ownership of any certificates
                                 by the master servicer, the primary servicer or
                                 the special servicer, as applicable. The
                                 initial special servicer under the pooling and
                                 servicing agreement will be Centerline
                                 Servicing Inc.; the initial operating adviser
                                 under the pooling and servicing agreement will
                                 be Centerline REIT Inc.

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any non-serviced mortgage loan will
                                 be serviced and administered pursuant to the
                                 related non-serviced mortgage loan

                                      S-82

                                 pooling and servicing agreement, which provides
                                 for servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, non-serviced mortgage loans will
                                 not be serviced and administered pursuant to
                                 the terms of the pooling and servicing
                                 agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 non-serviced mortgage loans, directly or
                                 through representatives, have certain rights
                                 under the related non-serviced mortgage loan
                                 pooling and servicing agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 neither the master servicer nor special
                                 servicer may enter into material amendments,
                                 modifications or extensions of a mortgage loan
                                 in a material manner without the consent of the
                                 holder of the related subordinate note, subject
                                 to the expiration of the subordinate note
                                 holder's consent rights. The holders of the
                                 subordinate notes (or their respective
                                 designees) may have interests in conflict with
                                 those of the certificateholders of the classes
                                 of offered certificates. As a result, approvals
                                 to proposed actions of the master servicer or
                                 special servicer, as applicable, under the
                                 pooling and servicing agreement may not be
                                 granted in all instances, thereby potentially
                                 adversely affecting some or all of the classes
                                 of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a
                                 mortgage loan seller. It is anticipated that
                                 the master servicer will delegate many of its
                                 servicing obligations with respect to these
                                 mortgage loans to such primary servicer
                                 pursuant to a primary servicing agreement.
                                 Under these circumstances, the primary
                                 servicer, because it is either a seller or an
                                 affiliate of a seller, may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of such mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers, and their affiliates or
                                 subsidiaries, may involve properties that are
                                 in the same markets as the mortgaged properties
                                 underlying the certificates. In such case, the
                                 interests of each of the mortgage loan sellers,
                                 or their affiliates or subsidiaries, may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each

                                      S-83

                                 of the mortgage loan sellers, or their
                                 affiliates or subsidiaries, that engage in the
                                 acquisition, development, operation, leasing,
                                 financing and disposition of real estate if
                                 those mortgage loan sellers acquire any
                                 certificates. In particular, if certificates
                                 held by a mortgage loan seller are part of a
                                 class that is or becomes the controlling class
                                 the mortgage loan seller as part of the holders
                                 of the controlling class would have the ability
                                 to influence certain actions of the special
                                 servicer under circumstances where the
                                 interests of the trust conflict with the
                                 interests of the mortgage loan seller, or its
                                 affiliates or subsidiaries, as acquirors,
                                 developers, operators, tenants, financers or
                                 sellers of real estate related assets.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates or subsidiaries
                                 thereof. The holders of such subordinate
                                 indebtedness or such mezzanine loans may have
                                 interests that conflict with the interests of
                                 the holders of the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Holdings
                                 LLC, a mortgage loan seller and a sponsor, and
                                 Morgan Stanley & Co. Incorporated, one of the
                                 underwriters and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. Bear
                                 Stearns Commercial Mortgage, Inc., a mortgage
                                 loan seller and a sponsor, is an affiliate of
                                 Bear Stearns & Co. Inc., one of the
                                 underwriters. Wells Fargo Bank, National
                                 Association is the master servicer, the paying
                                 agent, the certificate registrar and the
                                 authenticating agent. Principal Commercial
                                 Funding II, LLC, a mortgage loan seller and
                                 sponsor, is affiliated with Principal Global
                                 Investors, LLC, one of the primary servicers.
                                 LaSalle Bank National Association and Morgan
                                 Stanley Mortgage Capital Holdings LLC are
                                 parties to a custodial agreement whereby
                                 LaSalle, for consideration, provides custodial
                                 services to Morgan Stanley Mortgage Capital
                                 Holdings LLC for certain commercial mortgage
                                 loans originated or purchased by it. Pursuant
                                 to this custodial agreement, LaSalle Bank
                                 National Association is currently providing
                                 custodial services for all of the mortgage
                                 loans to be sold by Morgan Stanley Mortgage
                                 Capital Holdings LLC to the depositor in
                                 connection with this securitization. The terms
                                 of the custodial agreement are customary for
                                 the commercial

                                      S-84

                                 mortgage-backed securitization industry
                                 providing for the delivery, receipt, review and
                                 safekeeping of mortgage loan files. LaSalle
                                 Bank National Association and Bear Stearns
                                 Commercial Mortgage, Inc. are parties to a
                                 custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Bear Stearns Commercial Mortgage, Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for all
                                 of the mortgage loans to be sold by Bear
                                 Stearns Commercial Mortgage, Inc. to the
                                 depositor in connection with this
                                 securitization. The terms of the custodial
                                 agreement are customary for the commercial
                                 mortgage-backed securitization industry
                                 providing for the delivery, receipt, review and
                                 safekeeping of mortgage loan files.

                                 With respect to each A/B mortgage loan, the
                                 holder of the related B note may be entitled to
                                 certain consent or cure rights which may
                                 conflict with interests of the holder of the
                                 related senior mortgage loan included in the
                                 trust. After an event of default under those
                                 A/B Mortgage Loans, the holder of the related B
                                 note may be entitled to consult with or direct
                                 the holder of the related mortgage loan, with
                                 respect to a foreclosure or liquidation of the
                                 mortgaged property to the extent provided in
                                 the related intercreditor agreement.

PREPAYMENTS MAY REDUCE YIELD
ON YOUR CERTIFICATES             The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans as further discussed in
                                 the footnotes to Appendix II to this prospectus
                                 supplement.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                      S-85

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, certain mortgage loans may
                                 allow for all or a portion of the outstanding
                                 principal amount to be prepaid, without any
                                 prepayment premium or yield maintenance charge,
                                 if any insurance proceeds or condemnation
                                 awards are applied against the outstanding
                                 principal amount of the loan. In addition, if a
                                 mortgage loan seller repurchases any mortgage
                                 loan from the trust due to the material breach
                                 of a representation or warranty or a material
                                 document defect or the mortgage loan is
                                 otherwise purchased from the trust (including
                                 certain purchases by the holder of a B Note or
                                 mezzanine loan), the repurchase price paid will
                                 be passed through to the holders of the
                                 certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Any such
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium; (ii) involuntary prepayments or
                                 repurchases will not occur or (iii) partial
                                 prepayments will not occur in the case of those
                                 loans that permit such prepayment without a
                                 yield maintenance charge or prepayment premium.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II to
                                 this prospectus supplement for a description of
                                 the various prepayment provisions.

                                      S-86

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II to this prospectus supplement. In
                                 order to obtain such release (other than with
                                 respect to the release of certain non-material
                                 portions of the mortgaged properties which may
                                 not require payment of a release price), the
                                 borrower is required (among other things) to
                                 pay a release price, which may include a
                                 prepayment premium or yield maintenance charge
                                 on all or a portion of such payment.

                                 In addition, certain mortgage loans provide for
                                 the release, without prepayment or defeasance,
                                 of outparcels or other portions of the related
                                 mortgaged property that were given no value or
                                 minimal value in the underwriting process,
                                 subject to the satisfaction of certain
                                 conditions. In addition, certain of the
                                 mortgage loans permit the related borrower to
                                 substitute collateral under certain
                                 circumstances.

                                 See Appendix II to this prospectus supplement
                                 for further details regarding the various
                                 release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                 The yield on any certificate will depend on (1)
                                 the price at which such certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for such certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of such
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment

                                      S-87

                                      premiums and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                         The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J1 Certificates). Losses on the
                                 mortgage loans will be allocated to the Class
                                 P, Class O, Class N, Class M, Class L, Class K,
                                 Class J, Class H, Class G, Class F, Class E,
                                 Class D, Class C, Class B, Class A-J1 and Class
                                 A-M Certificates, in that order, reducing
                                 amounts otherwise payable to each class. Any
                                 remaining losses would then be allocated to the
                                 Class A-1 Certificates, the Class A-2
                                 Certificates, the Class A-3 Certificates, the
                                 Class A-AB Certificates, the Class A-4
                                 Certificates and Class A-4FL Regular Interest
                                 (and correspondingly, the Class A-4FL
                                 Certificates), pro rata, and with respect to
                                 losses of interest only, the Class X
                                 Certificates based on their respective
                                 entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of such
                                 class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and such losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, such yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or

                                      S-88

                                 the subordination of another class of
                                 certificates fully offsets the effects of any
                                 such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if principal and interest advances
                                 and/or servicing advances are made with respect
                                 to a mortgage loan after default and the
                                 mortgage loan is thereafter worked out under
                                 terms that do not provide for the repayment of
                                 those advances in full at the time of the
                                 workout, then any reimbursements of those
                                 advances prior to the actual collection of the
                                 amount for which the advance was made may also
                                 result in reductions in distributions of
                                 principal to the holders of the offered
                                 certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES    To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any non-serviced mortgage loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be serviced by the special servicer,
                                 and the special servicer is entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances and
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions. The payment of interest on
                                 advances and the payment of compensation to the
                                 special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                In addition, one (1) mortgaged property,
                                 securing a mortgage loan representing 2.3% of
                                 the initial outstanding pool balance, is
                                 subject to a first mortgage lien on a leasehold
                                 interest under a ground lease.

                                 One (1) mortgaged property, securing a mortgage
                                 loan representing 0.4% of the initial
                                 outstanding pool balance, is subject to a
                                 mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage

                                      S-89

                                 lien on a fee interest in a portion of the
                                 related mortgaged property and a leasehold
                                 interest in the remainder of the related
                                 mortgaged property.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide

                                      S-90

                                 assurances that those circumstances would be
                                 present in any proposed sale of a leased
                                 premises. As a result, we cannot provide
                                 assurances that, in the event of a statutory
                                 sale of leased property pursuant to Section
                                 363(f) of the Bankruptcy Code, the lessee may
                                 be able to maintain possession of the property
                                 under the ground lease. In addition, we cannot
                                 provide assurances that the lessee and/or the
                                 lender will be able to recoup the full value of
                                 the leasehold interest in bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if such
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a
                                 position. Even if actions seeking such results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors. No representation is made by any
                                 person or entity as to what the market value of
                                 any offered certificate will be at any time.
                                 Furthermore, you should be aware that the
                                 market for securities of the same type as the
                                 certificates has in the past been volatile and
                                 offered very limited liquidity.

                                      S-91

THE MARKET VALUE OF THE
OFFERED CERTIFICATES MAY BE
ADVERSELY AFFECTED BY FACTORS
UNRELATED TO THE PERFORMANCE
OF THE OFFERED CERTIFICATES
AND THE MORTGAGE LOANS, SUCH
AS FLUCTUATIONS IN INTEREST
RATES AND THE SUPPLY AND
DEMAND OF CMBS GENERALLY         The market value of the offered certificates
                                 can decline even if those certificates and the
                                 mortgage loans are performing at or above your
                                 expectations.

                                 The market value of the offered certificates
                                 will be sensitive to fluctuations in current
                                 interest rates. However, a change in the market
                                 value of the offered certificates as a result
                                 of an upward or downward movement in current
                                 interest rates may not equal the change in the
                                 market value of the offered certificates as a
                                 result of an equal but opposite movement in
                                 interest rates.

                                 The market value of the offered certificates
                                 will also be influenced by the supply of and
                                 demand for commercial mortgage-backed
                                 securities generally. The supply of commercial
                                 mortgage-backed securities will depend on,
                                 among other things, the amount of commercial
                                 and multifamily mortgage loans, whether newly
                                 originated or held in portfolio, that are
                                 available for securitization. A number of
                                 factors will affect investors' demand for
                                 commercial mortgage-backed securities,
                                 including:

                                 o    the availability of alternative
                                      investments that offer higher yields or
                                      are perceived as being a better credit
                                      risk, having a less volatile market value
                                      or being more liquid;

                                 o    legal and other restrictions that prohibit
                                      a particular entity from investing in
                                      commercial mortgage-backed securities or
                                      limit the amount or types of commercial
                                      mortgage-backed securities that it may
                                      acquire;

                                 o    investors' perceptions regarding the
                                      commercial and multifamily real estate
                                      markets, which may be adversely affected
                                      by, among other things, a decline in real
                                      estate values or an increase in defaults
                                      and foreclosures on mortgage loans secured
                                      by income-producing properties; and

                                 o    investors' perceptions regarding credit,
                                      liquidity and the capital markets in
                                      general, which may be adversely affected
                                      by political, social and economic events
                                      completely unrelated to the commercial and
                                      multifamily real estate markets.

                                 If you decide to sell any offered certificates,
                                 the ability to sell those certificates will
                                 depend on, among other things, whether and to
                                 what extent a secondary market then exists for
                                 these offered certificates, and you may have to
                                 sell at discount from the price you paid for
                                 reasons unrelated to the performance of the
                                 offered certificates or the mortgage loans.
                                 Pricing information regarding the offered
                                 certificates may not be generally available on
                                 an ongoing basis or on any particular date.

                                      S-92

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS)      The mortgages or assignments of mortgages for
                                 some of the mortgage loans may be recorded in
                                 the name of MERS, solely as nominee for the
                                 related mortgage loan seller and its successor
                                 and assigns. Subsequent assignments of any such
                                 mortgages are registered electronically through
                                 the MERS system. The recording of mortgages in
                                 the name of MERS is a new practice in the
                                 commercial mortgage lending industry. Public
                                 recording officers and others have limited, if
                                 any, experience with lenders seeking to
                                 foreclose mortgages, assignments of which are
                                 registered with MERS. Accordingly, delays and
                                 additional costs in commencing, prosecuting and
                                 completing foreclosure proceedings and
                                 conducting foreclosure sales of the mortgaged
                                 properties could result. Those delays and the
                                 additional costs could in turn delay the
                                 distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

THE MORTGAGE LOANS HAVE NOT
BEEN RE-UNDERWRITTEN BY US       We have not re-underwritten the mortgage loans.
                                 Instead, we have relied on the representations
                                 and warranties made by the applicable mortgage
                                 loan seller, and the mortgage loan sellers'
                                 respective obligations to repurchase, cure or
                                 substitute a mortgage loan in the event that a
                                 representation or warranty was not true as of
                                 the date when it was made and such breach
                                 materially and adversely affects the interests
                                 of the Series 2008-TOP29 certificateholders
                                 with respect to the affected mortgage loan.
                                 Those representations and warranties are
                                 limited (see "Description of the Mortgage Pool
                                 - Representations and Warranties" in this
                                 prospectus supplement) and you should not view
                                 them as a substitute for re-underwriting the
                                 mortgage loans. If we had re-underwritten the
                                 mortgage loans, it is possible that the
                                 re-underwriting process may have revealed
                                 problems with one or more of the mortgage loans
                                 not covered by representations or warranties
                                 given by the mortgage loan sellers. In
                                 addition, there can be no assurance that the
                                 related mortgage loan seller will be able to
                                 repurchase or substitute a mortgage loan if a
                                 representation or warranty has been breached.

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at such weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low

                                      S-93

                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

DEFAULTS UNDER SWAP AGREEMENT
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL
CERTIFICATES                     The trust will have the benefit of a swap
                                 transaction under a swap agreement with the
                                 Swap Counterparty. Morgan Stanley, who has
                                 guaranteed the payment obligations of the Swap
                                 Counterparty under the swap transaction,
                                 currently has a long-term rating of "AA-" by
                                 Fitch and "AA-" by S&P and a short-term rating
                                 of "F1+" by Fitch and "A-1+" by S&P. Because
                                 the Class A-4FL Regular Interest accrues
                                 interest at a rate of interest equal to the
                                 weighted average net mortgage rate, the ability
                                 of the holders of the Class A-4FL Certificates
                                 to receive the payment of interest at the
                                 designated pass-through rate (which payment of
                                 interest may be reduced in certain
                                 circumstances as described in this prospectus
                                 supplement) will depend on payment by the Swap
                                 Counterparty pursuant to the swap transaction.
                                 See "Description of the Swap Agreement--The
                                 Swap Counterparty." There can be no assurance,
                                 however, that the guarantor of the Swap
                                 Counterparty's payment obligations under the
                                 swap transaction will maintain its ratings or
                                 have sufficient assets or otherwise be able to
                                 fulfill its obligations in respect of the swap
                                 transaction. If the Swap Counterparty
                                 guarantor's long-term rating is not at least
                                 "A" by Fitch, or if the Swap Counterparty
                                 guarantor's short-term rating is not at least
                                 "A-1" by S&P, or if it does not have a
                                 short-term rating by S&P, its long-term rating
                                 is not at least "A" by S&P (a "Rating Agency
                                 Trigger Event"), the Swap Counterparty will be
                                 required to post collateral, find a replacement
                                 swap counterparty or credit support provider
                                 that would not cause another Rating Agency
                                 Trigger Event or enter into another arrangement
                                 satisfactory to Fitch and S&P. In the event
                                 that, among other things, (i) the Swap
                                 Counterparty or its guarantor fails to make a
                                 required payment under the swap transaction,
                                 (ii) the Swap Counterparty fails to post
                                 acceptable collateral, find an acceptable
                                 replacement swap counterparty or credit support
                                 provider or enter into another arrangement
                                 satisfactory to each of Fitch and S&P after a
                                 Rating Agency Trigger Event, (iii) the Swap
                                 Counterparty fails to find an acceptable
                                 replacement swap counterparty or guarantor
                                 after the Swap Counterparty guarantor's
                                 long-term rating is reduced below "BBB-" by
                                 S&P, or if it does not have a long-term rating
                                 by S&P, its short -term rating is not at least
                                 "A-3" by S&P or (iv) certain bankruptcy events
                                 with respect to the Swap Counterparty or its
                                 guarantor occur (each a "Swap Default"), then
                                 the paying agent will be required to take such
                                 actions (following the expiration of any
                                 applicable grace period), unless otherwise
                                 directed in writing by the holders of 100% of
                                 the Class A-4FL Certificates to enforce the
                                 rights of the trust under the swap agreement as
                                 may be permitted by the terms of the swap
                                 agreement and the Pooling and Servicing
                                 Agreement and use any termination payments
                                 received from the Swap Counterparty (as
                                 described in this prospectus supplement) to
                                 enter into a replacement interest rate swap
                                 transaction on substantially identical terms.
                                 The costs and expenses incurred by the paying
                                 agent in connection with enforcing the rights
                                 of the trust under the swap agreement will be
                                 reimbursable to the paying agent out of amounts
                                 otherwise payable to the Class A-4FL
                                 Certificates to the extent not reimbursed by
                                 the swap counterparty or payable out of net
                                 proceeds of the liquidation of the

                                      S-94

                                 swap transaction. If the costs attributable to
                                 entering into a replacement interest rate swap
                                 transaction would exceed the net proceeds of
                                 the liquidation of the swap transaction, a
                                 replacement interest rate swap transaction will
                                 not be entered into and any such proceeds will
                                 instead be distributed to the holders of the
                                 Class A-4FL Certificates. Following the
                                 termination of the swap agreement (and during
                                 the period when the trust is pursuing remedies
                                 under the swap agreement), or if a Swap Default
                                 or other default or event of termination under
                                 the swap transaction occurs and is continuing,
                                 the Class A-4FL Interest Distribution Amount
                                 will be equal to the Distributable Certificate
                                 Interest Amount in respect of the Class A-4FL
                                 Regular Interest and the Class A-4FL
                                 Certificates will accrue interest at the same
                                 rate, on the same basis and in the same manner
                                 as the Class A-4FL Regular Interest. A
                                 conversion to a rate equal to the weighted
                                 avergage net mortgage rate might result in a
                                 temporary delay of the holders of the Class
                                 A-4FL Certificates to receive payment of the
                                 related Distributable Certificate Interest
                                 Amount if DTC is not provided with sufficient
                                 notice of the resulting change in the payment
                                 terms of the Class A-4FL Certificates.

                                 Distributions on the Class A-4FL Regular
                                 Interest will be subject to a pass-through rate
                                 equal to the weighted average net mortgage
                                 rate. The ratings of the Class A-4FL
                                 Certificates do not represent any assessment as
                                 to whether the floating rate of interest on
                                 such class will convert to a rate of interest
                                 equal to the weighted average net mortgage
                                 rate, and only represent the likelihood of the
                                 receipt of interest at a rate equal to the
                                 weighted average net mortgage rate (adjusted,
                                 if necessary, to accrue on the basis of a
                                 360-day year consisting of twelve
                                 30-day-months). See "Ratings" in this
                                 prospectus supplement.

                                 If the funds allocated to payment of interest
                                 distributions on the Class A-4FL Regular
                                 Interest are insufficient to make all required
                                 interest payments on the Class A-4FL Regular
                                 Interest, the amount paid to the Swap
                                 Counterparty will be reduced and interest paid
                                 by the Swap Counterparty under the swap
                                 transaction will be reduced, on a
                                 dollar-for-dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the Swap Counterparty and the amount that
                                 would have been paid if the funds allocated to
                                 payment of interest distributions on the Class
                                 A-4FL Regular Interest had been sufficient to
                                 make all required interest payments on the
                                 Class A-4FL Regular Interest. As a result, the
                                 holders of the Class A-4FL Certificates may
                                 experience an interest shortfall. See
                                 "Description of the Swap Transaction" in this
                                 prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                   The yield to investors in the Class A-4FL
                                 Certificates will be highly sensitive to
                                 changes in the level of one-month LIBOR.
                                 Investors in the Class A-4FL Certificates
                                 should consider the risk that lower than
                                 anticipated levels of one-month LIBOR could
                                 result in actual yields that are lower than
                                 anticipated yields on the Class A-4FL
                                 Certificates.

                                 In addition, because interest payments on the
                                 Class A-4FL Certificates may be reduced or the
                                 pass-through rate may convert to a rate equal
                                 to the weighted average net mortgage rate, in
                                 connection with certain events discussed in
                                 this prospectus supplement, the yield to
                                 investors in the Class A-4FL Certificates under
                                 such circumstances may not be as

                                      S-95

                                 high as that offered by other LIBOR-based
                                 investments that are not subject to such
                                 interest rate restrictions.

                                 In general, the earlier a change in the level
                                 of one-month LIBOR, the greater the effect on
                                 the yield to maturity to an investor in the
                                 Class A-4FL Certificates. As a result, the
                                 effect on such investor's yield to maturity of
                                 a level of one-month LIBOR that is higher (or
                                 lower) than the rate anticipated by such
                                 investor during the period immediately
                                 following the issuance of the Class A-4FL
                                 Certificates is not likely to be offset by a
                                 subsequent like reduction (or increase) in the
                                 level of one-month LIBOR.

                                 The failure by the Swap Counterparty in its
                                 obligation to make payments under the swap
                                 transaction or the conversion to a rate that is
                                 equal to the weighted average net mortgage rate
                                 that is below the rate that would otherwise be
                                 payable at the floating rate would have a
                                 negative impact. There can be no assurance that
                                 a default by the Swap Counterparty and/or the
                                 conversion of the pass-through rate from a rate
                                 based on LIBOR to a rate that is equal to the
                                 weighted average net mortgage rate would not
                                 adversely affect the amount and timing of
                                 distributions to the holders of the Class A-4FL
                                 Certificates. See "Yield and Maturity
                                 Considerations" in this prospectus supplement.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-96

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

PRINCIPAL COMMERCIAL FUNDING II, LLC

     Principal Commercial Funding II, LLC ("PCFII"), a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

     PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

     PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "HQ" and "IQ" programs, in which Morgan Stanley
Capital I Inc. has acted as depositor.

     Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December 31, 2007, was approximately $15.5 billion. As of such date, these securitized loans included approximately 1,897 mortgage loans, all of which were fixed rate and which have been included in approximately 52 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2007, PCF and/or PCFII originated and securitized approximately $5.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $5.2 billion in 2007.

     The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

     Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

                                      S-97

Underwriting Standards

     PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

     All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve.

                                      S-98

Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

     The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

Bear Stearns Commercial Mortgage, Inc.

Overview

     Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI"), is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or acquired and underwrote all of the mortgage loans sold to the depositor by BSCMI; provided, however, the Apple Hotel Portfolio
Pari Passu Loan was co-originated by Bear Stearns Commercial Mortgage, Inc. and
Bank of America, N.A. BSCMI originates, acquires and underwrites loans through its New York City and Los Angeles offices.

     BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

     BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. In its fiscal year ended November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $60 billion, of which approximately $39 billion has been securitized. Of the approximately $39 billion of securitized commercial mortgage loans, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $17 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2007, BSCMI originated approximately $21 billion of commercial mortgage loans, of which approximately $4 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $5 billion was securitized by unaffiliated entities acting as depositor.

     BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $21 billion in its fiscal year ended November 30, 2007. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the
U.S. Virgin Islands.

     As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings
LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Holdings LLC, have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and

                                      S-99

the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II Inc. acts as depositor. As of January 1, 2008, BSCMI securitized approximately $10 billion of commercial mortgage loans through the TOP program and approximately $10 billion of commercial mortgage loans through the PWR program.

     Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

     General. All of the BSCMI mortgage loans were originated or acquired by
BSCMI or an affiliate of BSCMI; provided, however, the Apple Hotel Portfolio
Pari Passu Loan was co-originated by Bear Stearns Commercial Mortgage, Inc. and
Bank of America, N.A. In each case, the loans were underwritten generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

     Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team (or a third party professional property inspector acting on
BSCMI's behalf in the case of single tenant retail properties) visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan-to-value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                          1.20x                80%
Office                               1.25x                75%
Anchored Retail                      1.20x                80%
Unanchored Retail                    1.30x                75%
Self-storage                         1.30x                75%
Hotel                                1.40x                70%
Industrial                           1.25x                70%
Manufactured Housing Community       1.25x                75%

     Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

                                     S-100

     Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

     Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
------------------------------   -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self-storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

     Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Holdings LLC

     Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 ("MSMCH"), is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley
Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC"), which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan
Stanley (NYSE: MS). Since the merger, MSMCH has been continuing the business of
MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia,
Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated or purchased all of the mortgage loans it is selling to
us.

MSMCH's Commercial Mortgage Securitization Program

     MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan
Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or

                                     S-101

mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated or acquired by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on
December 31, 2007.

                                                    TOTAL MSMCH
                                                   MORTGAGE LOANS    TOTAL MSMCH
                          TOTAL MSMCH MORTGAGE    SECURITIZED WITH     MORTGAGE
         TOTAL MSMCH     LOANS SECURITIZED WITH    NON-AFFILIATED       LOANS
YEAR   MORTGAGE LOANS*    AFFILIATED DEPOSITOR        DEPOSITOR      SECURITIZED
----   ---------------   ----------------------   ----------------   -----------
                           (APPROXIMATE AMOUNTS IN BILLIONS OF $)
2007        19.5                   13.1                 1.2             14.3
2006        16.9                    8.9                 1.9             10.7
2005        12.9                    8.2                 1.5              9.6
2004         7.7                    5.1                 1.3              6.4

*    Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

     MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

     Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process,"

                                     S-102

and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

Servicing

     MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585
Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212)
761-4000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

     The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2007, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $71,347,972,254. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such

                                     S-103

transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

     Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is also required under the Underwriting
Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2008-TOP29 (the "Trust"). The Trust will be a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

     The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a
"business trust."

                                     S-104

     The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

     (1) If such mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans
(including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code; and

     (2) If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (a) a transfer of the related mortgage loans by the depositor to the Trust (including the collections thereon) in the form and manner set forth in the Pooling and
Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the Bankruptcy Code, and thus
(b) the Trust's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the
Bankruptcy Code.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are Subject
To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

     LaSalle Bank National Association ("LaSalle Bank") will act as the trustee under the Pooling and Servicing Agreement. LaSalle Bank is a national banking association formed under the federal laws of the United States of America.

     Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO
North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank, from ABN AMRO Bank N.V. The acquisition included all parts of the
Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

     LaSalle Bank has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle Bank has served as trustee or paying agent on over 729 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2007, LaSalle
Bank served as trustee or paying agent on over 475 commercial mortgage-backed security transactions. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle Bank. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603.
Attention: Global Securities and Trust Services - Morgan Stanley Capital I Trust
2008-TOP29, Commercial Mortgage Pass-Through Certificates, Series 2008-TOP29, or
at such other address as the

                                     S-105

trustee may designate from time to time. The long-term unsecured debt of LaSalle
Bank is rated "AA+" by S&P, "Aaa" by Moody's and "AA" by Fitch.

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+"
by Fitch if such institution's short-term debt obligations are rated at least
"F-1" by Fitch) and "A+" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances"
in this prospectus supplement.

     In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

     The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

                                     S-106

     The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any
Class of certificates with a rating as evidenced in writing by any Rating
Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than
50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

     As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.0020% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses

                                     S-107

incurred in the ordinary course of performing its duties as trustee under the
Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

     LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, more than 23 million customers and approximately 158,000 employees as of December 31, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.
Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

     The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly
Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

     Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial

                                     S-108

mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 365 series of commercial mortgage-backed securities and, as of September 30, 2007, was acting as paying agent with respect to more than $415 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

     The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which Wells
Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

     Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

THE MASTER SERVICER

     Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans
(except that the servicing duties of the master servicer with respect to the non-serviced mortgage loans, if any, will be limited as described elsewhere in this prospectus supplement). Wells Fargo Bank will acquire the right to master service the mortgage loans that are sold to the Trust by the mortgage loan sellers pursuant to servicing rights purchase agreements entered into between
Wells Fargo Bank and those mortgage loan sellers on the Closing Date. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a master servicer and as a primary servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of December 31, 2007, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 14,569 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $137.9 billion, including approximately 13,420 loans securitized in approximately 113 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $133.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the

                                     S-109

Mortgage Bankers Association of America, as of June 30, 2007, Wells Fargo Bank
was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

     Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

     The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P, "AA+"
by Fitch and "AA" by DBRS.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

THE PRIMARY SERVICER

     Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

     PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged

                                     S-110

in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

     As of December 31, 2007, PGI was responsible for servicing approximately
3596 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $29.5 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

     As of December 31, 2007, PGI was a primary servicer in approximately 55 commercial mortgage-backed securitization transactions, servicing approximately
1892 loans with an aggregate outstanding principal balance of approximately
$15.1 billion.

     PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

     o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

     o    providing certain CMSA reports to the master servicer;

     o    processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

     o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

     PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

     KeyCorp Real Estate Capital Markets, Inc. will act as a primary servicer with respect to the Apple Hotel Portfolio Loan Group. KeyCorp Real Estate
Capital Markets, Inc. is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association. KeyCorp Real Estate Capital Markets, Inc.
maintains servicing offices at 911 Main Street, Suite 1500, Kansas City,
Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

     The information set forth in this prospectus supplement concerning PGI and
KeyCorp Real Estate Capital Markets, Inc. has been provided by PGI and KeyCorp
Real Estate Capital Markets, Inc., respectively.

THE SPECIAL SERVICER

     Centerline Servicing Inc. ("CSI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the
Specially Serviced Mortgage Loans and REO Properties. CSI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly-owned subsidiary of
Centerline Holding Company, a publicly traded company. Centerline REIT Inc., an affiliate of CSI, is anticipated to be the Operating Advisor with respect to the transaction described in this prospectus supplement. The principal offices of
CSI are located at 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, and
its telephone number is 972-868-5300.

     Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under

                                     S-111

"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General." CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the loan documents and applicable laws.

     CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of December 31, 2007, CSI was the named special servicer in approximately 83 transactions representing approximately 13,080 first mortgage loans, with an aggregate stated principal balance of approximately $115.29 billion. Of those 83 transactions, 79 are commercial mortgage-backed securities transactions representing approximately 12,989 first mortgage loans, with an aggregate stated principal balance of approximately
$114.00 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 45 assets with a stated principal balance of approximately $268.50 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through December 31, 2007, CSI has resolved 301 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.7 billion.

     The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

     CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

     CSI has been special servicing assets for approximately 5 years and employs an asset management staff with an average of 14 years experience in this line of business. Two additional senior managers in the special servicing group have 31 and 19 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 79 transactions consisting of approximately 12,989 loans with an approximate stated aggregate principal balance of $114.0 billion on December 31, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 91 first mortgage loans with an aggregate stated principal balance of $1.290 billion as of December 31, 2007.

     The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                     S-112

AFFILIATIONS AND CERTAIN RELATIONSHIPS

     The Depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings
LLC, a mortgage loan seller and sponsor, Morgan Stanley & Co. Incorporated, one of the underwriters and Morgan Stanley Capital Services Inc., the swap counterparty. Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters.
Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and
Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial Funding II, LLC, are
affiliates. Wells Fargo Bank, National Association is the master servicer and the paying agent with respect to the mortgage loans included in the Trust.
LaSalle Bank National Association is a party to custodial agreements with both
Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to
Morgan Stanley Mortgage Capital Inc., and Bear Stearns Commercial Mortgage, Inc.
whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party.
Pursuant to these custodial agreements, LaSalle Bank National Association is currently providing custodial services for all of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Holdings LLC and all of the mortgage loans to be sold by Bear Stearns Commercial Mortgage, Inc. For more information on these custodial agreements, see "Risk Factors--Conflicts of Interest May Have An
Adverse Effect On Your Certificates--Other Conflicts."

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

     The Series 2008-TOP29 Commercial Mortgage Pass-Through Certificates will be issued on or about February 29, 2008 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

     The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of Principal
          Prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

     o    certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

     o    with respect to the Class A-4FL Certificates, the Swap Transaction,
          the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

     The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

                                     S-113

     The certificates will consist of various Classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-AB Certificates, the Class A-4 Certificates
          and the Class A-4FL Certificates;

     o    the Class X Certificates;

     o    the Class A-M Certificates, the Class A-J1 Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates and
          the Class P Certificates; and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     On the Closing Date, the Class A-4FL Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The Class A-4FL
Regular Interest is not offered hereby. The Depositor will transfer the Class
A-4FL Regular Interest and the swap transaction to the trustee in exchange for the Class A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the Class A-4FL Regular Interest and the
Swap Transaction and funds or assets on deposit from time to time in the
Floating Rate Account.

     The Class A Senior and Class A-M Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

     Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

     All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value

                                     S-114

on the DTC settlement date but will be available in the relevant Clearstream
Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-4FL and Class A-M Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the
Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in changes to the initial Certificate Balance of each
Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes to the statistical data presented in the final prospectus supplement will be made unless such changes are material.

             APPROXIMATE INITIAL     APPROXIMATE                   APPROXIMATE
                  AGGREGATE       PERCENT OF INITIAL    RATINGS      CREDIT
CLASS        CERTIFICATE BALANCE     POOL BALANCE     (FITCH/S&P)    SUPPORT
-----------  -------------------  ------------------  -----------  -----------
Class A-1       $ 46,000,000             3.73%          AAA/AAA      27.000%
Class A-2       $ 36,100,000             2.93%          AAA/AAA      27.000%
Class A-3       $ 64,800,000             5.25%          AAA/AAA      27.000%
Class A-AB      $ 49,200,000             3.99%          AAA/AAA      27.000%
Class A-4       $629,616,000            51.03%          AAA/AAA      27.000%
Class A-4FL     $ 75,000,000             6.08%          AAA/AAA      27.000%
Class A-M       $123,386,000            10.00%          AAA/AAA      17.000%

     The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-4FL Certificates represent the approximate credit support for those certificates in the aggregate.

     No other Class of Certificates will provide any credit support to the Class
A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the swap agreement.

     The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a rate of interest equal to the Weighted Average Net Mortgage Rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the
Class A-4FL Regular Interest which is a rate of interest equal to the Weighted
Average Net Mortgage Rate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of those certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

     The Interest Only Certificates will not have a Certificate Balance. That class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

     The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

     Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to

                                     S-115

the Certificate Balance of any Class of Principal Balance Certificates. Upon
initial issuance, the Notional Amount of the Class X Certificates will be
$1,233,858,197, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Pass-Through Rate for the Class A-1 and Class A-2 Certificates will, at all times, be fixed at their initial rate of 6.231% and 6.115%, respectively.
The Pass-Through Rates for the Class A-3, Class A-AB, Class A-4 and Class A-M
Certificates will, at all times, be a per annum rate equal to the Weighted
Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class A-4FL
Certificates for each Distribution Date will, at all times (subject to their conversion to a rate equal to the Weighted Average Net Mortgage Rate following the termination of the swap agreement as described in this prospectus supplement), be equal to one-month LIBOR + 2.11% per annum (provided that for the initial interest accrual period LIBOR will be an interpolated rate based on two-week and one-week LIBOR to reflect the shorter initial Interest Accrual
Period) subject to the limitations described in this prospectus supplement.

     The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.063% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all of the Certificate Balance of a specified Class of Principal Balance Certificates.

     The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for the related Class of Principal Balance
Certificates, or in the case of the Class A-4FL Certificates, the Pass-Through
Rate on the Class A-4FL Regular Interest. Under no circumstances will any Class
X Strip Rate be less than zero.

     The Class A-J1, Class B, Class C, Class D, Class E, Class F, Class G and
Class H Certificates will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate. The Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 4.224% per annum and the
Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in March 2008. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

                                     S-116

     The final distribution on any certificate (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than the Class A-4FL Certificates)
and the Class A-4FL Regular Interest in reimbursement of a Realized Loss or
Expense Loss previously allocated to that certificate (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder
(or holder of the Class A-4FL Regular Interest) that surrendered the certificate
(or Class A-4FL Regular Interest). The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective
Percentage Interests in such Class.

     Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

     Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest will be made from the Available Distribution Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the
Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due
Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage
Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year (or January or February if the related
Distribution Date is the final Distribution Date), the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest
Reserve Loan equal to the related Interest Reserve Amount from the preceding
January (commencing in 2009), if applicable, and February (commencing in 2009), and the withdrawn amount is to be included as part of the Available Distribution
Amount for such Distribution Date. In addition, an amount equal to one day's interest for each Interest Reserve Loan will be deposited into the Interest
Reserve Account on the Closing Date and this amount will also be included as part of the Available Distribution Amount for the Distribution Date in March
2008.

     Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

                                     S-117

TYPE/RECIPIENT                             AMOUNT                        FREQUENCY               SOURCE OF PAYMENT
------------------   -------------------------------------------------   ---------------------   ------------------------

Fees

Servicing Fee /      The product of the portion of the per annum         Monthly.                Interest payment on the
Master Servicer      Master Servicing Fee Rate for the master servicer                           related mortgage loan.
                     applicable to such month, determined in the same
                     manner as the applicable mortgage rate is
                     determined for each mortgage loan for such month,
                     and the Scheduled Principal Balance of each
                     mortgage loan, reduced by any Compensating
                     Interest Payment. The Master Servicing Fee Rate
                     will range, on a loan-by-loan basis, from 0.00%
                     per annum to 0.02% per annum. The Pari Passu
                     Loan Servicing Fee Rate (which is determined in
                     the same manner as the Master Servicing Fee Rate)
                     for the Plaza La Cienega Pari Passu Loan will be
                     0.03% per annum.

Additional           o    50% of assumption fees on non-Specially
Servicing                 Serviced Mortgage Loans;                       Time to time.           The related fees or
Compensation /                                                                                   investment income.
Master Servicer      o    all late payment fees and net default
                          interest (other than on Specially Serviced
                          Mortgage Loans) not used to pay interest on
                          Advances;

                     o    100% of application, loan modification,
                          forbearance and extension fees on
                          non-Specially Serviced Mortgage Loans;

                     o    all investment income earned on amounts
                          on deposit in the Collection Account and (if
                          not required to be paid to borrower) reserve
                          and escrow accounts;

                     o    any Prepayment Interest Excess not used
                          to offset Prepayment Interest Shortfalls
                          (other than on Specially Serviced Mortgage
                          Loans); and

                     o    the Primary Servicer is entitled to all
                          or a portion of the fees otherwise payable
                          to the master servicer set forth in the five
                          bullet points above that are paid on the
                          mortgage loans for which it acts as the
                          primary servicer.

Special              The product of the portion of a rate equal to       Monthly.                Collections on the
Servicing Fee /      0.25% per annum applicable to such month,                                   mortgage loans in the
Special Servicer     determined in the same manner as the applicable                             mortgage pool.
                     mortgage rate is determined for each Specially
                     Serviced Mortgage Loan for such month, and the
                     Scheduled Principal Balance of each Specially
                     Serviced Mortgage Loan.

Workout Fee /        1.0% of each collection of principal and interest   Monthly.                The related collection
Special Servicer     on each Rehabilitated Mortgage Loan.                                        of principal and/or
                                                                                                 interest.

                                     S-118

TYPE/RECIPIENT                             AMOUNT                        FREQUENCY               SOURCE OF PAYMENT
------------------   -------------------------------------------------   ---------------------   ------------------------

Liquidation Fee      1.0% of the Liquidation Proceeds received in        Upon receipt of         The related Liquidation
/ Special Servicer   connection with a full or partial liquidation of    Liquidation Proceeds,   Proceeds, Condemnation
                     a Specially Serviced Mortgage Loan or related REO   Condemnation Proceeds   Proceeds or Insurance
                     Property and/or any Condemnation Proceeds or        and Insurance           Proceeds.
                     Insurance Proceeds received by the Trust (other     Proceeds.
                     than Liquidation Proceeds received in connection
                     with a repurchase by a mortgage loan seller or
                     purchase by a mezzanine or subordinate lender
                     within the time periods specified in the
                     definition of Liquidation Fee in this prospectus
                     supplement).

Additional           o    all late payment fees and net default          Time to time.           The related fee or
Special Servicing         interest (on Specially Serviced Mortgage                               investment income.
Compensation /            Loans) not used to pay interest on Advances;
Special Servicer
                     o    50% of assumption fees on non-Specially
                          Serviced Mortgage Loans and 100% of such
                          fees on Specially Serviced Mortgage Loans;

                     o    100% of application, loan modification,
                          forbearance and extension fees on Specially
                          Serviced Mortgage Loans; and

                     o    all investment income received on funds
                          in any REO Account.

Trustee Fee /        The product of the portion of a rate equal to       Monthly.                Interest on each
Trustee & Paying     0.0020% per annum applicable to such month,                                 mortgage loan.
Agent                determined in the same manner as the applicable
                     mortgage rate is determined for each mortgage
                     loan for such month, and the Scheduled Principal
                     Balance of each mortgage loan. A portion of the
                     Trustee Fee is payable to the paying agent.

Primary              The product of the applicable Primary Servicing     Monthly.                Collections on the
Servicing Fees       Fee Rate and the Scheduled Principal Balance of                             related mortgage loan.
                     the applicable mortgage loan immediately before
                     the related Due Date (prorated for the number of
                     days during the calendar month for that mortgage
                     loan for which interest actually accrues on that
                     mortgage loan). The Primary Servicing Fee Rate
                     for Principal Global Investors, LLC (including
                     the rates at which any subservicing fees accrue)
                     will range, on a loan-by-loan basis, from 0.01%
                     to 0.06% per annum. The Primary Servicing Fee
                     Rate (including the rate at which any
                     subservicing fees accrue) for Wells Fargo Bank,
                     National Association will range, on a
                     loan-by-loan basis, from 0.00% to 0.08% per
                     annum. The primary servicing fee rate for
                     KeyCorp Real Estate Capital Markets, Inc. with
                     respect to the Apple Hotel Portfolio Pari Passu
                     Loan will be 0.01% per annum.

                                     S-119

TYPE/RECIPIENT                             AMOUNT                        FREQUENCY               SOURCE OF PAYMENT
------------------   -------------------------------------------------   ---------------------   ------------------------

Expenses

Servicing            To the extent of funds available, the amount of     Time to time.           Recoveries on the
Advances / Master    any Servicing Advances.                                                     related mortgage loan,
Servicer and                                                                                     or to the extent that
Trustee                                                                                          the party making the
                                                                                                 advance determines it is
                                                                                                 nonrecoverable, from
                                                                                                 collections in the
                                                                                                 Certificate Account.

Interest on          At Advance Rate.                                    When Advance is         First from late payment
Servicing                                                                reimbursed.             charges and default
Advances / Master                                                                                interest in excess of
Servicer and                                                                                     the regular interest
Trustee                                                                                          rate, and then from
                                                                                                 collections in the
                                                                                                 Certificate Account.

P&I Advances /       To the extent of funds available, the amount of     Time to time.           Recoveries on the
Master Servicer      any P&I Advances.                                                           related mortgage loan,
and Trustee                                                                                      or to the extent that
                                                                                                 the party making the
                                                                                                 advance determines it is
                                                                                                 nonrecoverable, from
                                                                                                 collections in the
                                                                                                 Certificate Account.

Interest on P&I      At Advance Rate.                                    When Advance is         First from late payment
Advances / Master                                                        reimbursed.             charges and default
Servicer and                                                                                     interest in excess of
Trustee                                                                                          the regular interest
                                                                                                 rate, and then from all
                                                                                                 collections in the
                                                                                                 Certificate Account.

Indemnification      Amounts for which the trustee, the paying agent,    Time to time.           All collections in the
Expenses /           the master servicer and the special servicer are                            Certificate Account.
Trustee, Paying      entitled to indemnification.
Agent, Master
Servicer and
Special Servicer
(and their
directors,
officers,
employers and
agents)

Indemnification      Trust's pro rata share (subject to the applicable   Time to time.           All collections in the
Expenses /           co-lender agreement) of certain amounts for which                           Certificate Account.
Non-Serviced         such parties are entitled to indemnification and
Mortgage Loan        are related to the applicable Non-Serviced
Master Servicer /    Mortgage Loan.
Special Servicer
(and their
directors,
officers,
employees and
agents)

                                     S-120

TYPE/RECIPIENT                             AMOUNT                        FREQUENCY               SOURCE OF PAYMENT
------------------   -------------------------------------------------   ---------------------   ------------------------

Trust Expenses       Based on third party charges.                       Time to time.           All collections in the
not Advanced (may                                                                                Certificate Account.
include
environmental
remediation
costs,
appraisals,
independent
contractor to
operate REO)

     The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and
Servicing Agreement.

Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)    to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
       A-4 and Class X Certificates and the Class A-4FL Regular Interest, the
       Distributable Certificate Interest Amount in respect of each such Class for such Distribution Date, pro rata, in proportion to the Distributable
       Certificate Interest Amount payable in respect of each such Class;

(ii)   to the holders of the Class A-AB Certificates, the Principal Distribution
       Amount for such Distribution Date until the Certificate Balance of the
       Class A-AB Certificates has been reduced to the Planned Principal Balance for such Distribution Date;

(iii)  upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the Principal Distribution
       Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-AB Certificates (in respect of the Planned Principal Balance);

(iv)   upon payment in full of the aggregate Certificate Balance of the Class
       A-1 Certificates, to the holders of the Class A-2 Certificates, the
       Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
       A-AB (in respect of the Planned Principal Balance) and Class A-1
       Certificates;

(v)    upon payment in full of the aggregate Certificate Balance of the Class
       A-2 Certificates, to the holders of the Class A-3 Certificates, the
       Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
       A-AB (in respect of the Planned Principal Balance), Class A-1 and Class
       A-2 Certificates;

                                     S-121

(vi)   upon payment in full of the aggregate Certificate Balance of the Class
       A-3 Certificates, to the holders of the Class A-AB Certificates, the
       Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
       A-AB (in respect of the Planned Principal Balance), Class A-1, Class A-2
       and Class A-3 Certificates;

(vii)  upon payment in full of the aggregate Certificate Balance of the Class
       A-3 and Class A-AB Certificates, to the holders of the Class A-4
       Certificates and the Class A-4FL Regular Interest, pro rata, the
       Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates and the Class
       A-4FL Regular Interest have been reduced to zero; the portion of the
       Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2, Class A-3 and
       Class A-AB Certificates;

(viii) to the holders of the Class A Senior Certificates (other than the Class
       A-4FL Certificates), the Class A-4FL Regular Interest and the Class X
       Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such certificates or the Class A-4FL Regular Interest and for which reimbursement has not previously been fully paid (in the case of the
       Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or
       Expense Losses;

(ix)   to the holders of the Class A-M Certificates, the Distributable
       Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(x)    upon payment in full of the aggregate Certificate Balance of the Class
       A-4 Certificates and the Class A-4FL Regular Interest, to the holders of the Class A-M Certificates, the Principal Distribution Amount for such
       Distribution Date until the aggregate Certificate Balance of the Class
       A-M Certificates has been reduced to zero; the portion of the Principal
       Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates (other than the Class
       A-4FL Certificates) and the Class A-4FL Regular Interest;

(xi)   to the holders of the Class A-M Certificates, to reimburse them for any
       Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses; and

(xii)  to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
          A-4 Certificates and the Class A-4FL Regular Interest, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate
          Balance of each such Class is reduced to zero; and

     o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
          A-4 Certificates and the Class A-4FL Regular Interest, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such
          Classes, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses or Expense Losses.

                                     S-122

     On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates), the Class
A-4FL Regular Interest and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J1 Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class A-J1 Certificates, then payments under clauses (1), (2) and
(3) below, in that order, to the holders of the Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates:

     (1)  to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable Certificate
          Interest Amount in respect of such Class of certificates for such
          Distribution Date;

     (2)  if the aggregate Certificate Balance of each other Class of
          Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J1 Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b)
          the remaining Principal Distribution Amount for such Distribution
          Date; and

     (3)  to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) one month's interest at the applicable Pass-Through Rate on such amounts.

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC III Regular Certificates
(or the Class A-4FL Regular Interest) as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the
Certificate Balance of such Class has been reduced to zero).

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Class A-4FL Certificates, the Class A-4FL Regular Interest)-- in
order of alphabetical Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J1 Certificates) -- for any, and to the extent of, Unpaid Interest; second, Realized Losses and Expense
Losses, including interest on Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

     The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-4FL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the Swap Transaction as provided in this prospectus supplement under "Description of the Swap Agreement." The amounts remaining in the Class A-4FL Floating Rate Account, including any net swap payment received under the Swap Transaction from the Swap Counterparty, will be distributed to the holders of the Class A-4FL Certificates on the Distribution Date as part of the Class A-4FL Available Funds.

The Class A-4FL Certificates

     On each Distribution Date, the paying agent will distribute from the Class
A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Agreement"
in this Prospectus Supplement, termination payments (or a

                                      S-123

portion thereof) will also be distributed to the holders of the Class A-4FL
Certificates. No holder of a Class A-4FL Certificate will be entitled to receive any portion of any Prepayment Premium or Yield Maintenance Charge allocated to the Class A-4FL Regular Interest for so long as the Swap Transaction or any replacement swap transaction remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Transaction.

     The Class A-4FL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR + 2.11%
(provided that for the initial interest accrual period LIBOR will be an interpolated rate based on two-week and one-week LIBOR to reflect the shorter initial Interest Accrual Period) based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the Swap Transaction or if there are insufficient funds in the Class A-4FL Floating Rate Account to pay the Swap Counterparty the full amount due to the Swap Counterparty under the Swap Transaction. Allocation of
Net Aggregate Prepayment Interest Shortfalls to the Class A-4FL Regular Interest
will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount.

     In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Transaction is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of the
Class A-4FL Regular Interest is equal to the Weighted Average Net Mortgage Rate
(computed based on a 360-day year consisting of twelve 30-day months).

     In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-4FL Floating Rate Account to make the full distribution of the Class A-4FL
Interest Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

     For a further discussion, see "Description of the Swap Agreement" herein.

Class A-AB Planned Principal Balance

     On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in the Trust during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J1, Class B, Class C, Class
D, Class E, Class F, Class G and Class H Certificates and the Class A-4FL
Regular Interest then entitled to distributions of principal on such
Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal
Prepayment and that Class and (c) the amount of the Prepayment Premium or Yield
Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. All Prepayment Premiums or Yield

                                     S-124

Maintenance Charges allocated to the Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the Swap Transaction and any replacement swap transaction is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates. Any Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the Trust and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the
Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

     As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor

                                     S-125

agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

     The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

     Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J1 Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J1 Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J1 Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J1 Certificates).

                                     S-126

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the
Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G,
Class F, Class E, Class D, Class C, Class B, Class A-J1 and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates and Class A-4FL Regular Interest (and
correspondingly, the Class A-4FL Certificates), pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates (other than the Class A-4FL Certificates) and with the Class A-4FL
Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-4FL Regular
Interest will result in an equivalent reduction to the Class A-4FL Certificates.

     Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

     Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates or the Class
A-4FL Regular Interest on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

     Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional Trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

     Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

     Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

     If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest
Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest, subject to certain limitations described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest, pro rata, in proportion

                                     S-127

to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon.
Allocation of Net Aggregate Prepayment Interest Shortfalls to the Class A-4FL
Regular Interest will reduce the amount of interest payable to the Class A-4FL
Certificates, by an equivalent amount. The Distributable Certificate Interest
Amount in respect of any Class of certificates, will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

     The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the balance as of the Cut-off Date of the mortgage loans.

     The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the
Trust. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of REMIC I under Section 860F of the Code.

     Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

                                     S-128

ADVANCES

P&I Advances

     On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or
          Serviced Pari Passu Mortgage Loan, the portion of the Appraisal
          Reduction that is allocable to such Non-Serviced Mortgage Loan or
          Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

     In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest, default interest or late fees, if any, or (ii) make any P&I Advances on any B Note, any
Non-Serviced Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

     None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Agreement.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

     The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

                                     S-129

     Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

     Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

     The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of

                                     S-130

Advances" below. If the master servicer fails to make a required Servicing
Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

     In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the
Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances
(together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance (together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)).
To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related
Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated
(in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of Losses and
Certain Expenses") to reduce the total principal balance of the certificates on that Distribution Date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

                                     S-131

     In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

     Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date:

     (a) A statement (in the form of Appendix IV) setting forth, to the extent applicable:

          (i)     the date of such Distribution Date, and of the Record Date,
                  Interest Accrual Period, and Determination Date for such
                  Distribution Date;

          (ii)    the Available Distribution Amount for the Distribution Date,
                  and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows);

          (iii)   the aggregate amount of servicing fees, Special Servicing
                  Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the Primary Servicer, the special servicer, the holders of the rights to Excess Servicing Fees, the trustee and the paying agent with respect to the Mortgage
                  Pool;

          (iv)    the amount of other fees and expenses accrued and paid from the Trust, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those
                  amounts, if applicable;

          (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of that Class;

          (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                  Premiums or Yield Maintenance Charges;

          (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of certificates;

          (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

          (ix)    the aggregate Certificate Balance or Notional Amount of each
                  Class of certificates before and after giving effect to the distribution made on such Distribution Date;

          (x)     the Pass-Through Rate applicable to each Class of certificates for such Distribution Date;

          (xi)    the weighted average mortgage rate (and interest rates by
                  distributional groups or ranges) of the mortgage loans as of the related Determination Date;

                                     S-132

          (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                  mortgage loans and weighted average remaining term at the
                  close of business on the related Determination Date, with
                  respect to the Mortgage Pool;

          (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                  (A)  delinquent 30 to 59 days,

                  (B)  delinquent 60 to 89 days,

                  (C)  delinquent 90 days or more,

                  (D)  as to which foreclosure proceedings have been commenced,
                       or

                  (E)  as to which bankruptcy proceedings have been commenced;

          (xiv)   the aggregate amount and general purpose of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing Advances and P&I
                  Advances made by the applicable Non-Serviced Mortgage Loan
                  Master Servicer in respect of the Non-Serviced Mortgage Loans;

          (xv)    the number and related principal balances of any mortgage
                  loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period as provided to the Paying Agent);

          (xvi)   with respect to any REO Property included in the Trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal
                  Balance of the mortgage loan;

          (xvii)  as of the related Determination Date:

                  (A)  as to any REO Property sold during the related Collection
                       Period, the date of the related determination by such
                       special servicer that it has recovered all payments which
                       it expects to be finally recoverable and the amount of
                       the proceeds of such sale deposited into the applicable
                       Certificate Account, and

                  (B)  the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during
                       the related Collection Period and credited to the
                       applicable Certificate Account, in each case identifying
                       such REO Property by the loan number of the related
                       mortgage loan;

          (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage Pool;

          (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                  Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                  Expense Losses, with respect to the Mortgage Pool;

          (xx)    Material Breaches of mortgage loan representations and
                  warranties of which the trustee, the master servicer or the special servicer has received written notice;

                                     S-133

          (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                  total Appraisal Reductions in effect as of such Distribution
                  Date, with respect to the Mortgage Pool (and in the case of the Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage
                  Loan Pooling and Servicing Agreement);

          (xxii)  with respect to the Swap Agreement:

                  (A) the amounts received and paid in respect of the Swap
                  Transaction for such Distribution Date and the Pass-Through
                  Rate applicable to the Class A-4FL Certificates, for the next succeeding Distribution Date;

                  (B) identification of any Rating Agency Trigger Event or Swap
                  Default under the Swap Agreement as of the close of business on the last day of the immediately preceding calendar month;

                  (C) the amount of any (i) payment by the Swap Counterparty as a termination payment, (ii) payment to any successor interest rate Swap Counterparty to acquire a replacement swap
                  transaction or (iii) collateral posted by the Swap
                  Counterparty in connection with any Rating Agency Trigger
                  Event under the Swap Agreement; and

                  (D) the amount of and identification of any payments on the
                  Class A-4FL Certificates in addition to the amount of
                  principal and interest due on such class, such as any
                  termination payment received in connection with the Swap
                  Transaction or any payment of a Prepayment Premium or Yield
                  Maintenance Charge after the termination of the Swap
                  Transaction; and

     (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(v), (a)(vi)
and (a)(ix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system.
For assistance with the paying agent's website, investors may call (866)
846-4526. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                                     S-134

     On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty, the holder of
a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments to it;

     o    all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

     o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
          Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

     The Trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the

                                     S-135

certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Morgan Stanley Capital I Trust 2008-TOP29." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in February 2008:

     The close of business on

     February 1 (except as described
     in this prospectus supplement)    (A)  Cut-off Date.

     February 29                       (B)  Record Date for all Classes of Certificates.
     February 2 - March 7              (C)  The Collection Period.  The master servicer
                                            receives Scheduled Payments due after the Cut-off
                                            Date and any Principal Prepayments made after the
                                            Cut-off Date and on or prior to March 7.
     March 7                           (D)  Determination Date.
     March 12                          (E)  Master Servicer Remittance Date.
     March 13                          (F)  Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F) above (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

                                     S-136

     (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

     (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to March 7, 2008 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

     (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

     (F) The paying agent will make distributions to Certificateholders on the
4th business day after the related Determination Date of each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

     The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in January 2043.

     The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the Trust or the Pooling and
          Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate
          Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

                                     S-137

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of Residual Certificates;

     o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

     o    to modify the provisions relating to the timing of reimbursements of
          Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

     o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note or Serviced Companion Mortgage Loan may be effected unless the holder of the related B Note or Serviced Companion
Mortgage Loan provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o    reduce the aforesaid percentages of aggregate certificate percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
          Class of certificates affected thereby;

     o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code;

     o    adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100.0% of the Class A-4FL Certificateholders; or

                                     S-138

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I,
          Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the
          Trust, without the consent of 100% of the holders of the Class P
          Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Transaction without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

EVIDENCE AS TO COMPLIANCE

     Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and certain sub-servicers will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor, and to forward a copy to the Rating Agencies and the Operating Adviser, on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or such other sub-servicers, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                                     S-139

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-4FL Regular Interest, together with the swap agreement
(the "Swap Agreement") with the Swap Counterparty. The Class A-4FL Certificates will represent all of the beneficial interest in the Class A-4FL Regular
Interest, the swap transaction (the "Swap Transaction") under the Swap Agreement and all amounts on deposit in the Class A-4FL Floating Rate Account (as defined below). The Swap Transaction will have an expiration date of the Distribution
Date in January 2043 (the same date as the Rated Final Distribution Date for the
Class A-4FL Certificates). Promptly upon the determination of LIBOR by the Swap
Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the Class A-4FL
Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

     The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-4FL Certificates (the "Class
A-4FL Floating Rate Account" and a "Floating Rate Account"). Promptly upon receipt of any payment or other receipt in respect of the Class A-4FL Regular
Interest or of the Swap Transaction, the paying agent will deposit the same into the Floating Rate Account.

     The paying agent may make withdrawals from the Class A-4FL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-4FL
Available Funds for any Distribution Date to the holders of the Class A-4FL
Certificates; (ii) to withdraw any amount deposited into the Class A-4FL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap
Transaction; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the
Swap Transaction, to replace such Swap Transaction, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap transaction with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-4FL Certificates (net of any costs and expenses related to the Swap Transaction), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap
Transaction), to the holders of the related Class A-4FL Certificates; and (vi)
to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the Swap Transaction with respect to the Swap Transaction; provided that the paying agent will not be permitted to incur and reimburse itself out of the Class A-4FL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Transaction unless either (i) it has received the written consent of 100% of the holders of the Class A-4FL
Certificates or (ii) each Rating Agency then rating the Class A-4FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class
A-4FL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Class A-4FL
Floating Rate Account to make the full distribution of the Class A-4FL Interest
Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-4FL
Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap Counterparty fails to make a required payment.

THE SWAP TRANSACTION

     The Swap Transaction will provide that, subject to any adjustments for Net
Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty, in each case as described below, commencing in March 2008, the paying agent will pay (or will instruct the master servicer to pay) on the date specified in the
Swap Transaction an amount (the "Fixed Interest Distribution") to the Swap
Counterparty equal to the product of (a) a notional amount equal to the outstanding principal balance of the Class A-4FL Regular Interest (the "Class
A-4FL Floating Rate Certificate Notional Amount"), times (b) a rate equal to the
Pass-Through Rate of the Class A-4FL Regular Interest, times (c) the number of days in the Interest Accrual Period (calculated on a 30/360 basis) divided by
360, and the Swap Counterparty will pay on the date specified in the Swap
Transaction an amount to the paying agent, for the benefit of the holders of the
Class A-4FL Certificates, equal to the product of (a) the Class A-4FL Floating
Rate Certificate Notional Amount, times (b) the Pass-Through Rate of the Class
A-4FL Certificates, times (c) the number of days in the Interest Accrual Period
(calculated on an actual/360 basis) divided by 360. The Pass-Through Rate for the Class A-4FL

                                     S-140

Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual
Period, an interpolated rate based on two-week and one-week LIBOR) + 2.11% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. The Pass-Through Rate of the Class A-4FL Regular Interest is
equal to the Weighted Average Net Mortgage Rate. Required payments under the
Swap Transaction with respect to each Distribution Date will be made by the Swap
Counterparty or the paying agent on a net basis.

     If the Swap Counterparty guarantor's long-term rating is not at least "A"
by Fitch, or if the Swap Counterparty guarantor's short-term rating is not at least "A-1" by S&P, or if it does not have a short-term rating by S&P, its long-term rating is not at least "A" by S&P (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause another Rating
Agency Trigger Event or enter into another arrangement satisfactory to the
Rating Agencies. If there is a Swap Default the paying agent, unless otherwise directed in writing by the holders of 100% of the Class A-4FL Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the Swap Agreement as may be permitted by the terms of such Swap
Agreement and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty to enter into replacement interest rate swap transactions on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Agreement will be reimbursable to the paying agent solely out of amounts in the Class A-4FL Floating Rate Account, that are otherwise payable to the Class A-4FL Certificates, to the extent not reimbursed by the
Swap Counterparty; provided that without either (i) the consent of 100% of the holders of the Class A-4FL Certificates or (ii) the written confirmation of each
Rating Agency then rating the Class A-4FL Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-4FL Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into replacement interest rate swap transactions. If the costs attributable to entering into a replacement interest rate swap transaction would exceed the net proceeds of the liquidation of the Swap Transaction, the paying agent will not be permitted to enter into a replacement interest rate swap transaction and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates. Following the termination of the Swap
Transaction (and during the period when the paying agent is pursuing remedies under the Swap Transaction) or if a Swap Default or other default or event of termination under the Swap Transaction occurs and is continuing, until such default is cured or the Swap Transaction is replaced, the Class A-4FL Interest
Distribution Amount will be equal to the Distributable Certificate Interest
Amount for the Class A-4FL Regular Interest and the Class A-4FL Certificates
will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest. Any conversion of the Class A-4FL
Certificates to a rate of interest equal to the Weighted Average Net Mortgage
Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap transaction and the distribution of any termination payments to the holders of the Class A-4FL Certificates. A
Swap Default or termination of the Swap Transaction and the consequent conversion to a rate of interest equal to the Weighted Average Net Mortgage Rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a rate of interest equal to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-4FL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates.

     The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-4FL Fixed
Interest Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Transaction, and the master servicer, at the direction of the paying agent, may pay the net swap payment from amounts received on the Class A-4FL Regular Interest.

     In addition, if the funds allocated to the payment of the Class A-4FL Fixed
Interest Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-4FL Interest Distribution Amount to the Class A-4FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on the
Class A-4FL Certificates, and holders of such Certificates will experience a shortfall. Any Net

                                     S-141

Aggregate Prepayment Interest Shortfall allocated to the Class A-4FL Regular
Interest or reduction in the interest available to be distributed to the Class
A-4FL Regular Interest for any other reason will result in a corresponding dollar-for-dollar reduction in the interest payment made by the Swap
Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-4FL Certificates.

     In addition to certain customary events of default and termination events contained in the Swap Agreement, the Swap Counterparty will have the right to terminate the Swap Agreement if the Trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class A-4FL Certificates or the Class A-4FL Regular Interest
waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

     Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to either (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreements at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the Rating Agency Condition).

SIGNIFICANCE PERCENTAGE

     The "significance percentage" with respect to the Swap Agreement is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial
Certificate Balances of the Class A-4FL Certificates. The "significance estimate" has been determined by the Sponsor based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar interest rate swap agreements.

TERMINATION PAYMENTS

     The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Agreement, to the Trust if an Event of Default
or an Early Termination Date (each as defined in the Swap Agreement) occurs under the Swap Agreement and the Swap Counterparty is the sole Defaulting Party or the sole Affected Party (each as defined in the Swap Agreement). No other termination amounts will be payable by any party under the Swap Agreement.

     The Swap Agreement will be filed with the SEC together with the Current
Report on Form 8-K to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

     The interest rate swap agreement will be provided by Morgan Stanley Capital
Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan Stanley
Capital Services Inc. is an affiliate of the depositor, Morgan Stanley Mortgage
Capital Holdings LLC, a sponsor and a mortgage loan seller, and Morgan Stanley &
Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway,
New York, New York 10036, telephone number (212) 761-4000.

     Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of the date of this prospectus supplement,
Morgan Stanley has a long-term debt rating of "Aa3" by Moody's, "AA-" by S&P and
"AA-" by Fitch and a short-term debt rating of "P-1" by Moody's, "A-1+" by S&P and "F1+" by Fitch.

     The information contained in this section entitled "The Swap Counterparty"
relates to and has been obtained from the Swap Counterparty.

                                     S-142

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the
          Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

     o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate
          Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     All Prepayment Premiums or Yield Maintenance Charges allocated to the Class
A-4FL Regular Interest will be paid to the Swap Counterparty unless the Swap
Agreement and any replacement swap agreement is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

     The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates (excluding any default interest or any rate increase occurring on any ARD
Loan after an Anticipated Repayment Date) net of the Administrative Cost Rate,
which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through
Rate on one or more Classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the
Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-4FL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap
Counterparty, and until such default is cured or the Swap Agreement is replaced, the Class A-4FL Certificates will accrue interest at the

                                     S-143

Pass-Through Rate of, and on the same basis and in the same manner as, the Class
A-4FL Regular Interest. The Pass-Through Rate of the Class A-4FL Regular
Interest is a rate equal to the Weighted Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J1 Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

                                     S-144

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-4FL Certificates) and the Class A-M, Class A-J1, Class B, Class C,
Class D, Class E, Class F, Class G, Class H and Class X Certificates, the
allocation of a portion of collected Prepayment Premiums or Yield Maintenance
Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in
"Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of that Class of certificates for as long as it is outstanding. Any such shortfall borne by the Class A-4FL Regular Interest will be borne by the holders of the Class A-4FL
Certificates.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J1
Certificates) -- from the Class O Certificates to the Class B Certificates, then the Class A-J1 Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates
and the Class A-4FL Regular Interest. As to each of such Classes, Realized
Losses and Expense Losses will reduce (i) first, the Certificate Balance of such
Class until such Certificate Balance is reduced to zero (in the case of the
Principal Balance Certificates and the Class A-4FL Regular Interest); (ii)
second, Unpaid Interest owing to such Class; and (iii) third, Distributable
Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates and
the Class A-4FL Regular Interest, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate
Balances or accrued interest, as the case may be. Net Aggregate Prepayment
Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses, in
each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding. In addition, although losses will not be directly allocated to the Class A-4FL Certificates, losses allocated to the Class A-4FL
Regular Interest will result in a corresponding reduction of the Certificate
Balance of the Class A-4FL Certificates.

                                     S-145

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon
Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate. Conversely, to the extent the prevailing market interest rate exceeds a mortgage interest rate, the related borrower may be less likely to refinance its mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates at each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding at each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of

                                     S-146

Certificates analyzed in the tables may mature earlier or later than indicated
by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions.
Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o    dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                     92%    92%    92%    92%    92%
February 2010                     81%    81%    81%    81%    81%
February 2011                     65%    65%    65%    65%    65%
February 2012                     48%    48%    48%    48%    48%
February 2013                      0%     0%     0%     0%     0%
Weighted average life (years)   3.39   3.39   3.38   3.38   3.34

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                    100%   100%   100%   100%   100%
February 2010                    100%   100%   100%   100%   100%
February 2011                    100%   100%   100%   100%   100%
February 2012                    100%   100%   100%   100%   100%
February 2013                      0%     0%     0%     0%     0%
Weighted average life (years)   4.76   4.76   4.76   4.76   4.69

                                      S-147

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                    100%   100%   100%   100%   100%
February 2010                    100%   100%   100%   100%   100%
February 2011                    100%   100%   100%   100%   100%
February 2012                    100%   100%   100%   100%   100%
February 2013                    100%   100%   100%   100%   100%
February 2014                    100%   100%   100%   100%   100%
February 2015                      0%     0%     0%     0%     0%
Weighted average life (years)   6.39   6.38   6.37   6.36   6.23

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                    100%   100%   100%   100%   100%
February 2010                    100%   100%   100%   100%   100%
February 2011                    100%   100%   100%   100%   100%
February 2012                    100%   100%   100%   100%   100%
February 2013                     98%    98%    98%    98%    98%
February 2014                     73%    73%    73%    73%    73%
February 2015                     47%    47%    47%    47%    47%
February 2016                     21%    21%    21%    21%    21%
February 2017                      0%     0%     0%     0%     0%
Weighted average life (years)   6.85   6.85   6.85   6.85   6.85

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                    100%   100%   100%   100%   100%
February 2010                    100%   100%   100%   100%   100%
February 2011                    100%   100%   100%   100%   100%
February 2012                    100%   100%   100%   100%   100%
February 2013                    100%   100%   100%   100%   100%
February 2014                    100%   100%   100%   100%   100%
February 2015                    100%   100%   100%   100%   100%
February 2016                    100%   100%   100%   100%   100%
February 2017                     99%    99%    99%    99%    98%
February 2018                      0%     0%     0%     0%     0%
Weighted average life (years)   9.70   9.69   9.67   9.65   9.49

                                      S-148

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                    100%   100%   100%   100%   100%
February 2010                    100%   100%   100%   100%   100%
February 2011                    100%   100%   100%   100%   100%
February 2012                    100%   100%   100%   100%   100%
February 2013                    100%   100%   100%   100%   100%
February 2014                    100%   100%   100%   100%   100%
February 2015                    100%   100%   100%   100%   100%
February 2016                    100%   100%   100%   100%   100%
February 2017                     99%    99%    99%    99%    98%
February 2018                      0%     0%     0%     0%     0%
Weighted average life (years)   9.70   9.69   9.67   9.65   9.49

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
February 2009                    100%   100%   100%   100%   100%
February 2010                    100%   100%   100%   100%   100%
February 2011                    100%   100%   100%   100%   100%
February 2012                    100%   100%   100%   100%   100%
February 2013                    100%   100%   100%   100%   100%
February 2014                    100%   100%   100%   100%   100%
February 2015                    100%   100%   100%   100%   100%
February 2016                    100%   100%   100%   100%   100%
February 2017                    100%   100%   100%   100%   100%
February 2018                      0%     0%     0%     0%     0%
Weighted average life (years)   9.86   9.86   9.86   9.86   9.76

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of eighty-two (82) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,233,858,198, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $746,864 to $120,000,000, and the mortgage loans have an average Cut-off Date Balance of $15,047,051.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

                                      S-149

     A description of the underwriting standards for each of Principal
Commercial Funding II, LLC, Bear Stearns Commercial Mortgage, Inc. and Morgan
Stanley Mortgage Capital Holdings LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Principal
Commercial Funding II, LLC--Underwriting Standards," "--Bear Stearns Commercial
Mortgage, Inc.--Underwriting Standards" and "--Morgan Stanley Mortgage Capital
Holdings LLC--Underwriting Standards," respectively.

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans generally originated for securitizations generally of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

     The mortgage loans were originated between December 17, 2004 and January
14, 2008. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III to this prospectus supplement.

     One hundred fifty (150) mortgaged properties, securing mortgage loans representing 97.3% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. One (1) mortgaged property, securing a mortgage loan representing 2.3% of the Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in that mortgaged property. One
(1) mortgaged property, securing a mortgage loan representing 0.4% of the
Initial Pool Balance, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged property.

     On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Seventy-five (75) mortgage loans, representing 84.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Seven
(7) mortgage loans, representing 15.2% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

     The mortgage loans consist of the following property types:

     o    Retail - Fifty-nine (59) of the mortgaged properties, which secure mortgage loans representing 58.5% of the Initial Pool Balance, are retail properties;

     o    Hospitality - Thirty (30) of the mortgaged properties, which secure mortgage loans representing 13.7% of the Initial Pool Balance, are hospitality properties;

     o    Office - Nine (9) of the mortgaged properties, which secure mortgage loans representing 10.8% of the Initial Pool Balance, are office properties;

     o    Self Storage - Thirty-six (36) of the mortgaged properties, which secure mortgage loans representing 4.3% of the Initial Pool Balance, are self storage properties;

                                      S-150

     o    Theater - Two (2) of the mortgaged properties, which secure mortgage loans representing 3.6% of the Initial Pool Balance, are theater properties;

     o    Multifamily - Five (5) of the mortgaged properties, which secure mortgage loans representing 2.9% of the Initial Pool Balance, are multifamily properties;

     o    Mixed Use - Three (3) of the mortgaged properties, which secure mortgage loans representing 2.6% of the Initial Pool Balance, are mixed use properties;

     o    Industrial - Six (6) of the mortgaged properties, which secure mortgage loans representing 2.5% of the Initial Pool Balance, are industrial properties; and

     o    Other - Two (2) of the mortgaged properties, which secure mortgage loans representing 1.2% of the Initial Pool Balance, are a type of property other than those set forth in this paragraph.

Property Location

     The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: Maryland, California, Georgia,
Nebraska, Florida, Texas, Wisconsin, Puerto Rico and Illinois.

     o    Five (5) mortgaged properties, representing security for 8.7% of the
          Initial Pool Balance, are located in Maryland;

     o    Fifteen (15) mortgaged properties, representing security for 7.8% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, ten (10) of such mortgaged properties, representing security for 5.2% of the Initial Pool
          Balance, are located in Southern California, and five (5) mortgaged properties, representing security for 2.7% of the Initial Pool
          Balance, are located in Northern California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

     o    Fourteen (14) mortgaged properties, representing security for 7.8% of the Initial Pool Balance, are located in Georgia;

     o    One (1) mortgaged property, representing security for 6.8% of the
          Initial Pool Balance, is located in Nebraska;

     o    Nine (9) mortgaged properties, representing security for 6.7% of the
          Initial Pool Balance, are located in Florida;

     o    Twenty-one (21) mortgaged properties, representing security for 5.6%
          of the Initial Pool Balance, are located in Texas;

     o    Two (2) mortgaged properties, representing security for 5.5% of the
          Initial Pool Balance, are located in Wisconsin;

     o    Three (3) mortgaged properties, representing security for 5.1% of the
          Initial Pool Balance, are located in Puerto Rico; and

     o    Three (3) mortgaged properties, representing security for 5.0% of the
          Initial Pool Balance, are located in Illinois.

                                      S-151

Due Dates

     Fifty (50) mortgage loans, representing 86.4% of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. Thirty-two (32) mortgage loans, representing 13.6% of the Initial Pool Balance, have Due Dates on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) eighty (80) mortgage loans, representing 98.6% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days; (ii) one (1) mortgage loan, representing 0.6% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 6 calendar days and (iii) one (1) mortgage loan, representing 0.8% of the Initial
Pool Balance, with a grace period prior to the imposition of late payment charges of 15 calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

     The mortgage loans have the following amortization features:

     o    All of the mortgage loans, representing 100.0% of the Initial Pool
          Balance, are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or Anticipated Repayment
          Date, as applicable. Nine (9) of these mortgage loans, representing
          8.4% of the Initial Pool Balance, are mortgage loans that have an
          Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date
          (which is prior to the mortgage loan's stated maturity date) upon which these increases occur; and

     o    Also included in these Balloon Loans are sixteen (16) mortgage loans, representing 23.0% of the Initial Pool Balance, that provide for monthly payments of interest only for their entire respective terms and thirty-three (33) mortgage loans, representing 57.8% of the
          Initial Pool Balance, that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 12 months to 84 months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

     o    Forty-eight (48) mortgage loans, representing 50.9% of the Initial
          Pool Balance, prohibit voluntary Principal Prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging
          "government securities" as defined in the Investment Company Act of
          1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

     o    Six (6) mortgage loans, representing 14.7% of the Initial Pool
          Balance, prohibit voluntary Principal Prepayments during a Lock-out
          Period, and following the Lock-out Period permit voluntary Principal
          Prepayments if accompanied by a Prepayment Premium or Yield
          Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the

                                      S-152

          issuance of the certificates, to defease the applicable mortgage loan by pledging "government securities" as defined above;

     o    Twenty (20) mortgage loans, representing 10.1% of the Initial Pool
          Balance, prohibit voluntary Principal Prepayments during a Lock-out
          Period, and following the Lock-out Period permit voluntary Principal
          Prepayments if accompanied by a Prepayment Premium or Yield
          Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

     o    One (1) mortgage loan, representing 9.7% of the Initial Pool Balance, has no Lock-out Period and permits voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after the earlier of (i) November 26, 2011 and (ii) an initial period of at least two years following the issuance of the certificates related to the securitization of the Kimco Portfolio Companion Loan, to defease the applicable mortgage loan by pledging "government securities" as defined above;

     o    One (1) mortgage loan, representing 7.0% of the Initial Pool Balance, prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period permits voluntary Principal
          Prepayments if accompanied by a Prepayment Premium or Yield
          Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and (i) after the sixth payment date through and including the twelfth payment date, 4% of the amount prepaid, (ii)
          after the twelfth payment date through and including the twenty-fourth payment date, 3% of the amount prepaid and (iii) thereafter, 1% of the amount prepaid;

     o    Two (2) mortgage loans, representing 6.7% of the Initial Pool Balance, have no Lock-out Periods and permit voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the issuance of the certificates, to defease the applicable mortgage loan by pledging "government securities" as defined above;

     o    One (1) mortgage loan, representing 0.6% of the Initial Pool Balance has no Lock-out Period and permits (i) voluntary Principal Prepayments during an initial period of 24 payment periods, if accompanied by a
          Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 3.0% of the amount prepaid and (ii) voluntary Principal Prepayments thereafter, if accompanied by a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the applicable mortgage loan by pledging "government securities" as defined above; and

     o    Three (3) mortgage loans, representing 0.4% of the Initial Pool
          Balance, prohibit voluntary Principal Prepayments during a Lock-out
          Period, and following the Lock-out Period permit voluntary Principal
          Prepayments if accompanied by a Yield Maintenance Charge.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or Yield Maintenance Charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or Yield Maintenance
Charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II to this prospectus supplement for more details about the various yield maintenance formulas.

                                      S-153

With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    One (1) mortgage loan, representing 9.7% of the Initial Pool Balance, is secured by multiple mortgaged properties and permits the release of one or more of the related mortgaged properties from the lien of the related mortgage upon the satisfaction of certain conditions including, but not limited to: (i) payment of an amount equal to 115%
          of the allocated loan amount for the released mortgaged property plus a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, (ii) (x) if the release occurs prior to January 1,
          2010, the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release is the greater of (a) 1.38x and (b) the debt service coverage ratio for all of the remaining mortgaged properties including the proposed release property as of the date immediately preceding the release date and (y) if the release occurs on or after January 1, 2010, the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release is the greater of (a) 1.18x and (b) the debt service coverage ratio for all of the remaining mortgaged properties including the proposed release property and (iii) the loan-to-value ratio for the remaining mortgaged properties shall be less than the lesser of (x) 67.0% and (y) the loan-to-value ratio for all remaining mortgaged properties including the proposed release property preceding the release date;

     o    One (1) mortgage loan, representing 7.0% of the Initial Pool Balance, is secured by multiple mortgaged properties and permits the release of one or more of the related mortgaged properties from the lien of the related mortgage at any time on or after July 2, 2008 upon the satisfaction of certain conditions including, but not limited to: (i)
          payment of an amount equal to 120% of the allocated loan amount for the released mortgaged property plus the applicable yield maintenance premium, (ii) the loan-to-value ratio of the remaining mortgaged properties immediately following the release is equal to or less than the lesser of (x) 55% and (y) the loan-to-value ratio immediately prior to the release, (iii) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release is equal to or greater than the greater of (x) 1.65x and
          (y) the debt service coverage ratio for the 12 full calendar months immediately preceding the release and (iv) no more than 40% of the cash flow for the remaining mortgaged properties can be derived from any particular State, Commonwealth or market;

     o    One (1) mortgage loan, representing 4.3% of the Initial Pool Balance, is secured by multiple mortgaged properties and permits the release of one or more of the related mortgaged properties from the lien of the related mortgage through partial defeasance upon the satisfaction of certain conditions including, but not limited to: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released mortgaged property, (ii) the loan-to-value of the remaining mortgaged properties immediately following the release is equal to or less than the lesser of (x) 66.27% and (y) the loan-to-value ratio immediately prior to the release and (iii) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release is equal to or greater than the greater of (x) 1.20x and
          (y) the debt service coverage ratio for the 12 full calendar months immediately preceding the release; and

     o    One (1) mortgage loan, representing 0.7% of the Initial Pool Balance, is secured by multiple mortgaged properties and permits the release of either of the related mortgaged properties from the lien of the related mortgage loan, upon the satisfaction of certain conditions, including, but not limited to: (i) defeasance of an amount equal to
          115% of the allocated loan amount for the released mortgaged property,
          (ii) the loan-to-value ratio immediately following the release is not greater than the lesser of (x) 80% and (y) the loan-to-value ratio immediately prior to the release and (iii) the debt service coverage ratio immediately following the release is no less than the greater of
          (x) 1.10x and (y) the debt service coverage ratio immediately prior to the release.

     Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing one (1) to seven (7) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

     The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                      S-154

     In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, five
(5) mortgage loans, representing 24.6% of the Initial Pool Balance permit the related borrower to substitute collateral under certain circumstances. See the footnotes to Appendix II to this prospectus supplement for a description of these substitution provisions.

     See the footnotes to Appendix II to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

     Four (4) mortgage loans, representing 22.6% of the Initial Pool Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1 (the
"Kimco Portfolio Pari Passu Loan"), having an outstanding principal balance as of the Cut-off Date of $120,000,000, representing 9.7% of the Initial Pool
Balance, is secured by the related mortgaged property on a pari passu basis with another note (the "Kimco Portfolio Companion Loan"), which had an original outstanding principal balance of $30,000,000. Mortgage Loan No. 2 (the "Apple
Hotel Portfolio Pari Passu Loan"), having an outstanding principal balance as of the Cut-off Date of $86,212,500, representing 7.0% of the Initial Pool Balance, is secured by the related mortgaged property on a pari passu basis with three other notes (collectively, the "Apple Hotel Portfolio Companion Loan"), which had an aggregate original outstanding principal balance of $258,637,500.
Mortgage Loan No. 5 (the "GE Healthcare Facility Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $65,250,000, representing 5.3% of the Initial Pool Balance, is secured by the related mortgaged property, which also secures a subordinated B Note (the "GE Healthcare
Facility B Note") that had an original principal balance of $6,000,000. Mortgage
Loan No. 38 (the "Plaza La Cienega Pari Passu Loan"), having

                                      S-155

an outstanding principal balance as of the Cut-off Date of $6,991,738, representing 0.6% of the Initial Pool Balance, is secured by the related mortgaged property on a pari passu basis with another note (the "Plaza La
Cienega Companion Loan"), which had an original outstanding principal balance of
$43,000,000. See "Servicing of the Mortgage Loans-- Servicing of the Kimco
Portfolio Loan Group, the Apple Hotel Portfolio Loan Group, the Plaza La Cienega
Loan Group and the A/B Mortgage Loan."

     With respect to one (1) mortgage loan, Mortgage Loan No. 6, representing
4.3% of the Initial Pool Balance, the related sponsors have entered into mezzanine financing that is secured by pledges of the indirect equity interests in the borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property.

     In addition to the foregoing, the borrower under one (1) mortgage loan,
Mortgage Loan No. 42, representing 0.5% of the Initial Pool Balance, has entered into additional subordinate financing that is not secured by the related mortgaged property.

     Fourteen (14) mortgage loans, representing 24.7% of the Initial Pool
Balance, permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio ("DSCR") and/or loan-to-value ratio ("LTV") tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

     One (1) mortgage loan, representing 0.5% of the Initial Pool Balance, permits the borrower to obtain an unsecured line of credit in a maximum amount not to exceed the greater of $2,000,000 or an amount which would not result in an aggregate loan-to-value ratio exceeding 25% as further discussed in the footnotes of Appendix II to this prospectus supplement.

     In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

     In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

     The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II to this prospectus supplement.

     We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                      S-156

THE SECURCARE SELF STORAGE PORTFOLIO LOAN

     Mortgage Loan No. 6, which consists of a note with an outstanding principal balance as of the Cut-off Date of $52,500,000 (the "SecurCare Self Storage
Portfolio Loan"), representing 4.3% of the Initial Pool Balance, is secured by the related mortgaged property. Additional mezzanine financing (the "SecurCare
Self Storage Portfolio Mezzanine Loan") is in place with an original principal amount of up to $72,113,125 that is secured by pledges of the indirect equity interests in the SecurCare Self Storage Portfolio Loan Borrower and indirectly by other interests owned by the related sponsors, which other interests do not represent ownership interests in the related mortgaged property. The estimated allocation of the SecurCare Self Storage Portfolio Mezzanine Loan to the
mortgaged property securing the SecurCare Self Storage Portfolio Loan is approximately $13,125,000.

     Rights of the Holder of the SecurCare Self Storage Portfolio Mezzanine Loan

     Pursuant to the terms of an intercreditor agreement, the holder of the
SecurCare Self Storage Portfolio Mezzanine Loan has certain rights with respect to the SecurCare Self Storage Portfolio Loan, including, among others, the following:

     Option to Cure Defaults Under the SecurCare Self Storage Portfolio Loan.
The holder of the SecurCare Self Storage Portfolio Mezzanine Loan has the right to cure monetary events of default under the SecurCare Self Storage Portfolio
Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the SecurCare Self Storage Portfolio
Loan and the expiration of the borrower's cure period, if any; provided, however, that with respect to payments of principal and interest, in no event may the cure period for the holder of the SecurCare Self Storage Portfolio
Mezzanine Loan extend beyond the eighth calendar day of any month; provided, further, however, that if the holder of the SecurCare Self Storage Portfolio
Mezzanine Loan elects to cure a monetary event of default, the holder of the
SecurCare Self Storage Portfolio Mezzanine Loan will (a) indemnify, defend and hold harmless the holder of the SecurCare Self Storage Portfolio Loan for certain expenses due to or arising from the cure period, (b) reimburse the holder of the SecurCare Self Storage Portfolio Loan for any interest on any advances for monthly payments of principal and/or interest on the SecurCare Self
Storage Portfolio Loan and/or any protective advances with respect to the monetary event of default, and (c) if the holder of the SecurCare Self Storage
Portfolio Mezzanine Loan cures the monetary event of default after the cure period, pay the holder of the SecurCare Self Storage Portfolio Loan an amount equal to the excess of interest accruing at the default rate over interest accruing at the interest rate for each day that the default continued uncured, less any amounts reimbursed under (b) above.

     The holder of the SecurCare Self Storage Portfolio Mezzanine Loan also has the right to cure non-monetary events of default with respect to the SecurCare
Self Storage Portfolio Loan within any applicable grace period for the subject event of default; provided, however, if the non-monetary event of default cannot reasonably be cured within the applicable grace period or if no cure period is provided and, if applicable, the holder of the SecurCare Self Storage Portfolio
Mezzanine Loan commenced curative action within the applicable grace period if there is a cure period and is diligently pursing the cure (or, with respect to a non-monetary event of default that is not susceptible to cure, if the holder of the SecurCare Self Storage Portfolio Mezzanine Loan is diligently pursuing foreclosure of the collateral securing the SecurCare Self Storage Portfolio
Mezzanine Loan (the "SecurCare Self Storage Portfolio Mezzanine Collateral") and
the non-monetary event of default does not materially impair the value, use or operation of the mortgaged property), then the holder of the SecurCare Self
Storage Portfolio Mezzanine Loan will be given an additional cure period as is reasonably necessary for the holder of the SecurCare Self Storage Portfolio
Mezzanine Loan in the exercise of due diligence to cure the non-monetary event
(or, with respect to a non-monetary event of default that is not susceptible to cure, an additional period as is reasonably necessary to complete foreclosure of the SecurCare Self Storage Portfolio Mezzanine Collateral), so long as (i) the holder of the SecurCare Self Storage Portfolio Mezzanine Loan is diligently and expeditiously proceeding to cure such non-monetary default (or with respect to a non-monetary event of default that is not susceptible to cure, the holder of the
SecurCare Self Storage Portfolio Mezzanine Loan is diligently pursuing foreclosure of the SecurCare Self Storage Portfolio Mezzanine Collateral and
such non-monetary event of default does not materially impair the value, use or operation of the mortgaged property), (ii) timely payment of the regularly scheduled principal and interest payments and any other amounts due under the loan documents is made by the holder of the SecurCare Self Storage Portfolio
Mezzanine Loan to the holder of the SecurCare Self Storage Portfolio Loan, (iii)
such additional cure period does not exceed 60 days (unless such non-monetary default is of a nature that cannot be cured within

                                      S-157

such 60 days without ownership of the SecurCare Self Storage Portfolio Mezzanine
Collateral or is not susceptible to cure, in which case, the holder of the
SecurCare Self Storage Portfolio Mezzanine Loan will have additional time as is reasonably necessary to gain ownership of the SecurCare Self Storage Portfolio
Mezzanine Collateral; provided that the holder of the SecurCare Self Storage
Portfolio Mezzanine Loan is continuously and diligently pursuing the ownership of the SecurCare Self Storage Portfolio Mezzanine Collateral and the
non-monetary event of default does not materially impair the value, use or operation of the mortgaged property), (iv) the non-monetary default is not caused by a bankruptcy or like proceeding and a bankruptcy or like proceeding does not occur during the cure period and (v) there is no further material adverse effect to the SecurCare Self Storage Portfolio Loan, the related borrower or the value, use or operation of the related mortgaged property as a result of the non-monetary default. Notwithstanding the foregoing, in no event may the cure period extend beyond the date that is 180 days from the date that the holder of the SecurCare Self Storage Portfolio Loan gives notice of the subject event of default to the holder of the SecurCare Self Storage Portfolio
Mezzanine Loan.

     Option to Purchase the SecurCare Self Storage Portfolio Loan. If (i) the
SecurCare Self Storage Portfolio Loan has been accelerated or (ii) any proceeding to foreclose or otherwise enforce the SecurCare Self Storage
Portfolio Loan or other security for the SecurCare Self Storage Portfolio Loan has been commenced, the holder of the SecurCare Self Storage Portfolio Mezzanine
Loan has the right to purchase the SecurCare Self Storage Portfolio Loan, in whole but not in part, at a price generally equal to the unpaid principal balance of the SecurCare Self Storage Portfolio Loan, plus accrued and unpaid interest and other amounts due thereon (including, without limitation, any
Servicing Advances and interest charged thereon, plus any expenses incurred in connection with enforcing the related mortgage loan documents and interest on any P&I Advances made with respect to the SecurCare Self Storage Portfolio Loan pursuant to the Pooling and Servicing Agreement).

     Consent Rights. The holder of the SecurCare Self Storage Portfolio Loan is required to notify the holder of the SecurCare Self Storage Portfolio Mezzanine
Loan if the borrower requests a release of the lien of the SecurCare Self
Storage Portfolio Loan or requests the holder of the SecurCare Self Storage
Portfolio Loan's consent to, or takes any action in connection with or in furtherance of, a transfer of any material portion of the related mortgaged property.

     Prior to the occurrence of an event of default, the holder of the SecurCare
Self Storage Portfolio Loan is required to obtain the prior consent of the holder of the SecurCare Self Storage Portfolio Mezzanine Loan to:

     o    increase the interest rate or principal amount of the SecurCare Self
          Storage Portfolio Loan;

     o    increase in any other material respect any monetary obligations of the related borrower;

     o    extend or shorten the scheduled maturity date of the SecurCare Self
          Storage Portfolio Loan (except as permitted in accordance with the related mortgage loan documents);

     o    convert or exchange the SecurCare Self Storage Portfolio Loan into or for any other indebtedness or subordinate any of the SecurCare Self
          Storage Portfolio Loan to any indebtedness of the related borrower;

     o    amend or modify the provisions limiting transfers of interests in the related borrower or the related mortgaged property;

     o    cross-default the SecurCare Self Storage Portfolio Loan with any other indebtedness;

     o    obtain any contingent interest, additional interest or so-called
          "kicker" measured on the basis of the cash flow or appreciation of the related mortgaged property (or other similar equity participation); or

     o    extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge.

          Generally, following the occurrence of an event of default, the holder of the SecurCare Self Storage

                                      S-158

Portfolio Loan will not be obligated to obtain the consent of the holder of the
SecurCare Self Storage Portfolio Mezzanine Loan with respect to the foregoing.
In addition, the holder of the SecurCare Self Storage Portfolio Loan will not be obligated to obtain the consent of the holder of the SecurCare Self Storage
Portfolio Mezzanine Loan with respect to any amounts funded by the holder of the
SecurCare Self Storage Portfolio Loan as a result of advances or interest accruals or accretions and any compounding of such amount.

Loan Purpose

     Twenty-six (26) mortgage loans, representing 56.2% of the Initial Pool
Balance, were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and fifty-six (56) mortgage loans, representing 43.8% of the Initial Pool Balance, were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

     Seven (7) mortgage loans, representing 16.8% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II to this prospectus supplement.

The ARD Loans

     Nine (9) mortgage loans, representing 8.4% of the Initial Pool Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised
Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

     Twenty-eight (28) mortgage loans, representing 62.6% of the Initial Pool
Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a)
          swept and remitted to the related borrower unless a default or other
          "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-159

     o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust.
          The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

     o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

     In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

                                      S-160

Environmental Assessments

     An environmental site assessment was performed with respect to each mortgaged property generally within the eighteen-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a
"Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged
Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

     In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

                                      S-161

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III to this prospectus supplement.
Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

     For purposes of the tables in Appendix I to this prospectus supplement and for the information presented in Appendix II and Appendix III to this prospectus supplement:

     (1)  References to "DSCR" are references to "Debt Service Coverage Ratios."
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b)
          required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and
          Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any
          mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects
          (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage
          Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
          Non-Serviced Companion Mortgage Loan. The Debt Service Coverage Ratio
          information in this prospectus supplement with respect to any A/B
          Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service
          Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
          "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
          Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                                      S-162

          The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

          Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt
          Service Coverage Ratios accurately reflect that ability.

     (2)  References to "DSCR Post IO Period" are references to "Debt Service
          Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage
          Ratio Post IO Period" or "DSCR Post IO Period" for any mortgage loan is calculated pursuant to the definition of those terms under the
          "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
          Coverage Ratio Post IO Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

     (3)  References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV,"
          "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value"
          for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
          Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals."

                                      S-163

          When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

     (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     (5)  In some cases, the debt service coverage ratio information and the
          "Percent Leased" with respect to a mortgaged property reflects the existence of a "master lease". Generally, for purposes of the presentation in this prospectus supplement, we consider a "master lease" to be a lease by an affiliate of the borrower, or by an entity
          (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a "master lease" for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that
          (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. "Master leases" are typically used in connection with the origination of a loan to bring occupancy to a
          "stabilized" level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have
          "master leases", the square footage represented by each master lease and the rental rate represented by each master lease in the footnotes to Appendix II and Appendix III to this prospectus supplement and, if applicable to the mortgaged properties securing the ten largest mortgage loans in the pool, in Appendix III--Significant Loan
          Summaries of this prospectus supplement.

     The sum in any column of any of the tables in Appendix I to this prospectus supplement may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the

                                      S-164

application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002; provided, however, the master servicer shall not be obligated to maintain such insurance if the master servicer determines that such insurance is (a) not available at any rate or (b) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

     If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the
          Servicing Standard.

     If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

     In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage loan documents, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related

                                      S-165

mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

     The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

     The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2) such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

     (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

                                      S-166

     (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

     (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

     (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

     (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

     (12) except in the case of the mortgage loans covered by a secured creditor impaired property policy, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

     (16) the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

                                      S-167

     (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

     (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o    repurchase the affected mortgage loan from the Trust at the Purchase
          Price; or

     o    at its option, if within the two-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced
          (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute
          Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

                                      S-168

     The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

     The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller. See "Risk
Factors--Mortgage Loan Sellers May Not Be Able To Make A Required Repurchase Or
Substitution Of A Defective Mortgage Loan" in this prospectus supplement.

     If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II to this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller
(such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                                      S-169

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

     With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the
Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the Trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer or, in the case of the Apple Hotel Portfolio Pari Passu Loan, KeyCorp Real
Estate Capital Markets, Inc. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the
Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

                                      S-170

     Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date who failed on any prior date to comply with any of its Exchange Act reporting or Regulation AB obligations to the extent set forth in the Pooling and Servicing Agreement.
However, any subservicing is subject to various conditions set forth in the
Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
     Adviser, the Depositor and the trustee;

o    the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect (i) the rights and obligations of the Primary Servicer to continue to act as a primary servicer or (ii) the rights and obligations of KeyCorp Real Estate Capital
Markets, Inc. to act as the primary servicer of the Apple Hotel Portfolio Pari
Passu Loan. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer ceases to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

     Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any

                                     S-171

payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" to this prospectus supplement.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

     The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE KIMCO PORTFOLIO LOAN GROUP, THE APPLE HOTEL PORTFOLIO LOAN
GROUP, THE PLAZA LA CIENEGA LOAN GROUP AND THE A/B MORTGAGE LOAN

THE KIMCO PORTFOLIO LOAN GROUP

     Mortgage Loan No. 1 (the "Kimco Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $120,000,000, representing approximately 9.7% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the "Kimco
Portfolio Companion Loan"), which had an original outstanding principal balance of $30,000,000. The Kimco Portfolio Pari Passu Loan and the Kimco Portfolio
Companion Loan have the same borrowers and are all secured by the same mortgage instruments encumbering the same mortgaged properties. The interest rate and maturity date of the Kimco Portfolio Companion Loan are identical to those of the Kimco Portfolio Pari Passu Loan. Payments from the borrowers under the Kimco
Portfolio Loan Group will be applied on a pro rata and pari passu basis to the
Kimco Portfolio Pari Passu Loan and the Kimco Portfolio Companion Loan. The
Kimco Portfolio Companion Loan will initially be held by Principal Commercial
Funding II, LLC or one of its affiliates. The Kimco Portfolio Companion Loan is not an asset of the trust.

     The Kimco Portfolio Loan Group will be serviced pursuant to the Pooling and
Servicing Agreement. The intercreditor agreement between the holder of the Kimco
Portfolio Pari Passu Loan and the holder of the Kimco Portfolio Companion Loan provides that for so long as the Kimco Portfolio Pari Passu Loan is held by the trust, the master servicer or the special servicer, as applicable, will be obligated to service and administer the Kimco Portfolio Loan Group consistently with the terms of the intercreditor agreement and the Pooling and Servicing
Agreement. The master servicer, special servicer or the trustee, as applicable, will be required to make servicing advances on the

                                     S-172

Kimco Portfolio Loan Group unless the master servicer, special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Kimco Portfolio Loan Group.

The Kimco Portfolio Loan Group Intercreditor Agreement

     The holders of the Kimco Portfolio Pari Passu Loan and the Kimco Portfolio
Companion Loan have entered into an intercreditor agreement (the "Kimco
Portfolio Loan Group Intercreditor Agreement") that governs the respective rights and powers of the holders of the Kimco Portfolio Pari Passu Loan and the
Kimco Portfolio Companion Loan and generally provides (among other things) for the following:

     o    the Kimco Portfolio Pari Passu Loan and the Kimco Portfolio Companion
          Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o    all payments, proceeds and other recoveries on or in respect of the
          Kimco Portfolio Pari Passu Loan and the Kimco Portfolio Companion Loan
          will be applied to the Kimco Portfolio Pari Passu Loan and the Kimco
          Portfolio Companion Loan on a pro rata and pari passu basis (subject, in each case, to certain payment and reimbursement rights of the master servicer, the special servicer, the trustee, and any other servicers with respect to the Kimco Portfolio Loan Group, in accordance with the terms of the Pooling and Servicing Agreement); and

     o    the transfer of the ownership of the Kimco Portfolio Companion Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and to their affiliates that satisfy minimum net worth and experience requirements and other than to trusts established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

Consent and consultation rights of the holder of the Kimco Portfolio Companion
Loan

     Pursuant to the terms of the Kimco Portfolio Loan Group Intercreditor
Agreement, neither the master servicer nor the special servicer, as applicable, will be permitted to take any of the following actions unless the master servicer or special servicer, as applicable, has notified the holder of the
Kimco Portfolio Companion Loan of such proposed action in writing, and such holder acting jointly with the holder of the Kimco Portfolio Pari Passu Loan has consented in writing within 10 business days (following the holders of the Kimco
Portfolio Loan Group having been notified and provided with all information that such holders reasonably request) with respect to the proposed action:

     o    any foreclosure upon or comparable conversion (which may include acquisition as an REO property) of the ownership of the mortgaged properties securing the Kimco Portfolio Loan Group when specially serviced;

     o    any modification, extension, amendment or waiver of a monetary term of the Kimco Portfolio Loan Group (including the timing of payments, but excluding the waiver of default charges) or a modification consisting of the extension of the maturity date of the Kimco Portfolio Loan
          Group;

     o    any proposed sale of the Kimco Portfolio Loan Group after a default thereunder or the related mortgaged properties after it becomes an REO property for less than the then unpaid principal balance of the Kimco
          Portfolio Loan Group, together with all accrued and unpaid interest thereon, plus any other amounts then due and owing under the Kimco
          Portfolio Loan Group and the Pooling and Servicing Agreement;

     o    any acceptance of a discounted payoff of the Kimco Portfolio Loan
          Group;

     o    any determination to bring the mortgaged properties securing the Kimco
          Portfolio Loan Group (if specially serviced or after the mortgaged properties have become REO Properties) into compliance with applicable environmental laws;

                                     S-173

     o    any release of collateral for the Kimco Portfolio Loan Group, if specially serviced, other than in accordance with the terms of, or upon satisfaction of, the Kimco Portfolio Loan Group;

     o    any acceptance of substitute or additional collateral for the Kimco
          Portfolio Loan Group, if specially serviced, other than in accordance with the terms of the Kimco Portfolio Loan Group;

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to the Kimco Portfolio Loan Group; and

     o    any acceptance of an assumption agreement releasing the related borrower(s) from liability under the Kimco Portfolio Loan Group;

provided, that in the event the holders of the Kimco Portfolio Loan Group have not provided mutual written consent to such proposed action within such time period, the master servicer or the special servicer, as applicable, shall implement such servicing action or inaction that it deems to be appropriate in accordance with the Servicing Standard, which shall be binding on the holders of the Kimco Portfolio Loan Group; and provided further, that in the event that the applicable servicer determines that immediate action is necessary to protect the interests of the holders of the Kimco Portfolio Loan Group (as a collective whole), the applicable servicer may take any such action without waiting for such holders' response.

     In addition, pursuant to the terms of the Kimco Portfolio Loan Group
Intercreditor Agreement, prior to making a decision with respect to the following proposed actions, the holder of the Kimco Portfolio Pari Passu Loan and the master servicer or the special servicer, as applicable, must first consult with the holder of the Kimco Portfolio Companion Loan during the 10 business day period following the holder of the Kimco Portfolio Companion Loan having been notified and provided with all information that such holder reasonably requests in connection with such proposed action (provided, that the holder of the Kimco Portfolio Pari Passu Loan, the master servicer or special servicer, as applicable, may, in their sole discretion, reject any advice or direction received from the holder of the Kimco Portfolio Companion Loan):

     o    any acceptance of a change in the franchise or property management company with respect to the mortgaged properties securing the Kimco
          Portfolio Loan Group;

     o    consent to the release of any escrow accounts, reserve accounts or letters of credit with respect to the Kimco Portfolio Loan Group to the extent lender's consent is required; and

     o    any determination as to whether any type of property-level insurance is required under the terms of the related mortgage loan documents, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged properties are located or any other determination or exercise of discretion with respect to property-level insurance.

Right of the holder of the Kimco Portfolio Companion Loan to replace the initial special servicer

     Pursuant to the terms of the Kimco Portfolio Loan Group Intercreditor
Agreement, the holder of the Kimco Portfolio Companion Loan will have the right to replace the initial special servicer, with respect to the Kimco Portfolio
Loan Group, with a qualified special servicer selected by it if: (i) the initial special servicer is downgraded by any Rating Agency below the applicable required special servicer ratings; or (ii) an event of default under the Pooling and Servicing Agreement with respect to the initial special servicer has occurred and is continuing.

                                     S-174

THE APPLE HOTEL PORTFOLIO LOAN GROUP

     Mortgage Loan No. 2 (the "Apple Hotel Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $86,212,500, representing approximately 7.0% of the Initial Pool Balance, is secured by the related mortgaged properties on a pari passu basis with three other notes
(collectively, the "Apple Hotel Portfolio Companion Loan"), which had an aggregate original outstanding principal balance of $258,637,500. The Apple
Hotel Portfolio Pari Passu Loan and the Apple Hotel Portfolio Companion Loan
have the same borrowers and are all secured by the same mortgage instruments encumbering the same mortgaged properties. The interest rate and maturity date of the Apple Hotel Portfolio Companion Loan are identical to those of the Apple
Hotel Portfolio Pari Passu Loan. The Apple Hotel Portfolio Loan Group will be primary serviced by KeyCorp Real Estate Capital Markets, Inc. pursuant to a sub-servicing agreement between it and the master servicer.

     The holders of the Apple Hotel Portfolio Loan Group, together with BSCMI, entered into an intercreditor agreement. That intercreditor agreement generally provides (among other things) for the following:

     o    the Apple Hotel Portfolio Pari Passu Loan and the Apple Hotel
          Portfolio Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o    the Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Apple Hotel Portfolio Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the
          Apple Hotel Portfolio Loan Group will be effected in accordance with the Pooling and Servicing Agreement) and the trustee (or the master servicer or special servicer on its behalf) thereunder has the exclusive right to exercise remedies with respect to the Apple Hotel
          Portfolio Loan Group, including, without limitation, seeking foreclosure;

     o    a representative appointed by the Controlling Class under the Pooling and Servicing Agreement will act as controlling class representative with respect to the Apple Hotel Portfolio Loan Group and have all rights with respect to the Apple Hotel Portfolio Loan Group set forth in the Pooling and Servicing Agreement;

     o    all payments, proceeds and other recoveries on or in respect of the
          Apple Hotel Portfolio Pari Passu Loan and/or the Apple Hotel Portfolio
          Companion Loan (in each case, subject to the rights of each of the master servicer, the special servicer, the Depositor or the trustee under the Pooling and Servicing Agreement to payments and
          reimbursements pursuant to and in accordance with the terms of the
          Pooling and Servicing Agreement) will be applied to the Apple Hotel
          Portfolio Pari Passu Loan and the Apple Hotel Portfolio Companion Loan
          on a pari passu basis according to their respective outstanding principal balances; and

     o    the transfer of the ownership of an Apple Hotel Portfolio Companion
          Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and to their affiliates that satisfy minimum net worth and experience requirements and to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans.

     In addition, neither the Pooling and Servicing Agreement nor the related intercreditor agreement, if the Apple Hotel Portfolio Pari Passu Loan is subject to a fair value purchase option, gives any party that exercises that option the right to, or requires them to, purchase the Apple Hotel Portfolio Companion Loan in connection with such purchase option.

     Under the Pooling and Servicing Agreement, the servicing and administration of the Apple Hotel Portfolio Pari Passu Loan and the Apple Hotel Portfolio
Companion Loan will generally be conducted as if such loans were a single
"mortgage loan" under the provisions of the Pooling and Servicing Agreement.
Notwithstanding the foregoing, the holders of the Apple Hotel Portfolio
Companion Loan have consultation rights with respect to the

                                     S-175

Apple Hotel Portfolio Loan Group and the related mortgaged property under the
Pooling and Servicing Agreement and related intercreditor agreement.

THE PLAZA LA CIENEGA LOAN GROUP

     Mortgage Loan No. 38 (the "Plaza La Cienega Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $6,991,738, representing approximately 0.6% of the Initial Pool Balance, is secured by the related mortgaged property on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the "Plaza La Cienega
Companion Loan") and which had an original outstanding principal balance of
$43,000,000. The Plaza La Cienega Companion Loan has the same interest rate, maturity date and amortization terms as the Plaza La Cienega Pari Passu Loan.

     The Plaza La Cienega Loan Group is currently being serviced and administered pursuant to the BSCMSI 2005-PWR7 Pooling and Servicing Agreement.
The BSCMSI 2005-PWR7 Pooling and Servicing Agreement provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

     The Plaza La Cienega Companion Loan has the same interest rate, maturity date and amortization terms as the Plaza La Cienega Pari Passu Loan. The holders of the Plaza La Cienega Loan Group entered into an intercreditor agreement, which generally provides (among other things) for the following:

     o    the Plaza La Cienega Pari Passu Loan and the Plaza La Cienega
          Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

     o    the BSCMSI 2005-PWR7 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Plaza La Cienega Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Plaza La Cienega Loan Group will be effected in accordance with the BSCMSI 2005-PWR7 Pooling and Servicing Agreement)
          and the BSCMSI 2005-PWR7 Trustee (or the BSCMSI 2005-PWR7 Master
          Servicer or BSCMSI 2005-PWR7 Special Servicer on its behalf)
          thereunder has the exclusive right to exercise remedies with respect to the Plaza La Cienega Loan Group, including, without limitation, seeking foreclosure;

     o    a representative appointed by the Controlling Class under the BSCMSI
          2005-PWR7 Pooling and Servicing Agreement will act as controlling class representative with respect to the Plaza La Cienega Loan Group and have all rights with respect to the Plaza La Cienega Loan Group set forth in the BSCMSI 2005-PWR7 Pooling and Servicing Agreement;

     o    all payments, proceeds and other recoveries on or in respect of the
          Plaza La Cienega Pari Passu Loan and/or the Plaza La Cienega Companion
          Loan (in each case, subject to the rights of each of the BSCMSI
          2005-PWR7 Master Servicer, the BSCMSI 2005-PWR7 Special Servicer, the
          BSCMSI 2005-PWR7 Depositor or the BSCMSI 2005-PWR7 Trustee under the
          BSCMSI 2005-PWR7 Pooling and Servicing Agreement to payments and reimbursements pursuant to and in accordance with the terms of the
          BSCMSI 2005-PWR7 Pooling and Servicing Agreement) will be applied to the Plaza La Cienega Pari Passu Loan and the Plaza La Cienega
          Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

     o    the transfer of the ownership of the Plaza La Cienega Companion Loan to any person or entity is generally prohibited other than to institutional lenders, investment funds, and to their affiliates that satisfy minimum net worth and experience requirements and to trusts established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans with a trustee, servicer and special servicer approved by the rating agencies rating the securities issued by the trust.

                                     S-176

     In addition, under the BSCMSI 2005-PWR7 Pooling and Servicing Agreement and
the related intercreditor agreement, if the Plaza La Cienega Companion Loan is subject to a fair value purchase option, then any party that exercises that option will also be required to purchase the Plaza La Cienega Pari Passu Loan.

     Under the BSCMSI 2005-PWR7 Pooling and Servicing Agreement, the servicing and administration of the Plaza La Cienega Pari Passu Loan and the Plaza La
Cienega Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the BSCMSI 2005-PWR7 Pooling and
Servicing Agreement. Notwithstanding the foregoing, the holder of the Plaza La
Cienega Pari Passu Loan has consultation rights with respect to the Plaza La
Cienega Loan Group and the related mortgaged property under the BSCMSI 2005-PWR7
Pooling and Servicing Agreement and related intercreditor agreement.

THE GE HEALTHCARE FACILITY A/B MORTGAGE LOAN

     Mortgage Loan No. 5 ("GE Healthcare Facility Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $65,250,000, represents approximately 5.3% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $6,000,000 ("GE Healthcare Facility B Note").

     The GE Healthcare Facility B Note initially will be held by Principal Life
Insurance Company, which holder may sell or transfer the GE Healthcare Facility
B Note at any time subject to compliance with the requirements of the intercreditor agreement. The GE Healthcare Facility B Note is not included in the trust but will be serviced pursuant to the Pooling and Servicing Agreement.
The GE Healthcare Facility Mortgage Loan together with the GE Healthcare
Facility B Note is referred to herein as the "GE Healthcare Facility A/B
Mortgage Loan." The GE Healthcare Facility Mortgage Loan and the GE Healthcare
Facility B Note comprising the GE Healthcare Facility A/B Mortgage Loan have the same borrower and the same maturity date.

The GE Healthcare Facility Intercreditor Agreement

     The initial holder of the GE Healthcare Facility Mortgage Loan and the initial holder of the GE Healthcare Facility B Note have entered into an intercreditor agreement (the "GE Healthcare Facility Intercreditor Agreement").

Rights of the Holder of the GE Healthcare Facility B Note

     Pursuant to the terms of the GE Healthcare Facility Intercreditor
Agreement, the holder of the GE Healthcare Facility B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting the GE
Healthcare Facility A/B Mortgage Loan as described hereunder. In addition, the holder of the GE Healthcare Facility B Note has the right (i) to replace the special servicer of the GE Healthcare Facility A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Special
Servicer--Termination of the Special Servicer" and (ii) whether or not a GE
Healthcare Facility Change of Control Event has occurred, (a) to cure a monetary event of default within 10 business days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the GE Healthcare
Facility Mortgage Loan (in whole but not in part) if an event of default under the GE Healthcare Facility A/B Mortgage Loan has occurred and the GE Healthcare
Facility A/B Mortgage Loan has become specially serviced.

     If a monetary event of default (as to which the holder of the GE Healthcare
Facility B Note or its designee is not curing in accordance with the GE
Healthcare Facility Intercreditor Agreement) has occurred and is continuing with respect to the GE Healthcare Facility Mortgage Loan, or a material non-monetary event of default (as to which the holder of the GE Healthcare Facility B Note or its designee is not curing in accordance with the GE Healthcare Facility
Intercreditor Agreement) has occurred and is continuing at a time when the GE
Healthcare Facility Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the GE Healthcare Facility Intercreditor Agreement (until such amounts have been paid in full) payable on the GE Healthcare Facility Mortgage Loan prior to paying interest or principal to the holder of the GE Healthcare Facility B Note.
At all other

                                     S-177

times, amounts received and other collections with respect to the GE Healthcare
Facility A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the GE Healthcare Facility Mortgage Loan and the GE
Healthcare Facility B Note, as further described in the GE Healthcare Facility
Intercreditor Agreement.

Certain Rights to Consult with and Direct the Special Servicer

     With respect to the GE Healthcare Facility A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the GE Healthcare Facility A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the GE Healthcare Facility B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if the GE Healthcare
Facility A/B Mortgage Loan is not specially serviced) or 10 business days (if the GE Healthcare Facility A/B Mortgage Loan is specially serviced) following the holder of the GE Healthcare Facility B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

     o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the GE Healthcare Facility A/B
          Mortgage Loan;

     o    any modification, extension, amendment or waiver of a monetary term
          (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the GE Healthcare Facility A/B Mortgage Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of the GE Healthcare Facility A/B
          Mortgage Loan);

     o    any proposed sale of the related mortgaged property after it becomes
          REO Property;

     o    any acceptance of a discounted payoff of the GE Healthcare Facility
          A/B Mortgage Loan;

     o    any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
          environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

     o    any release of material collateral for the GE Healthcare Facility A/B
          Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the GE
          Healthcare Facility A/B Mortgage Loan;

     o    any acceptance of substitute or additional collateral for the GE
          Healthcare Facility A/B Mortgage Loan (other than in accordance with the terms of the GE Healthcare Facility A/B Mortgage Loan);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the GE Healthcare Facility A/B Mortgage Loan or the
          approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

     o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the GE Healthcare Facility A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the GE Healthcare Facility
          A/B Mortgage Loan) from liability under the GE Healthcare Facility A/B
          Mortgage Loan;

     o    any renewal or replacement of the then existing insurance policies with respect to the GE Healthcare Facility A/B Mortgage Loan to the
          extent that such renewal or replacement policy does not comply in

                                     S-178

          all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

     o    any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the GE Healthcare Facility
B Note (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of the GE
Healthcare Facility B Note holder.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of the GE Healthcare Facility B Note for the GE Healthcare
Facility A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

     o    require, cause or permit such servicer to violate applicable law, any provision of the GE Healthcare Facility Intercreditor Agreement or the
          Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

     o    result in an adverse tax consequence for the trust fund.

     Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of the GE Healthcare
Facility B Note for any actions to be taken by such servicer with respect to the workout or liquidation of the GE Healthcare Facility A/B Mortgage Loan if:

     o    the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of the GE Healthcare Facility
          B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or liquidation of the GE Healthcare Facility B Note; and

     o    for 90 days following the first such notice, the holder of the GE
          Healthcare Facility B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be consistent with the Servicing Standard.

     Notwithstanding the foregoing, the holder of the GE Healthcare Facility B
Note will not have the rights otherwise described above for so long as a GE
Healthcare Facility Change of Control Event exists with respect to the GE
Healthcare Facility A/B Mortgage Loan.

     Pursuant to the terms of the GE Healthcare Facility Intercreditor
Agreement, to the extent that no control appraisal event exists under the GE
Healthcare Facility Intercreditor Agreement, the holder of the GE Healthcare
Facility B Note or its designee has and shall have the right to appoint and replace the special servicer with respect to the GE Healthcare Facility A/B
Mortgage Loan, subject to the satisfaction of certain conditions as set forth in the GE Healthcare Facility Intercreditor Agreement; provided, however, that the holder of the GE Healthcare Facility B Note shall only have the right to terminate the initial special servicer if such initial special servicer no longer meets the eligibility criteria for a special servicer as set forth in the
Pooling and Servicing Agreement or in the event that neither the initial special servicer nor an affiliate thereof holds a majority of the Controlling Class.

Cure Rights of the Holder of the GE Healthcare Facility B Note

     In addition, the holder of the GE Healthcare Facility B Note will be entitled (subject to certain terms and conditions set forth in the GE Healthcare
Facility Intercreditor Agreement) to cure monetary events of default under the
GE Healthcare Facility A/B Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of the GE Healthcare
Facility B Note may exercise such right to cure within 10 business days after the later of receipt of notice or the expiration of the grace period.
Notwithstanding the foregoing, the holder of the GE Healthcare Facility B

                                     S-179

Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the GE Healthcare Facility A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the GE
Healthcare Facility Intercreditor Agreement is made, or a non-monetary default exists for which the holder of the GE Healthcare Facility B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the GE Healthcare Facility Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer; but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges. Notwithstanding the foregoing, the holder of the GE Healthcare Facility B Note is entitled to (i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii) no more than 9 cure events over the life of the GE Healthcare Facility A/B Mortgage Loan.

Purchase Option

     The holder of the GE Healthcare Facility B Note will also have the option to purchase the GE Healthcare Facility Mortgage Loan if an event of default under the GE Healthcare Facility A/B Mortgage Loan occurs and the GE Healthcare
Facility A/B Mortgage Loan becomes specially serviced. If and for so long as the
GE Healthcare Facility A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the GE
Healthcare Facility B Note losing its control rights under the GE Healthcare
Facility Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of the GE Healthcare Facility B Note may, at its option, purchase or designate another person to purchase the GE Healthcare
Facility Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the GE Healthcare Facility Intercreditor Agreement,
which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the GE Healthcare Facility A/B Mortgage Loan will be payable by the holder of the GE Healthcare Facility B Note if (i) the Pooling and Servicing
Agreement does not expressly provide for payment of such liquidation fees by the holder of the GE Healthcare Facility B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and
Servicing Agreement in connection with such purchase by the holder of the GE
Healthcare Facility B Note, the GE Healthcare Facility Mortgage Loan is
purchased within 90 days of the later of the transfer of the GE Healthcare
Facility A/B Mortgage Loan to the special servicer and the receipt by the holder of the GE Healthcare Facility B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of the GE Healthcare
Facility B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the
GE Healthcare Facility B Note do not apply to any REO Property related to the GE
Healthcare Facility A/B Mortgage Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

     The initial holder of the GE Healthcare Facility B Note will be Principal
Life Insurance Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the GE Healthcare Facility A/B Mortgage Loan.

     The holder of the GE Healthcare Facility B Note may have relationships and interests that conflict with those of the series 2008-TOP29 certificateholders.
The holder of the GE Healthcare Facility B Note has no obligations to the series
2008-TOP29 certificateholders and may act solely in its own interests. No series
2008-TOP29 certificateholder may take any action against the holder of the GE
Healthcare Facility B Note for acting solely in its own interests.

     When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of the GE Healthcare Facility B Note discussed above could have on the actions of the master servicer or special servicer.

                                     S-180

THE MASTER SERVICER

Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the
Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan and Serviced Companion Mortgage Loan, including REO
Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the
Certificate Account and interest on reserve and escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the
Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances pursuant to the terms of the Pooling and Servicing Agreement.

     The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

     In the event that Wells Fargo Bank resigns or is no longer master servicer for any reason, Wells Fargo Bank will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

     The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

     Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage

                                     S-181

loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer with the
Primary Servicer and, with respect to the Apple Hotel Portfolio Pari Passu Loan, with KeyCorp Real Estate Capital Markets, Inc. If any master servicer is terminated based upon an Event of Default related to a Rating Agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a U.S.
Commercial Mortgage Servicer and the Operating Adviser has consented to such primary servicing or subservicing arrangement.

     However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to (i) the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer and (ii) with respect to the Apple Hotel
Portfolio Pari Passu Loan, the right of KeyCorp Real Estate Capital Markets,
Inc. to continue as the primary servicer in the absence of a primary servicer event of default by KeyCorp Real Estate Capital Markets, Inc.). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing
Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

     The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

                                     S-182

THE SPECIAL SERVICER

Special Servicer Compensation

     The special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser (or any B Note holder to the extent described under
"Servicing of the Mortgage Loans-- Servicing of the Kimco Portfolio Loan Group,
the Apple Hotel Portfolio Loan Group, the Plaza La Cienega Loan Group and the
A/B Mortgage Loan" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

     If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor

                                     S-183

special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special
Servicer Event of Default or voluntary resignation.

     The special servicer events of default under any Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

     Notwithstanding anything to the contrary contained herein, with respect to certain of the Serviced Companion Mortgage Loans and the A/B Mortgage Loans, to
the extent set forth in the related intercreditor agreement and, with regard to the A/B Mortgage Loans, to the extent that no control appraisal event under the related intercreditor agreement exists, the holder of the applicable B Note or
Serviced Companion Mortgage Loan or its respective designee has and shall have the right to appoint and replace the special servicer for the related A/B
Mortgage Loan or Serviced Companion Mortgage Loan, subject to the satisfaction of certain conditions as set forth in the related intercreditor agreement. See
"Servicing of the Mortgage Loans--Servicing of the Kimco Portfolio Loan Group,
the Apple Hotel Portfolio Loan Group, the Plaza La Cienega Loan Group and the
A/B Mortgage Loan" in this prospectus supplement.

     In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

     o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

     o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the
          Offered Certificates--Optional Termination";

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

     o    any acceptance of a discounted payoff;

     o    any waiver or consent to a waiver of a "due-on-sale" or
          "due-on-encumbrance" clause;

     o    any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
          Mortgage Loan;

                                     S-184

     o    any release of collateral for a Specially Serviced Mortgage Loan or
          A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o    any franchise changes or management company changes to which the special servicer is required to consent;

     o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

     o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

     We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

     Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

                                     S-185

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, in the case of an ARD Loan, five years prior to the Rated Final
          Distribution Date; or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Certain Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

     The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated, in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan, (other than a Non-Serviced
Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment) (subject to the rights of any related mezzanine note holder or B Note holder). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

     The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically

                                     S-186

terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

     Additionally, each holder of a B Note or a mezzanine loan may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement.

FORECLOSURES

     The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

     If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% --

                                     S-187

and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the
Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICS--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the Trust other than those portions of the Trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust") and (ii) the separate trust that holds the Class A-4FL Regular
Interest, the rights of the Class A-4FL Certificates in respect of payments on the Swap Transaction and the Class A-4FL Floating Rate Account (the "Class A-4FL
Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments to them;

     o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

     o    compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC III Regular Certificates (other than the beneficial interest of the
Class P Certificates in the Excess Interest) and the Class A-4FL Regular
Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest Grantor Trust and the
Class A-4FL Grantor Trust will be treated as a grantor trust for federal income tax purposes; (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust; and (6) the Class A-4FL Certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust.

     The offered certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest will be regular interests issued by REMIC III. The
Class A-4FL Grantor Trust will consist of the Class A-4FL Regular Interest, the
Swap Transaction and the Class A-4FL Floating Rate Account, and the Class A-4FL
Certificates will represent an undivided beneficial interest in such assets. See
"Federal Income Tax Consequences--Taxation of

                                     S-188

Owners of REMIC Regular Certificates " in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class
A-4FL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest.

     Moreover, the offered certificates (other than the Class A-4FL
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-4FL Certificates will represent an undivided beneficial interest in the Swap Transaction and the Floating Rate
Account, they will not be suitable assets for resecuritization in a REMIC.
Offered certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-4FL Certificates allocable to the Swap Transaction.

     The offered certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     Based on their anticipated issue prices, it is anticipated that the Class
A-2 Certificates will be issued at a premium, the Class A-1, Class A-AB, Class
A-4 Certificates and the Class A-4FL Regular Interest will be issued with de minimis original issue discount and that the Class A-3 and Class A-M
Certificates will be issued with original issue discount for federal income tax purposes. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of offered certificates (other than the Class A-4FL Certificates) or the Class A-4FL Regular Interest issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates " in
the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of offered certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest issued by the
Trust will be a 0% CPR applied to each mortgage loan until its maturity;
provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

                                      S-189

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP TRANSACTIONS

     Each holder of a Class A-4FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Transaction.

     Holders of the Class A-4FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular
Interest and the Swap Transaction based on their relative fair market values.
The portion, if any, allocated to the Swap Transaction will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4FL
Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-4FL Certificates allocable to the Class A-4FL
Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest. If the Swap Transaction is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-4FL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Class A-4FL Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Transaction (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL Certificates, should consult tax advisors regarding the appropriate method of amortizing any
Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap agreement as a loan for federal income tax purposes if the payment is
"significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap
Transaction must be netted against payments made under the Swap Transaction and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-4FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-4FL Certificate that is considered to be allocated to the holder's rights under the Swap Transaction or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-4FL Certificate under Treasury Regulations. A holder of a Class A-4FL
Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the Swap
Transaction minus (ii) the

                                     S-190

unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Transaction or (B) (i) any termination payment it paid or is deemed to have paid under the Swap Transaction minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Transaction.
Gain or loss realized upon the termination of the Swap Transaction will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-4FL Certificates, representing a beneficial ownership in the
Class A-4FL Regular Interest and the Swap Transaction, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Transaction would be short term. If the holder of a
Class A-4FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Transaction.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III, the Excess Interest Grantor Trust
and the Class A-4FL Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Puerto Rico (approximately 5.1% of the Initial Pool
Balance) that are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

PUERTO RICO

     Commercial mortgage loans secured by mortgaged properties located in Puerto
Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgage has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of
Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property.
Such sales are made in accordance with procedures set forth in the Mortgage and
Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate in interest in

                                     S-191

real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a mortgagee. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such
Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most
non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

     Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the Trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

     Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

                                     S-192

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2007-5) set forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P or DBRS;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the sponsors, the Swap Counterparty, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO Property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
          Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

     Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

                                     S-193

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

     o    the Plan's investment in each Class of certificates does not exceed
          25% of all of the certificates outstanding of that Class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates to the extent of the Swap Transaction) by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the
Trust.

     The Swap Transaction benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received with respect to the Swap Transaction and (ii) the rights and obligations under the
Swap Transaction. A Plan's purchase and holding of a Class A-4FL Certificate could constitute or otherwise result in a prohibited transaction under ERISA and
Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

     Accordingly, as long as the Swap Transaction is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class A-4FL
Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under
Section 408(b)(17) of ERISA to "service providers" to Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by
"in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions
(in particular, fiduciary self-dealing transactions prohibited by ERISA Section
406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class A-4FL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or
(ii) the acquisition and holding of the Class A-4FL Certificates are eligible for the exemptive relief available under at least one of the Investor-Based
Exemptions.

                                     S-194

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                     S-195

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses (including, without limitation, expenses related to the swap transaction) in connection with the issuance of the certificates.

                                     S-196

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated and Bear, Stearns & Co. Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each
Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

         UNDERWRITERS          CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-AB
----------------------------  -----------  -----------  -----------  -----------
Morgan Stanley & Co.
   Incorporated               $23,000,000  $18,050,000  $32,400,000  $24,600,000
Bear, Stearns & Co. Inc.      $23,000,000  $18,050,000  $32,400,000  $24,600,000
      Total.................  $46,000,000  $36,100,000  $64,800,000  $49,200,000

       UNDERWRITERS            CLASS A-4    CLASS A-4FL   CLASS A-M
----------------------------  ------------  -----------  ------------
Morgan Stanley & Co.
   Incorporated               $314,808,000  $37,500,000  $ 61,693,000
Bear, Stearns & Co. Inc.      $314,808,000  $37,500,000  $ 61,693,000
      Total.................  $629,616,000  $75,000,000  $123,386,000

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses (including, without limitation, expenses related to the swap transaction) payable by the Depositor, will be approximately $994,549,118, plus accrued interest on the certificates.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Morgan Stanley
Mortgage Capital Holdings LLC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those

                                     S-197

of the borrowers. See "Risk Factors--Conflicts of Interest May Have An Adverse
Effect On Your Certificates" in this prospectus supplement.

     In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number of certificates than it is required to purchase from the Depositor in the offering. An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February 29, 2008, which is the eleventh (11) business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

     One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

     The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, and Morgan Stanley Capital Services Inc., the swap counterparty.

                                  LEGAL MATTERS

     The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the
Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader,
Wickersham & Taft LLP, New York, New York, for Morgan Stanley Mortgage Capital
Holdings LLC by Latham & Watkins LLP, New York, New York, for Wells Fargo Bank,
National Association, in its capacity as master servicer, by Sidley Austin LLP,
New York, New York, for Principal Commercial Funding II, LLC, by Dechert LLP,
New York, New York, for Wells Fargo Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Alston &
Bird LLP, and for LaSalle Bank National Association, by Alston & Bird LLP.

                                     S-198

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                 FITCH   S&P
-------------------   -----   ---
Class A-1..........    AAA    AAA
Class A-2..........    AAA    AAA
Class A-3..........    AAA    AAA
Class A-AB.........    AAA    AAA
Class A-4..........    AAA    AAA
Class A-4FL........    AAA    AAA
Class A-M..........    AAA    AAA

     It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a rate equal to the Weighted Average Net Mortgage Rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class
A-4FL Regular Interest (which is a rate of interest equal to the Weighted
Average Net Mortgage Rate). In addition, the ratings on the Class A-4FL
Certificates do not address (i) the likelihood of receipt by the holders of the
Class A-4FL Certificates of the timely distribution of interest in connection with the change of the payment terms to a rate equal to the Weighted Average Net
Mortgage Rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap
Counterparty defaults on its obligations under the Swap Transaction, the likelihood that the holders of the Class A-4FL Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the Swap Transaction that were not recovered from the Swap
Counterparty or (iii) the extent to which interest on the Class A-4FL
Certificates will be reduced due to the allocation of Net Aggregate Prepayment
Interest Shortfalls.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                     S-199

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

     "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the Trust.

     "A/B Mortgage Loan" means the GE Healthcare Facility A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the Trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

     "Accrued Certificate Interest" means, in respect of each Class of
Certificates and for the Class A-4FL Regular Interest for each Distribution
Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or
Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except (prior to the occurrence and continuation of a related Swap Default or the termination of the related Swap Transaction as described in this prospectus supplement) in the case of the Class A-4FL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related
Interest Accrual Period and a 360 day year.

     "Additional Servicer" means each affiliate of the master servicer, the trustee, the paying agent, the Depositor, MSMCH, BSCMI, PCFII, or any
Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the trustee, the paying agent, the
Depositor, MSMCH, BSCMI, PCFII or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

     "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month
(in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II to this prospectus supplement.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

                                     S-200

     "Apple Hotel Portfolio Companion Loan" means the three loans that are secured by the Apple Hotel Portfolio Mortgage on a pari passu basis with the
Apple Hotel Portfolio Pari Passu Loan.

     "Apple Hotel Portfolio Loan Group" means, collectively, the Apple Hotel
Portfolio Pari Passu Loan and the Apple Hotel Portfolio Companion Loan.

     "Apple Hotel Portfolio Mortgage" means the mortgage securing the Apple
Hotel Portfolio Pari Passu Loan and the Apple Hotel Portfolio Companion Loan.

     "Apple Hotel Portfolio Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the Apple Hotel Portfolio Companion Loan pursuant to the Apple Hotel Portfolio Mortgage.

     "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, Loan Pair or A/B Mortgage Loan;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the
     Trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

                                     S-201

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate); provided that, if a mortgage loan is secured by more than one mortgaged property, and one or more of the related mortgaged properties has been defeased, any defeasance collateral will not be included for purposes of determining the value of the mortgaged property or REO Property that secures the related mortgage loan.

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of any Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. Notwithstanding the above, for purposes of an Appraisal
Reduction, if a mortgage loan is secured by more than one mortgaged property and one or more of the related mortgaged properties has been defeased, the Scheduled
Principal Balance of that mortgage loan shall not include any amounts relating to a mortgaged property that has been defeased.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

     (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
          REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

          o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

          o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                                     S-202

          o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

          o    amounts deposited in the Certificate Account in error;

          o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts of one day's interest with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

          o    in the case of the REO Property related to an A/B Mortgage Loan or Loan Pair, all amounts received with respect to such A/B
               Mortgage Loan or Loan Pair, as applicable, that are required to be paid to the holder of the related B Note or Serviced Companion
               Mortgage Loan pursuant to the terms of the related B Note or
               Serviced Companion Mortgage Loan and the related intercreditor agreement; and

          o    any portion of such amounts payable to the holders of any
               Serviced Companion Mortgage Loan or B Note;

     (2)  to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
          Distribution Date on the mortgage loans; and

     (3)  if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans.

     "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the Trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment
Dates, as the case may be, unless previously prepaid.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Banking Day" means any day on which commercial banks are open for business
(including dealings in foreign exchange and foreign currency) in London,
England.

     "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

     "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of

                                     S-203

certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on that Class of certificates or the Class A-4FL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Prepayment Premium or Yield Maintenance
Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the
Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class, then the Base Interest Fraction shall be equal to 1.0.

     "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

     "BSCMSI 2005-PWR7" means the securitization known as the Bear Stearns
Commercial Mortgage Securities Trust Series 2005-PWR7.

     "BSCMSI 2005-PWR7 Depositor" means the "depositor" under the BSCMSI
2005-PWR7 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Bear Stearns Commercial Mortgage Securities Inc.

     "BSCMSI 2005-PWR7 Master Servicer" means the "master servicer" under the
BSCMSI 2005-PWR7 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

     "BSCMSI 2005-PWR7 Operating Adviser" means the operating adviser appointed under the BSCMSI 2005-PWR7 Pooling and Servicing Agreement.

     "BSCMSI 2005-PWR7 Paying Agent" means the "paying agent" under the BSCMSI
2005-PWR7 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

     "BSCMSI 2005-PWR7 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement dated March 1, 2005 entered into between the BSCMSI
2005-PWR7 Depositor, the BSCMSI 2005-PWR7 Master Servicer, the BSCMSI 2005-PWR7
Special Servicer, the BSCMSI 2005-PWR7 Paying Agent and the BSCMSI 2005-PWR7
Trustee.

     "BSCMSI 2005-PWR7 Special Servicer" means the "special servicer" under the
BSCMSI 2005-PWR7 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Centerline Servicing Inc.

     "BSCMSI 2005-PWR7 Trustee" means the "trustee" under the BSCMSI 2005-PWR7
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-4FL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

     "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

                                     S-204

     "Certificate Owner" means an entity acquiring an interest in an offered certificate.

     "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest and the private certificates, pursuant to this prospectus supplement.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates, the
Class A-4 Certificates and the Class A-4FL Certificates (or as the context requires, the Class A-4FL Regular Interest).

     "Class A-4FL Available Funds" means, with respect to any Distribution Date,
(i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the Swap Transaction, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the Swap
Transaction remains in place; and (b) all regularly scheduled payments required to be paid to the Swap Counterparty in respect of the Class A-4FL Regular
Interest pursuant to the Swap Transaction and (c) all amounts incurred by the trustee in connection with enforcing the rights of the Trust under the Swap
Transaction.

     "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Transaction is in effect and there exists no continuing payment default by the Swap Counterparty under the Swap Transaction, the aggregate amount of interest received by the paying agent from the Swap Counterparty in respect of the Class A-4FL Regular
Interest pursuant to the terms of the Swap Transaction during the related
Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular
Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the Swap Transaction or upon the termination or expiration of the Swap Transaction). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the Class A-4FL Interest Distribution Amount will equal the
Distributable Certificate Interest Amount in respect of the Class A-4FL Regular
Interest.

     "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

     "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

     "Class X Certificates" means the Class X Certificate.

     "Clearstream Bank" means Clearstream Bank, societe anonyme.

     "Closing Date" means on or about February 29, 2008.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, commencing immediately following the Cut-off Date) and ending with the
Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related

                                     S-205

Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection
Period, and (B) the aggregate of the portion of the aggregate Master Servicing
Fee accrued at a rate per annum equal to 2 basis points for the related
Collection Period calculated in respect of all the mortgage loans including REO
Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

     "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means February 1, 2008. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in February 2008 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on February 1, 2008, not the actual day which such Scheduled Payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                     S-206

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "DBRS" means Dominion Bond Rating Service, Inc.

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the 7th day of each month, or, if such day is not a business day, the next succeeding business day.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any Class of certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates or the Class A-4FL Regular Interest for such Distribution
     Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls allocated to such
          Class or Classes for such Distribution Date; and

     o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
          Distributable Certificate Interest Amount payable in respect of such
          Class or Classes in accordance with the terms of the Pooling and
          Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 4th business day after the related
Determination Date.

                                     S-207

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

     "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company (A)
whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1" by Fitch, in the case of accounts in which funds are to be held for 30 days or less or (B) whose long-term unsecured debt obligations are rated at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1" by S&P) and at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by Fitch), if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section
9.10(b),(iii) an account or accounts maintained with KeyBank National
Association so long as KeyBank National Association has a long-term unsecured debt rating of at least "A-" from Fitch and "A" from S&P and a short-term rating of at least "F-1" from Fitch and "A-1" from S&P or (iv) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the
Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible
Account solely because it is maintained with Wells Fargo Bank, National
Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P and "F-1" in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A-" if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than 30 days.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

     "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

     "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement (other than with respect to the duties described under
     "Description of the Offered Certificates -

                                      S-208

     Evidence as to Compliance" in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation
     AB and the Securities Exchange Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default), which continues unremedied for a period of
     30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's Select Servicer List as a U.S.
     Commercial Mortgage Master Servicer and is not reinstated within 60 days;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates
-- Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with
Regulation AB and the Securities Exchange Act of 1934 or the failure of the
Master Servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

     "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

                                      S-209

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on
the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage Loan, Excess
Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

     "Excess Servicing Fee" means an additional fee payable to Wells Fargo Bank that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

     "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.01% per annum.

     "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

     o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

     o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

     o    other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the Trust; and

     o    any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "Financial Market Publishers" means TREPP, LLC, Bloomberg L.P. and Intex
Solutions, Inc., or any successor entities thereof.

     "Fitch" means Fitch, Inc.

     "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the Swap Transaction.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

                                      S-210

     "GE Healthcare Facility A/B Mortgage Loan" means the GE Healthcare Facility
Mortgage Loan and the GE Healthcare Facility B Note.

     "GE Healthcare Facility B Note" means, with respect to the GE Healthcare
Facility Mortgage Loan, the related B Note.

     "GE Healthcare Facility Change of Control Event" means, with respect to the
GE Healthcare Facility A/B Mortgage Loan, as of any date of determination if (a)
(i) the initial unpaid principal balance of the GE Healthcare Facility B Note minus (ii) the sum of (x) any Scheduled Payments or prepayments of principal allocated to, and received on, the GE Healthcare Facility B Note, (y) any
Appraisal Reduction amount in effect as of such date of determination and allocable to the GE Healthcare Facility B Note and (z) any realized losses allocated to the GE Healthcare Facility B Note is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the GE Healthcare
Facility B Note and (y) any Scheduled Payments or prepayments of principal allocated to, and received on, the GE Healthcare Facility B Note.

     "GE Healthcare Facility Intercreditor Agreement" means the intercreditor agreement between the initial holder of the GE Healthcare Facility Mortgage Loan and the initial holder of the GE Healthcare Facility B Note.

     "GE Healthcare Facility Mortgage Loan" means Mortgage Loan No. 5.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,233,858,198.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

     "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

     "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC III Regular Certificates and for the Class A-4FL
Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the Class A-4FL Certificates, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means (a) all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February, plus (b) for the Distribution Date in March 2008, an initial deposit made on the Closing Date equal to one day's interest for each Interest
Reserve Loan (which additional deposit is equal to $182,752.84 in the aggregate).

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

     "Kimco Portfolio Companion Loan" means the loan that is secured by the
Kimco Portfolio Mortgage on a pari passu basis with the Kimco Portfolio Pari
Passu Loan.

                                      S-211

     "Kimco Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Kimco Portfolio Pari Passu Loan and the initial holder of the Kimco Portfolio Companion Loan.

     "Kimco Portfolio Loan Group" means, collectively, the Kimco Portfolio Pari
Passu Loan and the Kimco Portfolio Companion Loan.

     "Kimco Portfolio Mortgage" means the mortgage securing the Kimco Portfolio
Pari Passu Loan and the Kimco Portfolio Companion Loan.

     "Kimco Portfolio Pari Passu Loan" means Mortgage Loan No. 1, which is secured on a pari passu basis with the Kimco Portfolio Companion Loan pursuant to the Kimco Portfolio Mortgage.

     "LIBOR" or "one-month LIBOR" means, with respect to each Interest Accrual
Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Reuters Screen
LIBOR01 Page, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S.
dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the
Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest
Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest
Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period, as set forth in the Swap Transaction. As used herein, "Reuters Screen LIBOR01
Page" means the display designated as the LIBOR01 page on the Reuters Money 3000
Service (or such other page as may replace the LIBOR01 page on that service or any successor service for the purposes of displaying LIBOR).

     "Liquidation Fee" means 1.0% of the related Liquidation Proceeds and/or any
Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

     "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

     "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

     "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

     "MAI" means Member of the Appraisal Institute.

                                      S-212

     "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any Serviced Companion Mortgage Loan.

     "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced
Mortgage Loans) and any Serviced Companion Mortgage Loan in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement. The
Master Servicing Fee Rate for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.00% per annum to 0.02% per annum.

     "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

     "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge
(but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

     o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
          (unless such document(s) have not been returned by the applicable recorder's office);

     o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o    an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

     o    when relevant, the related ground lease or a copy of it.

                                      S-213

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

     "Mortgage Pool" means the eighty-two (82) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately $1,233,858,198, which may vary on the Closing Date by up to 5%.

     "MSMCH" means Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.

     "MSMCH Loans" means the mortgage loans that were originated or purchased by
MSMCH and that will be sold to the Depositor in connection with the issuance of the Certificates.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC III Regular
Certificates or the Class A-4FL Regular Interest from time to time, the Net
Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because certain of the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of certificates for each
Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of (i)
     the Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest
     Reserve Account for the preceding January (commencing in 2009), if applicable, and February (commencing in 2009) and (ii) the Scheduled
     Payment due in March of 2008 will be adjusted to take into account the withdrawal from the Interest Reserve Account of the initial deposit made on the Closing Date equal to one day's interest for February 2008.

     "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

     "Non-Serviced Companion Mortgage Loan" means a loan not included in the
Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. The only Non-Serviced Companion Mortgage Loan related to the Trust is the Plaza La Cienega Companion Loan.

                                      S-214

     "Non-Serviced Mortgage Loan" means a mortgage loan included in the Trust but serviced under another agreement. The only Non-Serviced Mortgage Loan in the
Trust is the Plaza La Cienega Pari Passu Loan.

     "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

     "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. The only Non-Serviced Mortgage Loan Group related to the Trust is the Plaza La Cienega Loan Group.

     "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement. The only Non-Serviced Mortgage Loan Master Servicer related to the
Trust is the BSCMSI 2005-PWR7 Master Servicer.

     "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. The only Non-Serviced Mortgage Loan Mortgage related to the Trust is the Plaza La Cienega Mortgage.

     "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. The only Non-Serviced Mortgage Loan Pooling and Servicing Agreement
related to the Trust is the BSCMSI 2005-PWR7 Pooling and Servicing Agreement.

     "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement. The only Non-Serviced Mortgage Loan Special Servicer related to the
Trust is the BSCMSI 2005-PWR7 Special Servicer.

     "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The only
Non-Serviced Mortgage Loan Trustee related to the Trust is the BSCMSI 2005-PWR7
Trustee.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

     "Notional Amount" means the notional principal amount of the Class X
Certificates as described under "Description of the Offered
Certificates--Certificate Balances" in this prospectus supplement.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be Centerline REIT Inc., an affiliate of the special servicer.

     "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

     "Pari Passu Loan Servicing Fee" means the monthly amount, based on the Pari
Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the
Plaza La Cienega Pari Passu Loan.

                                      S-215

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The Pari Passu Loan
Servicing Fee Rate for the Plaza La Cienega Pari Passu Loan will be 0.03% per annum.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) or the Class A-4FL Regular
Interest accrues interest.

     "PCFII" means Principal Commercial Funding II, LLC.

     "Penetration" means, with respect to a hotel mortgaged property, the ratio between the hotel's operating results and the corresponding data for the market.
If the penetration factor is greater than 100%, then the hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

     "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

     "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Plaza La Cienega Companion Loan" means the mortgage loan that is secured by the Plaza La Cienega Portfolio Mortgage on a pari passu basis with the Plaza
La Cienega Pari Passu Loan.

                                      S-216

     "Plaza La Cienega Loan Group" means, collectively, the Plaza La Cienega
Pari Passu Loan and the Plaza La Cienega Companion Loan.

     "Plaza La Cienega Mortgage" means the mortgage securing the Plaza La
Cienega Pari Passu Loan and the Plaza La Cienega Companion Loan.

     "Plaza La Cienega Pari Passu Loan" means Mortgage Loan No. 38, which is secured on a pari passu basis with the Plaza La Cienega Companion Loan pursuant to the Plaza La Cienega Mortgage.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of February 1, 2008, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
Centerline Servicing Inc., as special servicer, LaSalle Bank National
Association, as trustee and custodian and Wells Fargo Bank, National
Association, as paying agent, certificate registrar and authenticating agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any
Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary
Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

     "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

     "Primary Servicer" means Principal Global Investors, LLC.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The Primary
Servicing Fee Rate for Principal Global Investors, LLC (including the rates at which any

                                      S-217

subservicing fees accrue) will range, on a loan-by-loan basis, from 0.01% to
0.06% per annum. The Primary Servicing Fee Rate (including the rate at which any subservicing fees accrue) for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.00% to 0.08% per annum. KeyCorp Real Estate
Capital Markets, Inc. will be entitled to receive a primary servicing fee of
0.01% per annum with respect to the Apple Hotel Portfolio Pari Passu Loan.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL, Class A-M, Class
A-J1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
     that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

     The following amounts shall generally reduce the Principal Distribution
Amount to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

o    if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
     Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date following the
     Collection Period in which the subsequent recovery occurs).

     "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a mortgage loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the mortgage loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

                                      S-218

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, interest on any Advances related to such mortgage loan and any related B Note or Serviced Companion Mortgage
Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special
Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion
Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase
Agreement, all expenses reasonably incurred or to be incurred by the Primary
Servicer, the master servicer, the primary servicer (if applicable), the special servicer, the Depositor or the trustee in respect of the Material Breach or
Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" as to each Class of certificates, means the
Distribution Date in January 2043, which is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
     Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

     If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the principal balance certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution Date for that Collection Period.

     "Record Date" means, (i) with respect to each Class of offered certificates, other than the Class A-4FL Certificates, for each Distribution
Date, the last business day of the calendar month immediately preceding the

                                      S-219

month in which such Distribution Date occurs and (ii) with respect to the Class
A-4FL Certificates, the business day immediately preceding the related
Distribution Date.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

     "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

     "REMIC III Regular Certificates" means the Senior Certificates (other than the Class A-4FL Certificates) and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan,

                                      S-220

Serviced Companion Mortgage Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the Class X
Certificates.

     "Serviced Companion Mortgage Loan" means a loan not included in the Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The Kimco
Portfolio Companion Loan and the Apple Hotel Portfolio Companion Loan are
Serviced Companion Mortgage Loans.

     "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the
Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. The Kimco Portfolio Pari Passu Loan and the
Apple Hotel Portfolio Pari Passu Loan are Serviced Pari Passu Mortgage Loans.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

     "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note (taking into account the subordinate nature of any such B Note), the related holder of such Serviced
Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

     o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing
          Agreement;

     o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced
          Companion Mortgage Loan and any B Note or, if a mortgage loan, any

                                      S-221

          Serviced Companion Mortgage Loan or B Note comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B
          Note (taking into account the subordinate nature of any such B Note)
          or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to
          Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
          Mortgage Rate, in the case of the mortgage loans (other than any A
          Note or Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage
          Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

     o    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

     o    the ownership of any certificate or any interest in any Serviced
          Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any
          B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

     o    the master servicer's obligation to make Advances;

     o    the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the
          Pooling and Servicing Agreement or with respect to any particular transaction; and

     o    any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the Trust.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means the following:

     o    any mortgage loan (other than an A/B Mortgage Loan), Serviced
          Companion Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the
          Balloon Payment was due (or if the master servicer has, prior to the
          Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment (which is reasonably acceptable to the special servicer and which consent shall be deemed denied if not granted in ten (10) Business Days) to refinance such mortgage loan, one hundred twenty (120) days following such default; provided, that if such refinancing does not occur during the time period specified in such written refinancing commitment, a
          Servicing Transfer Event will be deemed to have occurred), or any other

                                      S-222

          payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 60 days;

     o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified,
          60 days);

     o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be).

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and
          Servicing Agreement;

     o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
          Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

     o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure

                                      S-223

          period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
          Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the
          Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

     o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

     o    the special servicer has been downgraded to a servicer rating level below CSS3, or its then equivalent, by Fitch;

     o    the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated
          within 60 days; or

     o    under certain circumstances, if the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the
          Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of 1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially
Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal
Balance of each Specially Serviced Mortgage Loan.

     "Structuring Assumptions" means the following assumptions:

     o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

                                      S-224

     o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement and the
          Pass-Through Rate of the Class A-4FL Certificates remains at its initial rate;

     o    the Closing Date for the sale of the certificates is February 29,
          2008;

     o    distributions on the certificates are made on the 11th day of each month, commencing in March 2008;

     o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the Trust does not experience any Expense Losses;

     o    no Principal Prepayment on any mortgage loan is made during its
          Lock-out Period, if any, or during any period when Principal
          Prepayments on such mortgage loans are required to be accompanied by a
          Yield Maintenance Charge or a defeasance requirement, and otherwise
          Principal Prepayments are made on the mortgage loans at the indicated
          levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o    no mortgage loan exercises its partial release option;

     o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
          Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

     o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

     o    each ARD Loan pays in full on its Anticipated Repayment Date; and

     o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class A-M, Class A-J1, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates.

     "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

     "Swap Default" means, among other things, (i) any failure on the part of the Swap Counterparty or its guarantor to make a required payment under the Swap
Transaction, (ii) any failure on the part of the Swap Counterparty to post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each
Rating Agency after a Rating Agency Trigger Event, (iii) any failure on the part of the Swap Counterparty to find an acceptable replacement swap counterparty or guarantor after the Swap Counterparty guarantor's long-term rating is reduced below "BBB-" by S&P, or if it does not have a long-term rating by S&P, its short
-term rating is not at least "A-3" by S&P or (iv) following the occurrence of specified bankruptcy events with respect to the Swap Counterparty or its guarantor.

     "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury

                                      S-225

constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trust" means Morgan Stanley Capital I Trust 2008-TOP29.

     "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of the Trustee Fee Rate applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

     "Trustee Fee Rate" means 0.0020% per annum.

     "UCF" - See "Underwritable Cash Flow."

     "Underwritable Cash Flow" or "UCF" means an assumption of stabilized cash flow available for debt service. In general, it is the assumed stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In addition, in certain cases, Underwritable Cash Flow reflects adjustments of certain revenue and/or expense items to estimated stabilized values, which may include amounts payable by a borrower principal for unoccupied space under a master lease or other adjustments. See "Risk Factors--Debt Service Coverage Ratio and
Net Cash Flow Information is Based on Numerous Assumptions" in this prospectus supplement.

     "Underwriters" means Morgan Stanley & Co. Incorporated and Bear, Stearns &
Co. Inc.

     "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

     "Unpaid Interest" means, on any Distribution Date with respect to any Class of interests (including the Class A-4FL Regular Interest) or certificates (other than the Residual Certificates and the Class A-4FL Certificates), the portion of
Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

     "WAC" - See "Weighted Average Net Mortgage Rate."

     "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

     "Wells Fargo Bank" means Wells Fargo Bank, National Association.

                                      S-226

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.0% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

                                      S-227

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
LOAN SELLER                                       MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

Principal Commercial Funding II, LLC                          30       613,719,541             49.7         6.387             119
Bear Stearns Commercial Mortgage, Inc.                        18       434,556,059             35.2         6.216             104
Morgan Stanley Mortgage Capital Holdings LLC                  34       185,582,598             15.0         6.287             116
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
LOAN SELLER                                             DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

Principal Commercial Funding II, LLC                       1.39             1.26             66.0          60.4
Bear Stearns Commercial Mortgage, Inc.                     1.67             1.56             59.0          55.4
Morgan Stanley Mortgage Capital Holdings LLC               1.54             1.43             60.4          54.2
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

CUT-OFF DATE BALANCES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
CUT-OFF DATE BALANCE ($)                          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                                  1           746,864              0.1         6.340             115
1,000,001 - 2,000,000                                          4         6,684,583              0.5         6.418             117
2,000,001 - 3,000,000                                          8        20,946,443              1.7         6.356             117
3,000,001 - 4,000,000                                         13        44,319,341              3.6         6.331             114
4,000,001 - 5,000,000                                          6        27,696,068              2.2         6.250             104
5,000,001 - 6,000,000                                          5        28,302,463              2.3         6.663             118
6,000,001 - 7,000,000                                          8        53,176,295              4.3         6.193             108
7,000,001 - 8,000,000                                          2        14,534,331              1.2         6.388             118
8,000,001 - 9,000,000                                          2        17,452,500              1.4         6.034              86
9,000,001 - 10,000,000                                         2        19,750,000              1.6         5.991             114
10,000,001 - 15,000,000                                        7        94,034,142              7.6         6.041             109
15,000,001 - 20,000,000                                        7       127,109,843             10.3         6.249             118
20,000,001 - 30,000,000                                        8       187,161,376             15.2         6.413             110
30,000,001 - 50,000,000                                        2        66,461,449              5.4         6.066             118
50,000,001 - 70,000,000                                        4       235,470,000             19.1         6.447             109
70,000,001 <=                                                  3       290,012,500             23.5         6.328             118
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                                DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                              3.85             3.85             19.3          16.6
1,000,001 - 2,000,000                                      1.58             1.58             62.0          55.2
2,000,001 - 3,000,000                                      1.54             1.51             56.7          50.6
3,000,001 - 4,000,000                                      1.66             1.59             52.3          46.7
4,000,001 - 5,000,000                                      1.59             1.53             61.3          56.5
5,000,001 - 6,000,000                                      1.70             1.62             56.4          49.9
6,000,001 - 7,000,000                                      1.45             1.31             64.2          58.2
7,000,001 - 8,000,000                                      1.42             1.42             57.5          47.1
8,000,001 - 9,000,000                                      1.55             1.45             58.0          56.2
9,000,001 - 10,000,000                                     1.49             1.26             66.5          60.6
10,000,001 - 15,000,000                                    1.61             1.55             57.8          52.4
15,000,001 - 20,000,000                                    1.42             1.27             68.2          59.3
20,000,001 - 30,000,000                                    1.46             1.33             65.5          61.2
30,000,001 - 50,000,000                                    1.58             1.58             54.3          48.9
50,000,001 - 70,000,000                                    1.45             1.30             66.7          63.5
70,000,001 <=                                              1.54             1.39             61.5          57.5
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: $746,864
Maximum: $120,000,000
Weighted Average: $15,047,051

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
STATE                                       MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

Maryland                                                       5       107,778,976              8.7         6.396             118
California - Southern                                         10        63,749,203              5.2         6.282             114
California - Northern                                          5        33,063,799              2.7         6.284             118
Georgia                                                       14        96,615,072              7.8         6.495             114
Nebraska                                                       1        83,800,000              6.8         6.163             117
Florida                                                        9        82,436,974              6.7         6.452             119
Texas                                                         21        68,695,407              5.6         6.365             115
Wisconsin                                                      2        68,345,502              5.5         6.366             119
Puerto Rico                                                    3        62,580,000              5.1         6.250             119
Illinois                                                       3        62,066,376              5.0         6.170              88
Pennsylvania                                                   4        59,757,564              4.8         6.323             114
Indiana                                                        1        50,720,000              4.1         6.510             117
Virginia                                                       7        48,252,968              3.9         6.179             119
Connecticut                                                    4        38,982,500              3.2         5.951             114
North Carolina                                                11        33,792,200              2.7         6.346             102
Arizona                                                        4        33,000,000              2.7         6.354             119
New Jersey                                                     5        30,852,500              2.5         6.266             119
New York                                                       6        29,841,642              2.4         6.482             117
Washington                                                     3        29,247,500              2.4         6.388             116
Oklahoma                                                       9        25,731,000              2.1         6.113              67
Colorado                                                       7        22,025,726              1.8         6.404              99
South Carolina                                                 4        20,433,004              1.7         5.848              89
Delaware                                                       1        17,919,843              1.5         6.070             115
Maine                                                          1        12,178,945              1.0         6.320             118
Utah                                                           1         6,988,999              0.6         6.210             118
Massachusetts                                                  1         6,590,558              0.5         6.550             118
Oregon                                                         1         6,500,000              0.5         6.040             116
Hawaii                                                         1         5,750,000              0.5         6.350             120
New Hampshire                                                  1         4,933,945              0.4         6.000             106
Michigan                                                       1         4,669,000              0.4         6.302              55
Kentucky                                                       1         3,283,995              0.3         6.490             116
Louisiana                                                      1         3,232,500              0.3         6.500             119
Idaho                                                          1         3,100,000              0.3         6.370             115
Tennessee                                                      1         3,030,000              0.2         6.500             119
New Mexico                                                     1         2,540,000              0.2         6.500             119
Ohio                                                           1         1,372,500              0.1         6.500             119
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                       152    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

--------------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED         WEIGHTED      WEIGHTED
                                                     WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                      AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
STATE                                                 DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------

Maryland                                                 1.36             1.22             66.8          63.1
California - Southern                                    1.49             1.33             62.0          57.6
California - Northern                                    1.50             1.34             61.8          56.2
Georgia                                                  1.41             1.22             67.2          60.3
Nebraska                                                 1.49             1.27             61.6          57.8
Florida                                                  1.53             1.46             65.0          59.9
Texas                                                    1.51             1.45             62.7          54.4
Wisconsin                                                1.53             1.53             66.1          65.7
Puerto Rico                                              1.44             1.23             71.1          66.8
Illinois                                                 1.69             1.69             54.0          50.8
Pennsylvania                                             1.37             1.32             60.8          52.7
Indiana                                                  1.40             1.21             65.9          62.1
Virginia                                                 1.51             1.51             51.0          44.8
Connecticut                                              1.50             1.27             66.0          61.8
North Carolina                                           1.44             1.23             68.8          61.9
Arizona                                                  1.52             1.41             63.3          59.1
New Jersey                                               1.82             1.62             53.3          49.0
New York                                                 1.98             1.93             46.5          40.6
Washington                                               1.43             1.29             67.0          63.1
Oklahoma                                                 1.94             1.82             55.2          52.3
Colorado                                                 1.51             1.33             64.6          58.9
South Carolina                                           1.51             1.49             63.8          58.0
Delaware                                                 1.37             1.37             68.1          58.3
Maine                                                    1.38             1.18             66.7          59.6
Utah                                                     1.27             1.27             55.0          47.1
Massachusetts                                            1.37             1.37             65.1          56.3
Oregon                                                   1.81             1.53             48.5          45.5
Hawaii                                                   1.66             1.44             56.4          51.3
New Hampshire                                            2.02             2.02             62.5          53.8
Michigan                                                 1.66             1.66             61.0          61.0
Kentucky                                                 2.07             2.07             39.1          31.0
Louisiana                                                1.81             1.81             54.3          54.3
Idaho                                                    1.64             1.41             59.6          55.2
Tennessee                                                1.81             1.81             54.3          54.3
New Mexico                                               1.81             1.81             54.3          54.3
Ohio                                                     1.81             1.81             54.3          54.3
--------------------------------------------------------------------------------------------------------------
TOTAL:                                                   1.51X            1.39X            62.7%         57.7%
==============================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
PROPERTY TYPE                               MORTGAGED PROPERTIES        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

Retail
    Anchored                                                  35       623,698,663             50.5         6.241             115
    Shadow Anchored                                            9        37,639,272              3.1         6.499             114
    Unanchored                                                 8        33,567,294              2.7         6.400             118
    Free Standing                                              7        26,740,090              2.2         6.447             117
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                             59      $721,645,319             58.5%        6.269%            116
                                                ----------------------------------------------------------------------------------
Hospitality
    Full Service                                               2        78,495,000              6.4         6.491             118
    Limited Service                                           12        47,931,445              3.9         6.449             118
    Extended Stay                                             16        43,215,000              3.5         6.500             119
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                             30      $169,641,445             13.7%        6.481%            118
                                                ----------------------------------------------------------------------------------
Office
    Suburban                                                   6       116,597,662              9.4         6.338             119
    Medical                                                    2         9,593,995              0.8         6.256             117
    Urban                                                      1         6,988,999              0.6         6.210             118
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                              9      $133,180,656             10.8%        6.326%            118
                                                ----------------------------------------------------------------------------------
Other
    Theater                                                    2        44,346,376              3.6         6.453              82
    Leased Fee                                                 2        14,500,000              1.2         5.772             113
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                              4       $58,846,376              4.8%        6.285%             89
                                                ----------------------------------------------------------------------------------
Self Storage
    Self Storage                                              36        52,500,000              4.3         6.388              76
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                             36       $52,500,000              4.3%        6.388%             76
                                                ----------------------------------------------------------------------------------
Multifamily
    Garden                                                     2        21,203,838              1.7         6.135             115
    Low Rise                                                   2         8,750,000              0.7         6.135             115
    Cooperative                                                1         5,784,811              0.5         7.140             116
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                              5       $35,738,649              2.9%        6.298%            115
                                                ----------------------------------------------------------------------------------
Mixed Use
    Office/Retail                                              3        31,700,000              2.6         6.184             116
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                              3       $31,700,000              2.6%        6.184%            116
                                                ----------------------------------------------------------------------------------
Industrial
    Warehouse                                                  4        25,658,888              2.1         6.396              95
    Flex                                                       1         4,200,000              0.3         6.340             116
    Light                                                      1           746,864              0.1         6.340             115
----------------------------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                              6       $30,605,752              2.5%        6.387%             99
----------------------------------------------------------------------------------------------------------------------------------
Total:                                                       152    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

--------------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED         WEIGHTED      WEIGHTED
                                                     WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                      AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
PROPERTY TYPE                                         DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------

Retail
    Anchored                                             1.46             1.30             64.4          59.1
    Shadow Anchored                                      1.40             1.31             66.2          59.2
    Unanchored                                           1.61             1.56             54.6          49.8
    Free Standing                                        1.43             1.35             64.9          57.6
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.46X            1.32X            64.0%         58.6%
                                                --------------------------------------------------------------
Hospitality
    Full Service                                         1.57             1.45             61.7          59.2
    Limited Service                                      1.83             1.83             55.1          54.2
    Extended Stay                                        1.81             1.81             54.3          54.3
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.71X            1.65X            57.9%         56.6%
                                                --------------------------------------------------------------
Office
    Suburban                                             1.55             1.47             62.6          60.6
    Medical                                              1.31             1.20             67.8          59.7
    Urban                                                1.27             1.27             55.0          47.1
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.52X            1.44X            62.6%         59.9%
                                                --------------------------------------------------------------
Other
    Theater                                              1.36             1.36             60.4          47.1
    Leased Fee                                           1.68             1.48             53.2          50.6
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.44X            1.39X            58.7%         48.0%
                                                --------------------------------------------------------------
Self Storage
    Self Storage                                         1.57             1.31             66.3          60.4
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.57X            1.31X            66.3%         60.4%
                                                --------------------------------------------------------------
Multifamily
    Garden                                               1.48             1.48             63.6          54.1
    Low Rise                                             1.35             1.15             58.7          55.1
    Cooperative                                          3.01             3.01             24.5          21.6
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.69X            1.65X            56.1%         49.1%
                                                --------------------------------------------------------------
Mixed Use
    Office/Retail                                        1.44             1.22             66.1          61.1
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.44X            1.22X            66.1%         61.1%
                                                --------------------------------------------------------------
Industrial
    Warehouse                                            1.40             1.40             64.1          55.9
    Flex                                                 1.38             1.19             64.6          60.8
    Light                                                3.85             3.85             19.3          16.6
--------------------------------------------------------------------------------------------------------------
        SUBTOTAL:                                        1.46X            1.43X            63.1%         55.6%
--------------------------------------------------------------------------------------------------------------
TOTAL:                                                   1.51X            1.39X            62.7%         57.7%
==============================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
MORTGAGE RATE (%)                                 MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                                  3        23,311,738              1.9         5.377             100
5.501 - 6.000                                                 11       139,020,587             11.3         5.892             107
6.001 - 6.500                                                 47       812,913,152             65.9         6.318             115
6.501 - 7.000                                                 20       252,827,909             20.5         6.591             112
7.001 - 7.500                                                  1         5,784,811              0.5         7.140             116
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                                       DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                              1.77             1.66             61.8          59.3
5.501 - 6.000                                              1.70             1.63             55.1          51.4
6.001 - 6.500                                              1.51             1.38             63.4          58.4
6.501 - 7.000                                              1.35             1.22             65.3          59.9
7.001 - 7.500                                              3.01             3.01             24.5          21.6
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 5.193%
Maximum: 7.140%
Weighted Average: 6.312%

ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

60                                                             4        53,357,876              4.3         6.294              57
61 - 120                                                      77     1,115,250,322             90.4         6.310             115
121 - 180                                                      1        65,250,000              5.3         6.360             119
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)                 DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

60                                                         1.74             1.74             54.0          50.3
61 - 120                                                   1.50             1.36             62.9          57.6
121 - 180                                                  1.54             1.54             65.6          65.6
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 60 mos.
Maximum: 121 mos.
Weighted Average: 115 mos.

REMAINING TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)          MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

1 - 60                                                         4        53,357,876              4.3         6.294              57
61 - 120                                                      78     1,180,500,322             95.7         6.313             115
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)                DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

1 - 60                                                     1.74             1.74             54.0          50.3
61 - 120                                                   1.50             1.37             63.1          58.1
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 55 mos.
Maximum: 120 mos.
Weighted Average: 113 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                              16       283,184,000             23.0         6.251             111
   181 - 240                                                   3        51,780,706              4.2         6.460              87
   241 - 300                                                   2         5,870,681              0.5         6.362             116
   301 - 360                                                  61       893,022,811             72.4         6.322             115
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                       DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                           1.78             1.78             56.1          56.1
   181 - 240                                               1.33             1.33             60.8          46.5
   241 - 300                                               2.01             2.01             41.5          32.8
   301 - 360                                               1.43             1.27             65.0          59.1
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 350 mos.

REMAINING AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
REMAINING AMORTIZATION TERM (MOS.)                MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                              16       283,184,000             23.0         6.251             111
   181 - 240                                                   3        51,780,706              4.2         6.460              87
   241 - 300                                                   2         5,870,681              0.5         6.362             116
   301 - 360                                                  61       893,022,811             72.4         6.322             115
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                      DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                           1.78             1.78             56.1          56.1
   181 - 240                                               1.33             1.33             60.8          46.5
   241 - 300                                               2.01             2.01             41.5          32.8
   301 - 360                                               1.43             1.27             65.0          59.1
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 236 mos.
Maximum: 360 mos.
Weighted Average: 349 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
DEBT SERVICE COVERAGE RATIO (X)                   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                        6        37,927,787              3.1         6.433             119
1.21 - 1.30                                                   11       134,592,501             10.9         6.445             119
1.31 - 1.40                                                   20       381,462,100             30.9         6.376             118
1.41 - 1.50                                                   12       260,325,239             21.1         6.242             111
1.51 - 1.60                                                    6       131,306,110             10.6         6.366             100
1.61 - 1.70                                                    7        40,910,738              3.3         5.988             103
1.71 - 1.80                                                    3        16,922,500              1.4         5.852              78
1.81 - 1.90                                                    7       187,884,921             15.2         6.255             118
1.91 - 2.00                                                    1         2,586,685              0.2         6.200             116
2.01 <=                                                        9        39,939,616              3.2         6.215              96
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                         DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

<= 1.20                                                    1.18             1.18             67.2          49.7
1.21 - 1.30                                                1.27             1.15             67.9          62.3
1.31 - 1.40                                                1.36             1.21             66.7          59.9
1.41 - 1.50                                                1.46             1.30             63.6          58.5
1.51 - 1.60                                                1.55             1.44             65.3          62.8
1.61 - 1.70                                                1.65             1.45             57.8          53.9
1.71 - 1.80                                                1.77             1.77             53.6          53.6
1.81 - 1.90                                                1.84             1.80             53.6          52.8
1.91 - 2.00                                                1.93             1.93             44.6          35.1
2.01 <=                                                    2.39             2.35             41.1          38.7
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 1.15x
Maximum: 3.85x
Weighted Average: 1.51x

DEBT SERVICE COVERAGE RATIOS POST IO

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
DEBT SERVICE COVERAGE RATIO POST IO (X)           MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                                       20       387,167,787             31.4         6.369             118
1.21 - 1.30                                                   19       303,084,239             24.6         6.327             117
1.31 - 1.40                                                   10       136,702,100             11.1         6.261             101
1.41 - 1.50                                                    7        71,345,239              5.8         6.319              95
1.51 - 1.60                                                    6       102,956,110              8.3         6.283             116
1.61 - 1.70                                                    2        11,769,000              1.0         6.283              94
1.71 - 1.80                                                    3        16,922,500              1.4         5.852              78
1.81 - 1.90                                                    5       161,384,921             13.1         6.280             118
1.91 - 2.00                                                    1         2,586,685              0.2         6.200             116
2.01 <=                                                        9        39,939,616              3.2         6.215              96
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO POST IO (X)                 DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

<= 1.20                                                    1.33             1.16             68.5          61.6
1.21 - 1.30                                                1.43             1.25             66.3          61.0
1.31 - 1.40                                                1.46             1.33             62.9          55.2
1.41 - 1.50                                                1.50             1.46             53.0          46.1
1.51 - 1.60                                                1.62             1.54             62.0          60.6
1.61 - 1.70                                                1.68             1.68             55.4          55.4
1.71 - 1.80                                                1.77             1.77             53.6          53.6
1.81 - 1.90                                                1.83             1.83             53.6          53.5
1.91 - 2.00                                                1.93             1.93             44.6          35.1
2.01 <=                                                    2.39             2.35             41.1          38.7
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 1.09x
Maximum: 3.85x
Weighted Average: 1.39x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
LOAN-TO-VALUE RATIO (%)                           MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                        1           746,864              0.1         6.340             115
20.1 - 30.0                                                    1         5,784,811              0.5         7.140             116
30.1 - 40.0                                                    6        20,081,416              1.6         6.314             116
40.1 - 50.0                                                    9        64,786,985              5.3         6.023             106
50.1 - 60.0                                                   16       295,834,547             24.0         6.268             111
60.1 - 70.0                                                   32       637,226,475             51.6         6.345             113
70.1 - 80.0                                                   17       209,397,098             17.0         6.339             118
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                                 DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

<= 20.0                                                    3.85             3.85             19.3          16.6
20.1 - 30.0                                                3.01             3.01             24.5          21.6
30.1 - 40.0                                                2.09             1.98             38.5          35.1
40.1 - 50.0                                                1.72             1.70             47.2          42.8
50.1 - 60.0                                                1.69             1.65             55.0          52.1
60.1 - 70.0                                                1.41             1.27             65.9          60.3
70.1 - 80.0                                                1.38             1.20             72.1          65.9
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 19.3%
Maximum: 77.5%
Weighted Average: 62.7%

BALLOON LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY      WEIGHTED        WEIGHTED
                                                                         AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                                       NUMBER OF      CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

<= 20.0                                                        1           746,864              0.1         6.340             115
20.1 - 30.0                                                    1         5,784,811              0.5         7.140             116
30.1 - 40.0                                                    7        22,668,102              1.8         6.301             116
40.1 - 50.0                                                   16       181,479,178             14.7         6.224             105
50.1 - 60.0                                                   25       486,864,213             39.5         6.257             116
60.1 - 70.0                                                   32       536,315,030             43.5         6.383             112
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        82    $1,233,858,198            100.0%        6.312%            113
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED         WEIGHTED      WEIGHTED
                                                       WEIGHTED          AVERAGE          AVERAGE       AVERAGE
                                                        AVERAGE   POST IO PERIOD     CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                         DSCR (X)         DSCR (X)          LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------------

<= 20.0                                                    3.85             3.85             19.3          16.6
20.1 - 30.0                                                3.01             3.01             24.5          21.6
30.1 - 40.0                                                2.08             1.97             39.2          35.1
40.1 - 50.0                                                1.52             1.48             54.3          45.7
50.1 - 60.0                                                1.57             1.46             60.6          56.5
60.1 - 70.0                                                1.41             1.25             68.9          64.3
----------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.51X            1.39X            62.7%         57.7%
================================================================================================================

Minimum: 16.6%
Maximum: 69.3%
Weighted Average: 57.7%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                                FEB-08            FEB-09           FEB-10            FEB-11           FEB-12
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                                             83.00%            75.79%           56.86%            51.37%           51.24%
Yield Maintenance Total                                17.00%            24.21%           43.14%            48.63%           48.76%
Open                                                    0.00%             0.00%            0.00%             0.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                                100.00%           100.00%          100.00%           100.00%          100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                      $1,233,858,198    $1,230,136,607   $1,225,336,420    $1,217,963,829   $1,209,847,273
% Initial Pool Balance                                100.00%            99.70%           99.31%            98.71%           98.05%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              FEB-13            FEB-14            FEB-15           FEB-16            FEB-17           FEB-18
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                           50.47%            50.32%            48.16%           48.01%            46.72%            0.00%
Yield Maintenance Total              49.53%            49.68%            51.84%           51.99%            52.37%            0.00%
Open                                  0.00%             0.00%             0.00%            0.00%             0.91%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                              100.00%           100.00%           100.00%          100.00%           100.00%            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $1,150,758,623    $1,138,268,035    $1,061,090,409   $1,048,103,892    $1,030,181,268               $0
% Initial Pool Balance               93.27%            92.25%            86.00%           84.95%            83.49%            0.00%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   YM4, YM3, YM1 and DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-8

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-----------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE      CMSA           CMSA               MORTGAGE
 LOAN NO.    LOAN NO.     PROPERTY NO.        LOAN SELLER(1)       PROPERTY NAME(2)
-----------------------------------------------------------------------------------------------------------------------------------

                 1                                                 Kimco Portfolio
    1                         1-001                PCFII           Kimco Portfolio: Embry Village
    1                         1-002                PCFII           Kimco Portfolio: Chatham Plaza
    1                         1-003                PCFII           Kimco Portfolio: Chico Crossroads
    1                         1-004                PCFII           Kimco Portfolio: Mallside Shopping Center
    1                         1-005                PCFII           Kimco Portfolio: Wayne Plaza
    1                         1-006                PCFII           Kimco Portfolio: Park Place
    1                         1-007                PCFII           Kimco Portfolio: Gold Country Center
    1                         1-008                PCFII           Kimco Portfolio: Tyler Street Plaza-Riverside
    1                         1-009                PCFII           Kimco Portfolio: Southlake Oaks Shopping Center
                 2                                                 Apple Hotel Portfolio
    2                         2-001                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Dunn Loring
    2                         2-002                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Federal Way
    2                         2-003                BSCMI           Apple Hotel Portfolio | Hilton Garden Inn Westbury
    2                         2-004                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Cypress
    2                         2-005                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Addison
    2                         2-006                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Westchase
    2                         2-007                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Tucson
    2                         2-008                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn West University
    2                         2-009                BSCMI           Apple Hotel Portfolio | Hilton Homewood Suites Baton Rouge
    2                         2-010                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Tucson
    2                         2-011                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Westchase
    2                         2-012                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Nashville
    2                         2-013                BSCMI           Apple Hotel Portfolio | Marriott Courtyard West University
    2                         2-014                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Hauppauge
    2                         2-015                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Lebanon
    2                         2-016                BSCMI           Apple Hotel Portfolio | Hilton Homewood Suites Albuquerque
    2                         2-017                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Cranbury
    2                         2-018                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Somerset
    2                         2-019                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Dallas-Fort Worth
    2                         2-020                BSCMI           Apple Hotel Portfolio | Hilton Garden Inn Tampa
    2                         2-021                BSCMI           Apple Hotel Portfolio | Marriott Springhill Suites Danbury
    2                         2-022                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Park Central
    2                         2-023                BSCMI           Apple Hotel Portfolio | Hilton Homewood Suites Colorado Springs
    2                         2-024                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Fort Worth
    2                         2-025                BSCMI           Apple Hotel Portfolio | Marriott Residence Inn Brownsville
    2                         2-026                BSCMI           Apple Hotel Portfolio | Marriott Courtyard Harlingen
    2                         2-027                BSCMI           Apple Hotel Portfolio | Hilton Homewood Suites Solon
    3            3            3-001                BSCMI           Shadow Lake Towne Center
    4            4            4-001                PCFII           Cabin John Mall & Shopping Center
    5            5            5-001                PCFII           GE Healthcare Facility
                 6                                                 SecurCare Self Storage Portfolio
    6                         6-001                BSCMI           SecurCare Self Storage Portfolio | 1961 Caribou Drive
    6                         6-002                BSCMI           SecurCare Self Storage Portfolio | 4815 Broadway Drive
    6                         6-003                BSCMI           SecurCare Self Storage Portfolio | 1434 South Sheridan
    6                         6-004                BSCMI           SecurCare Self Storage Portfolio | 6501 Hillsborough Street
    6                         6-005                BSCMI           SecurCare Self Storage Portfolio | 3400 Longmire Drive
    6                         6-006                BSCMI           SecurCare Self Storage Portfolio | 9727 East 11th
    6                         6-007                BSCMI           SecurCare Self Storage Portfolio | 6837 Market Street
    6                         6-008                BSCMI           SecurCare Self Storage Portfolio | 1 Western Hills Court NW
    6                         6-009                BSCMI           SecurCare Self Storage Portfolio | 1057 Rim Road
    6                         6-010                BSCMI           SecurCare Self Storage Portfolio | 1515 Mount Zion
    6                         6-011                BSCMI           SecurCare Self Storage Portfolio | 8905 South Lewis
    6                         6-012                BSCMI           SecurCare Self Storage Portfolio | 3218 South Garnett Road
    6                         6-013                BSCMI           SecurCare Self Storage Portfolio | 4615 West Beryl Road
    6                         6-014                BSCMI           SecurCare Self Storage Portfolio | 3472 Hillsborough Road
    6                         6-015                BSCMI           SecurCare Self Storage Portfolio | 523 Wylie Road SE
    6                         6-016                BSCMI           SecurCare Self Storage Portfolio | 777 South Academy Boulevard
    6                         6-017                BSCMI           SecurCare Self Storage Portfolio | 6436 South Peoria
    6                         6-018                BSCMI           SecurCare Self Storage Portfolio | 9303 Abercom Extension
    6                         6-019                BSCMI           SecurCare Self Storage Portfolio | 1320 Norwood Drive
    6                         6-020                BSCMI           SecurCare Self Storage Portfolio | 5717 Will Ruth Ave
    6                         6-021                BSCMI           SecurCare Self Storage Portfolio | 7800 Broadway Extension
    6                         6-022                BSCMI           SecurCare Self Storage Portfolio | 7012 Glenwood
    6                         6-023                BSCMI           SecurCare Self Storage Portfolio | 3751 Longmire Way
    6                         6-024                BSCMI           SecurCare Self Storage Portfolio | 2960 Cobb Drive
    6                         6-025                BSCMI           SecurCare Self Storage Portfolio | 12323 East Skelly Drive
    6                         6-026                BSCMI           SecurCare Self Storage Portfolio | 5815 South Mingo Road
    6                         6-027                BSCMI           SecurCare Self Storage Portfolio | 2815 White Horse Road
    6                         6-028                BSCMI           SecurCare Self Storage Portfolio | 1185 South Cobb Drive SE
    6                         6-029                BSCMI           SecurCare Self Storage Portfolio | 2115 Silas Creek Parkway
    6                         6-030                BSCMI           SecurCare Self Storage Portfolio | 3728 West Wendover Ave
    6                         6-031                BSCMI           SecurCare Self Storage Portfolio | 1412 Poinsett Highway
    6                         6-032                BSCMI           SecurCare Self Storage Portfolio | 3730 West Wendover Ave
    6                         6-033                BSCMI           SecurCare Self Storage Portfolio | 4074 State Highway 6 South
    6                         6-034                BSCMI           SecurCare Self Storage Portfolio | 3121 Washington Road
    6                         6-035                BSCMI           SecurCare Self Storage Portfolio | 1881 Gordon Highway
    6                         6-036                BSCMI           SecurCare Self Storage Portfolio | 4701 Osborne Drive
    7            7            7-001                PCFII           Hilton - Indianapolis
    8            8            8-001                PCFII           Arena Hub Shopping Center
    9            9            9-001                BSCMI           Broadview Village Square
    10          10           10-001                BSCMI           Gainesville Hilton
    11          11           11-001                BSCMI           South Barrington 30
    12          12           12-001                PCFII           Gateway Plaza
    13          13           13-001                PCFII           65 Infanteria Shopping Center
    14          14           14-001                PCFII           Rock Creek Village
    15          15           15-001                BSCMI           Brick Walk
    16          16           16-001                PCFII           Reparto Metropolitano
    17          17           17-001                PCFII           Plaza at the Mall of Georgia Phase II
    18          18           18-001                BSCMI           5851 West Side Avenue
    19          19           19-001                PCFII           Scottsdale Retail Center
    20          20           20-001                PCFII           Harbour Village
    21          21           21-001                PCFII           Villa Blanca Shopping Center
    22          22           22-001                MSMCH           Stonebridge Apartments
    23          23           23-001                BSCMI           Firewheel 18
    24          24           24-001                MSMCH           Covington Center Phase II
    25          25           25-001                PCFII           Harrison Crossing North
    26          26           26-001                PCFII           The Shoppes at Celebrate Virginia
    27          27           27-001                MSMCH           Best Buy Center - Kissimmee, FL
    28          28           28-001                PCFII           Plaza at the Mall of Georgia Phase I
    29          29           29-001                BSCMI           Memorial Square
    30          30           30-001                BSCMI           Lord Salisbury Shopping Center
    31          31           31-001                PCFII           South Strand Commons
    32          32           32-001                MSMCH           North Haven Plaza Ground Lease
    33          33           33-001                PCFII           Whitaker Square
                34                                                 St. Andrews Multifamily Portfolio
    34                       34-001                MSMCH           St. Andrews Multifamily Portfolio - 333 St. Andrews
    34                       34-002                MSMCH           St. Andrews Multifamily Portfolio - 310 St. Andrews
    35          35           35-001                BSCMI           Azalea Square Phase III
    36          36           36-001                MSMCH           1 Johnson Road
    37          37           37-001                MSMCH           Cotton Lane Retail Center
    38          38           38-001                BSCMI           Plaza La Cienega
    39          39           39-001                MSMCH           JC Penney Building
    40          40           40-001                BSCMI           FedEx Snow Shoe
    41          41           41-001                PCFII           214 Samuel Barnett Boulevard
    42          42           42-001                MSMCH           Harbor Towne Center
    43          43           43-001                MSMCH           Westgate Shopping Center
    44          44           44-001                PCFII           Shoppes at School House Crossing
    45          45           45-001                MSMCH           Kohls - Texarkana
    46          46           46-001                MSMCH           Skyridge Medical Center
    47          47           47-001                MSMCH           Lafayette Terrace Coop
    48          48           48-001                MSMCH           Hilo Shopping Center
    49          49           49-001                PCFII           15622-60 and 15702-14 Arrow Highway
    50          50           50-001                PCFII           15625 North Kendall Drive
    51          51           51-001                BSCMI           Holiday Inn Salem
    52          52           52-001                BSCMI           Citibank Plaza
    53          53           53-001                MSMCH           T.G. Lee Vista Phase II
    54          54           54-001                BSCMI           FedEx Ground - Walker, MI
    55          55           55-001                MSMCH           Cooper Square Land Loan
    56          56           56-001                MSMCH           Coral Tree Business Park
    57          57           57-001                MSMCH           Brentwood Plaza Shopping Center
    58          58           58-001                MSMCH           Harbor Gateway Plaza
    59          59           59-001                BSCMI           Greenfield Commons - Aurora
    60          60           60-001                MSMCH           Anchor Health Center
    61          61           61-001                MSMCH           895 Bergen Avenue
    62          62           62-001                PCFII           622-628 King Street
    63          63           63-001                MSMCH           Bel Air Retail Center
    64          64           64-001                PCFII           Tanglewood Apartments
    65          65           65-001                PCFII           Woodlake Plaza
    66          66           66-001                PCFII           Poplar Hill Shopping Center
    67          67           67-001                MSMCH           Westpark Towne Plaza - Petco Center
    68          68           68-001                PCFII           Shoppes of Crossroads Commons
    69          69           69-001                MSMCH           Port St. Lucie Retail Center
    70          70           70-001                MSMCH           Los Gatos Finance Center
    71          71           71-001                MSMCH           Marbach Shopping Center
    72          72           72-001                MSMCH           RBC Bank Branch
    73          73           73-001                MSMCH           Westpointe Plaza
    74          74           74-001                MSMCH           Salem Retail Center
    75          75           75-001                PCFII           2665 South Colorado Boulevard
    76          76           76-001                PCFII           5304 & 5360 East Colfax Avenue
    77          77           77-001                MSMCH           910 Florin Road
    78          78           78-001                PCFII           Evans Crossing Phase I
    79          79           79-001                MSMCH           1035-1055 Dana Drive
    80          80           80-001                MSMCH           Wards Crossing Retail Center
    81          81           81-001                MSMCH           Corsicana Shopping Center
    82          82           82-001                MSMCH           7100 Belgrave

                                                                   TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE        LOAN PURPOSE
 LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1            Acquisition        3559 Chamblee Tucker Road
    1            Acquisition        7801 Abercorn Street
    1            Acquisition        2005-2101 Martin Luther King Jr. Parkway
    1            Acquisition        198 Maine Mall Road
    1            Acquisition        975 Wayne Avenue
    1            Acquisition        9545 Chapel Hill Road
    1            Acquisition        Highway 49 and Clinton Road
    1            Acquisition        2868-3870 Tyler Street
    1            Acquisition        480-500 West Southlake Boulevard

    2            Acquisition        2722 Gallows Road
    2            Acquisition        31910 Gateway Center Blvd. South
    2            Acquisition        1575 Privado Road
    2            Acquisition        4931 Katella Avenue
    2            Acquisition        15160 Quorum Drive
    2            Acquisition        9975 Westheimer Road
    2            Acquisition        201 South Williams Blvd
    2            Acquisition        2939 Westpark Drive
    2            Acquisition        5860 Corporate Blvd
    2            Acquisition        5400 East Williams Circle
    2            Acquisition        9965 Westheimer Road
    2            Acquisition        2300 Elm Hill Pike
    2            Acquisition        2929 Westpark Drive
    2            Acquisition        850 Veterans Memorial Highway
    2            Acquisition        300 Corporate Drive
    2            Acquisition        7101 Arvada Avenue, NE
    2            Acquisition        2662 Route 130
    2            Acquisition        37 Worlds Fair Drive
    2            Acquisition        8600 Esters Blvd
    2            Acquisition        1700 East 9th Avenue
    2            Acquisition        30 Old Ridgebury Road
    2            Acquisition        7642 LBJ Freeway
    2            Acquisition        9130 Explorer Drive
    2            Acquisition        6530 West Freeway
    2            Acquisition        3975 N. Expressway 83
    2            Acquisition        1725 West Filmore Avenue
    2            Acquisition        6085 Enterprise Parkway
    3            Acquisition        Hwy 370 & 72nd Street
    4             Refinance         11325 Seven Locks Road & 7817 Tuckerman Lane
    5            Acquisition        9900 West Innovation Drive

    6            Acquisition        1961 Caribou Drive
    6            Acquisition        4815 Broadway Drive
    6            Acquisition        1434 South Sheridan
    6            Acquisition        6501 Hillsborough Street
    6            Acquisition        3400 Longmire Drive
    6            Acquisition        9727 East 11th
    6            Acquisition        6837 Market Street
    6            Acquisition        1 Western Hills Court NW
    6            Acquisition        1057 Rim Road
    6            Acquisition        1515 Mount Zion
    6            Acquisition        8905 South Lewis
    6            Acquisition        3218 South Garnett Road
    6            Acquisition        4615 West Beryl Road
    6            Acquisition        3472 Hillsborough Road
    6            Acquisition        523 Wylie Road SE
    6            Acquisition        777 South Academy Boulevard
    6            Acquisition        6436 South Peoria
    6            Acquisition        9303 Abercom Extension
    6            Acquisition        1320 Norwood Drive
    6            Acquisition        5717 Will Ruth Ave
    6            Acquisition        7800 Broadway Extension
    6            Acquisition        7012 Glenwood
    6            Acquisition        3751 Longmire Way
    6            Acquisition        2960 South Cobb Drive
    6            Acquisition        12323 East Skelly Drive
    6            Acquisition        5815 South Mingo Road
    6            Acquisition        2815 White Horse Road
    6            Acquisition        1185 South Cobb Drive SE
    6            Acquisition        2115 Silas Creek Parkway
    6            Acquisition        3728 West Wendover Ave
    6            Acquisition        1412 Poinsett Highway
    6            Acquisition        3730 West Wendover Ave
    6            Acquisition        4074 State Highway 6 South
    6            Acquisition        3121 Washington Road
    6            Acquisition        1881 Gordon Highway
    6            Acquisition        4701 Osborne Drive
    7            Acquisition        120 West Market Street
    8             Refinance         407-561 Arena Hub Plaza
    9            Acquisition        22nd Street & 17th Avenue
    10           Acquisition        1714 SW 34th Street
    11            Refinance         175 Studio Drive
    12            Refinance         25350 & 25360 Magic Mountain Parkway
    13           Acquisition        Barbosa Avenue & State Road 3
    14            Refinance         5504 Norbeck Road
    15            Refinance         1229,1275, and 1305 Post Road
    16           Acquisition        Americo Miranda Avenue
    17            Refinance         3410 and 3420 Buford Drive
    18            Refinance         5851 West Side Avenue
    19            Refinance         8688 East Raintree Drive
    20            Refinance         13457, 13475, and 13493 Atlantic Boulevard
    21           Acquisition        State Road 1
    22            Refinance         2801 Stonebridge Boulevard
    23            Refinance         100 Coneflower Drive
    24            Refinance         17002 SE 270th Place
    25           Acquisition        5701-5769 Plank Road
    26           Acquisition        550 - 570 and 580 Celebrate Virginia Parkway
    27            Refinance         1600 West Osceola Parkway
    28            Refinance         3350, 3360, 3370 and 3380 Buford Drive
    29           Acquisition        13700-13860 North Pennsylvania Avenue
    30           Acquisition        2645 N. Salisbury Blvd.
    31            Refinance         1399 South Commons Drive
    32            Refinance         76 Washington Avenue
    33           Acquisition        1955 North Peace Haven Road

    34            Refinance         333 St. Andrews Place
    34            Refinance         310 St. Andrews Place
    35           Acquisition        315, 321, & 355 Azalea Square Boulevard
    36           Acquisition        1 Johnson Road
    37            Refinance         17014, 17058, & 17092 W Bell Road
    38            Refinance         1801 - 1833 South La Cienga Blvd.
    39            Refinance         310 South Main Street
    40           Acquisition        401E. Sycamore Street
    41            Refinance         214 Samuel Barnett Boulevard
    42           Acquisition        32185 - 32209 State Route 20
    43            Refinance         699 Wallace Road NW
    44            Refinance         150 Onix Drive
    45            Refinance         4101 Gibson Lane
    46            Refinance         1175 & 1189 South Perry Street
    47            Refinance         370 West Broadway
    48            Refinance         1255 Kilauea Avenue
    49            Refinance         15622-60 and 15702-14 Arrow Highway
    50            Refinance         15625 North Kendall Drive
    51            Refinance         1 Keewaydin Drive
    52            Refinance         1876 Black Rock Turnpike
    53            Refinance         6651 S Semoran Boulevard
    54           Acquisition        3378 Three Mile Road NW
    55            Refinance         27 - 31 Cooper Square
    56            Refinance         1300-1330 East 223rd Street
    57            Refinance         725-781 Commack Road
    58            Refinance         1355-1361 West 190th Street
    59           Acquisition        2292-2302 W Indian Trail
    60            Refinance         8360 Sierra Meadows Boulevard
    61            Refinance         895 Bergen Avenue
    62            Refinance         622-628 King Street
    63            Refinance         699 Baltimore Pike
    64            Refinance         500 Bermuda Lane
    65            Refinance         4610 & 4690 Lipscomb Street NE, 1101 Woodlake Drive NE, 2174 Harris Avenue NE, 2135/2155 Palm
                                    Bay Road NE
    66            Refinance         3116 - 3146 Western Branch Boulevard
    67            Refinance         179 N. Milwaukee Street
    68           Acquisition        120-148 Crossroads Drive
    69            Refinance         1679-1689 NW St Lucie West Boulevard
    70            Refinance         15575 Los Gatos Boulevard
    71            Refinance         8300-8400 Marbach Road
    72            Refinance         11758 Jones Bridge Road
    73            Refinance         1440-1450 West Patrick Street
    74            Refinance         1419 W. Main Street
    75           Acquisition        2665 South Colorado Boulevard
    76           Acquisition        5304 & 5360 East Colfax Avenue
    77            Refinance         910 Florin Road
    78            Refinance         22106 Bulverde Road
    79            Refinance         1035-1055 Dana Drive
    80            Refinance         4026-A Wards Road
    81           Acquisition        1809-1813 West Seventh Avenue
    82            Refinance         7100 Belgrave Avenue

-----------------------------------------------------------------------------------------------------
 MORTGAGE                                       ZIP
 LOAN NO.  CITY                       STATE    CODE   PROPERTY TYPE   PROPERTY SUB-TYPE   UNITS/SF(3)
-----------------------------------------------------------------------------------------------------

    1      Atlanta                     GA      30341  Retail          Anchored              208,415
    1      Savannah                    GA      31406  Retail          Anchored              177,977
    1      Chico                       CA      95928  Retail          Anchored              264,680
    1      South Portland              ME      04106  Retail          Anchored               98,401
    1      Chambersburg                PA      17201  Retail          Anchored              128,832
    1      Morrisville                 NC      27560  Retail          Anchored              166,474
    1      Jackson                     CA      95642  Retail          Anchored               67,665
    1      Riverside                   CA      92503  Retail          Anchored               78,915
    1      Southlake                   TX      76092  Retail          Anchored               37,447

    2      Vienna                      VA      22180  Hospitality     Limited Service           206
    2      Federal Way                 WA      98003  Hospitality     Limited Service           160
    2      Westbury                    NY      11590  Hospitality     Limited Service           140
    2      Los Alamitos                CA      90720  Hospitality     Extended Stay             155
    2      Addison                     TX      75001  Hospitality     Limited Service           176
    2      Houston                     TX      77042  Hospitality     Limited Service           153
    2      Tucson                      AZ      85711  Hospitality     Limited Service           153
    2      Houston                     TX      77005  Hospitality     Extended Stay             120
    2      Baton Rouge                 LA      70808  Hospitality     Extended Stay             115
    2      Tucson                      AZ      85711  Hospitality     Extended Stay             120
    2      Houston                     TX      77042  Hospitality     Extended Stay             120
    2      Nashville                   TN      37214  Hospitality     Extended Stay             168
    2      Houston                     TX      77005  Hospitality     Limited Service           100
    2      Hauppauge                   NY      11749  Hospitality     Extended Stay             100
    2      Lebanon                     NJ      08833  Hospitality     Limited Service           125
    2      Albuquerque                 NM      87110  Hospitality     Extended Stay             151
    2      Cranbury                    NJ      08512  Hospitality     Extended Stay             108
    2      Somerset                    NJ      08873  Hospitality     Extended Stay             108
    2      Irving                      TX      75063  Hospitality     Extended Stay             100
    2      Tampa                       FL      33605  Hospitality     Limited Service            95
    2      Danbury                     CT      06810  Hospitality     Extended Stay             106
    2      Dallas                      TX      75226  Hospitality     Extended Stay             139
    2      Colorado Springs            CO      80920  Hospitality     Extended Stay             127
    2      Fort Worth                  TX      76116  Hospitality     Limited Service            92
    2      Brownsville                 TX      78520  Hospitality     Extended Stay             102
    2      Harlingen                   TX      78550  Hospitality     Limited Service           114
    2      Solon                       OH      44139  Hospitality     Extended Stay              86
    3      Papillion                   NE      68046  Retail          Anchored              636,297
    4      Potomac                     MD      20854  Retail          Anchored              212,138
    5      Wauwatosa                   WI      53226  Office          Suburban              506,195

    6      Fort Collins                CO      80525  Self Storage    Self Storage           83,350
    6      Fort Collins                CO      80525  Self Storage    Self Storage           63,650
    6      Tulsa                       OK      74112  Self Storage    Self Storage           66,160
    6      Raleigh                     NC      27606  Self Storage    Self Storage           55,932
    6      College Station             TX      77845  Self Storage    Self Storage           44,295
    6      Tulsa                       OK      74128  Self Storage    Self Storage           78,780
    6      Wilmington                  NC      28405  Self Storage    Self Storage           53,775
    6      Norcross                    GA      30071  Self Storage    Self Storage           89,850
    6      Fayetteville                NC      28314  Self Storage    Self Storage           50,550
    6      Morrow                      GA      30260  Self Storage    Self Storage           64,050
    6      Tulsa                       OK      74137  Self Storage    Self Storage           46,541
    6      Tulsa                       OK      74146  Self Storage    Self Storage           57,120
    6      Raleigh                     NC      27606  Self Storage    Self Storage           28,750
    6      Durham                      NC      27705  Self Storage    Self Storage           31,500
    6      Marietta                    GA      30067  Self Storage    Self Storage           40,050
    6      Colorado Springs            CO      80910  Self Storage    Self Storage           45,325
    6      Tulsa                       OK      74136  Self Storage    Self Storage           61,425
    6      Savannah                    GA      31406  Self Storage    Self Storage           33,600
    6      Bedford                     TX      76022  Self Storage    Self Storage           29,360
    6      El Paso                     TX      79924  Self Storage    Self Storage           32,756
    6      Oklahoma City               OK      73116  Self Storage    Self Storage           35,840
    6      Raleigh                     NC      27612  Self Storage    Self Storage           25,200
    6      Doraville                   GA      30340  Self Storage    Self Storage           30,228
    6      Smyrna                      GA      30080  Self Storage    Self Storage           28,792
    6      Tulsa                       OK      74128  Self Storage    Self Storage           44,495
    6      Tulsa                       OK      74146  Self Storage    Self Storage           42,566
    6      Greenville                  SC      29611  Self Storage    Self Storage           31,500
    6      Marietta                    GA      30060  Self Storage    Self Storage           54,850
    6      Winston-Salem               NC      27103  Self Storage    Self Storage           25,275
    6      Greensboro                  NC      27407  Self Storage    Self Storage           65,560
    6      Greenville                  SC      29611  Self Storage    Self Storage           19,300
    6      Greensboro                  NC      27407  Self Storage    Self Storage           30,600
    6      College Station             TX      77845  Self Storage    Self Storage           31,730
    6      Augusta                     GA      30907  Self Storage    Self Storage           28,088
    6      Augusta                     GA      30904  Self Storage    Self Storage           22,384
    6      El Paso                     TX      79922  Self Storage    Self Storage           18,750
    7      Indianapolis                IN      46204  Hospitality     Full Service              332
    8      Wilkes-Barre                PA      18702  Retail          Anchored              291,623
    9      Broadview                   IL      60155  Retail          Anchored              329,160
    10     Gainesville                 FL      32607  Hospitality     Full Service              248
    11     South Barrington            IL      60010  Other           Theater               130,757
    12     Valencia                    CA      91355  Office          Suburban               98,772
    13     Rio Piedras                 PR      00925  Retail          Anchored              142,470
    14     Rockville                   MD      20853  Retail          Anchored              101,390
    15     Fairfield                   CT      06430  Mixed Use       Office/Retail          90,326
    16     Rio Piedras                 PR      00976  Retail          Anchored              126,462
    17     Buford                      GA      30519  Retail          Anchored               96,960
    18     North Bergen                NJ      07047  Office          Suburban              163,537
    19     Scottsdale                  AZ      85260  Retail          Anchored              102,563
    20     Jacksonville                FL      32225  Retail          Anchored              112,821
    21     Caguas                      PR      00725  Retail          Anchored              138,273
    22     New Castle                  DE      19720  Multifamily     Garden                    260
    23     Garland                     TX      75040  Other           Theater                75,252
    24     Covington                   WA      98168  Retail          Anchored              106,674
    25     Fredericksburg              VA      22407  Retail          Anchored              139,564
    26     Fredericksburg              VA      22406  Retail          Anchored              139,220
    27     Kissimmee                   FL      34741  Retail          Anchored               79,577
    28     Buford                      GA      30519  Retail          Shadow Anchored        36,000
    29     Oklahoma City               OK      73114  Retail          Anchored              123,860
    30     Salisbury                   MD      21804  Retail          Anchored              113,821
    31     Myrtle Beach                SC      29588  Retail          Anchored               66,836
    32     North Haven                 CT      06473  Other           Leased Fee            101,495
    33     Winston Salem               NC      27106  Retail          Anchored               82,760

    34     Los Angeles                 CA      90020  Multifamily     Low Rise                   89
    34     Los Angeles                 CA      90020  Multifamily     Low Rise                   24
    35     Summerville                 SC      29483  Retail          Anchored               75,080
    36     Inwood                      NY      11096  Industrial      Warehouse              45,960
    37     Surprise                    AZ      85374  Retail          Unanchored             36,844
    38     Los Angeles                 CA      90034  Retail          Anchored              314,231
    39     Salt Lake City              UT      84101  Office          Urban                 219,181
    40     Snow Shoe                   PA      16874  Industrial      Warehouse              55,440
    41     New Bedford                 MA      02745  Industrial      Warehouse              87,557
    42     Oak Harbor                  WA      98277  Retail          Anchored               70,144
    43     Salem                       OR      97304  Retail          Anchored               39,917
    44     East Marlborough Township   PA      19348  Mixed Use       Office/Retail          37,900
    45     Texarkana                   TX      75503  Retail          Free Standing          89,008
    46     Castle Rock                 CO      80104  Office          Medical                33,757
    47     Long Beach                  NY      11561  Multifamily     Cooperative               129
    48     Hilo                        HI      96720  Retail          Unanchored             64,102
    49     Irwindale                   CA      91706  Retail          Unanchored             24,758
    50     Miami                       FL      33196  Retail          Free Standing          42,341
    51     Salem                       NH      03079  Hospitality     Limited Service           109
    52     Fairfield                   CT      06825  Retail          Free Standing           6,950
    53     Orlando                     FL      32822  Retail          Shadow Anchored        20,090
    54     Walker                      MI      49544  Industrial      Warehouse              78,034
    55     New York                    NY      10003  Other           Leased Fee             87,474
    56     Carson                      CA      90745  Industrial      Flex                   41,823
    57     Brentwood                   NY      11717  Retail          Anchored               60,400
    58     Los Angeles                 CA      90248  Retail          Unanchored             92,573
    59     Aurora                      IL      60506  Retail          Shadow Anchored        32,258
    60     Naples                      FL      34114  Office          Medical                15,202
    61     Jersey City                 NJ      07306  Mixed Use       Office/Retail          31,925
    62     Alexandria                  VA      22314  Retail          Free Standing          20,000
    63     Bel Air                     MD      21014  Retail          Unanchored             10,076
    64     Louisville                  KY      40213  Multifamily     Garden                    280
    65     Palm Bay                    FL      32905  Office          Suburban               81,618
    66     Chesapeake                  VA      23321  Retail          Anchored               99,052
    67     Boise                       ID      83704  Retail          Shadow Anchored        20,364
    68     Plover                      WI      54467  Retail          Shadow Anchored        14,336
    69     Port St Lucie               FL      34986  Retail          Shadow Anchored        10,885
    70     Los Gatos                   CA      95032  Office          Suburban               12,031
    71     San Antonio                 TX      78227  Retail          Unanchored             50,180
    72     Jones Creek                 GA      30005  Retail          Free Standing           4,128
    73     Frederick                   MD      21701  Retail          Unanchored             30,462
    74     Salem                       VA      24153  Retail          Shadow Anchored        12,000
    75     Denver                      CO      80222  Retail          Free Standing          21,908
    76     Denver                      CO      80220  Retail          Unanchored             12,188
    77     Sacramento                  CA      95831  Office          Suburban               32,789
    78     San Antonio                 TX      78259  Retail          Shadow Anchored        10,750
    79     Redding                     CA      96003  Retail          Free Standing          12,280
    80     Lynchburg                   VA      24502  Retail          Shadow Anchored         8,177
    81     Corsicana                   TX      75110  Retail          Anchored               44,086
    82     Garden Grove                CA      92841  Industrial      Light                  40,550

------------------------------------------------------------------------------------------------------------
 MORTGAGE                                              PERCENT    PERCENT LEASED     SECURITY        LIEN
 LOAN NO.     YEAR BUILT        YEAR RENOVATED        LEASED(4)    AS OF DATE(4)     TYPE(5)       POSITION
------------------------------------------------------------------------------------------------------------

    1            1960                2002               83.0%       11/26/2007         Fee          First
    1            1972                2005               95.1%       11/26/2007         Fee          First
    1         1988 - 1994             NAP               97.5%       11/26/2007         Fee          First
    1            1987                2005               95.7%       11/26/2007         Fee          First
    1            1990                 NAP               94.3%       11/26/2007         Fee          First
    1         1999 - 2007            2007               99.4%       11/26/2007         Fee          First
    1            1997                 NAP              100.0%       11/26/2007         Fee          First
    1            1979                1999              100.0%       11/26/2007         Fee          First
    1            1997                 NAP               92.3%       11/26/2007         Fee          First

    2            2005                 NAP               70.1%       12/31/2007         Fee          First
    2            2000                 NAP               79.2%       12/31/2007         Fee          First
    2            2003                 NAP               78.8%       12/31/2007         Fee          First
    2            2002                 NAP               84.5%       12/31/2007         Fee          First
    2            2000                2006               60.3%       12/31/2007         Fee          First
    2            1999                 NAP               69.3%       12/31/2007         Fee          First
    2            1996                 NAP               73.7%       12/31/2007         Fee          First
    2            2004                 NAP               77.1%       12/31/2007         Fee          First
    2            1999                 NAP               88.0%       12/31/2007         Fee          First
    2            2004                 NAP               83.7%       12/31/2007         Fee          First
    2            1999                 NAP               80.8%       12/31/2007         Fee          First
    2            1984                2006               83.6%       12/31/2007         Fee          First
    2            2004                 NAP               76.0%       12/31/2007         Fee          First
    2            2002                 NAP               81.4%       12/31/2007         Fee          First
    2            2003                 NAP               66.8%       12/31/2007         Fee          First
    2            2001                 NAP               75.3%       12/31/2007         Fee          First
    2            2002                 NAP               74.4%       12/31/2007         Fee          First
    2            2002                 NAP               84.6%       12/31/2007         Fee          First
    2            2001                 NAP               73.2%       12/31/2007         Fee          First
    2            1999                 NAP               75.1%       12/31/2007         Fee          First
    2            2002                 NAP               76.5%       12/31/2007         Fee          First
    2            2002                 NAP               71.1%       12/31/2007         Fee          First
    2            2001                 NAP               67.3%       12/31/2007         Fee          First
    2            2004                 NAP               69.1%       12/31/2007         Fee          First
    2            2000                2006               78.7%       12/31/2007         Fee          First
    2            1996                 NAP               72.6%       12/31/2007         Fee          First
    2            2002                 NAP               72.7%       12/31/2007         Fee          First
    3         2006 - 2007             NAP               84.8%       12/31/2007         Fee          First
    4         1968, 1978              NAP               97.8%       12/27/2007         Fee          First
    5            2006                 NAP              100.0%       12/05/2007         Fee          First

    6            1993                1996               91.9%       12/31/2007         Fee          First
    6            1998                 NAP               89.0%       12/31/2007         Fee          First
    6            1980                 NAP               89.4%       12/31/2007         Fee          First
    6            1998                 NAP               94.3%       12/31/2007         Fee          First
    6            1995                 NAP               70.3%       12/31/2007         Fee          First
    6            1987                 NAP               66.6%       12/31/2007         Fee          First
    6            1994                 NAP               85.2%       12/31/2007         Fee          First
    6            1987                 NAP               67.3%       12/31/2007         Fee          First
    6            1995                 NAP               94.8%       12/31/2007         Fee          First
    6            1980                 NAP               67.5%       12/31/2007         Fee          First
    6            1989                 NAP               92.7%       12/31/2007         Fee          First
    6            1982                 NAP               91.4%       12/31/2007         Fee          First
    6            1977                 NAP               90.0%       12/31/2007         Fee          First
    6            1977                 NAP               74.4%       12/31/2007         Fee          First
    6            1979                 NAP               85.5%       12/31/2007         Fee          First
    6            1998                 NAP               69.5%       12/31/2007         Fee          First
    6            1976                 NAP               63.9%       12/31/2007         Fee          First
    6            1974                 NAP               95.3%       12/31/2007         Fee          First
    6            1980                 NAP               89.4%       12/31/2007         Fee          First
    6            1979                 NAP               89.9%       12/31/2007         Fee          First
    6            1974                 NAP               89.5%       12/31/2007         Fee          First
    6            1978                 NAP               90.4%       12/31/2007         Fee          First
    6            1978                 NAP               85.0%       12/31/2007         Fee          First
    6            1977                 NAP               85.0%       12/31/2007         Fee          First
    6            1982                 NAP               80.3%       12/31/2007         Fee          First
    6            1984                 NAP               82.0%       12/31/2007         Fee          First
    6            1981                 NAP               82.9%       12/31/2007         Fee          First
    6            1987                 NAP               69.2%       12/31/2007         Fee          First
    6            1977                 NAP               66.2%       12/31/2007         Fee          First
    6            1984                 NAP               61.1%       12/31/2007         Fee          First
    6            1980                 NAP               84.7%       12/31/2007         Fee          First
    6            1976                 NAP               66.2%       12/31/2007         Fee          First
    6         1930, 1975              NAP               64.2%       12/31/2007         Fee          First
    6            1977                 NAP               66.9%       12/31/2007         Fee          First
    6            1973                 NAP               80.9%       12/31/2007         Fee          First
    6            1977                 NAP               82.0%       12/31/2007         Fee          First
    7            1971                2000               71.8%       09/30/2007         Fee          First
    8         1999 - 2001             NAP              100.0%       12/20/2007         Fee          First
    9            1994                 NAP               96.3%       09/13/2007         Fee          First
    10           2000                 NAP               72.3%       12/31/2007      Leasehold       First
    11        1997 - 1998             NAP              100.0%       02/01/2008         Fee          First
    12           2007                 NAP               97.9%       11/20/2007         Fee          First
    13           1959                2003               92.1%       12/19/2007         Fee          First
    14           1968             1981, 2000            97.9%       12/27/2007         Fee          First
    15           1966             1971, 1973            96.9%       07/01/2007         Fee          First
    16           1959                2000               95.4%       12/19/2007         Fee          First
    17        2007 - 2008             NAP              100.0%       12/21/2007         Fee          First
    18        1987, 1989             2007              100.0%       02/01/2008         Fee          First
    19           2004                 NAP               95.1%       12/11/2007         Fee          First
    20        2006 - 2007             NAP               95.0%       01/03/2008         Fee          First
    21           1963                 NAP              100.0%       12/19/2007         Fee          First
    22           1991                 NAP               99.6%       07/25/2007         Fee          First
    23           2005                 NAP              100.0%       02/01/2008         Fee          First
    24        2006 - 2007             NAP               93.6%       08/02/2007         Fee          First
    25           2007                 NAP               92.4%       11/13/2007         Fee          First
    26           2007                 NAP               93.5%       11/13/2007         Fee          First
    27           2007                 NAP              100.0%       11/20/2007         Fee          First
    28        2007 - 2008             NAP              100.0%       12/21/2007         Fee          First
    29        2004 - 2006             NAP               93.5%       08/01/2007         Fee          First
    30        2005 - 2007             NAP               98.8%       08/13/2007         Fee          First
    31           2007                 NAP               74.9%       11/30/2007         Fee          First
    32        2004, 2005              NAP              100.0%       02/22/2007         Fee          First
    33           1996                 NAP              100.0%       11/21/2007         Fee          First

    34           1965                 NAP              100.0%       12/17/2007         Fee          First
    34           1969                 NAP              100.0%       08/13/2007         Fee          First
    35           2007                 NAP              100.0%       08/02/2007         Fee          First
    36           1983                 NAP              100.0%       02/01/2008         Fee          First
    37           2007                 NAP               84.8%       10/09/2007         Fee          First
    38           1971                2002               97.7%       11/01/2007         Fee          First
    39           1970                 NAP               98.8%       12/12/2007         Fee          First
    40           2005                 NAP              100.0%       02/01/2008         Fee          First
    41           1999                2006              100.0%       11/29/2007         Fee          First
    42           1988                 NAP              100.0%       08/07/2007         Fee          First
    43           2007                 NAP               80.4%       08/30/2007         Fee          First
    44           2007                 NAP               91.3%       01/07/2008         Fee          First
    45           2006                 NAP              100.0%       02/01/2008         Fee          First
    46        2005, 2007              NAP              100.0%       09/01/2007         Fee          First
    47           1966                 NAP              100.0%       10/01/2007         Fee          First
    48           1961        1965, 1975, 1985, 1990     96.4%       12/01/2007         Fee          First
    49           2004                 NAP              100.0%       12/13/2007         Fee          First
    50           1996                 NAP              100.0%       12/07/2007         Fee          First
    51           1973                2005               64.3%       10/31/2007     Fee/Leasehold    First
    52           2007                 NAP              100.0%       12/11/2007         Fee          First
    53           2007                 NAP              100.0%       10/10/2007         Fee          First
    54           2001                2007              100.0%       02/01/2008         Fee          First
    55        1920, 2008              NAP              100.0%       02/01/2008         Fee          First
    56           1989                 NAP               97.8%       08/01/2007         Fee          First
    57           1962                1983               96.9%       09/30/2007         Fee          First
    58           1971                 NAP              100.0%       08/15/2007         Fee          First
    59           2005                 NAP              100.0%       07/01/2007         Fee          First
    60           2007                 NAP              100.0%       02/01/2008         Fee          First
    61           1939                2006               80.0%       08/14/2007         Fee          First
    62           1949                1982              100.0%       12/07/2007         Fee          First
    63           2007                 NAP              100.0%       10/01/2007         Fee          First
    64           1972                 NAP               94.6%       12/13/2007         Fee          First
    65        1976 - 1981         2005 - 2007           81.5%       12/26/2007         Fee          First
    66           1968                 NAP              100.0%       12/14/2007         Fee          First
    67           1991                2004              100.0%       08/27/2007         Fee          First
    68           2006                 NAP              100.0%       11/30/2007         Fee          First
    69           2007                 NAP              100.0%       10/22/2007         Fee          First
    70           2001                 NAP              100.0%       07/20/2007         Fee          First
    71     1982, 1984, 1987           NAP               97.5%       07/23/2007         Fee          First
    72           2006                 NAP              100.0%       11/29/2007         Fee          First
    73           1987                2006               90.8%       08/30/2007         Fee          First
    74           2007                 NAP              100.0%       11/01/2007         Fee          First
    75           1968                 NAP              100.0%       06/29/2007         Fee          First
    76           2007                 NAP              100.0%       12/07/2007         Fee          First
    77           1981                 NAP               97.8%       12/11/2007         Fee          First
    78           2007                 NAP              100.0%       11/08/2007         Fee          First
    79           1994                 NAP              100.0%       08/01/2007         Fee          First
    80           2007                 NAP              100.0%       10/01/2007         Fee          First
    81           1981                2003               81.5%       09/17/2007         Fee          First
    82           1974                 NAP              100.0%       02/01/2008         Fee          First

---------------------------------------------------------------------------------------------------------------------
 MORTGAGE          RELATED                  ORIGINAL      CUT-OFF DATE      % OF TOTAL POOL      CUT-OFF DATE BALANCE
 LOAN NO.       BORROWER LIST                BALANCE         BALANCE(6)   CUT-OFF DATE BALANCE         PER UNIT OR SF
---------------------------------------------------------------------------------------------------------------------

    1                NAP                 $24,865,346       $24,865,346            2.0%                           $122
    1                NAP                 $23,823,726       $23,823,726            1.9%                           $122
    1                NAP                 $20,298,242       $20,298,242            1.6%                           $122
    1                NAP                 $12,178,945       $12,178,945            1.0%                           $122
    1                NAP                 $11,431,115       $11,431,115            0.9%                           $122
    1                NAP                 $11,057,200       $11,057,200            0.9%                           $122
    1                NAP                  $5,715,558        $5,715,558            0.5%                           $122
    1                NAP                  $5,501,892        $5,501,892            0.4%                           $122
    1                NAP                  $5,127,977        $5,127,977            0.4%                           $122

    2       2, 10, 29, 30, 35, 59         $7,702,500        $7,702,500            0.6%                       $100,276
    2       2, 10, 29, 30, 35, 59         $5,707,500        $5,707,500            0.5%                       $100,276
    2       2, 10, 29, 30, 35, 59         $5,420,000        $5,420,000            0.4%                       $100,276
    2       2, 10, 29, 30, 35, 59         $5,162,500        $5,162,500            0.4%                       $100,276
    2       2, 10, 29, 30, 35, 59         $4,715,000        $4,715,000            0.4%                       $100,276
    2       2, 10, 29, 30, 35, 59         $4,170,000        $4,170,000            0.3%                       $100,276
    2       2, 10, 29, 30, 35, 59         $4,007,500        $4,007,500            0.3%                       $100,276
    2       2, 10, 29, 30, 35, 59         $3,275,000        $3,275,000            0.3%                       $100,276
    2       2, 10, 29, 30, 35, 59         $3,232,500        $3,232,500            0.3%                       $100,276
    2       2, 10, 29, 30, 35, 59         $3,192,500        $3,192,500            0.3%                       $100,276
    2       2, 10, 29, 30, 35, 59         $3,137,500        $3,137,500            0.3%                       $100,276
    2       2, 10, 29, 30, 35, 59         $3,030,000        $3,030,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,745,000        $2,745,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,702,500        $2,702,500            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,580,000        $2,580,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,540,000        $2,540,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,500,000        $2,500,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,472,500        $2,472,500            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,390,000        $2,390,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,365,000        $2,365,000            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,282,500        $2,282,500            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $2,242,500        $2,242,500            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $1,957,500        $1,957,500            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $1,887,500        $1,887,500            0.2%                       $100,276
    2       2, 10, 29, 30, 35, 59         $1,725,000        $1,725,000            0.1%                       $100,276
    2       2, 10, 29, 30, 35, 59         $1,697,500        $1,697,500            0.1%                       $100,276
    2       2, 10, 29, 30, 35, 59         $1,372,500        $1,372,500            0.1%                       $100,276
    3                NAP                 $83,800,000       $83,800,000            6.8%                           $132
    4               4, 14                $67,000,000       $67,000,000            5.4%                           $316
    5                NAP                 $65,250,000       $65,250,000            5.3%                           $129

    6                NAP                  $4,699,000        $4,699,000            0.4%                            $33
    6                NAP                  $3,442,000        $3,442,000            0.3%                            $33
    6                NAP                  $2,598,000        $2,598,000            0.2%                            $33
    6                NAP                  $2,522,000        $2,522,000            0.2%                            $33
    6                NAP                  $2,383,000        $2,383,000            0.2%                            $33
    6                NAP                  $2,366,000        $2,366,000            0.2%                            $33
    6                NAP                  $2,356,000        $2,356,000            0.2%                            $33
    6                NAP                  $2,184,000        $2,184,000            0.2%                            $33
    6                NAP                  $2,091,000        $2,091,000            0.2%                            $33
    6                NAP                  $1,919,000        $1,919,000            0.2%                            $33
    6                NAP                  $1,820,000        $1,820,000            0.1%                            $33
    6                NAP                  $1,770,000        $1,770,000            0.1%                            $33
    6                NAP                  $1,483,000        $1,483,000            0.1%                            $33
    6                NAP                  $1,449,000        $1,449,000            0.1%                            $33
    6                NAP                  $1,324,000        $1,324,000            0.1%                            $33
    6                NAP                  $1,291,000        $1,291,000            0.1%                            $33
    6                NAP                  $1,257,000        $1,257,000            0.1%                            $33
    6                NAP                  $1,257,000        $1,257,000            0.1%                            $33
    6                NAP                  $1,125,000        $1,125,000            0.1%                            $33
    6                NAP                  $1,125,000        $1,125,000            0.1%                            $33
    6                NAP                  $1,092,000        $1,092,000            0.1%                            $33
    6                NAP                  $1,079,000        $1,079,000            0.1%                            $33
    6                NAP                    $993,000          $993,000            0.1%                            $33
    6                NAP                    $927,000          $927,000            0.1%                            $33
    6                NAP                    $877,000          $877,000            0.1%                            $33
    6                NAP                    $811,000          $811,000            0.1%                            $33
    6                NAP                    $794,000          $794,000            0.1%                            $33
    6                NAP                    $728,000          $728,000            0.1%                            $33
    6                NAP                    $695,000          $695,000            0.1%                            $33
    6                NAP                    $675,000          $675,000            0.1%                            $33
    6                NAP                    $655,000          $655,000            0.1%                            $33
    6                NAP                    $635,000          $635,000            0.1%                            $33
    6                NAP                    $622,000          $622,000            0.1%                            $33
    6                NAP                    $596,000          $596,000            0.0%                            $33
    6                NAP                    $463,000          $463,000            0.0%                            $33
    6                NAP                    $397,000          $397,000            0.0%                            $33
    7                NAP                 $50,720,000       $50,720,000            4.1%                       $152,771
    8                NAP                 $35,000,000       $34,961,449            2.8%                           $120
    9               9, 54                $31,500,000       $31,500,000            2.6%                            $96
    10      2, 10, 29, 30, 35, 59        $27,775,000       $27,775,000            2.3%                       $111,996
    11             11, 23                $27,000,000       $26,846,376            2.2%                           $205
    12               NAP                 $22,900,000       $22,900,000            1.9%                           $232
    13           13, 16, 21              $22,820,000       $22,820,000            1.8%                           $160
    14              4, 14                $22,300,000       $22,300,000            1.8%                           $220
    15               NAP                 $22,000,000       $22,000,000            1.8%                           $244
    16           13, 16, 21              $21,770,000       $21,770,000            1.8%                           $172
    17             17, 28                $20,750,000       $20,750,000            1.7%                           $214
    18               NAP                 $20,000,000       $20,000,000            1.6%                           $122
    19               NAP                 $18,700,000       $18,700,000            1.5%                           $182
    20               NAP                 $18,000,000       $18,000,000            1.5%                           $160
    21           13, 16, 21              $17,990,000       $17,990,000            1.5%                           $130
    22               NAP                 $18,000,000       $17,919,843            1.5%                        $68,922
    23             11, 23                $17,500,000       $17,500,000            1.4%                           $233
    24               NAP                 $17,000,000       $17,000,000            1.4%                           $159
    25             25, 26                $15,000,000       $14,987,567            1.2%                           $107
    26             25, 26                $15,000,000       $14,975,071            1.2%                           $108
    27               NAP                 $14,200,000       $14,200,000            1.2%                           $178
    28             17, 28                $13,850,000       $13,850,000            1.1%                           $385
    29      2, 10, 29, 30, 35, 59        $13,140,000       $13,140,000            1.1%                           $106
    30      2, 10, 29, 30, 35, 59        $12,600,000       $12,600,000            1.0%                           $111
    31               NAP                 $10,300,000       $10,281,504            0.8%                           $154
    32               NAP                 $10,000,000       $10,000,000            0.8%                            $99
    33               NAP                  $9,750,000        $9,750,000            0.8%                           $118

    34               NAP                  $6,925,000        $6,925,000            0.6%                        $77,434
    34               NAP                  $1,825,000        $1,825,000            0.1%                        $77,434
    35      2, 10, 29, 30, 35, 59         $8,702,500        $8,702,500            0.7%                           $116
    36               NAP                  $7,491,860        $7,434,331            0.6%                           $162
    37             37, 67                 $7,100,000        $7,100,000            0.6%                           $193
    38               NAP                  $7,000,000        $6,991,738            0.6%                           $159
    39               NAP                  $7,000,000        $6,988,999            0.6%                            $32
    40               NAP                  $6,965,000        $6,965,000            0.6%                           $126
    41               NAP                  $6,600,000        $6,590,558            0.5%                            $75
    42               NAP                  $6,540,000        $6,540,000            0.5%                            $93
    43               NAP                  $6,500,000        $6,500,000            0.5%                           $163
    44               NAP                  $6,400,000        $6,400,000            0.5%                           $169
    45               NAP                  $6,200,000        $6,200,000            0.5%                            $70
    46               NAP                  $5,900,000        $5,900,000            0.5%                           $175
    47               NAP                  $5,800,000        $5,784,811            0.5%                        $44,844
    48             48, 81                 $5,750,000        $5,750,000            0.5%                            $90
    49               NAP                  $5,500,000        $5,496,209            0.4%                           $222
    50               NAP                  $5,375,000        $5,371,443            0.4%                           $127
    51               NAP                  $5,000,000        $4,933,945            0.4%                        $45,266
    52               NAP                  $4,700,000        $4,700,000            0.4%                           $676
    53               NAP                  $4,700,000        $4,693,123            0.4%                           $234
    54              9, 54                 $4,669,000        $4,669,000            0.4%                            $60
    55               NAP                  $4,500,000        $4,500,000            0.4%                            $51
    56               NAP                  $4,200,000        $4,200,000            0.3%                           $100
    57               NAP                  $4,000,000        $4,000,000            0.3%                            $66
    58               NAP                  $4,000,000        $4,000,000            0.3%                            $43
    59      2, 10, 29, 30, 35, 59         $3,720,000        $3,720,000            0.3%                           $115
    60               NAP                  $3,700,000        $3,693,995            0.3%                           $243
    61               NAP                  $3,300,000        $3,300,000            0.3%                           $103
    62               NAP                  $3,300,000        $3,297,421            0.3%                           $165
    63         63, 69, 74, 80             $3,300,000        $3,292,291            0.3%                           $327
    64               NAP                  $3,300,000        $3,283,995            0.3%                        $11,729
    65               NAP                  $3,250,000        $3,247,662            0.3%                            $40
    66               NAP                  $3,200,000        $3,197,724            0.3%                            $32
    67             37, 67                 $3,100,000        $3,100,000            0.3%                           $152
    68               NAP                  $3,100,000        $3,095,502            0.3%                           $216
    69         63, 69, 74, 80             $3,100,000        $3,090,751            0.3%                           $284
    70               NAP                  $3,000,000        $3,000,000            0.2%                           $249
    71               NAP                  $3,000,000        $2,992,109            0.2%                            $60
    72               NAP                  $2,935,000        $2,935,000            0.2%                           $711
    73               NAP                  $2,600,000        $2,586,685            0.2%                            $85
    74         63, 69, 74, 80             $2,500,000        $2,496,423            0.2%                           $208
    75               NAP                  $2,400,000        $2,386,226            0.2%                           $109
    76               NAP                  $2,350,000        $2,350,000            0.2%                           $193
    77             77, 79                 $2,200,000        $2,200,000            0.2%                            $67
    78               NAP                  $2,000,000        $1,997,211            0.2%                           $186
    79             77, 79                 $1,850,000        $1,850,000            0.1%                           $151
    80         63, 69, 74, 80             $1,600,000        $1,596,262            0.1%                           $195
    81             48, 81                 $1,245,000        $1,241,110            0.1%                            $28
    82               NAP                    $750,000          $746,864            0.1%                            $18

                                      $1,234,470,860    $1,233,858,198

-------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE                FIRST PAYMENT   FIRST PAYMENT    MATURITY                             GRACE
 LOAN NO.    NOTE DATE     DATE (P&I)      DATE (IO)        DATE                             PERIOD(7)
-------------------------------------------------------------------------------------------------------------------------------

    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0
    1       11/26/2007     01/01/2010     01/01/2008     12/01/2017                              0

    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    2       12/17/2007        NAP         02/01/2008     01/01/2018                              5
    3       10/17/2007     12/01/2012     12/01/2007     11/01/2017                              0
    4       12/27/2007     02/01/2013     02/01/2008     01/01/2018                              0
    5       11/16/2007        NAP         01/01/2008     01/01/2018                              2

    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    6       08/30/2007     10/01/2008     10/01/2007     06/01/2014                              0
    7       10/05/2007     12/01/2012     12/01/2007     11/01/2017  5 days once per yr or 5 times for the loan term, 0 thereafter
    8       12/20/2007     02/01/2008         NAP        01/01/2018                              0
    9       09/13/2007        NAP         11/01/2007     10/01/2017                              0
    10      01/09/2008        NAP         03/01/2008     02/01/2018                              5
    11      10/02/2007     12/01/2007         NAP        11/01/2012                              5
    12      11/20/2007     01/01/2013     01/01/2008     12/01/2017                              0
    13      12/19/2007     02/01/2013     02/01/2008     01/01/2018                              0
    14      12/27/2007     02/01/2013     02/01/2008     01/01/2018                              0
    15      08/08/2007     10/01/2012     10/01/2007     09/01/2017                              5
    16      12/19/2007     02/01/2013     02/01/2008     01/01/2018                              0
    17      12/21/2007     02/01/2010     02/01/2008     01/01/2018                              4
    18      12/03/2007     02/01/2010     02/01/2008     01/01/2018                              5
    19      12/11/2007     02/01/2010     02/01/2008     01/01/2018                              2
    20      01/03/2008     03/01/2010     03/01/2008     02/01/2018                              0
    21      12/19/2007     02/01/2013     02/01/2008     01/01/2018                              0
    22      08/15/2007     10/08/2007         NAP        09/08/2017                              0
    23      01/11/2008     03/01/2008         NAP        02/01/2018                              5
    24      09/20/2007     11/08/2011     11/08/2007     10/08/2017                              0
    25      12/14/2007     02/01/2008         NAP        01/01/2018                              0
    26      11/30/2007     01/01/2008         NAP        12/01/2017                              0
    27      08/24/2007     10/08/2010     10/08/2007     09/08/2017                              0
    28      12/21/2007     02/01/2010     02/01/2008     01/01/2018                              4
    29      12/04/2007        NAP         02/01/2008     01/01/2013                              5
    30      08/31/2007        NAP         10/01/2007     09/01/2017                              5
    31      11/30/2007     01/01/2008         NAP        12/01/2017                              0
    32      04/30/2007     06/01/2012     06/01/2007     05/01/2017                              5
    33      11/21/2007     01/01/2010     01/01/2008     12/01/2017                             15

    34      08/31/2007     10/08/2012     10/08/2007     09/08/2017                              0
    34      08/31/2007     10/08/2012     10/08/2007     09/08/2017                              0
    35      10/25/2007        NAP         12/01/2007     11/01/2012                              5
    36      09/05/2007     11/01/2007         NAP        10/01/2017                              5
    37      01/11/2007        NAP         03/08/2008     02/08/2018                              0
    38      12/17/2004     02/01/2008     02/01/2005     01/01/2015                              6
    39      11/07/2007     01/08/2008         NAP        12/08/2017                              0
    40      08/08/2007        NAP         10/01/2007     09/01/2014                              5
    41      11/29/2007     01/01/2008         NAP        12/01/2017                              0
    42      08/29/2007     10/08/2012     10/08/2007     09/08/2017                              0
    43      09/20/2007     11/08/2012     11/08/2007     10/08/2017                              0
    44      01/07/2008     03/01/2009     03/01/2008     02/01/2018                              0
    45      08/27/2007     10/08/2009     10/08/2007     09/08/2017                              0
    46      09/28/2007     11/08/2009     11/08/2007     10/08/2017                              0
    47      09/26/2007     11/08/2007         NAP        10/08/2017                              0
    48      01/14/2008     03/08/2011     03/08/2008     02/08/2018                              0
    49      12/13/2007     02/01/2008         NAP        01/01/2018                              2
    50      12/07/2007     02/01/2008         NAP        01/01/2018                              0
    51      11/17/2006     01/01/2007         NAP        12/01/2016                              5
    52      10/04/2007     12/01/2010     12/01/2007     11/01/2017                              5
    53      12/07/2007     01/08/2008         NAP        12/08/2017                              0
    54      08/08/2007        NAP         10/01/2007     09/01/2012                              0
    55      09/27/2007        NAP         11/08/2007     10/08/2017                              0
    56      09/12/2007     11/08/2012     11/08/2007     10/08/2017                              0
    57      08/17/2007     10/08/2012     10/08/2007     09/08/2017                              0
    58      09/26/2007        NAP         11/08/2007     10/08/2017                              0
    59      10/19/2007        NAP         12/01/2007     11/01/2014                              5
    60      11/21/2007     01/08/2008         NAP        12/08/2017                              0
    61      08/24/2007     10/08/2009     10/08/2007     09/08/2017                              0
    62      12/07/2007     02/01/2008         NAP        01/01/2018                              0
    63      11/08/2007     12/08/2007         NAP        11/08/2017                              0
    64      09/28/2007     11/01/2007         NAP        10/01/2017                              0
    65      12/26/2007     02/01/2008         NAP        01/01/2018                              0
    66      12/14/2007     02/01/2008         NAP        01/01/2018                              0
    67      08/31/2007     10/08/2011     10/08/2007     09/08/2017                              0
    68      11/30/2007     01/01/2008         NAP        12/01/2017                              0
    69      10/05/2007     11/08/2007         NAP        10/08/2017                              0
    70      08/13/2007        NAP         10/08/2007     09/08/2017                              0
    71      10/25/2007     12/08/2007         NAP        11/08/2017                              0
    72      01/14/2008     03/08/2008         NAP        02/08/2018                              0
    73      09/10/2007     11/08/2007         NAP        10/08/2017                              0
    74      11/09/2007     01/08/2008         NAP        12/08/2017                              0
    75      06/29/2007     08/01/2007         NAP        07/01/2017                              0
    76      12/07/2007     02/01/2015     02/01/2008     01/01/2018                              0
    77      09/28/2007        NAP         11/08/2007     10/08/2017                              0
    78      11/08/2007     01/01/2008         NAP        12/01/2017                              2
    79      10/11/2007        NAP         12/08/2007     11/08/2017                              0
    80      11/08/2007     12/08/2007         NAP        11/08/2017                              0
    81      09/19/2007     11/08/2007         NAP        10/08/2017                              0
    82      08/10/2007     10/08/2007         NAP        09/08/2017                              0

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE    ARD    LOCKBOX           LOCKBOX         ORIGINAL TERM   REMAINING TERM          ORIGINAL       REMAINING
LOAN NO.   LOAN    STATUS             TYPE             TO MATURITY    TO MATURITY         AMORT. TERM(8)   AMORT. TERM
-----------------------------------------------------------------------------------------------------------------------

    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360
    1       No    Springing           Hard                120             118                  360             360

    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    2       No    In Place    Soft, Springing Hard        120             119                   IO             IO
    3       No    In Place            Hard                120             117                  360             360
    4       No    In Place            Hard                120             119                  360             360
    5       No    In Place            Hard                121             119                   IO             IO

    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    6       No    Springing           Hard                 81              76                  324             324
    7       No    In Place            Hard                120             117                  360             360
    8       No      None               NAP                120             119                  336             335
    9       Yes   In Place            Hard                120             116                   IO             IO
   10       No    In Place    Soft, Springing Hard        120             120                   IO             IO
   11       No    Springing           Hard                 60              57                  240             237
   12       No      None               NAP                120             118                  360             360
   13       No      None               NAP                120             119                  360             360
   14       No      None               NAP                120             119                  360             360
   15       No      None               NAP                120             115                  360             360
   16       No      None               NAP                120             119                  360             360
   17       Yes     None               NAP                120             119                  360             360
   18       No    In Place            Hard                120             119                  360             360
   19       No      None               NAP                120             119                  360             360
   20       No      None               NAP                120             120                  360             360
   21       No      None               NAP                120             119                  360             360
   22       No      None               NAP                120             115                  360             355
   23       No    In Place            Hard                120             120                  240             240
   24       No    Springing           Hard                120             116                  360             360
   25       No      None               NAP                120             119                  360             359
   26       No      None               NAP                120             118                  360             358
   27       No      None               NAP                120             115                  360             360
   28       Yes     None               NAP                120             119                  360             360
   29       Yes   Springing           Hard                 60              59                   IO             IO
   30       No    Springing           Hard                120             115                   IO             IO
   31       No      None               NAP                120             118                  360             358
   32       No    In Place            Hard                120             111                  360             360
   33       No      None               NAP                120             118                  360             360

   34       No      None               NAP                120             115                  360             360
   34       No      None               NAP                120             115                  360             360
   35       No    Springing           Hard                 60              57                   IO             IO
   36       No    Springing           Hard                120             116                  240             236
   37       No      None               NAP                120             120                   IO             IO
   38       No    In Place            Hard                120              83                  336             335
   39       No      None               NAP                120             118                  360             358
   40       Yes   In Place            Hard                 84              79                   IO             IO
   41       Yes     None               NAP                120             118                  360             358
   42       No    Springing           Hard                120             115                  360             360
   43       No      None               NAP                120             116                  360             360
   44       No    In Place            Hard                120             120                  360             360
   45       No    Springing           Hard                120             115                  360             360
   46       No    Springing           Hard                120             116                  360             360
   47       No      None               NAP                120             116                  360             356
   48       No      None               NAP                120             120                  360             360
   49       No      None               NAP                120             119                  360             359
   50       No      None               NAP                120             119                  360             359
   51       No      None               NAP                120             106                  360             346
   52       No      None               NAP                120             117                  360             360
   53       No      None               NAP                120             118                  360             358
   54       Yes   Springing           Hard                 60              55                   IO             IO
   55       No      None               NAP                120             116                   IO             IO
   56       No      None               NAP                120             116                  360             360
   57       No      None               NAP                120             115                  360             360
   58       No      None               NAP                120             116                   IO             IO
   59       Yes   Springing           Hard                 84              81                   IO             IO
   60       No    Springing           Hard                120             118                  360             358
   61       No      None               NAP                120             115                  360             360
   62       No      None               NAP                120             119                  360             359
   63       No      None               NAP                120             117                  360             357
   64       No      None               NAP                120             116                  300             296
   65       No      None               NAP                120             119                  360             359
   66       No      None               NAP                120             119                  360             359
   67       No      None               NAP                120             115                  360             360
   68       No      None               NAP                120             118                  360             358
   69       No      None               NAP                120             116                  360             356
   70       No      None               NAP                120             115                   IO             IO
   71       No      None               NAP                120             117                  360             357
   72       No    Springing           Hard                120             120                  360             360
   73       No      None               NAP                120             116                  300             296
   74       No      None               NAP                120             118                  360             358
   75       Yes     None               NAP                120             113                  360             353
   76       No      None               NAP                120             119                  360             360
   77       No      None               NAP                120             116                   IO             IO
   78       No      None               NAP                120             118                  360             358
   79       No      None               NAP                120             117                   IO             IO
   80       No      None               NAP                120             117                  360             357
   81       No      None               NAP                120             116                  360             356
   82       No      None               NAP                120             115                  360             355

                                                          115             113                  350             349

---------------------------------------------------------------------------------------------------------------
MORTGAGE   MORTGAGE        MONTHLY       MONTHLY   THIRD MOST RECENT    THIRD MOST RECENT   SECOND MOST RECENT
LOAN NO.     RATE     PAYMENT (P&I)  PAYMENT (IO)                NOI        NOI DATE                       NOI
---------------------------------------------------------------------------------------------------------------

    1       6.320%        $154,234      $132,776                 NAP           NAP                         NAP
    1       6.320%        $147,773      $127,214          $1,684,368       12/31/2004               $1,618,214
    1       6.320%        $125,905      $108,389          $1,979,636       12/31/2004               $2,310,508
    1       6.320%         $75,543       $65,033                 NAP           NAP                         NAP
    1       6.320%         $70,905       $61,040          $1,277,701       12/31/2004               $1,360,645
    1       6.320%         $68,585       $59,043          $1,243,360       12/31/2004               $1,393,553
    1       6.320%         $35,452       $30,520                 NAP           NAP                         NAP
    1       6.320%         $34,127       $29,379                 NAP           NAP                         NAP
    1       6.320%         $31,808       $27,382                 NAP           NAP                         NAP

    2       6.500%             NAP       $41,722            $852,168       12/31/2005               $3,499,878
    2       6.500%             NAP       $30,916          $2,261,754       12/31/2005               $2,377,123
    2       6.500%             NAP       $29,358          $2,875,291       12/31/2005               $3,052,206
    2       6.500%             NAP       $27,964          $2,645,388       12/31/2005               $2,790,587
    2       6.500%             NAP       $25,540          $1,595,027       12/31/2005               $2,009,306
    2       6.500%             NAP       $22,588          $1,719,598       12/31/2005               $1,906,066
    2       6.500%             NAP       $21,707          $1,572,400       12/31/2005               $1,715,963
    2       6.500%             NAP       $17,740            $984,966       12/31/2005               $1,647,249
    2       6.500%             NAP       $17,509          $1,541,062       12/31/2005               $2,620,648
    2       6.500%             NAP       $17,293          $1,517,625       12/31/2005               $1,766,223
    2       6.500%             NAP       $16,995          $1,323,693       12/31/2005               $1,578,148
    2       6.500%             NAP       $16,413          $1,156,802       12/31/2005               $1,325,430
    2       6.500%             NAP       $14,869            $798,785       12/31/2005               $1,418,353
    2       6.500%             NAP       $14,639          $1,748,144       12/31/2005               $1,545,687
    2       6.500%             NAP       $13,975            $817,909       12/31/2005               $1,115,420
    2       6.500%             NAP       $13,758          $1,647,872       12/31/2005               $1,658,719
    2       6.500%             NAP       $13,542          $1,373,707       12/31/2005               $1,385,582
    2       6.500%             NAP       $13,393          $1,325,367       12/31/2005               $1,452,141
    2       6.500%             NAP       $12,946          $1,259,405       12/31/2005               $1,270,362
    2       6.500%             NAP       $12,810          $1,249,760       12/31/2005               $1,376,253
    2       6.500%             NAP       $12,364          $1,106,369       12/31/2005               $1,208,310
    2       6.500%             NAP       $12,147          $1,035,101       12/31/2005               $1,261,345
    2       6.500%             NAP       $10,603          $1,224,778       12/31/2005               $1,151,687
    2       6.500%             NAP       $10,224            $639,036       12/31/2005               $1,014,316
    2       6.500%             NAP        $9,344          $1,037,071       12/31/2005               $1,122,499
    2       6.500%             NAP        $9,195            $967,591       12/31/2005               $1,122,385
    2       6.500%             NAP        $7,434            $674,443       12/31/2005                 $702,287
    3       6.163%        $511,239      $436,360                 NAP           NAP                         NAP
    4       6.530%        $424,808      $369,655          $5,126,318       12/31/2004               $5,244,070
    5       6.360%             NAP      $350,628                 NAP           NAP                         NAP

    6       6.388%         $30,468       $25,360            $406,571       12/31/2005                 $441,770
    6       6.388%         $22,318       $18,576            $270,702       12/31/2005                 $301,331
    6       6.388%         $16,845       $14,021            $250,707       12/31/2005                 $286,446
    6       6.388%         $16,352       $13,611            $288,505       12/31/2005                 $285,946
    6       6.388%         $15,451       $12,861            $231,200       12/31/2005                 $228,311
    6       6.388%         $15,341       $12,769            $248,135       12/31/2005                 $234,182
    6       6.388%         $15,276       $12,715            $196,147       12/31/2005                 $226,977
    6       6.388%         $14,161       $11,787            $176,339       12/31/2005                 $219,165
    6       6.388%         $13,558       $11,285            $245,530       12/31/2005                 $208,955
    6       6.388%         $12,443       $10,357            $198,938       12/31/2005                 $207,389
    6       6.388%         $11,801        $9,822            $191,465       12/31/2005                 $181,324
    6       6.388%         $11,477        $9,552            $145,047       12/31/2005                 $161,356
    6       6.388%          $9,616        $8,004            $142,707       12/31/2005                 $157,087
    6       6.388%          $9,395        $7,820            $125,936       12/31/2005                 $108,862
    6       6.388%          $8,585        $7,145             $33,528       12/31/2005                 $106,855
    6       6.388%          $8,371        $6,967             $91,981       12/31/2005                 $123,428
    6       6.388%          $8,150        $6,784            $144,358       12/31/2005                 $138,160
    6       6.388%          $8,150        $6,784            $102,609       12/31/2005                 $113,334
    6       6.388%          $7,294        $6,071             $99,917       12/31/2005                  $85,209
    6       6.388%          $7,294        $6,071            $121,018       12/31/2005                 $132,848
    6       6.388%          $7,080        $5,893            $126,847       12/31/2005                 $125,477
    6       6.388%          $6,996        $5,823            $115,115       12/31/2005                 $121,964
    6       6.388%          $6,439        $5,359            $113,125       12/31/2005                 $115,589
    6       6.388%          $6,011        $5,003             $88,578       12/31/2005                  $99,419
    6       6.388%          $5,686        $4,733             $28,471       12/31/2005                  $37,567
    6       6.388%          $5,258        $4,377             $40,889       12/31/2005                  $78,937
    6       6.388%          $5,148        $4,285             $66,658       12/31/2005                  $87,718
    6       6.388%          $4,720        $3,929             $67,963       12/31/2005                  $66,283
    6       6.388%          $4,506        $3,751             $66,058       12/31/2005                  $74,082
    6       6.388%          $4,377        $3,643             $59,912       12/31/2005                  $66,715
    6       6.388%          $4,247        $3,535             $67,851       12/31/2005                  $76,000
    6       6.388%          $4,117        $3,427             $61,839       12/31/2005                  $67,040
    6       6.388%          $4,033        $3,357             $62,089       12/31/2005                  $63,994
    6       6.388%          $3,864        $3,217             $72,224       12/31/2005                  $68,445
    6       6.388%          $3,002        $2,499             $45,697       12/31/2005                  $47,919
    6       6.388%          $2,574        $2,143             $44,650       12/31/2005                  $40,516
    7       6.510%        $320,919      $278,978          $2,440,803       12/31/2005               $4,785,867
    8       6.250%        $220,843           NAP          $3,546,229       12/31/2004               $3,881,223
    9       5.861%             NAP      $155,988          $5,106,990       12/31/2004               $4,371,632
   10       6.455%             NAP      $149,406          $4,038,964       12/31/2005               $4,435,313
   11       6.627%        $203,329           NAP          $4,018,816       12/31/2004               $4,096,217
   12       6.470%        $144,292      $125,184                 NAP           NAP                         NAP
   13       6.250%        $140,507      $120,505                 NAP           NAP                  $1,968,096
   14       6.530%        $141,391      $123,035          $1,742,781       12/31/2004               $1,798,489
   15       5.926%        $130,856      $110,152            $936,006       12/31/2004                 $992,293
   16       6.250%        $134,042      $114,960                 NAP           NAP                  $1,164,910
   17       6.760%        $134,722      $118,515                 NAP           NAP                         NAP
   18       6.124%        $121,509      $103,484          $3,523,965       12/31/2005               $3,623,013
   19       6.330%        $116,114      $100,013                 NAP           NAP                         NAP
   20       6.400%        $112,591       $97,333                 NAP           NAP                         NAP
   21       6.250%        $110,768       $94,999                 NAP           NAP                  $1,385,020
   22       6.070%        $108,731           NAP          $1,781,772       12/31/2005               $1,799,665
   23       6.186%        $127,260           NAP                 NAP           NAP                         NAP
   24       6.400%        $106,336       $91,926                 NAP           NAP                         NAP
   25       6.000%         $89,933           NAP                 NAP           NAP                         NAP
   26       6.000%         $89,933           NAP                 NAP           NAP                         NAP
   27       6.400%         $88,822       $76,785                 NAP           NAP                         NAP
   28       6.740%         $89,739       $78,871                 NAP           NAP                         NAP
   29       5.850%             NAP       $64,058                 NAP           NAP                    $588,657
   30       5.446%             NAP       $57,183                 NAP           NAP                         NAP
   31       5.700%         $59,781           NAP                 NAP           NAP                         NAP
   32       5.670%         $57,850       $47,906            $950,000       12/31/2004                 $955,000
   33       6.320%         $60,477       $52,063            $867,680       12/31/2004                 $891,314

   34       6.135%         $42,122       $35,896            $520,327       12/31/2005                 $552,066
   34       6.135%         $11,101        $9,460            $113,644       12/31/2005                 $135,885
   35       5.932%             NAP       $43,019                 NAP           NAP                         NAP
   36       6.500%         $55,857           NAP                 NAP           NAP                         NAP
   37       6.270%             NAP       $37,613                 NAP           NAP                         NAP
   38       5.193%         $39,567       $30,716          $3,571,430       12/31/2005               $3,593,347
   39       6.210%         $42,918           NAP            $820,132       12/31/2005                 $745,089
   40       6.202%             NAP       $36,497                 NAP           NAP                         NAP
   41       6.550%         $41,934           NAP                 NAP           NAP                         NAP
   42       6.260%         $40,310       $34,591                 NAP           NAP                    $616,399
   43       6.040%         $39,138       $33,171                 NAP           NAP                         NAP
   44       6.860%         $41,979       $37,095                 NAP           NAP                         NAP
   45       6.310%         $38,417       $33,054                 NAP           NAP                         NAP
   46       6.360%         $36,750       $31,704                 NAP           NAP                     $25,780
   47       7.140%         $39,134           NAP                 NAP           NAP                    $458,070
   48       6.350%         $35,779       $30,850            $592,425       12/31/2005                 $607,856
   49       6.670%         $35,381           NAP                 NAP           NAP                         NAP
   50       6.810%         $35,077           NAP            $492,864       12/31/2004                 $490,330
   51       6.000%         $29,978           NAP            $565,984       12/31/2005                 $623,608
   52       6.399%         $29,396       $25,411                 NAP           NAP                         NAP
   53       6.470%         $29,615           NAP                 NAP           NAP                         NAP
   54       6.302%             NAP       $24,861                 NAP           NAP                         NAP
   55       6.000%             NAP       $22,813                 NAP           NAP                         NAP
   56       6.340%         $26,106       $22,498            $325,794       12/31/2005                 $367,394
   57       6.000%         $23,982       $20,278            $534,968       12/31/2005                 $510,878
   58       6.490%             NAP       $21,934                 NAP           NAP                    $702,741
   59       5.487%             NAP       $17,010                 NAP           NAP                         NAP
   60       6.090%         $22,398           NAP                 NAP           NAP                         NAP
   61       6.590%         $21,054       $18,374            $370,646       12/31/2005                 $420,796
   62       6.220%         $20,254           NAP                 NAP           NAP                         NAP
   63       6.550%         $20,967           NAP                 NAP           NAP                         NAP
   64       6.490%         $22,261           NAP            $535,353       12/31/2004                 $472,047
   65       6.520%         $20,585           NAP            $436,828       12/31/2004                 $475,241
   66       6.560%         $20,353           NAP            $372,748       12/31/2004                 $308,519
   67       6.370%         $19,330       $16,684            $347,342       12/31/2005                 $366,442
   68       6.500%         $19,594           NAP                 NAP           NAP                         NAP
   69       6.650%         $19,901           NAP                 NAP           NAP                         NAP
   70       6.320%             NAP       $16,019                 NAP           NAP                         NAP
   71       6.060%         $18,102           NAP            $241,775       12/31/2005                 $321,883
   72       6.750%         $19,036           NAP                 NAP           NAP                         NAP
   73       6.200%         $17,071           NAP            $394,227       12/31/2005                 $451,420
   74       6.550%         $15,884           NAP                 NAP           NAP                         NAP
   75       6.340%         $14,918           NAP                 NAP           NAP                         NAP
   76       6.570%         $14,962       $13,045                 NAP           NAP                         NAP
   77       6.030%             NAP       $11,209            $293,022       12/31/2005                 $378,425
   78       6.640%         $12,826           NAP                 NAP           NAP                         NAP
   79       6.030%             NAP        $9,425                 NAP           NAP                    $223,041
   80       6.550%         $10,166           NAP                 NAP           NAP                         NAP
   81       6.470%          $7,845           NAP             $72,606       12/31/2005                  $91,587
   82       6.340%          $4,662           NAP                 NAP           NAP                         NAP

            6.312%

----------------------------------------------------------------------------------------------------------------------
MORTGAGE   SECOND MOST RECENT   MOST RECENT     MOST RECENT NOI     UNDERWRITABLE   UNDERWRITABLE       UNDERWRITABLE
LOAN NO.        NOI DATE                NOI           DATE                    EGI        EXPENSES                 NOI
----------------------------------------------------------------------------------------------------------------------

   1              NAP                   NAP           NAP              $3,275,832        $849,693          $2,426,139
   1           12/31/2005        $2,382,028        12/31/2006          $3,304,280        $632,066          $2,672,214
   1           12/31/2005        $2,275,214        12/31/2006          $3,156,901        $877,566          $2,279,335
   1              NAP                   NAP           NAP              $1,951,660        $488,615          $1,463,045
   1           12/31/2005        $1,318,977        12/31/2006          $1,875,346        $409,893          $1,465,453
   1           12/31/2005        $1,268,538        12/31/2006          $2,026,041        $409,968          $1,616,073
   1              NAP                   NAP           NAP                $931,865        $233,067            $698,798
   1              NAP                   NAP           NAP                $979,175        $369,570            $609,605
   1              NAP                   NAP           NAP                $971,264        $347,849            $623,415

   2           12/31/2006        $3,834,072     T-12 09/30/2007        $8,975,439      $4,985,446          $3,989,992
   2           12/31/2006        $2,554,441     T-12 09/30/2007        $6,390,531      $3,840,999          $2,549,532
   2           12/31/2006        $3,280,352     T-12 09/30/2007        $6,574,602      $3,612,678          $2,961,924
   2           12/31/2006        $2,860,422     T-12 09/30/2007        $6,211,752      $3,465,547          $2,746,205
   2           12/31/2006        $2,311,730     T-12 09/30/2007        $5,274,533      $3,080,163          $2,194,370
   2           12/31/2006        $2,223,821     T-12 09/30/2007        $5,311,435      $3,098,021          $2,213,414
   2           12/31/2006        $2,033,977     T-12 09/30/2007        $4,871,895      $2,836,074          $2,035,821
   2           12/31/2006        $1,765,718     T-12 09/30/2007        $4,088,443      $2,341,828          $1,746,615
   2           12/31/2006        $2,325,353     T-12 09/30/2007        $4,290,993      $2,343,764          $1,947,229
   2           12/31/2006        $2,065,073     T-12 09/30/2007        $4,549,448      $2,393,671          $2,155,777
   2           12/31/2006        $1,624,812     T-12 09/30/2007        $4,183,994      $2,570,710          $1,613,284
   2           12/31/2006        $1,693,321     T-12 09/30/2007        $4,709,417      $3,033,978          $1,675,438
   2           12/31/2006        $1,455,943     T-12 09/30/2007        $3,501,966      $2,070,619          $1,431,347
   2           12/31/2006        $1,673,223     T-12 09/30/2007        $4,285,597      $2,708,161          $1,577,436
   2           12/31/2006        $1,209,606     T-12 09/30/2007        $3,763,005      $2,538,255          $1,224,749
   2           12/31/2006        $1,766,163     T-12 09/30/2007        $4,243,745      $2,651,738          $1,592,007
   2           12/31/2006        $1,555,466     T-12 09/30/2007        $3,455,240      $2,003,752          $1,451,487
   2           12/31/2006        $1,465,206     T-12 09/30/2007        $3,559,212      $2,188,531          $1,370,681
   2           12/31/2006        $1,343,649     T-12 09/30/2007        $3,241,330      $1,964,667          $1,276,663
   2           12/31/2006        $1,356,605     T-12 09/30/2007        $3,911,995      $2,760,860          $1,151,135
   2           12/31/2006        $1,267,758     T-12 09/30/2007        $3,167,860      $1,971,831          $1,196,029
   2           12/31/2006        $1,278,274     T-12 09/30/2007        $3,516,325      $2,297,949          $1,218,376
   2           12/31/2006        $1,155,227     T-12 09/30/2007        $3,039,614      $2,016,413          $1,023,201
   2           12/31/2006          $826,938     T-12 09/30/2007        $2,679,842      $1,726,120            $953,722
   2           12/31/2006        $1,109,443     T-12 09/30/2007        $2,759,496      $1,683,345          $1,076,151
   2           12/31/2006        $1,063,580     T-12 09/30/2007        $3,131,059      $2,107,822          $1,023,237
   2           12/31/2006          $752,980     T-12 09/30/2007        $2,436,906      $1,702,583            $734,323
   3              NAP                   NAP           NAP             $13,876,656      $5,667,785          $8,208,871
   4           12/31/2005        $5,517,341        12/31/2006          $7,880,976      $2,023,409          $5,857,567
   5              NAP                   NAP           NAP             $11,300,896      $4,716,605          $6,584,291

   6           12/31/2006          $458,523        12/31/2007            $697,657        $232,688            $464,969
   6           12/31/2006          $302,127        12/31/2007            $504,947        $190,145            $314,802
   6           12/31/2006          $320,368        12/31/2007            $444,481        $132,582            $311,899
   6           12/31/2006          $284,990        12/31/2007            $412,491        $135,435            $277,056
   6           12/31/2006          $242,735        12/31/2007            $389,500        $135,812            $253,688
   6           12/31/2006          $302,556        12/31/2007            $444,044        $134,220            $309,824
   6           12/31/2006          $232,990        12/31/2007            $365,930        $112,211            $253,719
   6           12/31/2006          $186,397        12/31/2007            $405,830        $176,914            $228,916
   6           12/31/2006          $234,858        12/31/2007            $351,696        $123,574            $228,122
   6           12/31/2006          $193,441        12/31/2007            $322,065        $117,560            $204,505
   6           12/31/2006          $235,108        12/31/2007            $350,141        $121,628            $228,513
   6           12/31/2006          $213,312        12/31/2007            $331,950        $126,579            $205,371
   6           12/31/2006          $156,332        12/31/2007            $244,588         $89,444            $155,144
   6           12/31/2006          $114,997        12/31/2007            $217,762         $93,255            $124,507
   6           12/31/2006          $120,671        12/31/2007            $209,682         $83,786            $125,896
   6           12/31/2006           $95,793        12/31/2007            $241,859        $130,121            $111,738
   6           12/31/2006          $144,074        12/31/2007            $256,850        $107,071            $149,779
   6           12/31/2006          $130,314        12/31/2007            $218,140         $81,658            $136,482
   6           12/31/2006          $101,199        12/31/2007            $192,464         $92,760             $99,704
   6           12/31/2006          $136,504        12/31/2007            $214,529         $75,628            $138,901
   6           12/31/2006          $129,121        12/31/2007            $202,991         $78,283            $124,708
   6           12/31/2006          $119,233        12/31/2007            $195,102         $82,080            $113,022
   6           12/31/2006          $100,387        12/31/2007            $201,334         $99,369            $101,965
   6           12/31/2006          $121,917        12/31/2007            $194,343         $87,481            $106,862
   6           12/31/2006           $85,480        12/31/2007            $194,199        $131,791             $62,408
   6           12/31/2006           $84,677        12/31/2007            $185,427         $86,132             $99,295
   6           12/31/2006           $84,823        12/31/2007            $159,439         $73,723             $85,716
   6           12/31/2006           $71,992        12/31/2007            $217,139        $148,486             $68,653
   6           12/31/2006           $64,302        12/31/2007            $136,956         $72,548             $64,408
   6           12/31/2006           $70,526        12/31/2007            $137,555         $73,006             $64,549
   6           12/31/2006           $75,664        12/31/2007            $135,133         $53,733             $81,400
   6           12/31/2006           $58,286        12/31/2007            $125,147         $63,866             $61,281
   6           12/31/2006           $62,153        12/31/2007            $155,258         $91,169             $64,089
   6           12/31/2006           $48,501        12/31/2007            $121,790         $67,168             $54,622
   6           12/31/2006           $45,379        12/31/2007            $104,282         $58,403             $45,879
   6           12/31/2006           $46,123        12/31/2007            $101,142         $59,106             $42,036
   7           12/31/2006        $5,928,495     T-12 09/30/2007       $17,978,397     $12,761,948          $5,216,449
   8           12/31/2005        $3,883,899        12/31/2006          $4,855,135      $1,187,183          $3,667,952
   9           12/31/2005        $4,389,702        12/31/2006          $5,375,369      $1,693,208          $3,682,161
   10          12/31/2006        $4,660,998        12/31/2007         $14,814,281     $10,685,702          $4,128,579
   11          12/31/2005        $4,178,141        12/31/2006          $3,931,516        $117,945          $3,813,571
   12             NAP                   NAP           NAP              $3,110,168      $1,016,943          $2,093,225
   13          12/31/2005        $1,948,451        12/31/2006          $2,788,930        $646,814          $2,142,116
   14          12/31/2005        $1,746,543        12/31/2006          $2,554,478        $651,312          $1,903,166
   15          12/31/2005        $1,093,655        12/31/2006          $2,965,165      $1,023,303          $1,941,863
   16          12/31/2005          $861,698        12/31/2006          $2,702,093        $641,641          $2,060,452
   17             NAP                   NAP           NAP              $2,796,483        $748,981          $2,047,502
   18          12/31/2006        $3,683,098   T-6 06/30/2007 Ann.      $3,710,862      $1,237,367          $2,473,495
   19             NAP                   NAP           NAP              $1,982,590        $342,736          $1,639,854
   20             NAP                   NAP           NAP              $2,224,022        $602,250          $1,621,772
   21          12/31/2005        $1,635,488        12/31/2006          $2,392,265        $604,087          $1,788,178
   22          12/31/2006        $1,894,176     T-12 06/30/2007        $2,937,796      $1,079,002          $1,858,794
   23             NAP                   NAP           NAP              $1,900,514         $57,015          $1,843,499
   24             NAP            $1,393,128   T-6 06/30/2007 Ann.      $1,912,601        $419,252          $1,493,349
   25             NAP                   NAP           NAP              $2,049,874        $431,770          $1,618,104
   26             NAP                   NAP           NAP              $2,103,478        $473,297          $1,630,180
   27             NAP                   NAP           NAP              $1,758,878        $340,472          $1,418,406
   28             NAP                   NAP           NAP              $1,742,139        $324,199          $1,417,940
   29          12/31/2005        $1,358,910        12/31/2006          $2,330,938        $459,165          $1,871,774
   30             NAP                   NAP           NAP              $1,648,979        $317,148          $1,331,831
   31             NAP                   NAP           NAP              $1,191,102        $237,335            $953,767
   32          12/31/2005          $980,000        12/31/2006            $960,400         $28,812            $931,588
   33          12/31/2005          $910,227        12/31/2006          $1,155,170        $264,573            $890,597

   34          12/31/2006          $622,248     T-12 07/31/2007          $942,642        $339,778            $602,864
   34          12/31/2006          $149,340     T-12 07/31/2007          $236,683         $77,945            $158,738
   35             NAP                   NAP           NAP              $1,297,314        $363,344            $933,969
   36             NAP                   NAP           NAP              $1,029,349        $214,405            $814,943
   37             NAP                   NAP           NAP              $1,023,298        $210,406            $812,892
   38          12/31/2006        $4,026,014   T-11 11/30/2007 Ann.     $6,464,849      $1,979,942          $4,484,907
   39          12/31/2006          $774,335   T-9 09/30/2007 Ann.      $2,292,332      $1,481,263            $811,069
   40             NAP                   NAP           NAP                $687,254         $20,618            $666,637
   41             NAP                   NAP           NAP              $1,092,577        $370,081            $722,496
   42          12/31/2006          $598,524   T-6 06/30/2007 Ann.        $903,952        $275,257            $628,695
   43             NAP                   NAP           NAP                $940,359        $194,113            $746,246
   44             NAP                   NAP           NAP                $783,134        $138,009            $645,125
   45             NAP                   NAP           NAP                $660,811        $151,037            $509,774
   46          12/31/2005           $99,363        12/31/2006            $861,128        $315,058            $546,070
   47          12/31/2005          $411,861        12/31/2006          $2,621,740      $1,174,105          $1,447,635
   48          12/31/2006          $698,801     T-12 10/31/2007        $1,315,932        $634,368            $681,564
   49             NAP                   NAP           NAP                $677,042        $109,270            $567,772
   50          12/31/2005          $496,735        12/31/2006            $755,881        $233,090            $522,791
   51       T-12 08/31/2006        $861,920     T-12 10/31/2007        $2,678,652      $1,819,551            $859,101
   52             NAP                   NAP           NAP                $556,493        $107,332            $449,161
   53             NAP                   NAP           NAP                $616,138        $158,246            $457,892
   54             NAP                   NAP           NAP                $538,306         $16,149            $522,157
   55             NAP                   NAP           NAP                $492,567              $0            $492,567
   56          12/31/2006          $426,599   T-6 06/30/2007 Ann.        $566,168        $168,788            $397,380
   57          12/31/2006          $637,988   T-9 09/30/2007 Ann.        $975,010        $330,754            $644,256
   58          12/31/2006          $559,080   T-5 05/31/2007 Ann.        $786,270        $161,795            $624,475
   59             NAP                   NAP           NAP                $575,718        $192,964            $382,754
   60             NAP                   NAP           NAP                $532,348        $132,746            $399,602
   61          12/31/2006          $450,229   T-6 06/30/2007 Ann.        $552,967        $172,288            $380,679
   62             NAP                   NAP           NAP                $540,698         $85,377            $455,321
   63             NAP                   NAP           NAP                $447,841        $122,015            $325,826
   64          12/31/2005          $716,805        12/31/2006          $1,685,415      $1,034,362            $651,054
   65          12/31/2005          $424,869        12/31/2006          $1,000,769        $615,703            $385,066
   66          12/31/2005          $372,763        12/31/2006            $601,889        $228,150            $373,739
   67          12/31/2006          $363,064     T-12 06/30/2007          $467,070        $119,840            $347,230
   68             NAP                   NAP           NAP                $398,584        $101,957            $296,627
   69             NAP                   NAP           NAP                $430,765        $134,670            $296,095
   70             NAP              $334,178   T-7 05/31/2007 Ann.        $412,739        $104,337            $308,402
   71          12/31/2006          $415,070   T-7 07/20/2007 Ann.        $548,838        $219,183            $329,655
   72             NAP              $270,228     T-12 11/30/2007          $270,232          $8,107            $262,125
   73          12/31/2006          $442,584     T-12 06/30/2007          $581,092        $150,760            $430,332
   74             NAP                   NAP           NAP                $331,208         $58,548            $272,660
   75             NAP                   NAP           NAP                $346,546         $69,027            $277,519
   76             NAP                   NAP           NAP                $332,240         $77,278            $254,962
   77          12/31/2006          $367,065   T-6 06/30/2007 Ann.        $567,363        $246,558            $320,805
   78             NAP                   NAP           NAP                $263,934         $60,397            $203,537
   79          12/31/2006          $277,802   T-6 06/30/2007 Ann.        $345,449         $69,857            $275,592
   80             NAP                   NAP           NAP                $198,489         $42,579            $155,911
   81          12/31/2006          $112,359     T-12 07/31/2007          $269,316         $94,743            $174,573
   82             NAP                   NAP           NAP                $317,120         $82,696            $234,424

------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   UNDERWRITABLE   UNDERWRITABLE   NOI          NCF          NCF POST IO         CUT-OFF DATE   BALLOON       BALLOON
LOAN NO.   CAPITAL ITEMS       CASH FLOW   DSCR(X)(9)   DSCR(X)(9)   PERIOD DSCR(X)(10)      LTV          LTV         BALANCE
------------------------------------------------------------------------------------------------------------------------------

   1             $89,482      $2,336,657   1.44         1.38              1.18               66.7%        59.6%   $22,230,566
   1            $100,173      $2,572,041   1.44         1.38              1.18               66.7%        59.6%   $21,299,317
   1            $147,254      $2,132,081   1.44         1.38              1.18               66.7%        59.6%   $18,147,400
   1             $39,397      $1,423,648   1.44         1.38              1.18               66.7%        59.6%   $10,888,440
   1             $64,876      $1,400,577   1.44         1.38              1.18               66.7%        59.6%   $10,219,852
   1             $84,911      $1,531,162   1.44         1.38              1.18               66.7%        59.6%    $9,885,558
   1             $36,539        $662,259   1.44         1.38              1.18               66.7%        59.6%    $5,109,926
   1             $32,355        $577,250   1.44         1.38              1.18               66.7%        59.6%    $4,918,901
   1             $30,332        $593,083   1.44         1.38              1.18               66.7%        59.6%    $4,584,606

   2            $448,772      $3,541,220   2.06         1.81              1.81               54.3%        54.3%    $7,702,500
   2            $319,527      $2,230,005   2.06         1.81              1.81               54.3%        54.3%    $5,707,500
   2            $328,730      $2,633,194   2.06         1.81              1.81               54.3%        54.3%    $5,420,000
   2            $310,588      $2,435,618   2.06         1.81              1.81               54.3%        54.3%    $5,162,500
   2            $263,727      $1,930,643   2.06         1.81              1.81               54.3%        54.3%    $4,715,000
   2            $212,457      $2,000,956   2.06         1.81              1.81               54.3%        54.3%    $4,170,000
   2            $243,595      $1,792,226   2.06         1.81              1.81               54.3%        54.3%    $4,007,500
   2            $163,538      $1,583,077   2.06         1.81              1.81               54.3%        54.3%    $3,275,000
   2            $214,550      $1,732,679   2.06         1.81              1.81               54.3%        54.3%    $3,232,500
   2            $181,978      $1,973,799   2.06         1.81              1.81               54.3%        54.3%    $3,192,500
   2            $209,200      $1,404,084   2.06         1.81              1.81               54.3%        54.3%    $3,137,500
   2            $235,471      $1,439,968   2.06         1.81              1.81               54.3%        54.3%    $3,030,000
   2            $140,079      $1,291,268   2.06         1.81              1.81               54.3%        54.3%    $2,745,000
   2            $214,280      $1,363,156   2.06         1.81              1.81               54.3%        54.3%    $2,702,500
   2            $188,150      $1,036,599   2.06         1.81              1.81               54.3%        54.3%    $2,580,000
   2            $212,187      $1,379,819   2.06         1.81              1.81               54.3%        54.3%    $2,540,000
   2            $172,762      $1,278,725   2.06         1.81              1.81               54.3%        54.3%    $2,500,000
   2            $177,961      $1,192,721   2.06         1.81              1.81               54.3%        54.3%    $2,472,500
   2            $129,653      $1,147,010   2.06         1.81              1.81               54.3%        54.3%    $2,390,000
   2            $195,600        $955,535   2.06         1.81              1.81               54.3%        54.3%    $2,365,000
   2            $158,393      $1,037,636   2.06         1.81              1.81               54.3%        54.3%    $2,282,500
   2            $140,653      $1,077,723   2.06         1.81              1.81               54.3%        54.3%    $2,242,500
   2            $151,981        $871,220   2.06         1.81              1.81               54.3%        54.3%    $1,957,500
   2            $107,194        $846,528   2.06         1.81              1.81               54.3%        54.3%    $1,887,500
   2            $110,380        $965,771   2.06         1.81              1.81               54.3%        54.3%    $1,725,000
   2            $125,242        $897,994   2.06         1.81              1.81               54.3%        54.3%    $1,697,500
   2            $121,845        $612,478   2.06         1.81              1.81               54.3%        54.3%    $1,372,500
   3            $391,381      $7,817,490   1.57         1.49              1.27               61.6%        57.8%   $78,647,508
   4            $136,421      $5,721,146   1.32         1.29              1.12               68.8%        64.9%   $63,168,455
   5            $101,239      $6,483,052   1.56         1.54              1.54               65.6%        65.6%   $65,250,000

   6             $12,503        $452,466   1.64         1.57              1.31               66.3%        60.4%    $4,280,397
   6              $9,548        $305,255   1.64         1.57              1.31               66.3%        60.4%    $3,135,375
   6              $9,924        $301,975   1.64         1.57              1.31               66.3%        60.4%    $2,366,561
   6              $8,390        $268,666   1.64         1.57              1.31               66.3%        60.4%    $2,297,331
   6              $6,644        $247,044   1.64         1.57              1.31               66.3%        60.4%    $2,170,714
   6             $11,817        $298,007   1.64         1.57              1.31               66.3%        60.4%    $2,155,228
   6              $8,066        $245,653   1.64         1.57              1.31               66.3%        60.4%    $2,146,119
   6             $13,478        $215,439   1.64         1.57              1.31               66.3%        60.4%    $1,989,442
   6              $7,583        $220,539   1.64         1.57              1.31               66.3%        60.4%    $1,904,726
   6              $9,608        $194,898   1.64         1.57              1.31               66.3%        60.4%    $1,748,049
   6              $6,981        $221,532   1.64         1.57              1.31               66.3%        60.4%    $1,657,868
   6              $8,556        $196,815   1.64         1.57              1.31               66.3%        60.4%    $1,612,322
   6              $4,313        $150,831   1.64         1.57              1.31               66.3%        60.4%    $1,350,889
   6              $4,725        $119,782   1.64         1.57              1.31               66.3%        60.4%    $1,319,918
   6              $6,008        $119,888   1.64         1.57              1.31               66.3%        60.4%    $1,206,053
   6              $6,799        $104,939   1.64         1.57              1.31               66.3%        60.4%    $1,175,993
   6              $9,214        $140,565   1.64         1.57              1.31               66.3%        60.4%    $1,145,022
   6              $5,040        $131,442   1.64         1.57              1.31               66.3%        60.4%    $1,145,022
   6              $4,404         $95,300   1.64         1.57              1.31               66.3%        60.4%    $1,024,781
   6              $4,913        $133,987   1.64         1.57              1.31               66.3%        60.4%    $1,024,781
   6              $5,376        $119,332   1.64         1.57              1.31               66.3%        60.4%      $994,721
   6              $3,780        $109,242   1.64         1.57              1.31               66.3%        60.4%      $982,879
   6              $4,534         $97,431   1.64         1.57              1.31               66.3%        60.4%      $904,540
   6              $4,319        $102,543   1.64         1.57              1.31               66.3%        60.4%      $844,420
   6              $6,674         $55,734   1.64         1.57              1.31               66.3%        60.4%      $798,874
   6              $4,760         $94,535   1.64         1.57              1.31               66.3%        60.4%      $738,753
   6              $4,725         $80,991   1.64         1.57              1.31               66.3%        60.4%      $723,268
   6              $8,228         $60,426   1.64         1.57              1.31               66.3%        60.4%      $663,147
   6              $3,791         $60,616   1.64         1.57              1.31               66.3%        60.4%      $633,087
   6              $5,244         $59,305   1.64         1.57              1.31               66.3%        60.4%      $614,869
   6              $2,895         $78,505   1.64         1.57              1.31               66.3%        60.4%      $596,650
   6              $4,590         $56,691   1.64         1.57              1.31               66.3%        60.4%      $578,432
   6              $4,760         $59,330   1.64         1.57              1.31               66.3%        60.4%      $566,590
   6              $4,213         $50,409   1.64         1.57              1.31               66.3%        60.4%      $542,906
   6              $3,358         $42,522   1.64         1.57              1.31               66.3%        60.4%      $421,754
   6              $2,813         $39,224   1.64         1.57              1.31               66.3%        60.4%      $361,634
   7            $539,352      $4,677,097   1.56         1.40              1.21               65.9%        62.1%   $47,808,370
   8            $116,647      $3,551,305   1.38         1.34              1.34               57.0%        46.8%   $28,667,292
   9            $210,504      $3,471,657   1.97         1.85              1.85               51.2%        51.2%   $31,500,000
   10           $740,714      $3,387,865   2.30         1.89              1.89               53.9%        53.9%   $27,775,000
   11           $191,376      $3,622,195   1.56         1.48              1.48               56.3%        49.0%   $23,373,088
   12           $118,526      $1,974,699   1.39         1.31              1.14               67.0%        63.1%   $21,579,469
   13            $76,934      $2,065,182   1.48         1.43              1.22               71.3%        67.0%   $21,440,361
   14            $42,584      $1,860,582   1.29         1.26              1.10               68.6%        64.7%   $21,024,724
   15            $70,804      $1,871,059   1.47         1.42              1.19               70.5%        66.0%   $20,584,090
   16            $97,376      $1,963,076   1.49         1.42              1.22               70.2%        66.0%   $20,453,842
   17            $63,063      $1,984,439   1.44         1.40              1.23               71.3%        64.3%   $18,718,276
   18           $182,144      $2,291,350   1.99         1.85              1.57               55.2%        49.2%   $17,800,085
   19            $35,897      $1,603,957   1.37         1.34              1.15               71.2%        63.7%   $16,717,756
   20            $67,692      $1,554,080   1.39         1.33              1.15               75.0%        67.1%   $16,114,651
   21            $96,792      $1,691,386   1.57         1.48              1.27               72.0%        67.6%   $16,902,371
   22            $71,240      $1,787,554   1.42         1.37              1.37               68.1%        58.3%   $15,326,709
   23            $48,457      $1,795,042   1.21         1.18              1.18               66.8%        44.3%   $11,618,877
   24            $25,601      $1,467,747   1.35         1.33              1.15               70.8%        65.7%   $15,765,332
   25            $55,826      $1,562,278   1.50         1.45              1.45               49.8%        42.3%   $12,745,735
   26            $55,694      $1,574,486   1.51         1.46              1.46               48.8%        41.5%   $12,749,219
   27            $70,028      $1,348,378   1.54         1.46              1.27               74.7%        68.1%   $12,947,325
   28            $34,200      $1,383,740   1.50         1.46              1.28               63.0%        56.8%   $12,488,777
   29           $101,008      $1,770,766   2.44         2.30              2.30               44.5%        44.5%   $13,140,000
   30            $59,700      $1,272,131   1.94         1.85              1.85               58.3%        58.3%   $12,600,000
   31            $26,734        $927,033   1.33         1.29              1.29               69.0%        58.2%    $8,676,901
   32                 $0        $931,588   1.62         1.62              1.34               58.8%        54.9%    $9,326,608
   33            $44,690        $845,907   1.43         1.35              1.17               74.4%        66.5%    $8,716,870

   34            $22,250        $580,614   1.40         1.35              1.15               58.7%        55.1%    $6,496,951
   34             $6,000        $152,738   1.40         1.35              1.15               58.7%        55.1%    $1,712,193
   35            $29,878        $904,091   1.81         1.75              1.75               57.3%        57.3%    $8,702,500
   36            $32,402        $782,541   1.22         1.17              1.17               63.0%        42.7%    $5,035,779
   37            $47,898        $764,994   1.80         1.69              1.69               51.8%        51.8%    $7,100,000
   38           $167,533      $4,317,373   1.70         1.64              1.27               68.9%        60.3%    $6,117,624
   39           $158,208        $652,862   1.57         1.27              1.27               55.0%        47.1%    $5,985,830
   40             $5,544        $661,093   1.52         1.51              1.51               66.3%        66.3%    $6,965,000
   41            $32,396        $690,100   1.44         1.37              1.37               65.1%        56.3%    $5,697,878
   42            $53,980        $574,715   1.51         1.38              1.19               68.1%        64.0%    $6,145,521
   43            $27,543        $718,703   1.87         1.81              1.53               48.5%        45.5%    $6,091,958
   44            $32,215        $612,910   1.45         1.38              1.22               64.6%        57.4%    $5,679,443
   45             $8,901        $500,873   1.29         1.26              1.09               77.5%        69.3%    $5,540,619
   46            $48,948        $497,122   1.44         1.31              1.13               70.5%        63.1%    $5,279,468
   47            $32,250      $1,415,385   3.08         3.01              3.01               24.5%        21.6%    $5,086,931
   48            $65,384        $616,181   1.84         1.66              1.44               56.4%        51.3%    $5,237,426
   49            $28,967        $538,805   1.34         1.27              1.27               61.8%        53.5%    $4,762,360
   50            $18,295        $504,496   1.24         1.20              1.20               69.8%        60.7%    $4,671,714
   51           $133,933        $725,168   2.39         2.02              2.02               62.5%        53.8%    $4,249,489
   52             $9,362        $439,799   1.47         1.44              1.25               66.2%        60.4%    $4,285,237
   53            $26,118        $431,775   1.29         1.21              1.21               72.2%        62.3%    $4,048,606
   54            $27,459        $494,698   1.75         1.66              1.66               61.0%        61.0%    $4,669,000
   55                 $0        $492,567   1.80         1.80              1.80               40.9%        40.9%    $4,500,000
   56            $24,969        $372,412   1.47         1.38              1.19               64.6%        60.8%    $3,951,463
   57            $25,368        $618,888   2.65         2.54              2.15               38.1%        35.7%    $3,746,198
   58            $40,732        $583,743   2.37         2.22              2.22               38.1%        38.1%    $4,000,000
   59            $22,274        $360,481   1.88         1.77              1.77               60.5%        60.5%    $3,720,000
   60            $44,389        $355,213   1.49         1.32              1.32               63.5%        54.2%    $3,153,044
   61            $13,409        $367,271   1.73         1.67              1.45               39.8%        35.7%    $2,966,588
   62            $13,000        $442,321   1.87         1.82              1.82               38.8%        33.2%    $2,821,888
   63            $20,655        $305,172   1.30         1.21              1.21               63.3%        54.8%    $2,848,140
   64            $97,720        $553,334   2.44         2.07              2.07               39.1%        31.0%    $2,605,969
   65            $71,824        $313,242   1.56         1.27              1.27               47.8%        41.2%    $2,802,595
   66            $51,507        $322,232   1.53         1.32              1.32               51.6%        44.6%    $2,762,518
   67            $19,142        $328,088   1.73         1.64              1.41               59.6%        55.2%    $2,872,893
   68             $8,881        $287,746   1.26         1.22              1.22               77.4%        66.8%    $2,672,581
   69            $11,536        $284,559   1.24         1.19              1.19               69.5%        60.3%    $2,683,696
   70            $11,891        $296,511   1.60         1.54              1.54               49.2%        49.2%    $3,000,000
   71            $41,147        $288,508   1.52         1.33              1.33               68.3%        58.3%    $2,553,654
   72               $413        $261,712   1.15         1.15              1.15               70.6%        61.2%    $2,546,529
   73            $34,117        $396,214   2.10         1.93              1.93               44.6%        35.1%    $2,033,895
   74            $17,400        $255,260   1.43         1.34              1.34               63.4%        54.8%    $2,158,286
   75            $16,431        $261,088   1.55         1.46              1.46               64.5%        55.7%    $2,060,213
   76             $8,287        $246,675   1.63         1.58              1.37               51.2%        49.6%    $2,276,318
   77            $32,789        $288,016   2.39         2.14              2.14               36.7%        36.7%    $2,200,000
   78            $16,447        $187,090   1.32         1.22              1.22               71.1%        61.6%    $1,730,897
   79            $15,229        $260,365   2.44         2.30              2.30               42.8%        42.8%    $1,850,000
   80            $11,612        $144,299   1.28         1.18              1.18               72.6%        62.8%    $1,380,916
   81            $26,056        $148,517   1.85         1.58              1.58               62.1%        53.6%    $1,072,478
   82            $18,800        $215,624   4.19         3.85              3.85               19.3%        16.6%      $643,551

                                           1.60x        1.51x            1.39x               62.7%        57.7%

--------------------------------------------------------------------------------------------------------------------------
MORTGAGE        APPRAISED         VALUATION                                                                 LEASE
LOAN NO.         VALUE(11)        DATE(11)          LARGEST TENANT(12)                                 EXPIRATION DATE
--------------------------------------------------------------------------------------------------------------------------

   1          $46,550,000        10/08/2007         Kroger                                               10/31/2021
   1          $45,000,000        10/02/2007         Linens 'N Things                                     01/31/2016
   1          $38,000,000        10/18/2007         Food Maxx                                            02/28/2009
   1          $22,800,000        10/10/2007         DSW Shoe Warehouse                                   01/31/2012
   1          $21,400,000        10/09/2007         Giant Food                                           10/31/2040
   1          $20,700,000        10/11/2007         Carmike Cinemas                                      07/31/2017
   1          $10,700,000        10/19/2007         Raley's                                              06/29/2024
   1          $10,300,000        10/12/2007         Burlington Coat Factory                              12/31/2009
   1           $9,600,000        10/18/2007         Coldwell Banker                                      12/31/2008

   2          $56,700,000        10/29/2007         NAP                                                      NAP
   2          $42,000,000        11/02/2007         NAP                                                      NAP
   2          $39,500,000        11/01/2007         NAP                                                      NAP
   2          $38,000,000        10/29/2007         NAP                                                      NAP
   2          $34,700,000        10/30/2007         NAP                                                      NAP
   2          $30,700,000        11/02/2007         NAP                                                      NAP
   2          $30,100,000        10/29/2007         NAP                                                      NAP
   2          $24,100,000        11/01/2007         NAP                                                      NAP
   2          $23,800,000        10/29/2007         NAP                                                      NAP
   2          $23,700,000        10/29/2007         NAP                                                      NAP
   2          $23,100,000        11/02/2007         NAP                                                      NAP
   2          $22,300,000        10/30/2007         NAP                                                      NAP
   2          $20,200,000        11/01/2007         NAP                                                      NAP
   2          $19,900,000        11/01/2007         NAP                                                      NAP
   2          $19,000,000        10/29/2007         NAP                                                      NAP
   2          $18,700,000        10/30/2007         NAP                                                      NAP
   2          $18,400,000        10/29/2007         NAP                                                      NAP
   2          $18,200,000        10/29/2007         NAP                                                      NAP
   2          $17,600,000        11/05/2007         NAP                                                      NAP
   2          $17,400,000        11/01/2007         NAP                                                      NAP
   2          $16,800,000        11/02/2007         NAP                                                      NAP
   2          $16,500,000        11/05/2007         NAP                                                      NAP
   2          $14,400,000        10/31/2007         NAP                                                      NAP
   2          $13,900,000        11/05/2007         NAP                                                      NAP
   2          $12,700,000        10/29/2007         NAP                                                      NAP
   2          $12,500,000        10/30/2007         NAP                                                      NAP
   2          $10,100,000        11/01/2007         NAP                                                      NAP
   3         $136,000,000        01/01/2008         JC Penney (Ground Lease)                             03/31/2027
   4          $97,400,000        11/27/2007         Giant of Maryland LLC                                05/31/2013
   5          $99,520,000        10/18/2007         General Electric Co                                  01/31/2018

   6           $7,100,000        06/29/2007         NAP                                                      NAP
   6           $5,200,000        06/29/2007         NAP                                                      NAP
   6           $3,925,000        06/27/2007         NAP                                                      NAP
   6           $3,750,000        07/02/2007         NAP                                                      NAP
   6           $3,600,000        07/09/2007         NAP                                                      NAP
   6           $3,575,000        06/27/2007         NAP                                                      NAP
   6           $3,560,000        07/03/2007         NAP                                                      NAP
   6           $3,300,000        07/08/2007         NAP                                                      NAP
   6           $3,160,000        07/02/2007         NAP                                                      NAP
   6           $2,900,000        07/08/2007         NAP                                                      NAP
   6           $2,750,000        06/28/2007         NAP                                                      NAP
   6           $2,675,000        06/27/2007         NAP                                                      NAP
   6           $2,200,000        07/02/2007         NAP                                                      NAP
   6           $2,150,000        07/03/2007         NAP                                                      NAP
   6           $2,000,000        07/08/2007         NAP                                                      NAP
   6           $1,950,000        06/28/2007         NAP                                                      NAP
   6           $1,900,000        06/28/2007         NAP                                                      NAP
   6           $1,900,000        07/06/2007         NAP                                                      NAP
   6           $1,700,000        07/11/2007         NAP                                                      NAP
   6           $1,700,000        07/10/2007         NAP                                                      NAP
   6           $1,650,000        06/27/2007         NAP                                                      NAP
   6           $1,600,000        07/02/2007         NAP                                                      NAP
   6           $1,500,000        07/08/2007         NAP                                                      NAP
   6           $1,400,000        07/08/2007         NAP                                                      NAP
   6           $1,325,000        06/27/2007         NAP                                                      NAP
   6           $1,225,000        06/28/2007         NAP                                                      NAP
   6           $1,220,000        07/05/2007         NAP                                                      NAP
   6           $1,100,000        07/08/2007         NAP                                                      NAP
   6           $1,075,000        07/04/2007         NAP                                                      NAP
   6           $1,040,000        07/04/2007         NAP                                                      NAP
   6             $980,000        07/05/2007         NAP                                                      NAP
   6             $990,000        07/04/2007         NAP                                                      NAP
   6             $940,000        07/09/2007         NAP                                                      NAP
   6             $900,000        07/06/2007         NAP                                                      NAP
   6             $700,000        07/18/2007         NAP                                                      NAP
   6             $600,000        07/10/2007         NAP                                                      NAP
   7          $77,000,000        09/12/2007         NAP                                                      NAP
   8          $61,300,000        11/15/2007         Dick's Sporting Goods, Inc.                          01/31/2015
   9          $61,500,000        04/15/2007         Home Depot                                           01/31/2015
   10         $51,500,000        09/01/2007         NAP                                                      NAP
   11         $47,700,000        09/01/2007         AMC                                                  12/31/2013
   12         $34,200,000        12/15/2007         Princess Cruise Lines, LTD.                          09/30/2012
   13         $32,000,000        11/11/2007         Almacenes Grande                                     01/31/2021
   14         $32,500,000        11/27/2007         Safeway Inc.                                         06/30/2020
   15         $31,200,000        07/25/2007         Cardiac Specialists of Fairfield, PC                 09/01/2013
   16         $31,000,000        11/11/2007         University of Puerto Rico                            02/28/2018
   17         $29,100,000        08/31/2007         La Fitness                                           09/30/2022
   18         $36,200,000        11/09/2007         Switch and Data NJ Two LLC                           07/31/2023
   19         $26,260,000        11/08/2007         Sport Chalet, Inc.                                   01/31/2016
   20         $24,000,000        12/01/2007         Stein Mart                                           08/31/2016
   21         $25,000,000        11/11/2007         Marshalls                                            01/31/2012
   22         $26,300,000        07/02/2007         NAP                                                      NAP
   23         $26,200,000        08/25/2007         American Multi-Cinema, Inc.                          03/31/2021
   24         $24,000,000        08/20/2007         Kohl's Department Stores, Inc                        01/31/2027
   25         $30,100,000        11/19/2007         Giant Food                                           09/30/2032
   26         $30,700,000        05/18/2007         Giant of Maryland LLC                                03/31/2032
   27         $19,000,000        07/26/2007         Best Buy                                             01/31/2018
   28         $22,000,000        12/01/2007         New Cingular Wireless PCS                            11/14/2017
   29         $29,500,000        08/12/2007         Circuit City                                         01/01/2020
   30         $21,600,000        05/24/2007         Ross Dress for Less                                  01/31/2016
   31         $14,900,000        11/27/2007         Lowes Foods Stores, Inc.                             10/09/2027
   32         $17,000,000        04/03/2007         Walgreen Co.                                         03/31/2032
   33         $13,100,000        10/24/2007         Harris Teeter                                        02/11/2016

   34         $12,150,000        07/24/2007         NAP                                                      NAP
   34          $2,750,000        07/24/2007         NAP                                                      NAP
   35         $15,175,000        08/23/2007         Dick's Sporting Goods                                01/31/2018
   36         $11,800,000        08/15/2007         FedEx Ground Package System, Inc.                    11/30/2014
   37         $13,700,000        10/11/2007         Kiddie Academy                                       10/31/2022
   38         $72,500,000        08/14/2007         LA Fitness                                           01/31/2023
   39         $12,700,000        03/26/2007         JC Penney Company                                    09/30/2011
   40         $10,500,000        06/04/2007         FedEx                                                03/31/2019
   41         $10,120,000        10/17/2007         Reinhart Food Service                                10/31/2020
   42          $9,600,000        06/30/2007         Saars Grocery                                        12/31/2014
   43         $13,400,000        10/05/2007         Walgreen Co.                                         03/31/2032
   44          $9,900,000        01/03/2008         Onix Group, LLC                                      04/30/2022
   45          $8,000,000        05/18/2007         Kohl's Texas, L.P.                                   01/31/2028
   46          $8,370,000        08/20/2007         Health One                                           01/31/2017
   47         $23,600,000        08/15/2007         NAP                                                      NAP
   48         $10,200,000        12/18/2007         Oceanic Time Warner                                  07/31/2009
   49          $8,900,000        11/04/2007         1st Centennial Bank                                  12/31/2009
   50          $7,700,000        10/30/2007         Toys "R" Us - Delaware, Inc.                         01/31/2013
   51          $7,900,000        10/01/2006         NAP                                                      NAP
   52          $7,100,000        03/01/2008         Citibank                                             03/01/2018
   53          $6,500,000        09/26/2007         Mattress Firm                                        12/31/2012
   54          $7,660,000        06/17/2007         FedEx Ground                                         05/31/2017
   55         $11,000,000        07/01/2007         NAP                                                      NAP
   56          $6,500,000        07/26/2007         Lee Armstrong Co., Inc.                              06/30/2008
   57         $10,500,000        06/28/2007         725 Commack Meat Corp                                02/28/2021
   58         $10,500,000        08/24/2007         3 Day Suit Broker                                    05/31/2010
   59          $6,150,000        06/21/2007         Office Depot                                         02/28/2016
   60          $5,820,000        08/13/2007         Anchor Health Centers, P.A.                          10/31/2017
   61          $8,300,000        08/02/2007         PC-Tech Learning Center                              04/30/2016
   62          $8,500,000        11/09/2007         The Gap Inc.                                         01/31/2012
   63          $5,200,000        08/15/2007         Next Day Blinds                                      09/30/2014
   64          $8,400,000        08/24/2007         NAP                                                      NAP
   65          $6,800,000        11/19/2007         Maronda Homes                                        09/30/2016
   66          $6,200,000        11/09/2007         Rose's                                               11/03/2010
   67          $5,200,000        07/19/2007         Petco Animal Supplies                                01/31/2013
   68          $4,000,000        11/01/2007         US Cellular                                          09/30/2016
   69          $4,450,000        07/25/2007         Mattress Giant Corporation                           04/30/2014
   70          $6,100,000        07/17/2007         R+ Financial Inc.                                    07/17/2008
   71          $4,380,000        07/16/2007         Party Dollar & Gifts Inc.                            05/31/2012
   72          $4,160,000        11/15/2007         RBC Centura Bank                                     03/31/2022
   73          $5,800,000        08/09/2007         Century 21 Results Realty                            03/31/2010
   74          $3,940,000        08/01/2007         Mattress Warehouse of Salem                          08/31/2017
   75          $3,700,000        07/02/2007         Midwest Merchandising, Inc.                          06/30/2022
   76          $4,590,000        10/04/2007         CSK Auto, Inc.                                       09/30/2022
   77          $6,000,000        07/23/2007         Sacramento Delt Property Management                  03/31/2009
   78          $2,810,000        10/22/2007         Spa D' Sante                                         02/29/2012
   79          $4,320,000        07/22/2007         Red Robin                                            08/31/2012
   80          $2,200,000        08/01/2007         Lane Bryant                                          01/31/2018
   81          $2,000,000        08/07/2007         Family Dollar                                        12/31/2008
   82          $3,870,000        07/18/2007         PCA Aerospace, Inc.                                  07/31/2011

-----------------------------------------------------------------------------------------------
MORTGAGE                                                                             LEASE
LOAN NO.            % NSF       SECOND LARGEST TENANT(12)                       EXPIRATION DATE
-----------------------------------------------------------------------------------------------

   1                27.2%       Mr. Cue's Billiards & Burgers                      03/31/2014
   1                18.0%       Ross Dress for Less                                01/31/2016
   1                20.5%       Ashley Furniture HomeStore                         11/30/2009
   1                30.4%       Dollar Tree                                        06/30/2015
   1                52.4%       Wine & Spirits Shoppe                              09/30/2011
   1                36.1%       Stein Mart                                         03/31/2017
   1                92.6%       Payless Shoe Source                                11/30/2008
   1                85.0%       Roadhouse Grill                                    12/31/2014
   1                14.3%       Eden Bistro                                        03/31/2011

   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   2                 NAP        NAP                                                   NAP
   3                16.1%       Gordmans                                           08/31/2020
   4                15.7%       Retail Services & Systems, Inc.                    10/31/2016
   5               100.0%       NAP                                                   NAP

   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   6                 NAP        NAP                                                   NAP
   7                 NAP        NAP                                                   NAP
   8                15.7%       Best Buy                                           01/31/2017
   9                41.1%       Sports Authority                                   01/31/2015
   10                NAP        NAP                                                   NAP
   11              100.0%       NAP                                                   NAP
   12               50.2%       Princess Cruise Lines, LTD.                        01/31/2014
   13               23.2%       Muebleria Berrios                                  02/28/2011
   14               47.6%       CVS of Maryland, Inc.                              12/31/2014
   15               12.4%       Morgan Stanley                                     01/31/2012
   16               37.2%       Almacenes Grande                                   01/31/2016
   17               46.4%       Games and Things                                   10/12/2017
   18              100.0%       NAP                                                   NAP
   19               40.7%       Wild Oats Markets, Inc.                            01/31/2021
   20               29.0%       The Fresh Market                                   10/31/2017
   21               42.3%       Almacenes Grande                                   03/31/2016
   22                NAP        NAP                                                   NAP
   23              100.0%       NAP                                                   NAP
   24               91.7%       Noobs, LLC                                         06/30/2012
   25               52.6%       Petco Animal Supplies Stores                       01/31/2018
   26               53.5%       Party Depot Celebration                            06/30/2017
   27               56.5%       Olive Garden                                       09/30/2017
   28               13.9%       America's Best                                     08/31/2012
   29               27.4%       DSW Shoe Warehouse                                 07/01/2017
   30               26.5%       Marshalls                                          08/31/2015
   31               70.7%       Ultra Tan, Inc.                                    11/30/2013
   32               14.5%       Sav-Rite Liquor Store                              04/30/2017
   33               62.7%       Rugged Warehouse                                   05/31/2012

   34                NAP        NAP                                                   NAP
   34                NAP        NAP                                                   NAP
   35               60.0%       Best Buy                                           01/31/2018
   36              100.0%       NAP                                                   NAP
   37               27.7%       Urgent Care Medical                                09/30/2017
   38               20.7%       Toys R Us                                          11/29/2010
   39               72.9%       Zions First National Bank                          09/30/2011
   40              100.0%       NAP                                                   NAP
   41              100.0%       NAP                                                   NAP
   42               57.0%       El Cazador                                         04/30/2009
   43               37.1%       Alibi Inn                                          12/31/2016
   44               39.6%       Rehab Dynamix LLC                                  11/30/2022
   45              100.0%       NAP                                                   NAP
   46               59.2%       Dr. Ernest D. Bennett, DDS                         05/31/2011
   47                NAP        NAP                                                   NAP
   48               15.4%       Green Onion                                        08/30/2013
   49               18.4%       Lucky Bowl                                         09/30/2011
   50              100.0%       NAP                                                   NAP
   51                NAP        NAP                                                   NAP
   52               74.8%       Cohen's Fashion Optical                            08/31/2017
   53               23.0%       Beef O'Brady's                                     04/30/2012
   54              100.0%       NAP                                                   NAP
   55                NAP        NAP                                                   NAP
   56               12.4%       Jamik Construction, Inc.                           02/28/2009
   57               37.7%       Five Star Furniture Inc.                           05/31/2016
   58               27.1%       Plummers                                           06/30/2011
   59               63.7%       Factory Card Outlet                                04/26/2016
   60              100.0%       NAP                                                   NAP
   61               38.2%       Provident Bank                                     01/31/2012
   62              100.0%       NAP                                                   NAP
   63               31.8%       Vitamin Shoppe Industries, Inc                     08/16/2017
   64                NAP        NAP                                                   NAP
   65               12.7%       Space Coast Hobbies                                12/31/2010
   66               50.6%       Dollar Tree                                        11/30/2010
   67               73.0%       Aspen Sound                                        06/30/2008
   68               16.5%       Starbucks                                          02/28/2017
   69               36.7%       Verizon Wireless                                   06/10/2017
   70               44.7%       IndyMac Bank, F.S.B.                               04/30/2010
   71               49.8%       Pancho's Buffet                                    10/31/2008
   72              100.0%       NAP                                                   NAP
   73               17.9%       Nationwide Mutual Insurance Company                08/31/2009
   74               33.3%       Verizon Wireless                                   10/12/2012
   75              100.0%       NAP                                                   NAP
   76               55.4%       Firehouse Animal Health Centers                    10/31/2017
   77               9.1%        Dr. Sato                                           02/28/2010
   78               38.1%       Smokey Moe's BBQ                                   01/31/2010
   79               51.6%       Jack in the Box                                    12/31/2011
   80               63.6%       Payless Shoe Source                                08/31/2012
   81               17.0%       Rent One                                           06/30/2009
   82              100.0%       NAP                                                   NAP

---------------------------------------------------------------------------------------------------------------
MORTGAGE                                                       LEASE                               INSURANCE
LOAN NO.   % NSF     THIRD LARGEST TENANT(12)             EXPIRATION DATE        % NSF          ESCROW IN PLACE
---------------------------------------------------------------------------------------------------------------

   1       7.1%      Eckerd                                 01/31/2015            5.0%                 No
   1       17.0%     Cost Plus                              01/31/2016           11.8%                 No
   1       14.5%     Bed, Bath & Beyond                     01/31/2014            9.4%                 No
   1       15.8%     Guitar Center                          01/31/2016           12.4%                 No
   1       8.8%      Blockbuster                            05/31/2011            4.7%                 No
   1       21.6%     Food Lion                              06/22/2019           19.8%                 No
   1       3.7%      Papa Murphy's                          08/31/2010            2.0%                 No
   1       9.1%      Wells Fargo                            08/31/2012            2.7%                 No
   1       9.3%      Cook Children's Physician              04/30/2009            8.9%                 No

   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   2        NAP      NAP                                        NAP               NAP                  No
   3       7.9%      Dick's Sporting Goods                  01/31/2018            7.9%                 No
   4       12.2%     CVS of Maryland, Inc.                  06/30/2013            7.1%                Yes
   5        NAP      NAP                                        NAP               NAP                  No

   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   6        NAP      NAP                                        NAP               NAP                 Yes
   7        NAP      NAP                                        NAP               NAP                  No
   8       10.5%     TJ Maxx                                10/31/2009           10.3%                 No
   9       13.0%     Marshalls                              01/31/2010            9.1%                 No
   10       NAP      NAP                                        NAP               NAP                  No
   11       NAP      NAP                                        NAP               NAP                  No
   12      17.5%     Poole & Shaffery, LLP                  06/30/2012            7.6%                 No
   13      15.7%     Walgreen Co.                           05/31/2018           15.6%                 No
   14      12.9%     Dollar Plus                            05/31/2012            4.1%                Yes
   15      7.4%      Citibank                               09/30/2017            3.0%                 No
   16      14.1%     Walgreen Co.                           06/30/2031           13.2%                 No
   17      8.3%      Bogino, Inc                            10/31/2017            7.1%                 No
   18       NAP      NAP                                        NAP               NAP                  No
   19      30.1%     Shoe Pavilion Corp.                    09/30/2015           19.5%                 No
   20      18.1%     USA Baby                               11/30/2017           10.3%                Yes
   21      23.1%     Farmacia El Amal                       02/28/2008            4.9%                 No
   22       NAP      NAP                                        NAP               NAP                  No
   23       NAP      NAP                                        NAP               NAP                  No
   24      1.9%      NAP                                        NAP               NAP                  No
   25      12.3%     Monsolino Fitness                      12/31/2017            2.9%                 No
   26      8.6%      Powerhouse Gym                         06/30/2017            8.0%                 No
   27      9.8%      Discount Tire                          01/29/2028            8.8%                 No
   28      8.9%      Buckhead Pizza                         11/30/2017            7.8%                 No
   29      12.4%     Golf Galaxy                            08/01/2016           11.4%                 No
   30      26.4%     Bed Bath & Beyond                      01/31/2016           18.8%                 No
   31      2.1%      Backyard Habitat, LLC                  11/30/2012            2.1%                Yes
   32      11.2%     Fashion Bug                            01/31/2010            8.7%                 No
   33      14.5%     La Carreta Whitaker Square, Inc.       10/03/2012            4.3%                 No

   34       NAP      NAP                                        NAP               NAP                 Yes
   34       NAP      NAP                                        NAP               NAP                 Yes
   35      40.0%     NAP                                        NAP               NAP                  No
   36       NAP      NAP                                        NAP               NAP                  No
   37      13.7%     Chinese Restaurant                     10/31/2017            6.5%                 No
   38      19.7%     Circuit City                           08/31/2008            8.7%                 No
   39      22.9%     ABSG Consulting Inc.                   12/31/2009            2.8%                 No
   40       NAP      NAP                                        NAP               NAP                  No
   41       NAP      NAP                                        NAP               NAP                  No
   42      11.3%     Jumbo Buffet                           02/28/2015            7.8%                Yes
   43      8.5%      Panda Express                          07/14/2017            6.0%                 No
   44      7.4%      FHBBQ Store #1 Inc                     07/31/2017            7.4%                Yes
   45       NAP      NAP                                        NAP               NAP                  No
   46      5.8%      Dr. C. Graf Cornish, DDS               12/31/2009            5.6%                 No
   47       NAP      NAP                                        NAP               NAP                  No
   48      5.9%      Mulligan Island                        02/28/2008            5.9%                Yes
   49      7.1%      Wasabi                                 02/28/2010            7.1%                 No
   50       NAP      NAP                                        NAP               NAP                 Yes
   51       NAP      NAP                                        NAP               NAP                 Yes
   52      25.2%     NAP                                        NAP               NAP                  No
   53      15.5%     Panda Express                          10/31/2017           14.9%                 No
   54       NAP      NAP                                        NAP               NAP                  No
   55       NAP      NAP                                        NAP               NAP                  No
   56      6.7%      E. Clint Griggs IV                     01/31/2009            6.3%                Yes
   57      11.1%     Amba Pharmacy Corp.                    06/30/2012            8.8%                 No
   58      27.1%     California Playground Warehouse        04/30/2011           23.5%                 No
   59      36.3%     NAP                                        NAP               NAP                  No
   60       NAP      NAP                                        NAP               NAP                  No
   61      31.3%     Edward M. Farynyk                      07/31/2008            4.2%                Yes
   62       NAP      NAP                                        NAP               NAP                  No
   63      29.8%     Gym Source Mid Atlantic LLC            08/30/2012           25.0%                 No
   64       NAP      NAP                                        NAP               NAP                 Yes
   65      4.8%      Maxim Integrated Products              07/31/2008            4.1%                Yes
   66      17.5%     CHKD Thrift                            08/12/2011           10.6%                Yes
   67      14.7%     Jack in the Box                        09/25/2011           12.3%                 No
   68      12.6%     Gamestop                               03/31/2017           12.6%                Yes
   69      29.7%     RadioShack                             05/31/2017           22.0%                 No
   70      39.4%     Heritage Bank of Commerce              11/30/2008           16.0%                 No
   71      13.9%     Western Beverage Realty Inc.           06/30/2011           10.5%                Yes
   72       NAP      NAP                                        NAP               NAP                  No
   73      15.7%     Burger King                            07/31/2013           11.9%                 No
   74      25.0%     Dickey's BBQ                           10/18/2017           17.9%                 No
   75       NAP      NAP                                        NAP               NAP                  No
   76      44.6%     NAP                                        NAP               NAP                  No
   77      7.5%      Leland Insurance                       06/30/2009            5.3%                 No
   78      16.7%     VJ's Pizza and Subs                    12/31/2009           14.0%                Yes
   79      26.2%     EZ Auto                                10/31/2008           22.1%                 No
   80      36.4%     NAP                                        NAP               NAP                  No
   81      15.2%     Hibbett Sporting Goods                 03/31/2012           13.3%                Yes
   82       NAP      NAP                                        NAP               NAP                  No

                                                                                                     19.0%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         TAX         CAPITAL EXPENDITURE          TI/LC                                     OTHER
LOAN NO.   ESCROW IN PLACE   ESCROW IN PLACE(13)   ESCROW IN PLACE(14)                     ESCROW DESCRIPTION(15)
------------------------------------------------------------------------------------------------------------------------------------

   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP
   1             Yes                  No                    No                                       NAP

   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   2              No                  No                    No                    Upfront PIP Escrow, Springing PIP Escrow
   3              No                  No                    No             Springing Major Lease Rollover Reserve, Existing Tenant
                                                                           Reserve, New Tenant TI/LC Reserve, Master Lease Reserve
                                                                                                    (LOC)
   4             Yes                 Yes                    No                                       NAP
   5              No                  No                    No                                       NAP

   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   6             Yes                 Yes                    No              Upfront and Ongoing Additional Capital Improvements,
                                                                                       Springing Prepaid Rent Reserve
   7              No                 Yes                    No                               Debt Service Escrow
   8              No                  No                   Yes                                       NAP
   9              No                  No                    No                                       NAP
   10             No                  No                    No                                       NAP
   11             No                  No                    No                                       NAP
   12            Yes                  No                   Yes                                Free Rent Escrow
   13            Yes                  No                    No                                       NAP
   14            Yes                  No                    No                                       NAP
   15             No                  No                    No                                       NAP
   16            Yes                  No                    No                                       NAP
   17            Yes                  No                   Yes                                Occupancy Escrow
   18             No                 Yes                    No                                       NAP
   19             No                  No                    No                                       NAP
   20            Yes                  No                   Yes                                       NAP
   21            Yes                  No                    No                           Additional Security Escrow
   22            Yes                 Yes                    No                                       NAP
   23             No                  No                    No                                       NAP
   24             No                  No                    No                               Total Renal Reserve
   25             No                  No                   Yes                                   Rent Escrow
   26             No                  No                   Yes                                       NAP
   27            Yes                 Yes                    No                       Perkins and Halle LOC, Leasing LOC
   28            Yes                  No                   Yes                                Occupancy Escrow
   29             No                  No                   Yes                                       NAP
   30             No                  No                    No                                       NAP
   31            Yes                  No                    No               Additional Security LOC, Principal Reduction Escrow
   32             No                  No                    No                                       NAP
   33            Yes                  No                    No                                       NAP

   34            Yes                  No                    No                                       NAP
   34            Yes                  No                    No                                       NAP
   35             No                  No                    No                                       NAP
   36             No                  No                    No                   FedEx Rent Escrow, FedEx Improvement Escrow
   37             No                  No                    No                      Kiddie Academy Escrow, Outstanding TI
   38            Yes                 Yes                   Yes                                       NAP
   39            Yes                 Yes                    No                                    Holdback
   40             No                 Yes                    No                                       NAP
   41             No                  No                    No                                       NAP
   42            Yes                 Yes                   Yes                                       NAP
   43             No                  No                    No                                       NAP
   44            Yes                  No                    No                           Additional Security Escrow
   45             No                  No                    No                                       NAP
   46            Yes                 Yes                   Yes                                HCA TI/LC Escrow
   47             No                  No                    No                                       NAP
   48            Yes                  No                    No                                       NAP
   49            Yes                  No                   Yes                                       NAP
   50            Yes                 Yes                    No                           Additional Security Escrow
   51            Yes                 Yes                    No                               Indemnification LOC
   52             No                  No                    No                   Citibank Lease Escrow, Cohen's Lease Escrow
   53            Yes                  No                    No           Red Brick Escrow, FedEx Escrow, Mattress Firm Escrow, Panda
                                                                                               Express Escrow
   54             No                  No                    No                                       NAP
   55            Yes                  No                    No                                       NAP
   56            Yes                  No                    No                                       NAP
   57             No                  No                    No                                       NAP
   58             No                  No                    No                                       NAP
   59             No                  No                   Yes                                       NAP
   60             No                  No                    No                                       NAP
   61            Yes                  No                    No                                       NAP
   62             No                  No                    No                                       NAP
   63            Yes                  No                    No                                       NAP
   64            Yes                  No                    No                                       NAP
   65            Yes                  No                   Yes                                       NAP
   66            Yes                  No                   Yes                                       NAP
   67             No                  No                    No                                   Tenant LOC
   68            Yes                  No                   Yes                                       NAP
   69            Yes                  No                    No                                       NAP
   70             No                  No                    No                                       NAP
   71            Yes                 Yes                   Yes                                       NAP
   72             No                  No                    No                                       NAP
   73             No                  No                    No                                       NAP
   74            Yes                  No                    No                                       NAP
   75            Yes                  No                   Yes                                       NAP
   76             No                  No                    No                                       NAP
   77             No                  No                    No                                       NAP
   78            Yes                  No                   Yes                                       NAP
   79             No                  No                    No                                       NAP
   80            Yes                  No                    No                        Outstanding TI Obligations Escrow
   81            Yes                 Yes                   Yes                 Advance America Holdback, Family Dollar Escrow
   82             No                  No                    No                                       NAP

                45.7%               21.9%                 16.2%

------------------------------------------------------------------------------------------------------------------------------------
                                                        INITIAL CAPITAL
MORTGAGE                  SPRINGING                       EXPENDITURE      MONTHLY CAPITAL EXPENDITURE  CURRENT CAPITAL EXPENDITURE
LOAN NO.            ESCROW DESCRIPTION(16)          ESCROW REQUIREMENT(17)   ESCROW REQUIREMENT(18)          ESCROW BALANCE(19)
------------------------------------------------------------------------------------------------------------------------------------

   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0
   1               Insurance, CapEx, TI/LC                    $0                       $0                            $0

   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   2           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   3        RE Tax, Insurance, CapEx, TI/LC, Other            $0                       $0                            $0
   4                     CapEx, TI/LC                         $0                     $4,862                          $0
   5               RE Tax, Insurance, TI/LC                   $0                       $0                            $0

   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   6                        Other                           $13,037                  $13,037                         $0
   7                  RE Tax, Insurance                       $0               1/12th of 4% of TGR                   $0
   8                  RE Tax, Insurance                       $0                       $0                            $0
   9           RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   10          RE Tax, Insurance, CapEx, Other                $0                       $0                            $0
   11              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   12                       Other                             $0                       $0                            $0
   13            CapEx, Environmental, Other                  $0                       $0                            $0
   14                    CapEx, TI/LC                         $0                       $0                            $0
   15              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   16                CapEx, TI/LC, Other                      $0                       $0                            $0
   17                       TI/LC                             $0                       $0                            $0
   18                 RE Tax, Insurance                     $2,726                   $2,726                        $2,733
   19                       TI/LC                             $0                       $0                            $0
   20                       TI/LC                             $0                       $0                            $0
   21                    CapEx, Other                         $0                       $0                            $0
   22                        None                             $0                     $5,946                        $17,838
   23              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   24                       TI/LC                             $0                       $0                            $0
   25                        None                             $0                       $0                            $0
   26                        None                             $0                       $0                            $0
   27                  Insurance, TI/LC                       $0                      $995                         $2,985
   28                        None                             $0                       $0                            $0
   29              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   30              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   31                        None                             $0                       $0                            $0
   32                        None                             $0                       $0                            $0
   33                       TI/LC                             $0                       $0                            $0

   34                        None                             $0                       $0                            $0
   34                        None                             $0                       $0                            $0
   35              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   36          RE Tax, Insurance, TI/LC, Other                $0                       $0                            $0
   37       RE Tax, Insurance, CapEx, TI/LC, Other            $0                       $0                            $0
   38                     Insurance                         $3,839                   $3,839                        $72,578
   39                    TI/LC, Other                         $0                     $4,024                          $0
   40                 RE Tax, Insurance                      $693                     $693                         $3,470
   41                        None                             $0                       $0                            $0
   42                    TI/LC, Other                         $0                     $1,869                        $5,607
   43              RE Tax, Insurance, TI/LC                   $0                       $0                            $0
   44                        None                             $0                       $0                            $0
   45          RE Tax, Insurance, CapEx, TI/LC                $0                       $0                            $0
   46                    TI/LC, Other                         $0                      $563                         $1,126
   47                        None                             $0                       $0                            $0
   48                    CapEx, TI/LC                         $0                       $0                            $0
   49                        None                             $0                       $0                            $0
   50                       TI/LC                           $97,400                    $0                          $97,606
   51                        None                           $7,070                   $7,070                        $46,390
   52          RE Tax, Insurance, CapEx, TI/LC                $0                       $0                            $0
   53              Insurance, CapEx, TI/LC                    $0                       $0                            $0
   54              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   55                     Insurance                           $0                       $0                            $0
   56                        None                             $0                       $0                            $0
   57                       TI/LC                             $0                       $0                            $0
   58              RE Tax, Insurance, TI/LC                   $0                       $0                            $0
   59              RE Tax, Insurance, CapEx                   $0                       $0                            $0
   60          RE Tax, Insurance, TI/LC, Other                $0                       $0                            $0
   61                       TI/LC                             $0                       $0                            $0
   62                       TI/LC                             $0                       $0                            $0
   63                       TI/LC                             $0                       $0                            $0
   64                        None                             $0                       $0                            $0
   65                        None                             $0                       $0                            $0
   66                       Other                             $0                       $0                            $0
   67       RE Tax, Insurance, CapEx, TI/LC, Other            $0                       $0                            $0
   68                        None                             $0                       $0                            $0
   69                        None                             $0                       $0                            $0
   70          RE Tax, Insurance, TI/LC, Other                $0                       $0                            $0
   71                       TI/LC                             $0                      $628                          $628
   72                 RE Tax, Insurance                       $0                       $0                            $0
   73          RE Tax, Insurance, CapEx, TI/LC                $0                       $0                            $0
   74                       TI/LC                             $0                       $0                            $0
   75                       TI/LC                             $0                       $0                            $0
   76                       TI/LC                             $0                       $0                            $0
   77              RE Tax, Insurance, TI/LC                   $0                       $0                            $0
   78                        None                             $0                       $0                            $0
   79              RE Tax, Insurance, TI/LC                   $0                       $0                            $0
   80                       TI/LC                             $0                       $0                            $0
   81                       TI/LC                             $0                      $735                         $1,470
   82              RE Tax, Insurance, TI/LC                   $0                       $0                            $0

                                                           $581,051                 $503,273                      $252,431

------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         INITIAL TI/LC          MONTHLY TI/LC           CURRENT TI/LC   ENVIRONMENTAL      INTEREST
LOAN NO.    ESCROW REQUIREMENT(20) ESCROW REQUIREMENT(21)    ESCROW BALANCE(22)   INSURANCE     ACCRUAL METHOD   SEASONING(23)
------------------------------------------------------------------------------------------------------------------------------

   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2
   1                  $0                     $0                      $0              No           Actual/360           2

   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   2                  $0                     $0                      $0              No             30/360             1
   3                  $0                     $0                      $0              No           Actual/360           3
   4                  $0                     $0                      $0              No           Actual/360           1
   5                  $0                     $0                      $0              No           Actual/360           2

   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   6                  $0                     $0                      $0              No           Actual/360           5
   7                  $0                     $0                      $0              No           Actual/360           3
   8             $349,456 LOC                $0                      $0              No             30/360             1
   9                  $0                     $0                      $0              No           Actual/360           4
   10                 $0                     $0                      $0              No             30/360             0
   11                 $0                     $0                      $0              No           Actual/360           3
   12                 $0                   $11,000                   $0              No           Actual/360           2
   13                 $0                     $0                      $0              No           Actual/360           1
   14                 $0                     $0                      $0              No           Actual/360           1
   15                 $0                     $0                      $0              No           Actual/360           5
   16                 $0                     $0                      $0              No           Actual/360           1
   17              $183,225                $1,000                 $183,225           No           Actual/360           1
   18                 $0                     $0                      $0              No           Actual/360           1
   19                 $0                     $0                      $0              No           Actual/360           1
   20              $483,504                $2,350                 $483,504           No           Actual/360           0
   21                 $0                     $0                      $0              No           Actual/360           1
   22                 $0                     $0                      $0              No           Actual/360           5
   23                 $0                     $0                      $0              No           Actual/360           0
   24                 $0                     $0                      $0              No           Actual/360           4
   25              $187,000                  $0                   $187,000           No           Actual/360           1
   26               $87,500                  $0                    $87,500           No           Actual/360           2
   27                 $0                     $0                      $0              No           Actual/360           5
   28              $300,977                $1,000                 $300,977           No           Actual/360           1
   29              $169,405                  $0                      $0              No             30/360             1
   30                 $0                     $0                      $0              No             30/360             5
   31                 $0                     $0                      $0              No           Actual/360           2
   32                 $0                     $0                      $0              No           Actual/360           9
   33                 $0                     $0                      $0              No           Actual/360           2

   34                 $0                     $0                      $0              No           Actual/360           5
   34                 $0                     $0                      $0              No           Actual/360           5
   35                 $0                     $0                      $0              No             30/360             3
   36                 $0                     $0                      $0              No           Actual/360           4
   37                 $0                     $0                      $0              No           Actual/360           0
   38               $10,417                $10,417                $126,837           No           Actual/360          37
   39                 $0                     $0                      $0              No           Actual/360           2
   40                 $0                     $0                      $0              No           Actual/360           5
   41                 $0                     $0                      $0              No           Actual/360           2
   42              $100,000                  $0                   $100,000           No           Actual/360           5
   43                 $0                     $0                      $0              No           Actual/360           4
   44                 $0                     $0                      $0              No           Actual/360           0
   45                 $0                     $0                      $0              No           Actual/360           5
   46                 $0                   $1,145                  $2,290            No           Actual/360           4
   47                 $0                     $0                      $0              No           Actual/360           4
   48                 $0                     $0                      $0              No           Actual/360           0
   49                 $0                   $1,241                    $0              No           Actual/360           1
   50                 $0                     $0                      $0              No           Actual/360           1
   51                 $0                     $0                      $0              No           Actual/360          14
   52                 $0                     $0                      $0              No           Actual/360           3
   53                 $0                     $0                      $0              No           Actual/360           2
   54                 $0                     $0                      $0              No           Actual/360           5
   55                 $0                     $0                      $0              No           Actual/360           4
   56                 $0                     $0                      $0              No           Actual/360           4
   57                 $0                     $0                      $0              No           Actual/360           5
   58                 $0                     $0                      $0              No           Actual/360           4
   59              $241,935                  $0                      $0              No             30/360             3
   60                 $0                     $0                      $0              No           Actual/360           2
   61                 $0                     $0                      $0              No           Actual/360           5
   62                 $0                     $0                      $0              No           Actual/360           1
   63                 $0                     $0                      $0              No           Actual/360           3
   64                 $0                     $0                      $0              No           Actual/360           4
   65              $125,000                  $0                   $125,052           No           Actual/360           1
   66              $250,000                  $0                   $250,000           No           Actual/360           1
   67                 $0                     $0                      $0              No           Actual/360           5
   68               $1,200                 $1,200                  $2,400            No           Actual/360           2
   69                 $0                     $0                      $0              No           Actual/360           4
   70                 $0                     $0                      $0              No           Actual/360           5
   71                 $0                   $4,185                  $4,185            No           Actual/360           3
   72                 $0                     $0                      $0              No           Actual/360           0
   73                 $0                     $0                      $0              No           Actual/360           4
   74                 $0                     $0                      $0              No           Actual/360           2
   75              $100,000                  $0                   $101,100           No           Actual/360           7
   76                 $0                     $0                      $0              No           Actual/360           1
   77                 $0                     $0                      $0              No           Actual/360           4
   78               $1,550                 $1,550                  $3,105            No           Actual/360           2
   79                 $0                     $0                      $0              No           Actual/360           3
   80                 $0                     $0                      $0              No           Actual/360           3
   81                 $0                    $833                   $1,667            No           Actual/360           4
   82                 $0                     $0                      $0              No           Actual/360           5

                  $2,591,168               $35,921               $1,958,841                                            3

---------------------------------------------------------------------------------------------------------
                                  PREPAYMENT CODE(24)
MORTGAGE   ---------------------------------------------------------------         YM      ADMINISTRATIVE
LOAN NO.   LO    DEF    DEF/YM1.00   YM4.00   YM3.00   YM1.00    YM   OPEN    FORMULA(25)  COST RATE(26)
---------------------------------------------------------------------------------------------------------

   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200
   1        0               92                           26            2           A           3.200

   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   2        6                          6        12       94            2           B           3.200
   3       27               89                                         4           C           3.200
   4       25     93                                                   2                       3.200
   5        0               90                           24            7           D           3.200

   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   6       29     49                                                   3                       3.200
   7       27     91                                                   2                       3.200
   8       25     93                                                   2                       3.200
   9       28               88                                         4           E           3.200
   10      35                                            83            2           B           3.200
   11      27     31                                                   2                       3.200
   12      26     92                                                   2                       3.200
   13      25               91                                         4           A           3.200
   14      25     93                                                   2                       3.200
   15      29     90                                                   1                       3.200
   16      25               91                                         4           A           3.200
   17      25     91                                                   4                       3.200
   18      25     94                                                   1                       3.200
   19      25     93                                                   2                       3.200
   20      24     94                                                   2                       3.200
   21      25               91                                         4           A           3.200
   22      29     87                                                   4                       2.200
   23       0               94                           24            2           F           3.200
   24      28     88                                                   4                       2.200
   25      25     91                                                   4                       3.200
   26      26     90                                                   4                       3.200
   27      29     87                                                   4                       2.200
   28      25     91                                                   4                       3.200
   29      35                                            23            2           B           3.200
   30      35                                            83            2           B           3.200
   31      26     92                                                   2                       3.200
   32      33     83                                                   4                      10.200
   33      60                                            57            3           A           3.200

   34      29     87                                                   4                       2.200
   34      29     87                                                   4                       2.200
   35      35                                            23            2           B           3.200
   36      28     91                                                   1                       2.200
   37      24     92                                                   4                       2.200
   38      61     58                                                   1                       3.200
   39      26     90                                                   4                       2.200
   40       0               51                  24        5            4           G           3.200
   41      26     92                                                   2                       3.200
   42      29     87                                                   4                       2.200
   43      28     88                                                   4                       2.200
   44      24     94                                                   2                       3.200
   45      29     87                                                   4                       2.200
   46      28     88                                                   4                       2.200
   47      28                                            88            4           H           2.200
   48      24     92                                                   4                       2.200
   49      25                                            88            7           A           3.200
   50      25     88                                                   7                       3.200
   51      38     81                                                   1                       3.200
   52      27     92                                                   1                       3.200
   53      26     90                                                   4                       2.200
   54      29                                            27            4           I           3.200
   55      28     88                                                   4                       2.200
   56      28     88                                                   4                       2.200
   57      29     86                                                   5                       2.200
   58      28                                            87            5           H           2.200
   59      35                                            47            2           B           3.200
   60      26     90                                                   4                       2.200
   61      29     87                                                   4                       2.200
   62      25                                            93            2           J           8.200
   63      27     89                                                   4                       2.200
   64      28                                            90            2           J           3.200
   65      25                                            93            2           J           8.200
   66      25                                            93            2           J           3.200
   67      29               87                                         4           H           2.200
   68      26                                            92            2           J           3.200
   69      28     88                                                   4                       2.200
   70      29                                            87            4           H           2.200
   71      27     89                                                   4                       2.200
   72      24                                            89            7           K           2.200
   73      28     88                                                   4                       2.200
   74      26     90                                                   4                       2.200
   75      31                                            86            3           J           3.200
   76      12                                            106           2           J           3.200
   77      28                                                    88    4           H           7.200
   78      26                                            90            4           J           8.200
   79      27                                                    89    4           H           7.200
   80      27     89                                                   4                       2.200
   81      28     88                                                   4                       2.200
   82      29                                                    87    4           H           7.200

                                                                                               3.168

FOOTNOTES TO APPENDIX II

1     "PCFII," "BSCMI," and "MSMCH" denote Principal Commercial Funding II, LLC,
      Bear Stearns Commercial Mortgage, Inc. and Morgan Stanley Mortgage Capital
      Holdings LLC, respectively, as Sellers.

      With respect to Mortgage Loan No. 2, Apple Hotel Portfolio, the loan was co-originated by BSCMI and Bank of America, N.A.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
      Nos. 1, 2, 6 and 34. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritable
      Cash Flows. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post
      IO Period DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per
      Unit or SF, are calculated on an aggregate basis.

3     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
      "Percent Leased" was determined based on such information.

5     Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

6     The Cut-off Date is February 1, 2008 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present all mortgage loans as if scheduled payments due in February 2008 were due on February 1, 2008, which may not be the actual day on which such scheduled payments were due.

      With respect to Mortgage Loan No. 1, Kimco Portfolio, such mortgage loan represents an 80% pari passu interest in a $150,000,000 first mortgage loan. The pari passu interests in the first mortgage loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. For the purposes of the information presented in this prospectus supplement with respect to the Kimco
      Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow, NOI DSCR,
      NCF DSCR, NCF DSCR Post IO Period, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit reflect the aggregate indebtedness evidenced by the Kimco Portfolio first mortgage loan.

      With respect to Mortgage Loan No. 2, the Apple Hotel Portfolio, such mortgage loan represents a 25% pari passu interest in a $344,850,000 first mortgage loan. The pari passu interests in the first mortgage loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement. For the purposes of the information presented in this prospectus supplement with respect to the
      Apple Hotel Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow,
      NOI DSCR, NCF DSCR, NCF DSCR Post IO Period, Cut-off Date LTV, Balloon LTV
      and Cut-off Date Balance per Unit reflect the aggregate indebtedness evidenced by the Apple Hotel Portfolio first mortgage loan.

      With respect to Mortgage Loan No. 38, Plaza La Cienega, such mortgage loan represents a 14% pari passu interest in a $50,000,000 first mortgage loan.
      The pari passu interests in the first mortgage loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the
      BSCMSI 2005-PWR7 Pooling and Servicing Agreement. For the purposes of the information presented in this prospectus supplement with respect to the
      Plaza La Cienega Loan, the Underwritten NOI, Underwritten Cash Flow, NOI
      DSCR, NCF DSCR, NCF DSCR Post IO Period, Cut-off Date LTV, Balloon LTV and
      Cut-off Date Balance per Unit reflect the aggregate indebtedness evidenced by the Plaza La Cienega first mortgage loan.

                                      II-1

      With respect to Mortgage Loan No. 5, GE Healthcare Facility, the borrower has incurred a subordinate B-Note in the amount of $6,000,000, which is co-terminous with the A-Note. The B-note has a coupon of 7.05% and is interest only through December 1, 2012, with monthly principal and interest payments of $118,948.79 due beginning January 1, 2013 through the maturity date. The B-Note is held by an affiliate of the mortgage loan seller and is not included in the trust. A co-lender agreement is in place. The aggregate NCF DSCR including such A-Note and B-Note is 1.40x and the aggregate NCF DSCR Post IO Period is 1.15x. The total first mortgage debt LTV is 71.6%.

      With respect to Mortgage Loan No. 6, the SecurCare Self Storage Portfolio,
      the sponsors have incurred a single mezzanine loan in the amount of up to
      $72,113,125 at a corporate level, which is secured by the indirect equity interest in the SecurCare Self Storage Portfolio Borrower and indirectly by other interests owned by the sponsors, which other interests do not represent ownership interests in the SecurCare Self Storage Portfolio
      Properties. The estimated allocation of such mezzanine debt to the
      SecurCare Self Storage Portfolio is approximately $13,125,000. An intercreditor agreement was executed between the mortgage lender and mezzanine lender.

      With respect to Mortgage Loan No. 42, Harbor Towne Center, the borrower has incurred unsecured subordinate debt in the amount of $1,000,000 held by Gamut Capital, LLC.

      With respect to Mortgage Loan No. 1, Kimco Portfolio, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV greater than 80%
      and DSCR less than 1.20x; (ii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the series 2008-TOP29 certificates and any other securities secured by an interest in the Kimco
      Portfolio Loan Group resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 7, Hilton - Indianapolis, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV greater than 66% and DSCR less than 1.22x; (ii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 8, Arena Hub Shopping Center, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; (ii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 17, Plaza at the Mall of Georgia Phase
      II, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV (a) greater than 85%, or (b) if mezzanine debt is obtained for costs other than those associated with the repair and/or improvement of the mortgaged property subject to the terms and conditions of the loan documents or for additional financing provided by the Borrower to a new borrower that assumes the Mortgage Loan from the Borrower, the combined indebtedness will not result in an LTV greater than 70%; (ii) the amount will not result in an aggregate DSCR less than 1.10x; (iii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 25, Harrison Crossing North, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; (ii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 26, The Shoppes at Celebrate Virginia,
      future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x; (ii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

                                      II-2

      With respect to Mortgage Loan No. 28, Plaza at the Mall of Georgia Phase
      I, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV (a) greater than 85%, or (b) if mezzanine debt is obtained for costs other than associated with the repair and/or improvement of the mortgaged property subject to the terms and conditions of the loan documents or for additional financing provided by the Borrower to a new borrower that assumes the Mortgage Loan from the Borrower, the combined indebtedness will not result in an LTV greater than 70%; (ii) the amount will not result in an aggregate DSCR less than 1.10x; (iii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 39, JC Penney Building, future mezzanine debt is permitted subject to various conditions including, but not limited to, the amount will not result in an aggregate LTV greater than 75% and aggregate DSCR less than 1.25x.

      With respect to Mortgage Loan No. 42, Harbor Towne Center, future mezzanine debt is permitted subject to various conditions including, but not limited to, the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 47, Lafayette Terrace Coop, the borrower may obtain an unsecured line of credit subject to various conditions including, but not limited to, (i) the maximum amount not to exceed the greater of $2,000,000 or an amount which would not result in an aggregate
      LTV exceeding 25% and (ii) a maturity date that is either co-terminous or beyond the term of the subject mortgage loan.

      With respect to Mortgage Loan No. 50, 15625 North Kendall Drive, future mezzanine debt is permitted subject to various conditions including, but not limited to, (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.15x; (ii) the lender must approve the mezzanine lender and financing documents and enter into an intercreditor agreement with lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings resulting from the mezzanine financing.

      With respect to Mortgage Loan No. 53, T.G. Lee Vista Phase II, future mezzanine debt is permitted after December 8, 2009 subject to various conditions including, but not limited to, the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x.

      With respect to Mortgage Loan No. 57, Brentwood Plaza Shopping Center,
      future mezzanine debt is permitted subject to various conditions including, but not limited to, the amount will not result in an aggregate
      LTV greater than 85%.

      With respect to Mortgage Loan No. 58, Harbor Gateway Plaza, future mezzanine debt is permitted subject to various conditions including, but not limited to, the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.20x.

      With respect to Mortgage Loan No. 70, Los Gatos Finance Center, the
      borrower has a one time right to incur future mezzanine debt subject to various conditions including, but not limited to, the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.15x.

      With respect to Mortgage Loan No. 1, Kimco Portfolio, the borrower has the right to request a release of an individual property subject to the borrower prepaying a portion of the unpaid principal balance in an amount equal to 115% of the allocated loan amount and in addition pay the applicable yield maintenance premium on the portion of the principal balance being prepaid. It shall be a condition to such release that after the release of the proposed release property, (i) if the release occurs prior to January 1, 2010, the DSCR for the remaining properties shall be the greater of (x) 1.38x and (y) the DSCR for all of the remaining properties including the proposed release property as of the date immediately preceding the release date, (ii) if the release occurs on or after January 1, 2010, the greater of (x) 1.18x and (y) the DSCR for all of the remaining properties including the proposed release property and
      (iii) the LTV for the remaining properties shall be less than the lesser of (x) 67.0% and (y) the LTV for all remaining properties including the proposed release property immediately preceding the release date.

                                      II-3

      With respect to Mortgage Loan No. 2, the Apple Hotel Portfolio, the
      borrower may release any of the Apple Hotel Portfolio Properties from the lien of the Apple Hotel Portfolio Loan, at any time on or after July 2,
      2008, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 120% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than the lesser of (x) 55% and (y) the LTV immediately prior to the release, (iii) the aggregate DSCR immediately following the release is equal to or greater than the greater of (x) 1.65x and (y) the aggregate
      DSCR with respect to the remaining properties for the 12 full calendar months immediately preceding the release and (iv) no more than 40% of the cash flow for the remaining properties can be derived from any particular
      State, Commonwealth or market.

      With respect to Mortgage Loan No. 6, the SecurCare Self Storage Portfolio,
      any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the LTV immediately following the release is not greater than the lesser of (x) 66.27% and (y) the LTV immediately preceding the release and (iii) the DSCR immediately following the release is equal to or greater than the greater of (x) 1.20x and (y) the DSCR for the 12 full calendar months immediately preceding the release.

      With respect to Mortgage Loan Nos. 34, St. Andrews Multifamily Portfolio,
      the loan allows the release of an individual property in connection with a partial defeasance, subject to satisfaction of certain conditions, including, but not limited, to the following: (i) the DSCR immediately following such release is not less than the greater of 1.10x and the DSCR immediately prior to the release, (ii) the LTV after the release is no greater than the lesser of 80% and the LTV immediately prior to the release and (iii) defeasance of an amount equal to 115% of the allocated loan amount for the released property.

      With respect to Mortgage Loan No. 1, Kimco Portfolio, the borrower may substitute one or more properties by substituting a replacement property for an individual property, subject to the satisfaction of certain conditions including, but not limited to the following: (i) after substitution, the aggregate DSCR shall not be less than the greater of (x)
      the aggregate DSCR immediately prior to substitution and (y)(a) 1.38x for a substitution prior to January 1, 2010, or (b) 1.18x for a substitution on or after January 1, 2010; (ii) the DSCR of the replacement property shall not be less than the greater of (x) 1.20x or (y) the DSCR of the substituted property calculated on the basis of the annual net cash flow of the substituted property and its allocated loan amount prior to the substitution date; (iii) the LTV of the replacement property shall be no greater than the lesser of (x) the LTV of the substituted property as of the origination date and (y) the LTV of the substituted property immediately prior to the substitution date; (iv) the allocated loan amount of the substituted property, when aggregated with the allocated loan amounts for all previously substituted properties shall not constitute more than 10% of original outstanding principal amount of the loan in one calendar year or 25% in the aggregate throughout the term of the loan; (v)
      the proposed replacement property must be of like quality, same general use and reasonably equivalent value to the substituted property; and (vi)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the ratings assigned to the series 2008-TOP29 certificates and any other securities secured by an interest in the Kimco
      Portfolio Loan Group.

      With respect to Mortgage Loan No. 2, the Apple Hotel Portfolio, the
      borrower may substitute any of the Apple Hotel Portfolio Properties by substituting a replacement property for an individual property, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the allocated loan amount of the substituted property, when aggregated with the allocated loan amounts for all previously substituted properties, shall not exceed $86,212,500, (ii) the replacement property is not located in the State of Texas (unless a property located in the State of Texas has been previously released), (iii) the appraised value of the replacement property is not less than the greater of the value of the substituted property at loan origination and the value of the substituted property on the date of the substitution (iv) the aggregate
      DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately prior to the substitution, (v) the net operating income for the replacement property does not show a downward trend over three consecutive years prior to the substitution, (vi) the DSCR (for the 12 month period immediately preceding the substitution) for the replacement property is not less than that for the substituted property, (vii) no more than 40% of the cash flow for the portfolio immediately after the substitution can be derived from any particular State, Commonwealth or market, (viii) the payment of a fee equal to 1% of the allocated loan amount for the substituted property and
      (ix) the lender has received confirmation from the applicable rating agencies of no downgrade, withdrawal, or qualification of the series
      2008-TOP29 certificates and any other securities secured by an interest in the Apple Hotel Portfolio Loan Group in effect immediately prior to the substitution.

                                      II-4

      With respect to Mortgage Loan No. 6, the SecurCare Self Storage Portfolio,
      the borrower may substitute any SecurCare Self Storage Portfolio Property by substituting a replacement property for an individual property, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) after giving effect to the substitution, not more than seven properties may be substituted properties, (ii) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at loan origination and the aggregate DSCR immediately prior to the substitution, (iii) the fair market value of the replacement property is not less than the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property immediately prior to the substitution,
      (iv) the payment of a fee equal to 1% of the release amount for the substituted property, and (v) the lender has received confirmation from the rating agencies that the substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

      With respect to Mortgage Loan No. 11, South Barrington 30, the loan allows the borrower to substitute an unimproved portion of the mortgaged property currently used for parking with a "like kind" contiguous property subject to the satisfaction of certain conditions under the mortgage loan documents including, but not limited to: (i) payment of a $5,000 processing fee, (ii) the fair market value of the property after the substitution is not less than the greater of (a) the fair market value of the property as of the loan origination date and (b) the fair market value of the property immediately preceding the substitution, and (iii) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

      With respect to Mortgage Loan No. 23, Firewheel 18, the loan allows the borrower to substitute an unimproved portion of the mortgaged property currently used for parking with a "like kind" contiguous property subject to the satisfaction of certain conditions under the mortgage loan documents including, but not limited to: (i) payment of a $5,000 processing fee, (ii) the fair market value of the property after the substitution is not less than the greater of (a) the fair market value of the property as of the loan origination date and (b) the fair market value of the property immediately preceding the substitution, and (iii) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

7     The "Grace Period" shown is the number of days, if any, following the due date prior to the imposition of late payment charges.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9     The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

      With respect to Mortgage Loan No. 24, Covington Center Phase II, the DSCR
      represents stabilized DSCR of 1.15x, which is the minimum DSCR required for the release of the $1,300,000 cash reserve.

10    The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

      With respect to Mortgage Loan No. 3, Shadow Lake Towne Center, the
      Appraised Value and LTV are based on the "Stabilized" value of
      $136,000,000 as of January 1, 2008. The "As-Is" value provided by the appraiser was $122,600,000 as of June 7, 2007. The "Stabilized" value assumes that occupancy has stabilized at 95.0%. The occupancy as of
      December 31, 2007 was 84.8%. At origination, the borrower executed a master lease for certain vacant space at the mortgaged property, which is currently collateralized by a letter of credit in the amount of
      $4,000,000. The letter of credit will be drawn down quarterly to make rent payments under the master lease. Additionally, at origination, the borrower deposited $3,273,463 into an existing tenant reserve and
      $1,475,900 into a vacant space TI/LC reserve.

      With respect to Mortgage Loan No. 52, Citibank Plaza, the Appraised Value
      and LTV are based on the "Stabilized" value of $7,100,000 as of March 1,
      2008. The "Stabilized" value assumes the tenants have completed their own tenant improvements and that free rent periods have concluded. Each tenant's lease commenced September 1, 2007 and construction has been completed. The mortgaged property was 100.0% leased as of December 11,
      2007. No "As-Is" value was provided by the appraiser.

                                      II-5

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

      With respect to Mortgage Loan No. 3, Shadow Lake Towne Center, the
      mortgage loan is structured with a master lease terminating on April 16,
      2009 on or before certain vacant space at the mortgaged property. The
      Shadow Lake Towne Center Borrower posted a letter of credit to secure its lease obligations in the amount of $4,000,000, representing eighteen months rent on the master leased vacant space. The letter of credit will be drawn down quarterly to make rent payments under the master lease.
      Additionally, the borrower deposited $1,475,900 into a vacant space TI/LC reserve at loan origination, to be released for tenant improvement and leasing commission obligations for new tenants. As of December 31, 2007, the mortgaged property was 84.8% leased by tenants unaffiliated with the borrower; the underwritten occupancy was 95.0%.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the mortgaged property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the December 2007 due dates for the MSMCH-originated mortgage loans, and as of the January 2008 due dates for the PCFII and BSCMI-originated loans.

20    "Initial TI/LC Escrow Requirement" indicates the amount designated for
      Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the December 2007 due dates for the
      MSMCH-originated mortgage loans, and as of the January 2008 due dates for the PCFII and BSCMI-originated loans.

23    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

                                      II-6

24    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity or in the case of an ARD Loan, the
      Anticipated Repayment Date. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM4.00" represents the greater of yield maintenance and 4.00%.
      "YM3.00" represents the greater of yield maintenance and 3.00%. "YM1.00"
      represents the greater of yield maintenance and 1.00%. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity or ARD for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25    Mortgage loans with associated yield maintenance prepayment premiums are categorized according to unique yield maintenance formulas. There are 11 different yield maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J" and "K". Any
      exceptions to these formulas are shown below such formulas. Summaries of the 11 formulas are listed beginning on page II-10.

26    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-9, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                        Escrowed Holdback
  Mtg.                                             Escrow or LOC      or Letter of Credit    Outside Date     Prepayment Premium
Loan No.  Property Name                         Release Conditions         Initial Amount    for Release          Provisions
---------------------------------------------------------------------------------------------------------------------------------

   4      Cabin John Mall & Shopping Center              1                       $111,611     12/31/2008       Yield Maintenance
   4      Cabin John Mall & Shopping Center              2                 $4,862 Monthly     01/31/2015       Yield Maintenance
   7      Hilton - Indianapolis                          1                       $125,000     10/05/2008       Yield Maintenance
   7      Hilton - Indianapolis                          3                 $2,216,187 LOC        NAP           Yield Maintenance
   8      Arena Hub Shopping Center                      4                   $349,456 LOC        NAP           Yield Maintenance
   12     Gateway Plaza                                  5                   $418,370 LOC        NAP           Yield Maintenance
   27     Best Buy Center - Kissimmee, FL                6                 $2,586,678 LOC     09/01/2010       Yield Maintenance
   27     Best Buy Center - Kissimmee, FL                7                   $231,348 LOC     08/15/2008       Yield Maintenance
   31     South Strand Commons                           8                 $1,600,000 LOC     11/30/2010       Yield Maintenance
   31     South Strand Commons                           8                       $650,000     11/30/2010       Yield Maintenance
   36     1 Johnson Road                                 9                       $225,000     03/05/2008       Yield Maintenance

      All yield maintenance premiums indicated above are to be paid by the related borrower.

                                      II-7

RELEASE CONDITIONS

1     Borrower furnishes to lender written disbursement request; lien waivers;
      title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

2     Borrower will deposit $4,862 monthly through and including January 1, 2014 for a total deposit of $350,064 for a roof replacement. The escrow will be released when the borrower furnishes to lender written disbursement request; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

3     Borrower furnishes to lender evidence that the DSCR of the premises has increased to at least 1.30x on a 30-year amortization schedule and without taking into account the amount of the DSCR LOC, for the twelve months preceding the calculation date as determined by the lender.

4     Borrower furnishes to lender written disbursement request; fully executed leases; lessee's estoppel certificates; certificate of occupancy; lien waivers; title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

5     Borrower furnishes to lender the following items in form and substance reasonably acceptable to the lender: (i) lessee's estoppel certificates;
      certificate of occupancy; acceptance of the improvements and the commencement of full monthly rental payments; all rental concessions and deferments have expired or (ii) written certification from the borrower that full rent has commenced and a copy of the full monthly rent check.

6     If the borrower on or before September 1, 2010 does not deliver to lender
      (a) either the Perkins Replacement Tenant Estoppel or an estoppel certificate executed by Perkins certifying that Perkins is in actual physical possession of the Perkins Space and open for business, paying full, unabated, contractual Rent pursuant to the terms of the Perkins
      Lease and (b) a permanent certificate of occupancy covering the
      Improvements described in Section 4 of the Perkins Lease, lender shall have the right to draw on the Perkins and Halle Properties Letter of
      Credit in the amount of $1,463,135 and apply such amount to the Debt in such order, proportion or priority as lender may determine, it being understood that borrower shall be liable for the Yield Maintenance
      Premium, together with all interest which would have accrued on such amount through the next Payment Date and any other sums that are due and payable pursuant to the Note in connection with the mandatory prepayment made pursuant to Section 23.2.

      If the borrower does not deliver to lender on or before September 1, 2010
      (a) either the Halle Properties Replacement Tenant Estoppel or an estoppel certificate executed by Halle Properties certifying that Halle Properties is in actual physical possession of the Halle Properties Space and open for business, paying full, unabated, contractual Rent pursuant to the terms of the Halle Properties Lease and (b) a permanent certificate of occupancy for the Improvements described in Article IV of the Halle
      Properties Lease, borrower shall immediately prepay a portion of the Loan in the amount of $1,123,544 together with the Yield Maintenance Premium, all interest which would have accrued on such amount through the next
      Payment Date and any other sums that are due and payable pursuant to the
      Note in connection with the mandatory prepayment made pursuant to Section
      23.3.

7     In the event (a) an Event of Default exists under the Loan, beyond any applicable notice or cure period; or (b) borrower does not deliver to lender by August 15, 2008, any of the (i) Olive Garden Estoppel; (ii)
      Naomi Furniture Estoppel; (iii) SunTrust Estoppel; (iv) Perkins Space
      Estoppel or Perkins Replacement Tenant Estoppel; or (v) Halle Properties
      Estoppel or Halle Properties Replacement Tenant Estoppel, then lender shall have the right to draw on the Leasing Letter of Credit in the full amount of the Leasing Letter of Credit (as it may have been reduced pursuant to Section 23.6) and apply all or any part of such draw to the payment of the Debt, in such order, proportion or priority as lender may determine, it being understood that borrower shall be liable for the Yield
      Maintenance Premium, together with all interest which would have accrued on such amount through the next Payment Date and any other sums which are due and payable pursuant to the Note.

                                      II-8

8     Borrower furnishes to lender written disbursement request; premises must achieve certain annual net cashflow levels with the final release being based on an annual net cashflow of $927,000; fully executed leases;
      lessee's estoppel certificates; certificate of occupancy; lien waivers;
      title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

9     Within six months of the closing date, the funds will be released once
      FedEx has begun paying full unabated rent as evidenced by an executed estoppel. If the funds have not been released within six months of closing, they may be used to reduce the principal loan balance.

                                      II-9

YIELD MAINTENANCE FORMULAS

A     "Lockout Date" shall mean the date which is (1)the earlier of (i) the date which is two (2) years after the date of Securitization Transaction or
      (ii) the date which is four (4) years after the date of the first Monthly
      Payment.

      "Make Whole Premium" shall mean the greater of one percent (1%) of the outstanding principal amount of the Loan or premium calculated as provided in subparagraphs (1) - (3) below:

      1.    Determining the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the U.S. Treasury Issue with similar remaining time to the Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, Lender shall choose a comparable Treasury Bond, Note or Bill which Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics (i.e.
      rate, remaining time to maturity, yield).

      2.    Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the Maturity Date)
      discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the terms of this Agreement, the Present
      Value of the Mortgage shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to the prepayment.

      3.    Subtract the outstanding principal amount of the Note from the
      Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" shall mean the period beginning on the Payment Date in the month which is (2)(3)(4)one month prior to the Maturity Date and ending on the Maturity Date.

      Prepayment After Open Period. Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period unless otherwise specifically set forth herein. From and after the first date of the Open Period, (5)the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the first day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the
      Note to and including the date on which prepayment is to be made; and (c)
      payment of all other Indebtedness then due under the Loan Documents.
      Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      (6)Prepayment Prior To Open Period. In addition to the Loan prepayment rights set forth in Section 2.3.1, (7)after the Lockout Date but prior to the Open Period, Borrower may prepay the principal balance of the Note in full (8)(or in part in connection with the release of a Releases Parcel if permitted by the terms of this Agreement), in accordance with the requirements of clauses (a) - (c) of Section 2.3.1 hereof; provided however, that such prepayment will require payment of the Make Whole
      Premium.

                                      II-10

      NOTES:

            (1)   With respect to Mortgage Loan No. 33, Whitaker Square, delete
                  "the earlier of (i) the date which is two (2) years after the date of Securitization Transaction or (ii) the date which is four (4) years" and insert "date which is five (5) years".

            (2)   With respect to Mortgage Loan No. 13, 65 Infanteria Shopping
                  Center, Mortgage Loan No. 16, Reparto Metropolitano, and
                  Mortgage Loan No. 21, Villa Blanca Shopping Center, delete
                  "one month" and insert "three months".

            (3)   With respect to Mortgage Loan No. 33, Whitaker Square, delete
                  "one month" and insert "two months".

            (4)   With respect to Mortgage Loan No. 49, 15622-60 and 15702-14
                  Arrow Highway, delete "one month" and insert "six months".

            (5)   With respect to Mortgage Loan No. 1, Kimco Portfolio, insert
                  "provided there is no Event of Default".

            (6)   With respect to Mortgage Loan No. 13, 65 Infanteria Shopping
                  Center, Mortgage Loan No. 16, Reparto Metropolitano, and
                  Mortgage Loan No. 21, Villa Blanca Shopping Center, delete
                  "Prepayment Prior To Open Period" and insert "Prepayment After
                  Lockout Period".

            (7)   With respect to Mortgage Loan No. 1, Kimco Portfolio, delete
                  "after the Lockout Date but".

            (8)   With respect to Mortgage Loan No. 13, 65 Infanteria Shopping
                  Center, Mortgage Loan No. 16, Reparto Metropolitano, Mortgage
                  Loan No. 21, Villa Blanca Shopping Center and Mortgage Loan
                  No. 33, Whitaker Square, delete "(or in part in connection with the release of a Releases Parcel if permitted by the
                  terms of this Agreement)".

                                      II-11

B     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part (1) prior to the Permitted Prepayment
      Date.

      (2)On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the
      Loan Agreement, prepay the unpaid principal balance of the Loan in whole, but (3) not in part, by paying, together with the amount to be prepaid,
      (i) interest accrued and unpaid on the outstanding principal balance of the Loan being prepaid to and including the date of prepayment, (ii)
      unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under the
      Loan Agreement, the Note, the Mortgage and the other Loan Documents, and
      (iv) (4)if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (A) (5)one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the Loan Agreement including, but not limited to, principal and interest on the (6)Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
      Rate), over (2) the outstanding principal amount of the (7)Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      (8)"Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment
      Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
      Prepayment Rate on the basis of "Statistical Release H.15(519), Selected
      Interest Rates," or any successor publication, published by the Board of
      Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

                                      II-12

      NOTES:

            (1)   With respect to Mortgage Loan No. 2, Apple Hotel Portfolio, insert "on or".

            (2)   With respect to Mortgage Loan No. 2, Apple Hotel Portfolio, delete "On or after" and insert "After".

            (3)   With respect to Mortgage Loan No. 2, Apple Hotel Portfolio, insert "(subject to footnote 8 below)".

            (4)   With respect to Mortgage Loan No. 29, Memorial Square, and
                  Mortgage Loan No. 59, Greenfield Commons - Aurora, delete "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date".

            (5)   With respect to Mortgage Loan No. 2, Apple Hotel Portfolio, delete "one percent (1%) of the outstanding principal balance of the Loan being prepaid" and insert "the applicable
                  Prepayment Premium,".

            (6)   With respect to Mortgage Loan No. 29, Memorial Square, and
                  Mortgage Loan No. 59, Greenfield Commons - Aurora, delete
                  "Maturity" and insert "Anticipated Repayment".

            (7)   With respect to the Mortgage Loan No. 30, Lord Salisbury
                  Shopping Center, delete "Loan" and insert "Note".

            (8)   With respect to Mortgage Loan No. 2, Apple Hotel Portfolio, insert "Prepayment Premium" shall mean, an amount equal to:
                  four percent (4.0%) of the outstanding principal balance of the Loan to be prepaid if the Loan is prepaid after the
                  Permitted Prepayment Date and on or before twelfth (12th)
                  Payment Date hereunder; three percent (3.0%) of the
                  outstanding principal balance of the Loan to be prepaid if the
                  Loan is prepaid after the twelfth (12th) Payment Date
                  hereunder and on or before twenty-fourth (24th) Payment Date hereunder; and one percent (1.0%) of the outstanding balance of the Loan to be prepaid if the Loan is prepaid after
                  twenty-fourth (24th) Payment Date hereunder. For purposes
                  hereof, the first Payment Date shall be the Payment Date on
                  February 1, 2008.".

                                      II-13

C     "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Open Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
      Date), over (ii) the principal amount being prepaid.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date (the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 of the Loan Agreement) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Open Date as most recently published in the "Treasury Bonds,
      Notes and Bills" section in The Wall Street Journal as of such Prepayment
      Rate Determination Date. If more than one issue of United States Treasury
      Securities has the same remaining term to the Open Date, the "Prepayment
      Rate" shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-14

D     "Lockout Date" means the earlier of: (1) the date which is two (2) years after the date of the Securitization Transaction; or (ii) the date of which is three (3) years after the Closing Date.

      "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary
            Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
            Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to the Open Period, yield).

      * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to the Open Period.

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made in accordance with Note A and/or Note B, as applicable (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Open Period.

      (3)   Subtract the amount of the prepaid principal from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is six months prior to the Maturity Date.

      "Loan Prepayment"

      (i)   Except as set forth in clauses (ii) or (iii) below, and except in connection with the application of the proceeds of a casualty or a
            Taking as set forth in the Mortgage, Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note prior to the Maturity Date.

      (ii)  Notwithstanding the foregoing, provided there is no Event of Default then uncured, the aggregate principal balance of Note A and Note B may be prepaid, at par, in whole but not in part, upon satisfaction of the following conditions:

            (a)   not less than 30 days prior written noticed to Lender
                  specifying the date on which prepayment is to be made;

            (b)   if prepayment occurs on a date other than a scheduled monthly payment date, such prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment;

            (c)   subject to the provisions of Section 2.1(E)(iii) if such
                  prepayment occurs prior to the Open Period, such prepayment must be accompanied by the Make Whole Premium;

            (d)   payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and

            (e)   payment of all other Indebtedness then due under the Loan
                  Documents.

      Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Any prepayment pursuant to this Section 2.1(E)(ii) received by
      Lender on a date later than the fifth day of the month in which such prepayment occurs shall be deemed paid to Lender on the date received by
      Lender, provided that such amount shall be held by Lender in an interest bearing account (the "Prepayment Account") owned by Lender. Sums held in the Prepayment Account shall be invested in any "Permitted Investment" (as such term or any term of similar meaning, may be defined in any pooling and servicing agreement entered into in connection with any Securitization including the Note) or if a Securitization has not occurred, invested in an interest-bearing account reasonably selected by Lender and Borrower shall earn a rate of interest on the amount held therein equal to the
      Reserve Rate. Borrower shall not be liable for any losses incurred in connection with funds held in the Prepayment Account. Neither Lender nor any Servicer shall be liable to Borrower for any loss of reinvestment income on amounts invested in Permitted Investments. On the monthly payment date next following receipt of the applicable prepayment, the amount received shall be applied, first, to the accrued and unpaid interest on the outstanding principal amount of the Loan evidenced by the
      Note, second, to the outstanding principal amount of the Loan evidenced by the Note, and third, to all

                                      II-15

      other amounts due to Lender, including, if applicable, the Make Whole
      Premium. If (a) the Note has not been contributed to a Securitization, at the time of such prepayment, Lender shall remit to Borrower all interest at the Reserve Rate earned on amounts on deposit in the Prepayment Account from the first business day following the date deposited in the Prepayment
      Account to but excluding the following monthly payment date; and (b) if the Note has been contributed to a Securitization at the time of such prepayment, the Servicer of the Loan shall pay over to Borrower any interest earned at the Reserve Rate on the amounts on deposit in the
      Prepayment Account from the first business day following the date the prepayment is made until the next monthly payment date. Borrower shall be responsible to pay all income or other taxes on the interest so remitted to it. Upon prepayment of the entire outstanding principal amount of the
      Note, the Loan shall be discharged as of the date of such prepayment and
      Lender shall deliver to Borrower a release of the Lien of the Mortgage and the other Loan Documents from the Premises and shall release Guarantor from liability on the Guaranty of Rollover (and any other guaranty delivered to Lender pursuant to Section 5.2(C)) and shall return to
      Borrower the Rollover LOC and any other Letter of Credit held by or on behalf of Lender and shall return to Borrower any amounts in the Tax
      Escrow, the Insurance Escrow or the Rollover Escrow.

                                      II-16

E     On or after the Permitted Release Date, the Debt may be prepaid in whole
      (but not in part) prior to the Payment Date three (3) months prior to the
      Anticipated Repayment Date upon not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which prepayment is to be made (a "Prepayment Date") provided no Event of Default exists and Borrower shall not have elected to defease the Loan pursuant to
      Section 2.5.1 hereof, and upon payment of an amount equal to the Yield
      Maintenance Premium. Upon delivery of such written notice to Lender,
      Borrower shall not have the right to defease the Loan pursuant to Section
      2.5.1 hereof. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment
      Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      On the Payment Date three (3) months prior to the Anticipated Repayment
      Date, or on any Payment Date thereafter, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium or any other prepayment premium or penalty, provided, however, if for any reason
      Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

      "Anticipated Repayment Date" shall mean October 1, 2017.

      "Defeasance Expiration Date" shall mean the date that is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the
      Code for the REMIC Trust.

      "Permitted Release Date" shall mean the date that is the earlier to occur of (i) the Defeasance Expiration Date, or (ii) the third (3rd) anniversary of the first Payment Date.

      "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Payment Date that is three (3) months prior to the
      Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
      Date), over (ii) the principal amount being prepaid.

                                      II-17

F     In addition to Borrower's right to effect a Defeasance as set forth above, at any time (i) after the Permitted Release Date, or (ii) on or before the
      Permitted Release Date solely in connection with a prepayment resulting from an exercise by Developer (as defined in the Security Instrument) of its rights under Article XI of the Declaration (as defined in the Security
      Instrument), Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (A) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (B) an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the month in which the prepayment occurs (the "Interest Period") had the prepayment not been made
      (which amount shall constitute additional consideration for the prepayment), notwithstanding that such Interest Period extends beyond the date of prepayment, (C) all other sums then due under the Note, the
      Security Instrument and the Other Security Documents, and (D) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the Yield Maintenance Premium.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same interest period as such projected date.

      "Yield Maintenance Premium" means an amount equal to the excess of (i) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity
      Date) which would have been scheduled to be payable after the date of such tender under the Note had the Note not been prepaid, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate
      (as hereinafter defined), over (ii) the then principal amount of the Note.

      "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity
      Date, as most recently published in the "Treasury Bonds, Notes and Bills"
      section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment
      Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the
      Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected
      Interest Rates," or any successor publication, published by the Board of
      Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. The rate so published shall control absent manifest error.

      "Prepayment Rate Determination Date" means the date which is five (5)
      Business Days prior to the prepayment date.

      "Business Day" means any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "REMIC Trust" shall mean a "real estate mortgage investment conduit"
      within the meaning of Section 860D of the Code that holds all or any interest in the Loan.

                                      II-18

G     Up to and including the twenty-fourth Payment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other
      Security Documents, and (d) if the prepayment occurs prior to the Optional
      Prepayment Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (i) three percent (3%) of the principal balance of the Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly
      Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
      (hereinafter defined)) over (B) the principal amount of the Note being prepaid.

      On and after the twenty-fifth Payment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the
      Note, prepay the unpaid principal balance of the Note, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other
      Security Documents, and (d) if the prepayment occurs prior to the Optional
      Prepayment Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Monthly
      Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
      (hereinafter defined)) over (B) the principal amount of the Note being prepaid.

      Except for prepayments made by application of Excess Cash Flow in accordance with the terms of the Note, prepayments of the principal amount of the Note may be made in whole only, and not in part.

      "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Optional
      Prepayment Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Optional Prepayment Date referred to above, the "Prepayment Rate" shall be the yield on the United States
      Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
      York, New York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay the principal balance of the Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-19

H     "Yield Maintenance Premium" shall mean an amount equal to (1)the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date of the
      Calculated Payments (hereinafter defined) from the Prepayment Date through the (2)Maturity Date determined by discounting such payments at the
      Discount Rate (hereinafter defined). As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield
      Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean (3)the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      (4)Maturity Date(5). In the event Release H.15 is no longer published,
      Lender shall select a comparable publication to determine the Yield
      Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

      NOTES:

            (1)   With respect to Mortgage Loan No. 77, 910 Florin Road,
                  Mortgage Loan No. 79, 1035-1055 Dana Drive and Mortgage Loan
                  No. 82, 7100 Belgrave Avenue, delete "the greater of: (x) one percent (1%) of the principal amount of this Note being
                  prepaid or (y)".

            (2)   With respect to Mortgage Loan No. 70, Los Gatos Finance
                  Center, insert "(1)".

            (3)   With respect to Mortgage Loan No. 70 Los Gatos Finance Center, insert "plus (2) fifty (50) basis points".

                                      II-20

I     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the
      Loan Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
      interest accrued and unpaid on the outstanding principal balance of the
      Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under the Loan Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is three (3) months prior to the Anticipated Repayment Date, a prepayment consideration equal to the Yield Maintenance Premium. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Anticipated Repayment Date as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date.
      If more than one issue of United States Treasury Securities has the remaining term to the Anticipated Repayment Date, the "Prepayment Rate"
      shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment
      Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519),
      Selected Interest Rates," or any successor publication, published by the
      Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

      "Yield Maintenance Premium" shall mean an amount equal to the greater of
      (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the
      Loan is paid on the Payment Date that is three (3) months prior to the
      Anticipated Repayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment
      Date), over (ii) the principal amount being prepaid.

                                      II-21

J     (i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open
      Period. From and after such date, provided there is no Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (1)(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
      Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.

      (2)(iii) In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date (which is (3)the earlier of the date which is two
      (2) years after the date of the (4)Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open
      Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium.

      Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty,
      (5)the "Make Whole Premium".

      The Make Whole Premium shall be the (5)greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the (6)Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield, or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond,
            Note or Bill which the Lender reasonably deems to be similar to the
            U.S. Treasury Issue's characteristics (i.e., rate, remaining time to maturity(7), yield).

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
            Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the
            (6)Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the
            (6)Maturity Date.

      (3)   Subtract the outstanding principal amount of the Note from the
            Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is (8)(9)one month prior to the (6)Maturity Date, no Make Whole
      Premium shall be payable.

                                      II-22

      NOTES:

            (1)   With respect to Mortgage Loan No. 76, 5304 & 5360 East Colfax
                  Avenue, delete "(ii) "Securitization Transaction" shall mean:
                  the sale, transfer or assignment of this Note, the other Loan
                  Documents and the Environmental Indemnity, or the granting of participations or issuance of mortgage pass-through
                  certificates or other securities evidencing a beneficial
                  interest in a rated or unrated public offering or private
                  placement, each, as designated by Lender, a Securitization
                  Transaction.".

            (2)   With respect to Mortgage Loan No. 75, 2665 South Colorado
                  Boulevard, insert "Following the Anticipated Repayment Date,
                  Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made. If prepayment
                  occurs on the date other than a scheduled monthly payment
                  date, Borrower shall make the scheduled monthly payment in accordance with the terms of this Note, regardless of any
                  prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and
                  including the date on which prepayment is to be made; and (c)
                  payment of all other Indebtedness then due under the Loan
                  Documents. Lender shall not be obligated to accept any
                  prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.
                  Notwithstanding anything hereinabove in this paragraph (iii)
                  to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in
                  accordance with paragraph 11 of this Note.".

            (3)   With respect to Mortgage Loan No. 76, 5304 & 5360 East Colfax
                  Avenue, delete "the earlier of the date which is two (2) years after the date of the Securitization Transaction (as
                  hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)"
                  and insert "one (1) year after the date of the first full debt service payment hereunder)".

            (4)   With respect to Mortgage Loan No. 75, 2665 South Colorado
                  Boulevard, delete "Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the".

            (5)   With respect to Mortgage Loan No. 78, Evans Crossing Phase I, insert "the lesser of: (a) the maximum amount which is
                  allowable under Texas law limiting the amount of interest
                  which may be contracted for, charged or received after
                  considering all other amounts constituting or deemed to
                  constitute interest, and (b)".

            (6)   With respect to Mortgage Loan No. 75, 2665 South Colorado
                  Boulevard, delete "Maturity Date" and insert "Anticipated
                  Repayment Date".

            (7)   With respect to Mortgage Loan No. 75, 2665 South Colorado
                  Boulevard, insert "of the U.S. Treasury Issue as to the time remaining to the Anticipated Repayment Date".

            (8)   With respect to Mortgage Loan No. 75, 2665 South Colorado
                  Boulevard, delete "one" and insert "two".

            (9)   With respect to Mortgage Loan No. 78, Evans Crossing Phase I, delete "one" and insert "three".

                                      II-23

K     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (x) one percent (1%) of the principal amount of this Note being prepaid or
      (y) the difference between (1) the present value as of the Prepayment Date
      (hereinafter defined) of all scheduled principal and interest payments
      (including the principal payment due on the Maturity Date) from the
      Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined) and (2) the principal balance of this Note as of the Prepayment Date. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Discount Rate"
      shall mean the rate which, when compounded monthly, is equivalent to the
      Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest
      Rates under the heading U.S. Government Securities/Treasury Constant
      Maturities for the week ending prior to the Prepayment Date, of U.S.
      Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
      H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
      Treasury obligations or otherwise.

                                      II-24

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - KIMCO PORTFOLIO
--------------------------------------------------------------------------------

                          [4 PHOTOS OF KIMCO PORTFOLIO]

                                      III-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - KIMCO PORTFOLIO
--------------------------------------------------------------------------------

                           [4 MAPS OF KIMCO PORTFOLIO]

                                      III-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - KIMCO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCFII
ORIGINAL BALANCE(1):               $120,000,000
CUT-OFF DATE BALANCE(1):           $120,000,000
LOAN PURPOSE:                      Acquisition
SHADOW RATING (FITCH/S&P):         NAP
FIRST PAYMENT DATE:                January 1, 2008
INTEREST RATE:                     6.320%
AMORTIZATION:                      Interest only through December 1, 2009.
                                   Monthly principal and interest payments of
                                   $744,332.50 beginning January 1, 2010 through
                                   the maturity date.
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     December 1, 2017
EXPECTED MATURITY BALANCE(1):      $107,284,566
SPONSOR:                           Kimco Income Fund II, LP
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Prepayment is permitted with the greater of
                                   yield maintenance premium or 1% of the unpaid
                                   principal balance and after the earlier of
                                   November 26, 2011 and 2 years after the REMIC
                                   "start-up" day of the last pari passu note to
                                   be securitized, with U.S. Treasury
                                   defeasance. Prepayable without penalty from
                                   and after November 1, 2017.
LOAN PER SF(1):                    $122.07

UP-FRONT RESERVES:                 RE Tax:                   $224,042

ONGOING RESERVES:                  RE Tax:                   $185,072 / month
                                   Insurance:                Springing
                                   CapEx:                    Springing
                                   TI/LC:                    Springing

LOCKBOX:                           Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Various - See Table
YEAR BUILT/RENOVATED:              Various - See Table
PERCENT LEASED(2):                 94.6%
SQUARE FOOTAGE:                    1,228,806
THE COLLATERAL:                    Nine anchored retail centers

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               KRC Property Management I, Inc.

3RD MOST RECENT NOI (AS OF)(3):    $6,185,065 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF)(3):    $6,682,920 (TTM 12/31/2005)
MOST RECENT NOI (AS OF)(3):        $7,244,757 (TTM 12/31/2006)
U/W NET OP. INCOME(4):             $13,854,077
U/W NET CASH FLOW(4):              $13,228,758
U/W OCCUPANCY(5):                  91.6%
APPRAISED VALUE:                   $225,050,000
CUT-OFF DATE LTV(1):               66.7%
MATURITY DATE LTV(1):              59.6%
DSCR(1):                           1.38x
POST IO DSCR(1):                   1.18x
--------------------------------------------------------------------------------

(1)   The subject $120,000,000 loan represents an 80% pari passu interest in a
      $150,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers are based on the total $150,000,000 mortgage loan.

(2)   Percent leased is based on the rent roll dated November 26, 2007.

(3)   Historical NOI information is based on only four (4) of the nine (9)
      related mortgaged properties (the Chatham Plaza mortgaged property, the
      Chico Crossroads mortgaged property, the Wayne Plaza mortgaged property and the Park Place mortgaged property).

(4)   Underwritten NOI and underwritten net cash flow are based on all nine (9)
      of the related mortgaged properties and are based on in place rents at each of the related mortgaged properties plus the addition of $55,450 for additional contractual rent increases through December 2008.

(5)   Underwritten occupancy is based on an underwritten vacancy of 8.4% which is greater than the actual economic vacancy of 6.8% because vacancy was applied for each of the related mortgaged properties at the greater of the actual economic vacancy rate and 5.0%. This vacancy adjustment results in a decrease in effective underwritten gross income equal to $306,921.

                                      III-3

THE KIMCO PORTFOLIO LOAN.

      THE LOAN. The largest loan (the "Kimco Portfolio Pari Passu Loan") is evidenced by a pari passu Promissory Note and is secured by first priority fee
Deeds of Trust, Assignments of Leases and Rent, Fixture Filings and Security
Agreements (collectively, the "Kimco Portfolio Mortgages") encumbering the portfolio of nine anchored retail centers, consisting of a total of 1,228,806 square feet known as the Kimco Portfolio, located in Georgia, California, Maine,
Pennsylvania, North Carolina, and Texas (collectively, the "Kimco Portfolio
Properties"). The Kimco Portfolio Loan was originated on November 26, 2007 by or on behalf of Principal Commercial Funding II, LLC. The Kimco Portfolio Pari
Passu Loan represents an 80% pari passu interest in a $150,000,000 mortgage loan
(the "Kimco Portfolio Loan Group"). The 20% pari passu interest in the Kimco
Portfolio Loan Group is current held by Principal Commercial Funding II, LLC, and will not be an asset of the trust. The Kimco Portfolio Loan Group is governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I
Trust 2008-TOP29 transaction.

      THE BORROWER. The borrower is comprised of the following ten entities
(collectively, the "Kimco Portfolio Borrowers"), which collectively own Kimco
Portfolio Properties: Gold Country S.C., LP, Tyler Street Plaza L.P., Embry
Village S.C., LLC, Chico Crossroads, L.P., Southlake Oaks, LLC, Southlake Oaks
II, LLC, Wayne Avenue Plaza, LP, Chatham Plaza, LLC, Kimco Mallside Plaza, LLC,
and Cary Park Place, LLC. The sole member of each of the Kimco Portfolio
Borrowers is Kimco Income Fund II, LP ("KIF II"). KIF II is a commingled real estate fund that is comprised of 14 shopping centers that were contributed to the venture at cost for approximately $353 million. Currently, Kimco Realty
Corporation has 100% interest in KIF II with the intent of selling a majority interest therein to institutional investors.

      THE PROPERTIES. The Kimco Portfolio Properties consist of nine shopping centers: Embry Village, Chatham Plaza, Chico Crossroads, Mallside Shopping
Center, Wayne Plaza, Park Place, Gold Country Center, Tyler Street
Plaza-Riverside and Southlake Oaks Shopping Center. Embry Village, which was constructed in 1960 and renovated in 2002, is a 208,415 square foot anchored retail center, located in Atlanta, Georgia, and is anchored by Kroger. Chatham
Plaza, which was constructed in 1972 and renovated in 2005, is a 177,977 square foot anchored retail center, located in Savannah, Georgia, and is anchored by
Linens `N Things, Ross Dress for Less, and Cost Plus. Chico Crossroads, which was constructed between 1988 and 1994, is a 264,680 square foot anchored retail center, located in Chico, California, and is anchored by Food Maxx, Ashley
Furniture HomeStore, Bed, Bath & Beyond, Circuit City, Office Depot, and Cost
Plus. Mallside Shopping Center, which was constructed in 1987 and renovated in
2005, is a 98,401 square foot anchored retail center, located in South Portland,
Maine, and is anchored by DSW Shoe Warehouse, Dollar Tree and Guitar Center.
Wayne Plaza, which was constructed in 1990, is a 128,832 square foot anchored retail center, located in Chambersburg, Pennsylvania, and is anchored by Giant
Food. Park Place, which was constructed between 1999 and 2007, is a 166,474 square foot anchored retail center, located in Morrisville, North Carolina, and is anchored by Carmike Cinemas, Stein Mart and Food Lion. Gold Country Center,
which was constructed in 1997, is a 67,665 square foot anchored retail center, located in Jackson, California, and is anchored by Raley's. Tyler Street
Plaza-Riverside, which was constructed in 1979 and renovated in 1999, is a
78,915 square foot anchored retail center, located in Riverside, California, and is anchored by Burlington Coat Factory. Southlake Oaks Shopping Center, which was constructed in 1997, is a 37,447 square foot anchored retail center, located in Southlake, Texas, and is anchored by Coldwell Banker.

      The following table presents certain information relating to Kimco
Portfolio Properties:

-------------------------------------------------------------------------------------------------------------------------------
                                                     ALLOCATED LOAN  NET RENTABLE    YEAR BUILT /     APPRAISED    U/W NET CASH
PROPERTY                         LOCATION                AMOUNT        AREA (SF)      RENOVATED         VALUE          FLOW
-------------------------------------------------------------------------------------------------------------------------------

Embry Village                    Atlanta, GA          $ 24,865,346       208,415     1960 / 2002     $ 46,550,000  $ 2,336,657
Chatham Plaza                    Savannah, GA         $ 23,823,726       177,977     1972 / 2005     $ 45,000,000  $ 2,572,041
Chico Crossroads                 Chico, CA            $ 20,298,242       264,680   1988-1994 / NAP   $ 38,000,000  $ 2,132,081
Mallside Shopping Center         South Portland, ME   $ 12,178,945        98,401     1987 / 2005     $ 22,800,000  $ 1,423,648
Wayne Plaza                      Chambersburg, PA     $ 11,431,115       128,832      1990 / NAP     $ 21,400,000  $ 1,400,577
Park Place                       Morrisville, NC      $ 11,057,200       166,474   1999-2007 / 2007  $ 20,700,000  $ 1,531,162
Gold Country Center              Jackson, CA          $  5,715,558        67,665      1997 / NAP     $ 10,700,000  $   662,259
Tyler Street Plaza-Riverside     Riverside, CA        $  5,501,892        78,915     1979 / 1999     $ 10,300,000  $   577,250
Southlake Oaks Shopping Center   Southlake, TX        $  5,127,977        37,447      1997 / NAP     $  9,600,000  $   593,083
-------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                 $120,000,000     1,228,806                     $225,050,000  $13,228,758
-------------------------------------------------------------------------------------------------------------------------------

                                      III-4

      The following table presents certain information relating to the lease rollover at the Kimco Portfolio Properties:

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                    AVERAGE                                             % OF TOTAL        CUMULATIVE % OF TOTAL
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF   CUMULATIVE %    UNDERWRITTEN RENTAL    UNDERWRITTEN RENTAL
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING      OF SF ROLLING    REVENUES ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------------

   Vacant            17               $ 0.00              5%              5%                 0%                     0%
    2008             31               $14.92              6%             12%                 8%                     8%
    2009             37               $ 9.07             23%             34%                18%                    26%
    2010             33               $18.14              5%             39%                 8%                    34%
    2011             20               $17.86              6%             46%                10%                    44%
    2012             22               $15.68              8%             54%                11%                    55%
    2013             6                $17.32              2%             56%                 3%                    58%
    2014             5                $10.73              6%             62%                 5%                    64%
    2015             4                $11.28              4%             66%                 4%                    68%
    2016             4                $13.06              8%             74%                 9%                    77%
    2017             4                $10.16              9%             82%                 8%                    84%
2018 & Beyond        4                $10.00             18%            100%                16%                   100%
-------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Kimco Portfolio Properties:

----------------------------------------------------------------------------------------------------------------------------
                                                                                   % OF TOTAL     ANNUALIZED
                              CREDIT RATING                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/        TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN       RENT           LEASE
TENANT NAME                  MOODY'S/S&P)(1)     NRSF      NRSF   BASE RENT ($)       RENT       ($ PER NRSF)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Giant Food                    BB+/Baa3/BBB-       67,521     5%     $   699,575          5%         $10.36       10/31/2040
Raley's                         --/--/--          62,625     5%     $   655,077          5%         $10.46       06/29/2024
Carmike Cinemas                 --/--/--          60,124     5%     $   601,240          4%         $10.00       07/31/2017
Cost Plus                       --/--/--          39,217     3%     $   559,413          4%         $14.26       Various(2)
Kroger                        BBB/Baa2/BBB-       56,647     5%     $   548,608          4%         $ 9.68       10/31/2021
Dollar Tree                     --/--/--          41,650     3%     $   507,780          4%         $12.19       Various(3)
Burlington Coat Factory         --/--/--          67,104     5%     $   419,400          3%         $ 6.25       12/31/2009
Linens `N Things                --/--/--          32,026     3%     $   411,534          3%         $12.85       01/31/2016
DSW Shoe Warehouse              --/--/--          29,892     2%     $   381,123          3%         $12.75       01/31/2012
Food Maxx                       --/--/--          54,239     4%     $   379,673          3%         $ 7.00       02/28/2009
Ashley Furniture HomeStore      --/--/--          57,635     5%     $   366,393          3%         $ 6.36       11/30/2009
----------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                         568,680    46%     $ 5,529,816         39%         $ 9.72
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                    Various         594,020    48%     $ 8,518,881         61%         $14.34        Various
Vacant Space                       NAP            66,106     5%     $         0          0%         $ 0.00          NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                       1,228,806   100%     $14,048,697        100%         $12.08
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   For Cost Plus, 18,217 square feet expire on January 31, 2014 and 21,000 square feet expire on January 31, 2016.

(3)   For Dollar Tree, 12,000 square feet expire on February 28, 2009, 4,000 square feet expire on February 28, 2010, 10,200 square feet expire on
      March 31, 2011 and 15,450 square feet expire on June 30, 2015.

      ESCROWS AND RESERVES. The Kimco Portfolio Borrowers deposited into an escrow account $224,042 for real estate taxes at origination and are required to deposit monthly into said account 1/12 of the estimated annual real estate taxes. The amounts shown are the current monthly collections. In addition, upon the occurrence of an event of default, the Kimco Portfolio Borrowers are required to deposit monthly 1/12 of the annual insurance premium costs. Upon the occurrence of an event of default or DSCR falling below 1.00x (each, a "Trigger
Event"), the Kimco Portfolio Borrowers are required to deposit monthly $32,017 to cover the costs of tenant improvements and leasing commissions until such
Trigger Event no longer exists. In addition, upon the occurrence of a Trigger
Event, the Kimco Portfolio Borrowers are required to deposit monthly $25,299 to cover the costs of capital expenditures until such Trigger Event no longer exists.

      LOCKBOX AND CASH MANAGEMENT. Upon the occurrence of an event of default, the Kimco Portfolio Borrowers are required to execute a cash management agreement, pursuant to which all proceeds payable to the Kimco Portfolio
Borrowers shall be deposited directly by tenants into the an account designated by the lender.

      PROPERTY MANAGEMENT. The Kimco Portfolio Properties are managed by KRC
Property Management I, Inc. ("KRC"), which is an affiliate of the Kimco
Portfolio Borrowers. KRC is the nation's largest operator of neighborhood and community shopping centers. KRC manages 1,365 properties aggregating 175 million square feet in 45 states, Puerto Rico, Canada, Chile and Mexico. It also offers related real estate services including preferred equity and mezzanine debt financing, leasing and property services, and real estate investing. KRC has 47 years experience in real estate investing and shopping center leasing and property management.

                                      III-5

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and aggregate DSCR less than 1.20x;
(ii) the mortgage loan lender must approve the mezzanine lender and financing documents and the mezzanine lender shall enter into an intercreditor agreement with the mortgage loan lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the ratings assigned to the series 2008-TOP29 certificates and any other securities secured by an interest in the Kimco Portfolio Properties.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The Kimco Portfolio Borrowers may obtain a release of one or more properties described in the loan documents subject to the Kimco
Portfolio Loan Group being paid down by 115% of the value attributable to the released properties as set forth in the loan documents, plus the payment of a yield maintenance premium. The Kimco Portfolio Borrowers must also meet the other specific requirements in the loan documents, including in part that after the release of the released property, (i) if the release occurs prior to January
1, 2010, the DSCR for the remaining properties shall not be less than the greater of (x) 1.38x or (y) the DSCR for all of the remaining premises including the proposed release property as of the date immediately preceding the release date; (ii) if the release occurs on or after January 1, 2010, the DSCR for the remaining properties shall not be less than the greater of (x) 1.18x or (y) the
DSCR for all of the remaining properties including the proposed release property as of the date immediately preceding the release date; (iii) and the LTV for the remaining properties shall not be greater than the lesser of (x) 67.0% or (y)
the LTV for all remaining properties including the proposed release property immediately preceding the release date.

      SUBSTITUTION OF PROPERTIES. One or more Kimco Portfolio Properties may be released from the Kimco Portfolio Mortgages and a comparable property substituted in its place subject to the satisfaction of certain conditions, including: (i) if the substitution occurs prior to January 1, 2010, the DSCR for the properties post substitution shall not be less than the greater of (x) 1.38x or (y) the DSCR for all of the properties including the proposed replaced property as of the date immediately preceding the substitution; (ii) if the substitution occurs on or after January 1, 2010, the DSCR for the properties post substitution shall not be less than the greater of (x) 1.18x or (y) the
DSCR for all of the properties including the proposed replaced property as of the date immediately preceding the substitution; (iii) the allocated loan amount of the properties which are to be replaced properties shall not constitute more than 10% of the original principal amount of the Kimco Portfolio Loan Group in one calendar year or 25% of the original principal amount of the Kimco Portfolio
Loan Group in the aggregate throughout term of the Kimco Mortgage Loan; (iv) the
LTV of the substitution property shall not be greater than the lesser of the LTV of the replaced property as of the origination date, or the LTV of the replaced property immediately prior to the substitution date; (v) the DSCR of the substitution property shall not be less than the greater of (x) 1.20x or (y) the
DSCR for the replaced property calculated on the basis of the annual net cash flow of the replaced property and its allocated loan amount prior to the substitution date; (vi) substitution properties must be of like quality, same general use and reasonably equivalent value to the property being substituted;
and (vii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the series 2008-TOP29 certificates and any other securities secured by an interest in the Kimco Portfolio Loan Group.

      Certain additional information regarding the Kimco Portfolio Pari Passu
Loan and the Kimco Portfolio Properties is set forth on Appendix II hereto.

                                      III-6

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - APPLE HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                       [6 PHOTOS OF APPLE HOTEL PORTFOLIO]

                                      III-7

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - APPLE HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                         [MAP OF APPLE HOTEL PORTFOLIO]

                                      III-8

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 2 - APPLE HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER(1):           BSCMI
ORIGINAL BALANCE(1):               $86,212,500
CUT-OFF DATE BALANCE(1):           $86,212,500
LOAN PURPOSE:                      Acquisition
SHADOW RATING (FITCH/S&P):         NAP
FIRST PAYMENT DATE:                February 1, 2008
INTEREST RATE:                     6.500%
AMORTIZATION:                      Interest Only
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     January 1, 2018
EXPECTED MATURITY BALANCE(1):      $86,212,500
SPONSOR:                           Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:              30/360
CALL PROTECTION:                   Locked out through and including July 1,
                                   2008. In connection with any voluntary
                                   prepayment, the borrower must pay a premium
                                   equal to the greater of a yield maintenance
                                   premium and (i) after the sixth payment date
                                   through and including the 12th payment date,
                                   4% of the amount prepaid, (ii) after the 12th
                                   payment date through and including the 24th
                                   payment date, 3% of the amount prepaid and
                                   (iii) thereafter, 1% of the amount prepaid.
                                   Prepayable without penalty on and after
                                   December 1, 2017.
LOAN PER ROOM(1):                  $100,276

UP-FRONT RESERVES:                 PIP Reserve:              $604,595

ONGOING RESERVES:                  RE Tax:                   Springing
                                   Insurance:                Springing
                                   Deferred Maintenance:     Springing
                                   FF&E:                     Springing
                                   PIP Reserve:              Springing

LOCKBOX:                           Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTIES INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Portfolio
PROPERTY TYPE:                     Hospitality
PROPERTY SUB-TYPE:                 Various - See Table
LOCATION:                          Various - See Table
YEAR BUILT/RENOVATED:              Various - See Table
OCCUPANCY((2)):                    75.4%
ROOMS:                             3,439
THE COLLATERAL:                    27 hotel properties located in 14 states

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Various

3RD MOST RECENT NOI (AS OF):       $36,951,113 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):       $45,094,175 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):           $47,853,151 (TTM 09/30/2007)
U/W NET OP. INCOME:                $46,130,145
U/W NET CASH FLOW:                 $40,651,655
U/W OCCUPANCY:                     75.1%
APPRAISED VALUE:                   $635,000,000
CUT-OFF DATE LTV(1):               54.3%
MATURITY DATE LTV(1):              54.3%
DSCR(1):                           1.81x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   The Apple Hotel Portfolio Loan was co-originated by Bear Stearns
      Commercial Mortgage, Inc. and Bank of America, N.A., with each originator retaining a 50% pari passu portion of the original $344,850,000 whole loan. Note A-1 will be included in the Trust and represents a 25% pari passu interest in the whole loan. All above LTV, DSCR and Loan per Room numbers reflect the aggregate indebtedness evidenced by the Apple Hotel
      Portfolio whole loan.

(2)   Occupancy is based on the trailing twelve-month financials dated December
      31, 2007.

THE APPLE HOTEL PORTFOLIO LOAN.

      THE LOAN. The second largest loan (the "Apple Hotel Portfolio Loan"), whose related whole loan is evidenced by four pari passu promissory notes and is secured by 27 cross-collateralized and cross-defaulted first priority mortgages on the Apple Hotel Portfolio, a portfolio of 27 hotel properties located in 14 states (the "Apple Hotel Portfolio Properties"). The Apple Hotel Portfolio Loan
was co-originated on December 17, 2007 by Bear Stearns Commercial Mortgage, Inc.
and Bank of America, N.A., with each originator retaining a 50% pari passu portion of the original $344,850,000 whole loan. The whole loan was split into four pari passu notes, each with an original principal balance of $86,212,500.
Note A-1 will be included in the trust. Note A-2 is currently held by Bear
Stearns Commercial Mortgage, Inc. and Notes A-3 and A-4 are currently held by
Bank of America, N.A. The pari passu interests in the Apple Hotel Portfolio Loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Morgan Stanley Capital I
Trust 2008-TOP29 transaction.

                                      III-9

      THE BORROWERS. There are 54 individual borrowing entities, including 34
Delaware limited liability companies and 20 Illinois limited partnerships
(collectively the "Apple Hotel Portfolio Borrower") each owning no material assets other than the Apple Hotel Portfolio Properties and related interests.
The Apple Hotel Portfolio Borrower is sponsored by Inland American Real Estate
Trust, Inc., a subsidiary of the Inland Group Inc. ("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages approximately $20 billion in assets and more than 100 million square feet of commercial property.

      THE PROPERTIES. The Apple Hotel Portfolio was acquired by the Apple Hotel
Portfolio Borrower through a merger agreement with Apple Hospitality Five, Inc.
Apple Hospitality Five, Inc. was a publicly traded REIT which was sponsored by
David Lerner Associates, a privately held investment company which has underwritten six similar Apple REITs. The Apple Hotel Portfolio Properties contain a total of 3,439 rooms which were constructed between 1984 and 2005, with an average age of approximately seven years. The Apple Hotel Portfolio
Properties are flagged by Residence Inn (11 hotels), Courtyard (9 hotels),
Homewood Suites (4 hotels), Hilton Garden Inn (2 hotels) and Springhill Suites
(1 hotel), all of which are affiliates of either Marriott International, Inc. or
Hilton Hospitality, Inc. Marriott International, Inc. is a lodging company with more than 2,900 properties in the United States and 67 other countries and territories. Hilton Hospitality, Inc. is also a lodging company, with over 2,900 hotels in 76 countries and territories worldwide. The portfolio is geographically diversified among 15 MSAs and across 14 states. According to
Smith Travel Research reports for the trailing 12 months ending December 31,
2007 for each asset, the portfolio's average occupancy, ADR, and RevPAR penetrations were 110.4%, 115.3% and 126.7%, respectively.

      The following table presents certain information relating to the Apple
Hotel Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         OCCUPANCY
                                                           ALLOCATED      PROPERTY        U/W NET    YEAR BUILT/         (TTM AS OF
PROPERTY                              LOCATION            LOAN AMOUNT     SUB-TYPE       CASH FLOW    RENOVATED   ROOMS  12/31/07)
-----------------------------------------------------------------------------------------------------------------------------------

Marriott Courtyard Dunn Loring        Vienna, VA          $ 7,702,500  Limited Service  $ 3,541,220  2005 / NAP     206    70.1%
Marriott Courtyard Federal Way        Federal Way, WA     $ 5,707,500  Limited Service  $ 2,230,005  2000 / NAP     160    79.2%
Hilton Garden Inn Westbury            Westbury, NY        $ 5,420,000  Limited Service  $ 2,633,194  2003 / NAP     140    78.8%
Marriott Residence Inn Cypress        Los Alamitos, CA    $ 5,162,500  Extended Stay    $ 2,435,618  2002 / NAP     155    84.5%
Marriott Courtyard Addison            Addison, TX         $ 4,715,000  Limited Service  $ 1,930,643  2000 / 2006    176    60.3%
Marriott Courtyard Westchase          Houston, TX         $ 4,170,000  Limited Service  $ 2,000,956  1999 / NAP     153    69.3%
Marriott Courtyard Tucson             Tucson, AZ          $ 4,007,500  Limited Service  $ 1,792,226  1996 / NAP     153    73.7%
Marriott Residence Inn West
University                            Houston, TX         $ 3,275,000  Extended Stay    $ 1,583,077  2004 / NAP     120    77.1%
Hilton Homewood Suites Baton Rouge    Baton Rouge, LA     $ 3,232,500  Extended Stay    $ 1,732,679  1999 / NAP     115    88.0%
Marriott Residence Inn Tucson         Tucson, AZ          $ 3,192,500  Extended Stay    $ 1,973,799  2004 / NAP     120    83.7%
Marriott Residence Inn Westchase      Houston, TX         $ 3,137,500  Extended Stay    $ 1,404,084  1999 / NAP     120    80.8%
Marriott Residence Inn Nashville      Nashville, TN       $ 3,030,000  Extended Stay    $ 1,439,968  1984 / 2006    168    83.6%
Marriott Courtyard West University    Houston, TX         $ 2,745,000  Limited Service  $ 1,291,268  2004 / NAP     100    76.0%
Marriott Residence Inn Hauppauge      Hauppauge, NY       $ 2,702,500  Extended Stay    $ 1,363,156  2002 / NAP     100    81.4%
Marriott Courtyard Lebanon            Lebanon, NJ         $ 2,580,000  Limited Service  $ 1,036,599  2003 / NAP     125    66.8%
Hilton Homewood Suites Albuquerque    Albuquerque, NM     $ 2,540,000  Extended Stay    $ 1,379,819  2001 / NAP     151    75.3%
Marriott Residence Inn Cranbury       Cranbury, NJ        $ 2,500,000  Extended Stay    $ 1,278,725  2002 / NAP     108    74.4%
Marriott Residence Inn Somerset       Somerset, NJ        $ 2,472,500  Extended Stay    $ 1,192,721  2002 / NAP     108    84.6%
Marriott Residence Inn Dallas-Fort
Worth                                 Irving, TX          $ 2,390,000  Extended Stay    $ 1,147,010  2001 / NAP     100    73.2%
Hilton Garden Inn Tampa               Tampa, FL           $ 2,365,000  Limited Service  $   955,535  1999 / NAP      95    75.1%
Marriott Springhill Suites Danbury    Danbury, CT         $ 2,282,500  Extended Stay    $ 1,037,636  2002 / NAP     106    76.5%
Marriott Residence Inn Park Central   Dallas, TX          $ 2,242,500  Extended Stay    $ 1,077,723  2002 / NAP     139    71.1%
Hilton Homewood Suites Colorado       Colorado Springs,
Springs                               CO                  $ 1,957,500  Extended Stay    $   871,220  2001 / NAP     127    67.3%
Marriott Courtyard Fort Worth         Fort Worth, TX      $ 1,887,500  Limited Service  $   846,528  2004 / NAP      92    69.1%
Marriott Residence Inn Brownsville    Brownsville, TX     $ 1,725,000  Extended Stay    $   965,771  2000 / 2006    102    78.7%
Marriott Courtyard Harlingen          Harlingen, TX       $ 1,697,500  Limited Service  $   897,994  1996 / NAP     114    72.6%
Hilton Homewood Suites Solon          Solon, OH           $ 1,372,500  Extended Stay    $   612,478  2002 / NAP      86    72.7%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                                  $86,212,500                   $40,651,655               3,439    75.4%
-----------------------------------------------------------------------------------------------------------------------------------

      The following tables present certain additional information relating to the Apple Hotel Portfolio Properties:

---------------------------------------------------------------------
                              FINANCIAL INFORMATION

  YEAR                   OCCUPANCY     ADR     REVPAR   NET CASH FLOW
---------------------------------------------------------------------
Full Year (12/31/2005)     75.6%     $100.33   $75.88    $33,844,222
Full Year (12/31/2006)     75.3%     $111.40   $83.84    $41,006,905
TTM (09/30/2007)           75.3%     $116.93   $88.10    $43,304,755
Underwritten               75.1%     $117.54   $88.29    $40,651,655

                                     III-10

------------------------------------------------------------------------------------------------
                      SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

            COMPETITIVE SET(1)          APPLE HOTEL PORTFOLIO(2)         PENETRATION FACTOR

YEAR   OCCUPANCY     ADR     REVPAR   OCCUPANCY     ADR     REVPAR   OCCUPANCY    ADR     REVPAR
------------------------------------------------------------------------------------------------

2004     66.8%     $ 88.40   $59.21      72.6%    $ 95.95   $69.61     108.7%    108.5%   117.6%
2005     70.3%     $ 93.00   $65.71      75.6%    $100.33   $75.88     107.5%    107.9%   115.5%
2006     70.1%     $102.10   $71.83      75.3%    $111.40   $83.84     107.4%    109.1%   116.7%
2007     68.3%     $103.07   $70.78      75.4%    $118.87   $89.67     110.4%    115.3%   126.7%
------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Apple Hotel Portfolio
      Borrower.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Apple Hotel Portfolio Borrower fails to provide evidence of payment of taxes and other charges or evidence that the Apple Hotel Portfolio Properties are insured in accordance with the loan documents. A deferred maintenance reserve springs if the Apple Hotel Portfolio Borrower does not complete the immediate repairs and short term repairs by June 17, 2008 and December 17, 2008, respectively, as outlined in the loan documents. Furniture, Fixture & Equipment (FF&E) reserve springs if the Apple Hotel Portfolio Borrower fails to make necessary replacements to or maintain the Apple Hotel Portfolio Properties or an event of default occurs. Additionally, the property managers are required, under their respective management agreements, to make monthly FF&E deposits into a separate account that will be controlled by the lender upon the expiration/termination of a management agreement. The sponsor, Inland American Real Estate Trust, Inc., has guaranteed up to $20,000,000 of the Apple Hotel Portfolio Borrower's Product
Improvement Plan (PIP) obligations under the franchise agreements for the Apple
Hotel Portfolio Properties. In the event that the PIP requirements under the franchise agreements exceeds $20,000,000, the Apple Hotel Portfolio Borrower is required to deposit the amount in excess of $20,000,000 into an account controlled by the lender or deposit a letter of credit in such excess amount with the lender, subject to the conditions of the mortgage loan documents.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Apple Hotel Portfolio Loan. The property managers remit net revenue (i.e., after the payment of operating expenses under the applicable management agreement) from the applicable property to a clearing account and upon a trigger event, funds in the clearing account are transferred to a cash management account. A hard lockbox is triggered (i) upon an event of default, (ii) upon bankruptcy of any entity comprising the Apple Hotel Portfolio Borrower, (iii)
upon bankruptcy of the property manager (unless the property manager is replaced by a qualified manager within 60 days of the bankruptcy, in accordance with the loan documents), (iv) upon termination of the management agreement or franchise agreement without lender consent if applicable under the loan documents, or (v)
if at any time the aggregate DSCR is less than or equal to 1.45x based on the preceding twelve months (unless the aggregate DSCR is greater than 1.25x and the
Apple Hotel Portfolio Borrower in accordance with the loan documents delivers cash or a letter of credit in an amount resulting in an aggregate DSCR of at least 1.55x).

      PROPERTY MANAGEMENT. The Apple Hotel Portfolio Properties are managed by
Springhill SMC Corporation, Interstate Management Company, L.L.C., Courtyard
Management Corporation, Residence Inn by Marriott, Inc., Hilton Hotels
Corporation and Promus Hotels, Inc.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The Apple Hotel Portfolio Borrower may release any of the Apple Hotel Portfolio Properties from the lien of the Apple Hotel
Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 120% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii)
the LTV of the remaining properties immediately following the release is not greater than the lesser of (x) 55% and (y) the LTV immediately prior to the release, (iii) the aggregate DSCR immediately following the release is equal to or greater than the greater of (x) 1.65x and (y) the aggregate DSCR with respect to the remaining properties for the 12 full calendar months immediately preceding the release and (iv) no more than 40% of the cash flow for the remaining properties can be derived from any particular State, Commonwealth or market.

      SUBSTITUTION OF PROPERTIES. The Apple Hotel Portfolio Borrower may
substitute any of the Apple Hotel Portfolio Properties by substituting a replacement property for an individual property, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the allocated loan amount of the substituted property, when aggregated with the allocated loan amounts for all previously substituted properties, shall not exceed $86,212,500, (ii) the replacement property is not located in the State of
Texas (unless a property located in the State of Texas has been previously released), (iii) the appraised value of the replacement property is not less than the greater of the value of the substituted property at loan origination and the value of the substituted property on the date of the substitution, (iv)
the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at loan origination and the aggregate DSCR immediately prior to the substitution, (v) the net operating income for the replacement property does not show a downward trend over three consecutive years prior to the substitution, (vi) the aggregate DSCR (for the 12 month period immediately preceding the substitution) for the replacement property is not less than that for the substituted property, (vii) no more than 40% of the cash flow for the portfolio immediately after the substitution can be derived from any particular State, Commonwealth or market, (viii) the payment of a fee equal to
1% of the allocated loan amount for the substituted property and (ix) the lender has received confirmation from applicable rating agencies of no downgrade, withdrawal or qualification of the series 2008-TOP29 certificates and any other securities secured by an interest in the Apple Hotel Portfolio Loan Group.

      Certain additional information regarding the Apple Hotel Portfolio Loan and the Apple Hotel Portfolio Properties is set forth on Appendix II hereto.

                                     III-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     III-12

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 - SHADOW LAKE TOWNE CENTER
--------------------------------------------------------------------------------

                     [8 PHOTOS OF SHADOW LAKE TOWNE CENTER]

                                     III-13

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 - SHADOW LAKE TOWNE CENTER
--------------------------------------------------------------------------------

                       [MAP OF SHADOW LAKE TOWNE CENTER]

                                     III-14

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 3 - SHADOW LAKE TOWNE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI
ORIGINAL BALANCE:                 $83,800,000
CUT-OFF DATE BALANCE:             $83,800,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               December 1, 2007
INTEREST RATE:                    6.163%
AMORTIZATION:                     Interest only through November 1, 2012.
                                  Monthly principal and interest payments of
                                  $511,238.71 beginning December 1, 2012 through
                                  the maturity date.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    November 1, 2017
EXPECTED MATURITY BALANCE:        $78,647,508
SPONSORS:                         JP Morgan Strategic Property Fund, RED
                                  Development & The Lerner Company
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until 2 years after the REMIC
                                  "start-up" date, with U.S. Treasury defeasance
                                  or the payment of the greater of a yield
                                  maintenance premium and 1% of the principal
                                  balance thereafter. Prepayable without penalty
                                  on and after August 1, 2017.
LOAN PER SF:                      $131.70

UP-FRONT RESERVES:                Deferred Maintenance:          $32,570
                                  TI/LC:                         $3,273,463
                                  New Tenant TI/LC Reserve:      $1,475,900
                                  Master Lease Reserve:          $4,000,000 LOC

ONGOING RESERVES:                 RE Tax:                        Springing
                                  Insurance:                     Springing
                                  Cap Ex:                        Springing
                                  TI/LC:                         Springing
                                  Other:                         Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Papillion, NE
YEAR BUILT/RENOVATED:             2006 - 2007 / NAP
PERCENT LEASED(1):                84.8%
SQUARE FOOTAGE:                   636,297
THE COLLATERAL:                   Anchored retail center

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              RED Asset Management, Inc.

3RD MOST RECENT NOI (AS OF):      NAP
2ND MOST RECENT NOI (AS OF):      NAP
MOST RECENT NOI (AS OF):          NAP
U/W NET OP. INCOME:               $8,208,871
U/W NET CASH FLOW:                $7,817,490
U/W OCCUPANCY(2):                 95.0%
APPRAISED VALUE(3):               $136,000,000
CUT-OFF DATE LTV(3):              61.6%
MATURITY DATE LTV(3):             57.8%
DSCR:                             1.49x
POST IO DSCR:                     1.27x
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 31, 2007, excluding the master lease described herein.

(2)   The mortgage loan is structured with a master lease terminating on or before April 16, 2009 on certain vacant space at the property. The Shadow
      Lake Towne Center Borrower posted a letter of credit to secure its lease obligations in the amount of $4,000,000, representing eighteen months rent on the master leased vacant space. As of December 31, 2007, the property was 84.8% leased by tenants unaffiliated with the borrower; the underwritten occupancy was 95.0%.

(3)   The Appraised Value, Cut-off Date LTV and Maturity Date LTV are based on the "Stabilized" value of $136,000,000 as of January 1, 2008. The
      "Stabilized" value assumes that occupancy has stabilized at 95.0%. The occupancy as of December 31, 2007 was 84.8%, excluding the master lease described herein. At origination, the borrower executed a master lease for certain vacant space at the property, which is currently collateralized by a letter of credit in the amount of $4,000,000. The "As-Is" value provided by the appraiser was $122,600,000 as of June 7, 2007.

                                     III-15

THE SHADOW LAKE TOWNE CENTER LOAN.

      THE LOAN. The third largest loan (the "Shadow Lake Towne Center Loan") is evidenced by a promissory note and is secured by a first priority deed of trust on the Shadow Lake Towne Center retail property located in Papillion, Nebraska
(the "Shadow Lake Towne Center Property"). The Shadow Lake Towne Center Loan was
originated on October 17, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Shadow Lake Towne Center, LLC, a Delaware limited liability company that owns no material assets other than the Shadow
Lake Towne Center Property (the "Shadow Lake Towne Center Borrower"). The
sponsors of the Shadow Lake Towne Center Borrower are JP Morgan Strategic
Property Fund (95%) and RED Development & The Lerner Company (5%). As of June
30, 2007, the JP Morgan Strategic Property Fund had a reported gross asset value of approximately $17.9 billion and a reported net asset value of approximately
$14.0 billion. RED Development, co-headquartered in Kansas City, Missouri and
Scottsdale, Arizona, develops, leases, manages and owns shopping centers in growing communities throughout the Midwest and Southwest. Since its inception in
1995, RED Development has completed 18 shopping centers totaling more than 8 million square feet, and has a retained interest in 10 properties.

      THE PROPERTY. The Shadow Lake Towne Center Property is a 636,297 square foot anchored retail center in Papillion, Nebraska, which was built by RED
Development & The Lerner Company, both sponsors of the Shadow Lake Towne Center
Loan. Construction of the Shadow Lake Towne Center Property was completed in
September 2007, and the property was 84.8% leased as of December 31, 2007 excluding the master lease. Shadow Lake Towne Center is located in the southern quadrant of the Omaha market area at the intersection of Highway 370 and 72nd
Street. Highway 370 is the area's primary east/west thoroughfare, providing access to I-80 to the west and to Bellevue and Offutt Air Force Base to the east. 72nd Street provides access to downtown Omaha, located less than ten miles to the north. The Shadow Lake Towne Center Property is anchored by JC Penney (on a ground lease, representing approximately 16.1% of the NRA and 2.2% of the underwritten base rent) and junior anchored by Gordmans, Dick's Sporting Goods,
TJ Maxx, Best Buy, Bed Bath & Beyond, Borders and PetSmart. Investment-grade tenants account for approximately 32% of the net rentable area and approximately
22% of the underwritten base rent at the Shadow Lake Towne Center Property.

      The following table presents certain information relating to the lease rollover at the Shadow Lake Towne Center Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                    AVERAGE                                             % OF TOTAL
                               UNDERWRITTEN BASE                                    UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                  # OF LEASES     RENT PER SF      % OF TOTAL SF     CUMULATIVE %    RENTAL REVENUES       UNDERWRITTEN BASE
      YEAR          ROLLING         ROLLING           ROLLING       OF SF ROLLING        ROLLING        RENTAL REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------

     Vacant             0          $  0.00               15%              15%                  0%                     0%
      2008              0          $  0.00                0%              15%                  0%                     0%
      2009              0          $  0.00                0%              15%                  0%                     0%
      2010              0          $  0.00                0%              15%                  0%                     0%
      2011              0          $  0.00                0%              15%                  0%                     0%
      2012             11          $ 18.14                7%              22%                 12%                    12%
      2013              2          $ 22.62                2%              24%                  4%                    15%
      2014              0          $  0.00                0%              24%                  0%                    15%
      2015              0          $  0.00                0%              24%                  0%                    15%
      2016              0          $  0.00                0%              24%                  0%                    15%
      2017             19          $ 18.49               21%              45%                 34%                    49%
  2018 & Beyond        16          $ 10.49               55%             100%                 51%                   100%
---------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Shadow Lake Towne Center Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL          ANNUALIZED
                              CREDIT RATING                       ANNUALIZED        ANNUALIZED         UNDERWRITTEN
                                 (FITCH/       TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN BASE       BASE RENT       LEASE
TENANT NAME                  MOODY'S/S&P)(1)    NRSF      NRSF   BASE RENT ($)         RENT            ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Dick's Sporting Goods           --/--/--        50,000      8%    $  600,000              8%               $12.00       01/31/2018
Gordmans                        --/--/--        50,274      8%    $  549,495              8%               $10.93       08/31/2020
Best Buy                     BBB+/Baa2/BBB      30,000      5%    $  442,500              6%               $14.75       01/31/2018
Bed Bath & Beyond              --/--/BBB        29,988      5%    $  389,844              5%               $13.00       01/31/2018
TJ Maxx                         --/A3/A         32,580      5%    $  326,520              5%               $10.02       01/31/2017
JC Penney (Ground Lease)     BBB/Baa3/BBB-     102,593     16%    $  159,534              2%               $ 1.56       03/31/2027
---------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                       295,435     46%    $2,467,892             34%               $ 8.35
---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various        244,263     38%    $4,734,013             66%               $19.38        Various
Vacant Space                      NAP           96,599     15%    $        0              0%               $ 0.00          NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                       636,297    100%    $7,201,906            100%               $13.34
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     III-16

      ESCROWS AND RESERVES. At loan origination, the Shadow Lake Towne Center
Borrower executed a master lease for certain vacant space at the property, which is currently collateralized by a letter of credit in the amount of $4,000,000, which will be partially drawn quarterly in order to make master lease payments.
Additionally, BSCMI escrowed $3,273,463 as an existing tenant reserve and
$1,475,900 as a vacant space TI/LC reserve at loan origination. At origination, the Shadow Lake Towne Center Borrower deposited in escrow $32,570 for certain deferred maintenance costs. Real estate tax and insurance reserves spring if, among other things: (i) the Shadow Lake Towne Center Borrower fails to provide evidence of payment of taxes, insurance premiums and other charges, (ii) an event of default occurs, or (iii) the DSCR for the preceding six months falls below 1.05x (based on a 7.32% constant). A Cap Ex reserve of $6,670.79 per month springs if, among other things (i) the Shadow Lake Towne Center Borrower fails to maintain the Shadow Lake Towne Center Property in accordance with the mortgage loan documents, (ii) an event of default occurs, (iii) the DSCR for the preceding six months falls below 1.05x (based on a 7.32% constant). The TI/LC reserve springs if among other things: (i) an event of default occurs, (ii) any tenant occupying 20,000 square feet or more goes dark or declares bankruptcy, or
(iii) the DSCR for the preceding six months falls below 1.05x (based on a 7.32%
constant). Additionally, the Shadow Lake Towne Center Borrower is required to escrow all excess cash flow or an acceptable letter of credit at least nine months prior to the expiration of any tenant lease for 20,000 square feet or more.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Shadow Lake Towne Center Property.

      PROPERTY MANAGEMENT. The Shadow Lake Towne Center Property is managed by
RED Asset Management, Inc., an affiliate of the Shadow Lake Towne Center
Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Shadow Lake Towne Center Loan and the Shadow Lake Towne Center Property is set forth on Appendix II hereto.

                                     III-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     III-18

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - CABIN JOHN MALL & SHOPPING CENTER
--------------------------------------------------------------------------------

                 [2 PHOTOS OF CABIN JOHN MALL & SHOPPING CENTER]

                                     III-19

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - CABIN JOHN MALL & SHOPPING CENTER
--------------------------------------------------------------------------------

                   [MAP OF CABIN JOHN MALL & SHOPPING CENTER]

                                     III-20

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 4 - CABIN JOHN MALL & SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII
ORIGINAL BALANCE:                 $67,000,000
CUT-OFF DATE BALANCE:             $67,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               February 1, 2008
INTEREST RATE:                    6.530%
AMORTIZATION:                     Interest only through January 1, 2013. Monthly
                                  principal and interest payments of $424,808.32
                                  beginning February 1, 2013 through the
                                  maturity date.

ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    January 1, 2018
EXPECTED MATURITY BALANCE:        $63,168,455
SPONSOR:                          Carl M Freeman Associates, Inc.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of February 1,
                                  2012 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  December 1, 2017.
LOAN PER SF:                      $315.83

UP-FRONT RESERVES:                RE Tax:                $234,189
                                  Insurance:             $82,613
                                  Deferred Maintenance:  $111,611

ONGOING RESERVES:                 RE Tax:                $58,547 / month
                                  Insurance:             $8,261 / month
                                  Cap Ex:                Springing
                                  TI/LC:                 Springing
                                  Roof Replacement:      $4,862 / month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Potomac, MD
YEAR BUILT/RENOVATED:             1968, 1978 / NAP
PERCENT LEASED(1):                97.8%
SQUARE FOOTAGE:                   212,138
THE COLLATERAL:                   Anchored retail center

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Freeman Retail, L.L.C.

3RD MOST RECENT NOI (AS OF):      $5,126,318 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):      $5,244,070 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):          $5,517,341 (TTM 12/31/2006)
U/W NET OP. INCOME:               $5,857,567
U/W NET CASH FLOW:                $5,721,146
U/W OCCUPANCY:                    97.0%
APPRAISED VALUE:                  $97,400,000
CUT-OFF DATE LTV:                 68.8%
MATURITY DATE LTV:                64.9%
DSCR:                             1.29x
POST IO DSCR:                     1.12x
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 27, 2007.

THE CABIN JOHN MALL & SHOPPING CENTER LOAN.

      THE LOAN. The fourth largest loan (the "Cabin John Mall & Shopping Center
Loan") is evidenced by a Promissory Note (the "Cabin John Mall & Shopping Center
Note") and is secured by a first priority fee Indemnity Deed of Trust,
Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the
"Cabin John Mall & Shopping Center Mortgage") encumbering the anchored retail property consisting of 212,138 square feet known as Cabin John Mall & Shopping
Center, located in Potomac, Maryland (the "Cabin John Mall & Shopping Center
Property"). The Cabin John Mall & Shopping Center Loan was originated on
December 27, 2007 by or on behalf of Principal Commercial Funding II, LLC.

                                     III-21

      THE BORROWER. The obligor under the Cabin John Mall & Shopping Center Note is Cabin John Borrower L.L.C., a Maryland limited liability company. The owner of the Cabin John Mall & Shopping Center Property is Cabin John Associates
Limited Partnership, a Maryland limited partnership (the "Cabin John Mall &
Shopping Center Borrower"), which is a separate entity that has guarantied all obligations of such obligor under the Cabin John Mall & Shopping Center Note and related loan documents. The guaranty is secured by the Cabin John Mall &
Shopping Center Mortgage. All references in this summary to the Cabin John Mall
& Shopping Center Borrower refer to Cabin John Associates Limited Partnership.
The Cabin John Mall & Shopping Center Borrower is comprised of CJA GP Corp.,
Inc. (general partner with 1% interest) and Carl M. Freeman Retail Investments,
LLC (limited partner with 99% interest). The CJA GP Corp. Inc. and Carl M.
Freeman Retail Investments, LLC entities are both 100% owned by Carl M. Freeman
Associates, Inc. Carl M. Freeman Associates, Inc. serves as the guarantor with respect to the nonrecourse carveouts and has 40 years of real estate experience.

      THE PROPERTY. The Cabin John Mall & Shopping Center Property occupies three contiguous parcels of land totaling 22.63 acres. The Cabin John Mall &
Shopping Center Property consists of an anchored retail center, a two-story enclosed mall building and a gas station pad site. The shopping center was built in 1968 and the two-story mall portion was constructed in 1978. The Cabin John
Mall & Shopping Center Property contains a total of 212,138 square feet of leaseable space and has a total of 1,266 parking spaces.

      The Cabin John Mall & Shopping Center Property is located on the northeast corner of Tuckerman Lane and Seven Locks Road in Potomac, Maryland. The Cabin
John Mall & Shopping Center Property is surrounded by residential homes to the north, Cabin John Regional Park to the east, the Summerville Assisted Living
Facility to the south, and single family homes to the west. The Cabin John Mall
& Shopping Center Property is located less than one mile west of I-270, known as the region's Biotech Corridor, and approximately 2.5 miles north of I-495, the
Capital Beltway. Tuckerman Lane runs east-west, to Kensington, Maryland, 4.5 miles to the east, and west to Falls Road, which is a main artery in Potomac.
Seven Locks Road runs into the residential sections of Rockville, Maryland, less than two miles to the north, and connects to Bradley Blvd., two miles to the south, a major artery in southern Montgomery County. The Cabin John Mall &
Shopping Center Property is accessible via a curb cut along Seven Locks Road and a signaled curb cut along Tuckerman Lane.

      The following table presents certain information relating to the lease rollover at the Cabin John Mall & Shopping Center Property:

-----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                            AVERAGE UNDERWRITTEN                     CUMULATIVE       % OF TOTAL        CUMULATIVE % OF TOTAL
               # OF LEASES    BASE RENT PER SF      % OF TOTAL SF     % OF SF     UNDERWRITTEN RENTAL    UNDERWRITTEN RENTAL
    YEAR         ROLLING           ROLLING             ROLLING        ROLLING      REVENUES ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------

   Vacant           4                $ 0.00               2%              2%                0%                    0%
    2008            11               $28.28              10%             12%                9%                    9%
    2009            18               $36.47              16%             27%               19%                   28%
    2010            15               $39.66              13%             41%               17%                   45%
    2011            7                $34.20               7%             48%                8%                   53%
    2012            10               $35.43              10%             58%               12%                   65%
    2013            5                $20.39              26%             85%               17%                   83%
    2014            0                $ 0.00               0%             85%                0%                   83%
    2015            0                $ 0.00               0%             85%                0%                   83%
    2016            1                $25.89              12%             97%               10%                   93%
    2017            3                $66.60               3%            100%                7%                  100%
2018 & Beyond       0                $ 0.00               0%            100%                0%                  100%
-----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Cabin John Mall & Shopping Center Property:

----------------------------------------------------------------------------------------------------------------------------------
                                     CREDIT                                                              ANNUALIZED
                                     RATING                            ANNUALIZED       % OF TOTAL      UNDERWRITTEN
                                    (FITCH/       TENANT     % OF     UNDERWRITTEN      ANNUALIZED           RENT         LEASE
TENANT NAME                     MOODY'S/S&P)(1)    NRSF      NRSF       RENT ($)     UNDERWRITTEN RENT  ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Retail Services & Systems, Inc.    --/--/--       25,895       12%     $  670,336              10%           $25.89    10/31/2016
CVS of Maryland LLC              BBB/Baa2/BBB+    15,144        7%     $  579,398               9%           $38.26    06/30/2013
Giant of Maryland LLC            BB+/Baa3/BBB-    33,373       16%     $  325,000               5%           $ 9.74    05/31/2013
Chevy Chase Bank FSB             BBB-/Baa1/BBB-    3,224        2%     $  265,656               4%           $82.40    07/31/2017
SunTrust Bank                      A+/Aa3/A+       2,400        1%     $  200,664               3%           $83.61    05/31/2010
Congressional Bank                  --/--/--       3,847        2%     $  175,505               3%           $43.26    07/31/2012
----------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                          83,883       40%     $2,207,479              34%           $26.32

Other Tenants                       Various      123,679       58%     $4,270,878              66%           $34.53     Various
Vacant Space                          NAP          4,576        2%     $        0               0%           $ 0.00       NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                         212,138      100%     $6,478,357             100%           $31.21
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                     III-22

      ESCROWS AND RESERVES. At origination, the Cabin John Mall & Shopping
Center Borrower deposited in escrow with the lender $234,189 and $82,613 for real estate taxes and insurance premium costs, respectively. The Cabin John Mall
& Shopping Center Borrower is required to deposit monthly into the related escrow accounts 1/12 of the estimated annual real estate taxes and insurance premium costs. The amounts shown are the current monthly collections. In addition, at origination, the Cabin John Mall & Shopping Center Borrower deposited in escrow $111,611 for certain deferred maintenance costs. The Cabin
John Mall & Shopping Center Borrower is required to escrow $4,862 monthly until
January 1, 2014 for costs associated with a roof replacement. Upon the occurrence of an event of default, the Cabin John Mall & Shopping Center
Borrower is required to deposit monthly $4,461 to cover the costs of capital improvements. In the event CVS of Maryland LLC does not renew its lease through at least June 30, 2018 and/or Giant of Maryland LLC does not renew its lease through at least May 31, 2018, then beginning on the first day of the first month following the earlier of (i) the date CVS of Maryland LLC and/or Giant of
Maryland LLC provides notice to the Cabin John Mall & Shopping Center Borrower of its intent to not renew its respective lease or (ii) the last contractual date for which CVS of Maryland LLC and/or Giant of Maryland LLC can provide notice of its intent to renew its respective lease, and continuing until said leased space formerly occupied by CVS of Maryland LLC and/or Giant of Maryland
LLC is fully leased with a lease term of at least 5 years, Cabin John Mall &
Shopping Center Borrower shall deposit into a tenant improvements and leasing commissions escrow on each payment date an amount equal to the net cash flow based on the most recent trailing 12 month quarterly operating statements received by the lender.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Cabin John Mall & Shopping Center Loan.

      PROPERTY MANAGEMENT. The Cabin John Mall & Shopping Center Property is
managed by Freeman Retail, L.L.C., which is affiliated with the Cabin John Mall
& Shopping Center Borrower and which provides commercial and retail brokerage services. It is one of the largest independent real estate brokerage companies in the Mid-Atlantic region, with nearly 40 years of commercial real estate experience. Freeman Retail, LLC manages approximately 2.6 million square feet of retail space for its own portfolio and third party clients. In addition to its commercial and retail leasing and sales services, the company provides retail tenant representation.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      Certain additional information regarding the Cabin John Mall & Shopping
Center Loan and the Cabin John Mall & Shopping Center Property is set forth on
Appendix II hereto.

                                     III-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     III-24

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - GE HEALTHCARE FACILITY
--------------------------------------------------------------------------------

                      [2 PHOTOS OF GE HEALTHCARE FACILITY]

                                     III-25

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - GE HEALTHCARE FACILITY
--------------------------------------------------------------------------------

                      [MAP OF GE HEALTHCARE FACILITY]

                                     III-26

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 5 - GE HEALTHCARE FACILITY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII
ORIGINAL BALANCE(1):              $65,250,000
CUT-OFF DATE BALANCE(1):          $65,250,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               January 1, 2008
INTEREST RATE:                    6.360%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    January 1, 2018
EXPECTED MATURITY BALANCE(1):     $65,250,000

SPONSORS:                         Belwater Capital Fund LLC, Belmar Capital Fund
                                  LLC, Beldore Capital Fund LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Prepayment is permitted with the greater of
                                  yield maintenance premium or 1% of the unpaid
                                  principal balance and after the earlier of
                                  November 16, 2010 or 2 years after the REMIC
                                  "start-up" day, with U.S. Treasury defeasance.
                                  Prepayable without penalty from and after July
                                  1, 2017.

LOAN PER SF(1):                   $128.90

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:            Springing
                                  Insurance:         Springing
                                  TI/LC:             Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Suburban
LOCATION:                         Wauwatosa, WI
YEAR BUILT/RENOVATED:             2006 / NAP
PERCENT LEASED(2):                100.0%
SQUARE FOOTAGE:                   506,195
THE COLLATERAL:                   Four-story office building

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Eaton Vance Management

3RD MOST RECENT NOI (AS OF):      NAP
2ND MOST RECENT NOI (AS OF):      NAP
MOST RECENT NOI (AS OF):          NAP
U/W NET OP. INCOME:               $6,584,291
U/W NET CASH FLOW:                $6,483,052
U/W OCCUPANCY:                    98.0%
APPRAISED VALUE:                  $99,520,000
CUT-OFF DATE LTV(1):              65.6%
MATURITY DATE LTV(1):             65.6%
DSCR(1):                          1.54x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)   The subject $65,250,000 loan represents the senior portion of a
      $71,250,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in the table are based on the $65,250,000 senior financing.

(2)   Percent leased is based on the rent roll dated December 5, 2007.

THE GE HEALTHCARE FACILITY LOAN.

      THE LOAN. The fifth largest loan (the "GE Healthcare Facility Loan") is evidenced by a Promissory Note (the "GE Healthcare Facility Note") and is
secured by a first priority fee Mortgage and Security Agreement encumbering a
506,195 square foot, four-story office building and attached 1-story light assembly building known as the GE Healthcare Facility, located in Wauwatosa, WI
(the "GE Healthcare Facility Property"). The GE Healthcare Facility Loan was
originated on November 16th, 2007 by or on behalf of Principal Commercial
Funding II, LLC.

      THE BORROWER. The borrower is comprised of three separate
tenants-in-common with the following ownership breakout: Bel Marquette I, LLC
(40% interest), Bel Marquette II, LLC (30% interest), and Bel Marquette III, LLC
(30% interest) (collectively, the "GE Healthcare Facility Borrower"). Bel
Marquette I, LLC is wholly owned by Belmar Capital Fund LLC. Bel Marquette II,
LLC is wholly owned by Belwater Capital Fund LLC. Bel Marquette III, LLC is
wholly owned by Beldore Capital Fund LLC.

                                     III-27

      THE PROPERTY. The GE Healthcare Facility Property is a four-story office building and an attached one-story light assembly building, located in
Wauwatosa, Wisconsin (six miles west of Milwaukee). Built in 2006, the building is comprised of 506,195 square feet (of which 9% net rentable area is light assembly space) and is 100% occupied by General Electric's Healthcare unit
(rated AAA/Aaa by S&P/Moody's). General Electric's Healthcare unit uses the facility as the North American headquarters of its imaging products. The building, which has a footprint similar to an "H" shape, is constructed primarily of masonry with glass curtain wall and steel framing and features an attached five-story parking garage, six passenger elevators, one freight elevator and two passenger elevators in the parking garage. The light assembly space (9% NRA) has 18 foot clear-height ceilings and includes three dock doors, one drive-in door, and two docks for trash compactors. Other on-site amenities include a full-service cafeteria, a fitness center, and a retail bank branch.
The building is fully sprinklered and parking is provided for 2,122 automobiles
(1,465 parking structure stalls and 657 surface parking spots).

      The GE Healthcare Facility Property is located at 9900 West Innovation
Drive, close to the intersection of W Wisconsin Ave and Route 45, Milwaukee
County, Wauwatosa, Wisconsin. The GE Healthcare Facility Property's frontage is along Route 45 (a major north/south arterial in the submarket) and benefits from its close proximity to major infrastructure in the region, as Route 45 connects to I-894 and I-94 interchange a quarter mile to the south. Milwaukee's central business district is located six miles to the east.

      Furthermore, the GE Healthcare Facility Property is located in the
Milwaukee County Research Park (MCRP). The MCRP is a 175 acre medical research park that is comprised of 10 buildings with over 1,290,000 square feet of existing office space with new development underway. The new developments consist of two office buildings and one hotel building. The park, which has a nearly equal balance of single and multi-tenant buildings, is municipally sponsored and has covenants in place to protect the property owners and to ensure its usage for medical and technical research.

      The following table presents certain information relating to the lease rollover at the GE Healthcare Facility Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                              AVERAGE UNDERWRITTEN                    CUMULATIVE        % OF TOTAL        CUMULATIVE % OF TOTAL
                # OF LEASES     BASE RENT PER SF     % OF TOTAL SF     % OF SF      UNDERWRITTEN RENTAL    UNDERWRITTEN RENTAL
    YEAR          ROLLING            ROLLING            ROLLING        ROLLING       REVENUES ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------------

   Vacant            0               $ 0.00                0%             0%                0%                      0%
    2008             0               $ 0.00                0%             0%                0%                      0%
    2009             0               $ 0.00                0%             0%                0%                      0%
    2010             0               $ 0.00                0%             0%                0%                      0%
    2011             0               $ 0.00                0%             0%                0%                      0%
    2012             0               $ 0.00                0%             0%                0%                      0%
    2013             0               $ 0.00                0%             0%                0%                      0%
    2014             0               $ 0.00                0%             0%                0%                      0%
    2015             0               $ 0.00                0%             0%                0%                      0%
    2016             0               $ 0.00                0%             0%                0%                      0%
    2017             0               $ 0.00                0%             0%                0%                      0%
2018 & Beyond        1               $13.46               100%           100%              100%                    100%
--------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the GE Healthcare Facility Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         ANNUALIZED
                             CREDIT RATING                            ANNUALIZED       % OF TOTAL       UNDERWRITTEN
                                (FITCH/         TENANT     % OF      UNDERWRITTEN      ANNUALIZED           RENT             LEASE
TENANT NAME                 MOODY'S/S&P)(1)      NRSF      NRSF        RENT ($)     UNDERWRITTEN RENT   ($ PER NRSF)      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

General Electric Company      --/Aaa/AAA        506,195      100%     $6,815,055               100%            $13.46     01/31/2018
------------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                        506,195      100%     $6,815,055               100%            $13.46
------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                     NAP                 0        0%     $        0                 0%            $ 0.00         NAP
Vacant Space                      NAP                 0        0%     $        0                 0%            $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                        506,195      100%     $6,815,055               100%            $13.46
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Upon the earlier of the General Electric Company providing notice that it is not renewing its lease or 12 months prior to the expiration of the lease (a "GE Trigger Event"), (i) the GE Healthcare Facility
Borrower shall cause the tenant to deposit in an escrow account with the Lender
(the "GE Rollover Escrow") cash or a letter of credit in the amount of
$6,300,000 and (ii) the GE Healthcare Facility Borrower's right to receive funds from the lockbox account shall cease and all funds remaining therein after payment of real estate taxes, insurance costs and debt service payments shall be deposited into the GE Rollover Escrow until such funds transferred from the lockbox account equal $4,219,065. Amounts in the GE Rollover Escrow shall be used to pay costs associated with tenant improvements and leasing commissions.
In addition, upon the occurrence of an event of default, the GE Healthcare
Facility Borrower is required to deposit monthly 1/12 of the estimated annual real estate taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the GE Healthcare Facility Loan.

                                     III-28

      PROPERTY MANAGEMENT. The GE Healthcare Facility Property is managed by
Eaton Vance Management, which is an affiliate of the GE Healthcare Facility
Borrower. Eaton Vance Management and its subsidiary Boston Management and
Research provide management and advisory services to the sponsors, and the investment portfolio in which the sponsors invest. Eaton Vance and Boston
Management provide advisory, administration, and management services to over 160 investment companies, as well as separate accounts managed for individual and institutional investors. On behalf of a series of private equity funds, Eaton
Vance controls more than $152 billion in reported assets, of which more than $5 billion is in real estate.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The GE
Healthcare Facility Property is also encumbered by a $6,000,000 B-Note, which is subordinate to the GE Healthcare Facility Loan and not included in the
2008-TOP29 trust. It has a coupon of 7.05% per annum. The B-Note is interest only through December 1, 2012, with monthly principal and interest payments of
$118,948.79 due beginning January 1, 2013 through the maturity date. The B-Note is coterminous with the GE Healthcare Facility Note.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the GE Healthcare Facility Loan and the GE Healthcare Facility Property is set forth on Appendix II hereto.

                                     III-29

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     III-30

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 6 - SECURCARE SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

                 [5 PHOTOS OF SECURCARE SELF STORAGE PORTFOLIO]

                                     III-31

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 6 - SECURCARE SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

                  [3 MAPS OF SECURCARE SELF STORAGE PORTFOLIO]

                                     III-32

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 6 - SECURCARE SELF STORAGE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI
ORIGINAL BALANCE:                 $52,500,000
CUT-OFF DATE BALANCE:             $52,500,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               October 1, 2007
INTEREST RATE:                    6.3875%
AMORTIZATION:                     Interest only through September 1, 2008.
                                  Monthly principal and interest payments of
                                  $340,405.02 beginning October 1, 2008 through
                                  the maturity date.
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    June 1, 2014
EXPECTED MATURITY BALANCE:        $47,823,117
SPONSOR:                          Arlen D. Nordhagen
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until 2 years after the REMIC
                                  "start-up" date, with U.S. Treasury defeasance
                                  thereafter. Prepayable without penalty on and
                                  after April 1, 2014.

LOAN PER SF/UNIT:                 $32.98 / $3,924.35

UP-FRONT RESERVES:                RE Tax:                 $300,530
                                  Insurance:              $68,288
                                  Cap Ex:                 $13,037
                                  Deferred Maintenance:   $351,014
                                  Other:                  $231,486

ONGOING RESERVES:                 RE Tax:                 $72,792 / month
                                  Insurance:              $9,755 / month
                                  Cap Ex:                 $13,037 / month
                                  Additional Cap Ex(1):   $12,500 / month
                                  Other:                  Springing

LOCKBOX:                          Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
PROPERTY TYPE:                    Self Storage
PROPERTY SUB-TYPE:                Self Storage
LOCATION:                         Various - See Table
YEAR BUILT/RENOVATED:             Various - See Table
PERCENT LEASED(2):                79.7%
SQUARE FOOTAGE:                   1,591,977
UNITS(3):                         13,378
THE COLLATERAL:                   36 self storage properties located in six
                                  states

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              SecurCare Self Storage, Inc.

3RD MOST RECENT NOI (AS OF):      $4,839,306 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):      $5,186,600 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):          $5,475,853 (TTM 12/31/2007)
U/W NET OP. INCOME:               $5,564,428
U/W NET CASH FLOW:                $5,331,859
U/W OCCUPANCY:                    77.9%
APPRAISED VALUE:                  $79,240,000
CUT-OFF DATE LTV:                 66.3%
MATURITY DATE LTV:                60.4%
DSCR:                             1.57x
POST IO DSCR:                     1.31x
--------------------------------------------------------------------------------

(1)   See Escrows and Reserves section.

(2)   Percent leased is based on the rent rolls dated December 31, 2007.

(3)   Unit counts include leasable parking spaces and are based on the rent rolls dated December 31, 2007. Unit counts are approximate and may fluctuate over time.

THE SECURCARE SELF STORAGE PORTFOLIO LOAN.

      THE LOAN. The sixth largest loan (the "SecurCare Self Storage Portfolio
Loan") is evidenced by a promissory note and is secured by first priority cross-collateralized and cross-defaulted mortgages/deeds of trust/deeds to secure debt on the SecurCare Self Storage Portfolio, a portfolio of 36 self storage properties located in six states (the "SecurCare Self Storage Portfolio
Properties"). The SecurCare Self Storage Portfolio Loan was originated on August
30, 2007 by Bear Stearns Commercial Mortgage, Inc.

                                     III-33

      THE BORROWER. The borrower is SecurCare Properties I, LLC, a Delaware limited liability company that owns no material assets other than the SecurCare
Self Storage Portfolio Properties (the "SecurCare Self Storage Portfolio
Borrower"). The sponsor of the SecurCare Self Storage Portfolio Borrower is
Arlen D. Nordhagen, one of the founding partners of SecurCare Self Storage, Inc.
("SecurCare"). Mr. Nordhagen has over 25 years of general management experience.
He assumed his role as president in April 1999 and since then has expanded
SecurCare from 20 properties to more than 100 properties.

      THE COMPANY AND PROPERTIES. SecurCare is a private company which was founded in 1988 to acquire, develop and manage self-storage facilities.
SecurCare grew from four properties in 1990 to 20 properties in 1999, when Arlen
D. Nordhagen acquired a majority interest in the company. SecurCare has since experienced growth to its current level of more than 100 properties in 10 states. The SecurCare Self Storage Portfolio Borrower occupies and operates all of the SecurCare Self Storage Portfolio Properties. The properties are generally operated under the names SecurCare Self Storage, Colonial Storage Centers and
Triple-S Self Storage. SecurCare's corporate management is based in Denver,
Colorado.

      The SecurCare Self Storage Portfolio Properties consist of 36 assets located in six different states throughout the Southeast and South Central
United States. The SecurCare Self Storage Portfolio Properties total 13,378 units and a net rentable area of 1,591,977 square feet. The SecurCare Self
Storage Portfolio Properties are located in 16 different market areas, with the highest concentration of facilities in Tulsa, Oklahoma (7), Atlanta, Georgia
(6), and Raleigh-Durham, North Carolina (4). Built between 1930 and 1998, the
SecurCare Self Storage Portfolio Properties are generally single-story facilities which typically feature security gates, keypad entry, individual locks and on-site managers. The SecurCare Self Storage Portfolio Properties range from 170 to 761 units (including leasable parking spaces) and from 18,750 to 89,850 square feet. Individual units typically have exterior access and many feature climate control.

      The following table presents certain information relating to the SecurCare
Self Storage Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                  ALLOCATED     YEAR BUILT /    PERCENT                      APPRAISED      U/W NET
PROPERTY                   LOCATION              LOAN AMOUNT     RENOVATED      LEASED   UNITS(1)    NRSF      VALUE       CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------

1961 Caribou Drive         Fort Collins, CO      $ 4,699,000    1993 / 1996      91.9%       589     83,350  $7,100,000   $  452,466
4815 Broadway Drive        Fort Collins, CO      $ 3,442,000     1998 / NAP      89.0%       536     63,650  $5,200,000   $  305,255
1434 South Sheridan        Tulsa, OK             $ 2,598,000     1980 / NAP      89.4%       553     66,160  $3,925,000   $  301,975
6501 Hillsborough Street   Raleigh, NC           $ 2,522,000     1998 / NAP      94.3%       507     55,932  $3,750,000   $  268,666
3400 Longmire Drive        College Station, TX   $ 2,383,000     1995 / NAP      70.3%       449     44,295  $3,600,000   $  247,044
9727 East 11th             Tulsa, OK             $ 2,366,000     1987 / NAP      66.6%       761     78,780  $3,575,000   $  298,007
6837 Market Street         Wilmington, NC        $ 2,356,000     1994 / NAP      85.2%       431     53,775  $3,560,000   $  245,653
1 Western Hills Court NW   Norcross, GA          $ 2,184,000     1987 / NAP      67.3%       652     89,850  $3,300,000   $  215,439
1057 Rim Road              Fayetteville, NC      $ 2,091,000     1995 / NAP      94.8%       399     50,550  $3,160,000   $  220,539
1515 Mount Zion            Morrow, GA            $ 1,919,000     1980 / NAP      67.5%       519     64,050  $2,900,000   $  194,898
8905 South Lewis           Tulsa, OK             $ 1,820,000     1989 / NAP      92.7%       482     46,541  $2,750,000   $  221,532
3218 South Garnett Road    Tulsa, OK             $ 1,770,000     1982 / NAP      91.4%       462     57,120  $2,675,000   $  196,815
4615 West Beryl Road       Raleigh, NC           $ 1,483,000     1977 / NAP      90.0%       299     28,750  $2,200,000   $  150,831
3472 Hillsborough Road     Durham, NC            $ 1,449,000     1977 / NAP      74.4%       316     31,500  $2,150,000   $  119,782
523 Wylie Road SE          Marietta, GA          $ 1,324,000     1979 / NAP      85.5%       267     40,050  $2,000,000   $  119,888
777 South Academy
  Boulevard                Colorado Springs, CO  $ 1,291,000     1998 / NAP      69.5%       397     45,325  $1,950,000   $  104,939
6436 South Peoria          Tulsa, OK             $ 1,257,000     1976 / NAP      63.9%       480     61,425  $1,900,000   $  140,565
9303 Abercom Extension     Savannah, GA          $ 1,257,000     1974 / NAP      95.3%       260     33,600  $1,900,000   $  131,442
1320 Norwood Drive         Bedford, TX           $ 1,125,000     1980 / NAP      89.4%       226     29,360  $1,700,000   $   95,300
5717 Will Ruth Ave         El Paso, TX           $ 1,125,000     1979 / NAP      89.9%       259     32,756  $1,700,000   $  133,987
7800 Broadway Extension    Oklahoma City, OK     $ 1,092,000     1974 / NAP      89.5%       257     35,840  $1,650,000   $  119,332
7012 Glenwood              Raleigh, NC           $ 1,079,000     1978 / NAP      90.4%       200     25,200  $1,600,000   $  109,242
3751 Longmire Way          Doraville, GA         $   993,000     1978 / NAP      85.0%       267     30,228  $1,500,000   $   97,431
2960 Cobb Drive            Smyrna, GA            $   927,000     1977 / NAP      85.0%       254     28,792  $1,400,000   $  102,543
12323 East Skelly Drive    Tulsa, OK             $   877,000     1982 / NAP      80.3%       315     44,495  $1,325,000   $   55,734
5815 South Mingo Road      Tulsa, OK             $   811,000     1984 / NAP      82.0%       316     42,566  $1,225,000   $   94,535
2815 White Horse Road      Greenville, SC        $   794,000     1981 / NAP      82.9%       307     31,500  $1,220,000   $   80,991
1185 South Cobb Drive SE   Marietta, GA          $   728,000     1987 / NAP      69.2%       574     54,850  $1,100,000   $   60,426
2115 Silas Creek Parkway   Winston-Salem, NC     $   695,000     1977 / NAP      66.2%       296     25,275  $1,075,000   $   60,616
3728 West Wendover Ave     Greensboro, NC        $   675,000     1984 / NAP      61.1%       293     65,560  $1,040,000   $   59,305
1412 Poinsett Highway      Greenville, SC        $   655,000     1980 / NAP      84.7%       200     19,300  $  980,000   $   78,505
3730 West Wendover Ave     Greensboro, NC        $   635,000     1976 / NAP      66.2%       287     30,600  $  990,000   $   56,691
4074 State Highway 6
  South                    College Station, TX   $   622,000  1930, 1975 / NAP   64.2%       319     31,730  $  940,000   $   59,330
3121 Washington Road       Augusta, GA           $   596,000     1977 / NAP      66.9%       254     28,088  $  900,000   $   50,409
1881 Gordon Highway        Augusta, GA           $   463,000     1973 / NAP      80.9%       225     22,384  $  700,000   $   42,522
4701 Osborne Drive         El Paso, TX           $   397,000     1977 / NAP      82.0%       170     18,750  $  600,000   $   39,224
------------------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                         $52,500,000                     79.7%    13,378  1,591,977  $79,240,000  $5,331,859
------------------------------------------------------------------------------------------------------------------------------------

(1)   Unit counts include leasable parking spaces and are based on the rent rolls dated December 31, 2007. Unit counts are approximate and may fluctuate over time.

                                     III-34

      ESCROWS AND RESERVES. At loan origination, the SecurCare Self Storage
Portfolio Borrower deposited amounts into the following reserve funds: (i)
$300,530 for real estate taxes, (ii) $68,288 for insurance, (iii) $351,014 for deferred maintenance, (iv) $13,037 for replacement reserves, and (v) $231,486 for additional capital improvements. The SecurCare Self Storage Portfolio
Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The monthly tax and insurance reserve amounts shown are the monthly collections as of loan origination. The SecurCare Self Storage Portfolio
Borrower is also required to make monthly deposits of $13,037 for replacement reserves and $12,500 for additional capital improvements. Additionally, there is a springing reserve for prepaid rent. The SecurCare Self Storage Portfolio
Borrower will be required to deposit all prepaid rent collected by the SecurCare
Self Storage Portfolio Borrower that exceeds, in the aggregate, 5% of the gross annual revenue for the immediately preceding fiscal year.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox with respect to the SecurCare
Self Storage Portfolio Loan is triggered (i) upon an event of default, (ii) upon bankruptcy of the SecurCare Self Storage Portfolio Borrower or property manager or (iii) if the DSCR falls below 1.20x.

      PROPERTY MANAGEMENT. The SecurCare Self Storage Portfolio Properties are
managed by SecurCare Self Storage, Inc., an affiliate of the SecurCare Self
Storage Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The sponsors have incurred a single mezzanine loan in the amount of up to $72,113,125 at a corporate level, which is secured by the indirect equity interest in the SecurCare Self Storage
Portfolio Borrower and indirectly by other interests owned by the sponsors, which other interests do not represent ownership interests in the SecurCare Self
Storage Portfolio Properties. The estimated allocation of such mezzanine debt to the SecurCare Self Storage Portfolio Properties is approximately $13,125,000. An intercreditor agreement was executed between the lender and mezzanine lender.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The SecurCare Self Storage Portfolio Borrower may
release any SecurCare Self Storage Portfolio Property from the lien of the
SecurCare Self Storage Portfolio Loan through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property,
(ii) the LTV immediately following the release is not greater than the lesser of
(x) 66.27% and (y) the LTV immediately preceding the release and (iii) the DSCR immediately following the release is equal to or greater than the greater of (x)
1.20x and (y) the DSCR for the 12 full calendar months immediately preceding the release.

      SUBSTITUTION OF PROPERTIES. The SecurCare Self Storage Portfolio Borrower
may substitute any SecurCare Self Storage Portfolio Property by substituting a replacement property for an individual property, subject to the satisfaction of certain requirements and conditions including, but not limited to the following:
(i) after giving effect to the substitution, not more than seven properties may be substitute properties, (ii) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at loan origination and the aggregate DSCR immediately prior to the substitution, (iii)
the fair market value of the substitute property is not less than the greater of
(a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property immediately prior to the substitution, (iv) the payment of a fee equal to 1% of the allocated amount for the substitute property, (v) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade to the then current ratings of the certificates.

      Certain additional information regarding the SecurCare Self Storage
Portfolio Loan and the SecurCare Self Storage Portfolio Properties is set forth on Appendix II hereto.

                                     III-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     III-36

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - HILTON - INDIANAPOLIS
--------------------------------------------------------------------------------

                       [3 PHOTOS OF HILTON - INDIANAPOLIS]

                                     III-37

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - HILTON - INDIANAPOLIS
--------------------------------------------------------------------------------

                         [MAP OF HILTON - INDIANAPOLIS]

                                     III-38

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - HILTON - INDIANAPOLIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCFII
ORIGINAL BALANCE:                  $50,720,000
CUT-OFF DATE BALANCE:              $50,720,000
LOAN PURPOSE:                      Acquisition
SHADOW RATING (FITCH/S&P):         NAP
FIRST PAYMENT DATE:                December 1, 2007
INTEREST RATE:                     6.510%
AMORTIZATION:                      Interest only through November 1, 2012.
                                   Monthly principal and interest payments of
                                   $320,918.53 beginning December 1, 2012
                                   through the maturity date.
ARD:                               NAP
HYPERAMORTIZATION:                 NAP
MATURITY DATE:                     November 1, 2017
EXPECTED MATURITY BALANCE:         $47,808,370
SPONSORS:                          General Electric Pension Trust, Pyramid
                                   Advisors LLC
INTEREST CALCULATION:              Actual/360
CALL PROTECTION:                   Locked out until the earlier of October 5,
                                   2010 or 2 years after the REMIC "start-up"
                                   day, with U.S. Treasury defeasance
                                   thereafter. Prepayable without penalty from
                                   and after October 1, 2017.
LOAN PER ROOM:                     $152,771

UP-FRONT RESERVES:                 Deferred Maintenance:  $125,000
                                   Debt Service:          $2,216,187 LOC

ONGOING RESERVES:                  RE Tax:                Springing
                                   Insurance:             Springing
                                   FF&E:                  $59,928 / month

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Hospitality
PROPERTY SUB-TYPE:                 Full Service
LOCATION:                          Indianapolis, IN
YEAR BUILT/RENOVATED:              1971 / 2000
OCCUPANCY(1):                      71.8%
ROOMS:                             332
THE COLLATERAL:                    332-room full service hotel

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Pyramid Acquisition Management LLC

3RD MOST RECENT NOI (AS OF):       $2,440,803 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):       $4,785,867 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):           $5,928,495 (TTM 09/30/2007)
U/W NET OP. INCOME:                $5,216,449
U/W NET CASH FLOW:                 $4,677,097
U/W OCCUPANCY:                     71.8%
APPRAISED VALUE:                   $77,000,000
CUT-OFF DATE LTV:                  65.9%
MATURITY DATE LTV:                 62.1%
DSCR:                              1.40x
POST IO DSCR:                      1.21x
--------------------------------------------------------------------------------

(1)   Occupancy is based on the occupancy report dated September 30, 2007.

THE HILTON - INDIANAPOLIS LOAN.

      THE LOAN. The seventh largest loan (the "Hilton - Indianapolis Loan") is evidenced by a Promissory Note and is secured by a first priority fee Mortgage,
Security and Joinder Agreement encumbering a 332-room, full service, hospitality property located in Indianapolis, Indiana (the "Hilton - Indianapolis
Property"). The Hilton - Indianapolis Loan was originated on October 5, 2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is GEPA Hotel Owner Indianapolis LLC, a
Delaware limited liability company (the "Hilton - Indianapolis Borrower"), which is 100% owned by GEPA Hotel Owner Venture, LLC. GEPA Hotel Owner Venture, LLC is
comprised of 3% ownership by Pyramid Acquisition Fund I-A, LLC, with Pyramid
Advisors LLC as its sole member, and 97% ownership by GEPT GEPA Hotel Owner
Portfolio LLC, with General Electric Pension Trust ("GEPT") as its sole member.

      GE Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of
General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds reported to be in excess of $197 billion.

                                     III-39

      THE PROPERTY. The Hilton - Indianapolis Property is a 20-story, 332-room, full service, lodging facility that opened in 1971 and was renovated in 2000.
The Hilton - Indianapolis Property's room breakdown consists of 22 queen, 193 king, and 117 queen/queen. The hotel has approximately 28,986 square feet of meeting / ballroom space. The hotel's amenities include two restaurants, each with a lounge, an indoor pool, whirlpool, fitness center, business center, barber shop, spa services, and gift shop. Parking is available for 647 vehicles onsite. The Hilton - Indianapolis Property site encompasses 1.58 acres.

      Typical guestrooms feature a color television, alarm radio, Hilton
Serenity Bed Package, large arm chair, thermostat, premium cable, work desk, coffee maker, hair dryer, high speed internet access, iron and ironing board, telephone, and double locking doors with electronic locks. Guestroom renovations included new case goods, softgoods, and carpeting in 2005-2006.

      The Hilton - Indianapolis Property is located at 120 West Market Street,
Indianapolis, Indiana. Indianapolis is served by major routes such as Interstate
74, Interstate 65, and Interstate 70. The Hilton - Indianapolis Property is
located at the corner of Illinois and Market Streets, a block from the State
Capital and two blocks from the Indiana State House. The Hilton - Indianapolis
Property is within blocks of major attractions such as the RCA Dome, Indiana
Convention Center, Circle Centre Mall, Indiana University-Indianapolis, Purdue
University, and the Conseco Fieldhouse.

      More specific information about the Hilton - Indianapolis Property is set forth in the table below:

-----------------------------------------------------------------------------------------------------------------------------------
                                HILTON - INDIANAPOLIS AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
-----------------------------------------------------------------------------------------------------------------------------------
                         COMPETITIVE SET(1)                    HILTON - INDIANAPOLIS(1)                  PENETRATION FACTOR
-----------------------------------------------------------------------------------------------------------------------------------
    YEAR         OCCUPANCY        ADR        REVPAR       OCCUPANCY        ADR        REVPAR      OCCUPANCY       ADR       REVPAR
-----------------------------------------------------------------------------------------------------------------------------------

TTM 09/2005        72.8%        $135.34      $ 98.46        68.9%        $125.33      $86.40        94.6%        92.6%      87.7%
TTM 09/2006        70.5%        $137.66      $ 97.05        67.4%        $130.31      $87.86        95.6%        94.7%      90.5%
TTM 09/2007        70.7%        $142.66      $100.88        71.8%        $134.25      $96.43       101.6%        94.1%      95.6%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

      ESCROWS AND RESERVES. At loan origination, the Hilton - Indianapolis
Borrower deposited a letter of credit in the amount of $2,216,187 (the "Debt
Service LOC"). The Debt Service LOC will be released to the Hilton -
Indianapolis Borrower upon the satisfaction of certain conditions, including a
DSCR equal to at least 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue. Upon the occurrence and the continuance of an event of default, the Lender shall have the right at its option to draw on the Debt Service LOC and apply the Debt Service LOC to the payment of the Debt. In addition, at origination, the Hilton - Indianapolis
Borrower deposited in escrow $125,000 for costs associated with deferred maintenance repairs on the parking garage. The Hilton - Indianapolis Borrower is required to deposit into an FF&E escrow account with the lender on a monthly basis an amount equal to 1/12 of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for
Lodging Industry) or (ii) the annual amount required by the management agreement. Upon the occurrence of an event of default or in the event the DSCR, calculated net of the amount of the Debt Service LOC, falls below 1.00x for three consecutive months, the Hilton - Indianapolis Borrower is required to deposit monthly into an escrow account 1/12 of the estimated annual real estate taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Hilton - Indianapolis Loan.

      PROPERTY MANAGEMENT. The Hilton - Indianapolis Property is managed by
Pyramid Acquisition Management LLC ("Pyramid") which is an affiliate of the
Hilton - Indianapolis Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over 11,100 hotel rooms located in 17 states throughout the U.S.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 66% and an aggregate DSCR less than
1.22x; (ii) the mortgage loan lender must approve the mezzanine lender and financing documents and the mezzanine lender shall enter into an intercreditor agreement with the mortgage loan lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings on the series 2008-TOP29 certificates resulting from mezzanine financing.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Hilton - Indianapolis Loan and the Hilton - Indianapolis Property is set forth on Appendix II hereto.

                                     III-40

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 8 - ARENA HUB SHOPPING CENTER
--------------------------------------------------------------------------------

                     [2 PHOTOS OF ARENA HUB SHOPPING CENTER]

                                     III-41

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 8 - ARENA HUB SHOPPING CENTER
--------------------------------------------------------------------------------

                       [MAP OF ARENA HUB SHOPPING CENTER]

                                     III-42

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 8 - ARENA HUB SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII
ORIGINAL BALANCE:                 $35,000,000
CUT-OFF DATE BALANCE:             $34,961,449
LOAN PURPOSE:                     Refinance
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               February 1, 2008
INTEREST RATE:                    6.250%
AMORTIZATION:                     336 Months
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    January 1, 2018
EXPECTED MATURITY BALANCE:        $28,667,292
SPONSOR:                          Robert S. Tamburro, Jr.
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out until the earlier of February 1,
                                  2012 or 2 years after the REMIC "start-up"
                                  day, with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  December 1, 2017.

LOAN PER SF:                      $119.89

UP-FRONT RESERVES:                TI/LC:             $349,456 LOC

ONGOING RESERVES:                 RE Tax:            Springing
                                  Insurance:         Springing

LOCKBOX:                          None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Wilkes-Barre, PA
YEAR BUILT/RENOVATED:             1999 - 2001 / NAP
PERCENT LEASED(1):                100.0%
SQUARE FOOTAGE:                   291,623
THE COLLATERAL:                   Anchored retail center

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              TFP Limited

3RD MOST RECENT NOI (AS OF):      $3,546,229 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):      $3,881,223 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):          $3,883,899 (TTM 12/31/2006)
U/W NET OP. INCOME:               $3,667,952
U/W NET CASH FLOW:                $3,551,305
U/W OCCUPANCY:                    95.0%
APPRAISED VALUE:                  $61,300,000
CUT-OFF DATE LTV:                 57.0%
MATURITY DATE LTV:                46.8%
DSCR:                             1.34x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated December 20, 2007.

THE ARENA HUB SHOPPING CENTER LOAN.

      THE LOAN. The eighth largest loan (the "Arena Hub Shopping Center Loan")
is evidenced by a Promissory Note and is secured by a first priority fee
Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement
encumbering a 291,623 square foot anchored retail shopping center known as Arena
Hub Shopping Center, located in Wilkes Barre, Pennsylvania (the "Arena Hub
Shopping Center Property"). The Arena Hub Shopping Center Loan was originated on
December 20, 2007 by or on behalf of Principal Commercial Funding II, LLC.

      THE BORROWER. The borrower is TFP Limited, a Pennsylvania limited partnership (the "Arena Hub Shopping Center Borrower"). The Arena Hub Shopping
Center Borrower is comprised of Robert S. Tamburro, Jr. and Liza Tambur-Rolland,
each as limited partners with 49% interests, and Robert L. Tambur 2006 Trust for
Robert S. Tamburro, as general partner with a 2% interest. Robert S. Tamburro,
Jr. serves as the non-recourse carveout guarantor and has 10 years of real estate experience.

      THE PROPERTY. The Arena Hub Shopping Center Property consists of a 291,623 square foot anchored retail shopping center constructed between 1999-2001.
Tenant mix at the property is comprised of many national retailers including:
Best Buy Stores, L.P., Barnes & Noble Booksellers, Inc., PetSmart, Old Navy,
Inc., Bed Bath & Beyond, Staples, Inc., TJ Maxx, Dicks Sporting Goods, Inc.,
Pier 1 Imports and The Men's Warehouse.

      The Arena Hub Shopping Center Property is situated in the Highland Park retail development of Wilkes Barre, Pennsylvania, which also includes the
Wyoming Valley Mall, a 911,562 square foot mall, immediately north of the Arena
Hub Shopping Center Property and the Wachovia Arena (to the west of the Arena
Hub Shopping Center Property). The Arena Hub Shopping Center Property is also shadow anchored by a third-party owned Target store and a Lowes Home Improvement
Center owned by the Borrower, neither of which are part of the Arena Hub
Shopping Center Property. The Arena Hub Shopping Center Property has access to
Interstate 81.

                                     III-43

      The following table presents certain information relating to the lease rollover at the Arena Hub Shopping Center Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                  AVERAGE UNDERWRITTEN                    CUMULATIVE         % OF TOTAL       CUMULATIVE % OF TOTAL
                   # OF LEASES      BASE RENT PER SF     % OF TOTAL SF     % OF SF      UNDERWRITTEN RENTAL    UNDERWRITTEN RENTAL
       YEAR          ROLLING            ROLLING             ROLLING        ROLLING        REVENUES ROLLING      REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------

      Vacant            0                $ 0.00                 0%             0%                  0%                     0%
       2008             0                $ 0.00                 0%             0%                  0%                     0%
       2009             3                $10.73                20%            20%                 16%                    16%
       2010             2                $15.20                11%            32%                 13%                    29%
       2011             2                $16.42                11%            43%                 14%                    43%
       2012             2                $13.95                13%            55%                 13%                    56%
       2013             1                $19.25                 2%            57%                  2%                    58%
       2014             0                $ 0.00                 0%            57%                  0%                    58%
       2015             1                $11.16                16%            73%                 13%                    71%
       2016             1                $13.30                 8%            81%                  8%                    79%
       2017             1                $13.75                11%            92%                 11%                    90%
   2018 & Beyond        2                $15.61                 8%           100%                 10%                   100%
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Arena Hub Shopping Center Property:

--------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL    ANNUALIZED
                                  CREDIT RATING                       ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                     (FITCH/       TENANT     % OF   UNDERWRITTEN  UNDERWRITTEN      RENT         LEASE
TENANT NAME                      MOODY'S/S&P)(1)    NRSF      NRSF     RENT ($)        RENT      ($ PER NRSF)  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Dick's Sporting Goods, Inc.          --/--/--        45,710     16%    $  510,070        13%         $11.16    01/31/2015
Best Buy Stores, L.P.             BBB+/Baa2/BBB      30,745     11%    $  422,744        11%         $13.75    01/31/2017
Old Navy, Inc.                       --/--/--        25,564      9%    $  409,004        10%         $16.00    04/30/2011
Barnes & Noble Booksellers, Inc.     --/--/--        23,634      8%    $  336,785         9%         $14.25    01/31/2010
Bed, Bath and Beyond, Inc.          --/--/BBB        30,057     10%    $  330,627         8%         $11.00    01/31/2012
Staples, Inc.                     BBB+/Baa1/BBB+     24,034      8%    $  319,652         8%         $13.30    04/30/2016
TJ Maxx                              --/A3/A         30,106     10%    $  300,000         8%         $ 9.96    10/31/2009
--------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                            209,850     72%    $2,628,882        67%         $12.53
--------------------------------------------------------------------------------------------------------------------------

Other Tenants                          NAP           81,773     28%    $1,287,625        33%         $15.75      Various
Vacant Space                           NAP                0      0%    $        0         0%         $ 0.00        NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                            291,623    100%    $3,916,507       100%         $13.43
--------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. At loan origination, the Arena Hub Shopping Center
Borrower posted a letter of credit in the amount of $349,456 to cover the cost of certain tenant improvements and leasing commissions. In addition upon the occurrence of an event of default, the Arena Hub Shopping Center Borrower is required to deposit monthly into an escrow account 1/12 of the estimated annual real estate taxes and insurance premium costs.

      LOCKBOX AND CASH MANAGEMENT. None.

      PROPERTY MANAGEMENT. The Arena Hub Shopping Center Property is managed by
TFP Limited, which is a full service real estate firm that provides leasing and management services for the Arena Hub Plaza Shopping Center, which TFP Limited has owned since its development between 1999-2001. TFP Limited is a family owned business originated by Robert L. Tambur Sr. and has been continued by his son,
Robert S. Tamburro Jr. The family, via their company TFP Limited, owns a small but diversified real estate portfolio consisting of the Arena Hub Shopping
Center Property, an adjacent Lowe's Home Improvement Center, two office/retail buildings, a residential development surrounding an 18-hole golf course, an industrial building and two vacant land parcels, all of which are in the Wilkes
Barre area.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and aggregate DSCR less than 1.20x;
(ii) mortgage loan lender must approve the mezzanine lender and financing documents and the mezzanine lender shall enter into an intercreditor agreement with the mortgage loan lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings on the series 2008-TOP29 certificates resulting from mezzanine financing.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Arena Hub Shopping Center
Loan and the Arena Hub Shopping Center Property is set forth on Appendix II hereto.

                                     III-44

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - BROADVIEW VILLAGE SQUARE
--------------------------------------------------------------------------------

                     [6 PHOTOS OF BROADVIEW VILLAGE SQUARE]

                                     III-45

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - BROADVIEW VILLAGE SQUARE
--------------------------------------------------------------------------------

                        [MAP OF BROADVIEW VILLAGE SQUARE]

                                     III-46

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 9 - BROADVIEW VILLAGE SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI
ORIGINAL BALANCE:                 $31,500,000
CUT-OFF DATE BALANCE:             $31,500,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               November 1, 2007
INTEREST RATE:                    5.861%
AMORTIZATION:                     Interest Only
ARD:                              October 1, 2017
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to the greater of (i) 7.861% and (ii) the then
                                  current 10-year treasury yield plus 2%, not to
                                  exceed 10.861%.
MATURITY DATE:                    October 1, 2037
EXPECTED ARD BALANCE:             $31,500,000
SPONSOR:                          Cole Credit Property Trust II, Inc.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until 2 years after the REMIC
                                  "start-up" date, with U.S. Treasury defeasance
                                  or the payment of the greater of a yield
                                  maintenance premium and 1% of the principal
                                  balance thereafter. Prepayable without penalty
                                  on and after July 1, 2017.
LOAN PER SF:                      $95.70

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Tax:                Springing
                                  Insurance:             Springing
                                  Cap Ex:                Springing
                                  Deferred Maintenance:  Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset
PROPERTY TYPE:                     Retail
PROPERTY SUB-TYPE:                 Anchored
LOCATION:                          Broadview, IL
YEAR BUILT/RENOVATED:              1994 / NAP
PERCENT LEASED(1):                 96.3%
SQUARE FOOTAGE:                    329,160
THE COLLATERAL:                    Class "A" anchored retail center

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Cole Realty Advisors, Inc.

3RD MOST RECENT NOI (AS OF):       $5,106,990 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):       $4,371,632 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):           $4,389,702 (TTM 12/31/2006)
U/W NET OP. INCOME:                $3,682,161
U/W NET CASH FLOW:                 $3,471,657
U/W OCCUPANCY:                     92.5%
APPRAISED VALUE:                   $61,500,000
CUT-OFF DATE LTV:                  51.2%
ARD LTV:                           51.2%
DSCR:                              1.85x
POST IO DSCR:                      NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated September 13, 2007.

THE BROADVIEW VILLAGE SQUARE LOAN.

      THE LOAN. The ninth largest loan (the "Broadview Village Square Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Broadview Village Square retail property located in Broadview, Illinois (the
"Broadview Village Square Property"). The Broadview Village Square Loan was
originated on September 13, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Cole MT Broadview IL, LLC, a Delaware limited liability company that owns no material assets other than the Broadview
Village Square Property (the "Broadview Village Square Borrower"). The sponsor of the Broadview Village Square Borrower is Cole Credit Property Trust II, Inc.
The Cole Companies ("Cole"), together with its subsidiaries and affiliates, is a fully-integrated real estate company providing a variety of services. As of
December 31, 2007, Cole's consolidated portfolio of owned and managed assets included 489 properties comprising 16.1 million square feet purchased for approximately $2.89 billion.

                                     III-47

      THE PROPERTY. The Broadview Village Square Property is a 329,160 square foot anchored retail center which was built in 1994 in Broadview, Cook County,
Illinois. The Broadview Village Square Property is less than five miles from the intersection of Interstates 294, 88 and 290, and approximately 13 miles west of downtown Chicago. As of September 13, 2007, the Broadview Village Square
Property was 96.3% leased by 25 tenants. The Broadview Village Square Property is anchored by Home Depot and junior anchored by Sports Authority, Marshalls,
PetSmart, Office Max and Walgreens. Other nationally recognizable tenants at the
Broadview Village Square Property include US Cellular, Washington Mutual,
Jennifer Convertibles, Avenue, Wells Fargo and Curves. Investment-grade tenants account for approximately 59% of the net rentable area as well as approximately
58% of the underwritten base rent at the Broadview Village Square Property.

      The following table presents certain information relating to the lease rollover at the Broadview Village Square Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE                                             % OF TOTAL
                                UNDERWRITTEN BASE                                     UNDERWRITTEN BASE    CUMULATIVE % OF TOTAL
                  # OF LEASES      RENT PER SF       % OF TOTAL SF     CUMULATIVE %    RENTAL REVENUES    UNDERWRITTEN BASE RENTAL
     YEAR           ROLLING          ROLLING            ROLLING       OF SF ROLLING        ROLLING            REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------

    Vacant              0             $ 0.00                4%               4%                0%                      0%
     2008               2             $14.30                2%               6%                2%                      2%
     2009               4             $20.35                3%               9%                6%                      8%
     2010               6             $14.26               12%              21%               13%                     21%
     2011               3             $33.00                2%              23%                5%                     26%
     2012               0             $ 0.00                0%              23%                0%                     26%
     2013               4             $25.20                3%              26%                6%                     32%
     2014               1             $34.62                0%              26%                1%                     33%
     2015               4             $10.88               69%              95%               60%                     93%
     2016               0             $ 0.00                0%              95%                0%                     93%
     2017               0             $ 0.00                0%              95%                0%                     93%
2018 & Beyond           1             $18.86                5%             100%                7%                    100%
----------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Broadview Village Square Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                             % OF TOTAL          ANNUALIZED
                           CREDIT RATING                     ANNUALIZED      ANNUALIZED      UNDERWRITTEN BASE
                              (FITCH/      TENANT    % OF   UNDERWRITTEN  UNDERWRITTEN BASE         RENT           LEASE
TENANT NAME               MOODY'S/S&P)(1)   NRSF     NRSF   BASE RENT ($)       RENT            ($ PER NRSF)     EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Home Depot                BBB+/Baa1/BBB+   135,351     41%   $1,458,703          35%               $10.78        01/31/2015
Sports Authority             --/--/--       42,658     13%   $  387,330           9%               $ 9.08        01/31/2015
Marshalls                     --/A3/A       29,896      9%   $  306,434           7%               $10.25        01/31/2010
PetSmart                     --/--/--       26,171      8%   $  314,052           8%               $12.00        01/31/2015
Office Max                   --/--/--       23,282      7%   $  314,307           8%               $13.50        04/30/2015
Walgreen Co.                 --/Aa3/A+      15,906      5%   $  300,000           7%               $18.86        08/31/2059
----------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   273,264     83%   $3,080,826          74%               $11.27
----------------------------------------------------------------------------------------------------------------------------

Other Tenants                 Various       43,634     13%   $1,063,887          26%               $24.38          Various
Vacant Space                    NAP         12,262      4%   $        0           0%               $ 0.00            NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE                   329,160    100%   $4,144,713         100%               $13.08
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Broadview Village Square Borrower fails to provide evidence that the Broadview
Village Square Property is insured in accordance with the mortgage loan documents and that all taxes and other charges have been paid in accordance with the mortgage loan documents, or upon the occurrence of an event of default. The
Cap Ex reserve of $6,858 per month springs if the Broadview Village Square
Borrower fails to maintain the Broadview Village Square Property in accordance with the mortgage loan documents, or upon the occurrence of an event of default.
The deferred maintenance reserve of up to $5,000 springs if the Broadview
Village Square Borrower fails to make necessary repairs by March 13, 2008.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Broadview Village Square Property.

      PROPERTY MANAGEMENT. The Broadview Village Square Property is managed by
Cole Realty Advisors, Inc., an affiliate of the Broadview Village Square
Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Broadview Village Square Loan and the Broadview Village Square Property is set forth on Appendix II hereto.

                                     III-48

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - GAINESVILLE HILTON
--------------------------------------------------------------------------------

                        [7 PHOTOS OF GAINESVILLE HILTON]

                                     III-49

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - GAINESVILLE HILTON
--------------------------------------------------------------------------------

                           [MAP OF GAINESVILLE HILTON]

                                     III-50

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - GAINESVILLE HILTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI
ORIGINAL BALANCE:                 $27,775,000
CUT-OFF DATE BALANCE:             $27,775,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               March 1, 2008
INTEREST RATE:                    6.455%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    February 1, 2018
EXPECTED MATURITY BALANCE:        $27,775,000
SPONSOR:                          Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:             30/360
CALL PROTECTION:                  Locked out through January 31, 2011. Beginning
                                  February 1, 2011, the borrower must pay a
                                  premium equal to the greater of a yield
                                  maintenance premium and 1% of the principal
                                  balance. Prepayable without penalty on and
                                  after January 1, 2018.

LOAN PER ROOM:                    $111,996

UP-FRONT RESERVES:                Seasonality Reserve:    $298,813

ONGOING RESERVES:                 RE Tax:                 Springing
                                  Insurance:              Springing
                                  Deferred Maintenance:   Springing
                                  FF&E:                   Springing

LOCKBOX:                          Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Gainesville, FL
YEAR BUILT/RENOVATED:             2000 / NAP
OCCUPANCY(1):                     72.3%
ROOMS:                            248
THE COLLATERAL:                   248-room full service hotel

OWNERSHIP INTEREST:               Leasehold

PROPERTY MANAGEMENT:              Davidson Hotel Company LLC

3RD MOST RECENT NOI (AS OF):      $4,038,964 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):      $4,435,313 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):          $4,660,998 (TTM 12/31/2007)
U/W NET OP. INCOME:               $4,128,579
U/W NET CASH FLOW:                $3,387,865
U/W OCCUPANCY:                    72.4%
APPRAISED VALUE:                  $51,500,000
CUT-OFF DATE LTV:                 53.9%
MATURITY DATE LTV:                53.9%
DSCR:                             1.89x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve-month financials dated December
      31, 2007.

THE GAINESVILLE HILTON LOAN.

      THE LOAN. The tenth largest loan (the "Gainesville Hilton Loan") is evidenced by a promissory note and is secured by a first priority mortgage on
The Gainesville Hilton located in Gainesville, Florida (the "Gainesville Hilton
Property"). The Gainesville Hilton Loan was originated on January 9, 2008 by
Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Inland American Lodging Gainesville, L.L.C., a Delaware limited liability company and Inland American Gainesville TRS,
L.L.C., a Delaware limited liability company (collectively, the "Gainesville
Hilton Borrower") that owns no material assets other than the Gainesville Hilton
Property and related interests. The Gainesville Hilton Borrower is sponsored by
Inland American Real Estate Trust, Inc., a subsidiary of the Inland Group Inc.
("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages approximately $20 billion in reported assets and more than 100 million square feet of commercial property.

                                     III-51

      THE PROPERTY. The Gainesville Hilton Property is a seven-story, 248-room, full service hotel located on the southwest corner of the University of Florida campus in Gainesville, Florida. The Gainesville Hilton Property was built in
2000 and, with 21,011 square feet of flexible meeting space, is one of only four
IACC (International Association of Conference Centers) certified facilities in the State of Florida. The University of Florida serves as the primary demand generator for the Gainesville Hilton Property, followed by the Shands Healthcare facilities and the surrounding office developments. The Gainesville Hilton
Property is the only full-service hotel located on the University of Florida campus. The room mix at the hotel includes 152 doubles, 93 kings and three suites, and amenities at the property include a fitness center, swimming pool, whirlpool, business center, restaurant and lounge. Guest services include complimentary high-speed internet access and daily newspaper delivery. The
Gainesville Hilton Property features the 215-seat Albert's Restaurant, offering breakfast, lunch and dinner, and the 2 Bits Lounge, a 72-seat sports bar and grill. The Gainesville Hilton Borrower owns a leasehold interest in the
Gainesville Hilton Property pursuant to a ground lease from the University of
Florida Board of Trustees ("Ground Lease"), who own a leasehold interest in the property pursuant to a ground lease from an agency of the State of Florida. The
Ground Lease expires on February 17, 2073 without any extensions and has a current annual rent of $40,000.

-----------------------------------------------------------------------------------------------------------------------------------
                                       SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR
-----------------------------------------------------------------------------------------------------------------------------------
                       COMPETITIVE SET(1)                     GAINESVILLE HILTON(2)                   PENETRATION FACTOR
-----------------------------------------------------------------------------------------------------------------------------------
      YEAR     OCCUPANCY        ADR        REVPAR     OCCUPANCY       ADR         REVPAR     OCCUPANCY        ADR         REVPAR
-----------------------------------------------------------------------------------------------------------------------------------

      2004        74.7%       $73.07       $54.58        76.4%      $109.20       $ 83.39       102.2%      149.4%        152.8%
      2005        77.5%       $77.75       $60.22        79.7%      $124.02       $ 98.89       102.9%      159.5%        164.2%
      2006        74.0%       $85.55       $63.35        73.6%      $144.86       $106.60        99.4%      169.3%        168.3%
      2007        69.4%       $94.00       $65.25        72.3%      $151.46       $109.54       104.2%      161.1%        167.9%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Gainesville Hilton Borrower.

      ESCROWS AND RESERVES. At loan origination, the Gainesville Hilton Borrower deposited $298,813, representing two months of debt service, as a seasonality reserve. Real estate tax and insurance reserves spring if the Gainesville Hilton
Borrower fails to provide evidence that the Gainesville Hilton Property is insured in accordance with the mortgage loan documents and that all taxes and other charges have been paid. A deferred maintenance reserve springs if the
Gainesville Hilton Borrower does not complete the immediate repairs and short term repairs by July 9, 2008 and January 9, 2009, respectively, as outlined in the loan documents. An FF&E reserve springs if the Gainesville Hilton Borrower fails to maintain or make necessary replacements to or maintain the Gainesville
Hilton Property or upon the occurrence of an event of default. Additionally, the property manager is required under the management agreement to make monthly FF&E deposits into a separate account that will be controlled by the lender upon the occurrence of an event of default or the expiration/termination of the management agreement.

      LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the Gainesville Hilton Loan. The property manager remits net revenue (i.e., after the payment of operating expenses under the management agreement) from the property to a clearing account and upon a trigger event, funds in the clearing account are transferred to a cash management account. A hard lockbox is triggered (i) upon an event of default, (ii) upon bankruptcy of the Gainesville
Hilton Borrower, (iii) upon bankruptcy of the property manager (unless the property manager is replaced by a qualified manager within 60 days of the bankruptcy, in accordance with the loan documents), (iv) upon termination of the management agreement or franchise agreement without lender consent if applicable under the loan documents, or (v) if at any time the DSCR is less than or equal to 1.45x based on the preceding twelve months (unless the DSCR is greater than
1.25x and the Gainesville Hilton Borrower, in accordance with the loan documents delivers cash or a letter of credit in an amount resulting in a DSCR of at least
1.55x).

      PROPERTY MANAGEMENT. The Gainesville Hilton Property is managed by
Davidson Hotel Company LLC, a third-party manager unaffiliated with the
Gainesville Hilton Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS.  Not allowed.

      Certain additional information regarding the Gainesville Hilton Loan and the Gainesville Hilton Property is set forth on Appendix II hereto.

                                     III-52

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          7
                           Current Mortgage Loan and Property Stratification Tables              8 - 10
                           Mortgage Loan Detail                                                    11
                           NOI Detail                                                              12
                           Principal Prepayment Detail                                             13
                           Historical Detail                                                       14
                           Delinquency Loan Detail                                                 15
                           Specially Serviced Loan Detail                                       16 - 17
                           Advance Summary                                                         18
                           Modified Loan Detail                                                    19
                           Historical Liquidated Loan Detail                                       20
                           Historical Bond / Collateral Realized Loss Reconciliation               21
                           Interest Shortfall Reconciliation Detail                             22 - 23
                           Defeased Loan Detail                                                    24
                           Supplemental Reporting                                                  25
                           -----------------------------------------------------------------------------

              DEPOSITOR                            MASTER SERVICER                       SPECIAL SERVICER
-------------------------------------     ---------------------------------     -----------------------------------

Morgan Stanley Capital I Inc.             Wells Fargo Bank, N.A.                Centerline Servicing Inc.
1585 Broadway                             1320 Willow Pass Road, Suite 300      5221 N. O'Connor Blvd., Suite 600
New York, NY 10036                        investorreporting@wellsfargo.com      Irving, TX 75039
                                          Concord, CA 94520

Contact: General Information Number       Contact:  Myung J. Nam                Contact:     Chris Crouch
Phone Number: (212) 761-4700              Phone Number:                         Phone Number:(972) 868-5300
-------------------------------------     ----------------------------------    -----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                    Page 1 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance     Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

 A-1             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-2             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-3             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-AB            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-4             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
A-4FL            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 A-J1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  B              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  C              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  D              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  E              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  F              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  G              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  H              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  J              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  K              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  L              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  M              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  N              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  O              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  P              0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 R-I             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
 R-II            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
R-III            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                            Original Beginning                                         Ending
               Pass-Through Notional Notional    Interest    Prepayment     Total     Notional
Class   CUSIP      Rate      Amount   Amount   Distribution   Premium    Distribution  Amount
----------------------------------------------------------------------------------------------

 X               0.000000%      0.00      0.00         0.00         0.00       0.00       0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                    Page 2 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Realized
                                                                                                        Loss/
                                                                                                     Additional
                                                                                                        Trust
                                  Beginning         Principal        Interest      Prepayment           Fund          Ending
     Class          CUSIP          Balance         Distribution     Distribution    Premium           Expenses        Balance
-----------------------------------------------------------------------------------------------------------------------------------

       A-1                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       A-2                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       A-3                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       A-AB                          0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       A-4                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      A-4FL                          0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       A-M                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       A-J1                          0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        B                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        C                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        D                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        E                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        F                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        G                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        H                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        J                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        K                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        L                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        M                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        N                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        O                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
        P                            0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       R-I                           0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
       R-II                          0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
      R-III                          0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                         Ending
                                  Notional           Interest     Prepayment       Notional
     Class          CUSIP          Amount          Distribution    Premium          Amount
-------------------------------------------------------------------------------------------------

       X                           0.00000000       0.00000000       0.00000000      0.00000000
-------------------------------------------------------------------------------------------------

                                                                    Page 3 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                          RECONCILIATION DETAIL

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

  A-1       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-2       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-3       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-AB       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-4       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-4FL      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   X        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 A-J1       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   B        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   C        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   D        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   E        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   F        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   G        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   H        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   K        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   L        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   N        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   O        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   P        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 4 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments Received    0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App.Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums.

                                                                    Page 5 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                             CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:

          Reimbursement for Interest on Advances                        0.00
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense                                            0.00
          Taxes Imposed on Trust Fund                                   0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          Equity Payments Paid                                          0.00
          Net Swap Counterparty Payments Paid                           0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

                                                                    Page 6 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                  RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP             Fitch        S & P       Moody's      Fitch        S & P      Moody's
-------------------------------------------------------------------------------------------------------------------

        A-1
        A-2
        A-3
        A-AB
        A-4
        A-4FL
        A-M
         X
        A-J1
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Standard & Poor's Rating Services                        Moody's Investors Service
One State Street Plaza                       55 Water Street                                          99 Church Street
New York, New York 10004                     New York, New York 10041                                 New York, New York 10007
(212) 908-0500                               (212) 438-2430                                           (212) 553-0300
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Page 7 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
    Scheduled    of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
     Balance    loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 8 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                              CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                                   AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
 Debt Service    of     Scheduled   Agg.   WAM           Avg DSCR          Property     of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio  loans    Balance    Bal.   (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
                 of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
  Note Rate     loans    Balance    Bal.   (2)    WAC      (1)           Seasoning    Loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.

                                                                    Page 9 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON  LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
 Anticipated      #                  of                  Weighted         Remaining     #                  of              Weighted
Remaining Term   of     Scheduled   Agg.   WAM           Avg DSCR          Stated       of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                     Age of                          %
 Remaining       #                  of                  Weighted            Most        #                 of              Weighted
Amortization     of     Scheduled   Agg.   WAM           Avg DSCR          Recent      of     Scheduled   Agg.  WAM        Avg DSCR
    Term        loans    Balance    Bal.   (2)    WAC      (1)              NOI       loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

                                                                   Page 10 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                      MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment     Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)     (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                            Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale               to Master Servicer     13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination

                                                                   Page 11 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 12 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------

                                       Principal Prepayment Amount                      Prepayment Penalties
               Offering Document  -------------------------------------------------------------------------------------
 Loan Number    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium    Yield Maintenance
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    Totals
-----------------------------------------------------------------------------------------------------------------------

                                                                   Page 13 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                               HISTORICAL DETAIL

---------------------------------------------------------------------------------------------------------------
                                                 Delinquencies
---------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days    60-89 Days    90 Days or More     Foreclosure         REO        Modifications
    Date        #   Balance   #   Balance    #       Balance    #     Balance     #    Balance  #      Balance
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                          Prepayments                  Rate and Maturities
------------------------------------------------------------------------------
Distribution    Curtailments         Payoff         Next Weighted Avg.
    Date        #    Balance      #    Balance       Coupon     Remit     WAM
------------------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                   Page 14 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL

---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                        -----------------------                                            ------------------------

***A - Payments Not Received      2 - Two Months Delinquent            1 - Modification  6 - DPO                  10 - Deed In Lieu
       But Still in Grace Period  3 - Three or More Months Delinquent  2 - Foreclosure   7 - REO                       Of Forclosure
   B - Late Payment But Less      4 - Assumed Scheduled Payment        3 - Bankruptcy    8 - Resolved             11 - Full Payoff
       Than 1 Month Delinquent        (Performing Matured Loan)        4 - Extension     9 - Pending Return       12 - Reps and
   0 - Current                    7 - Foreclosure                      5 - Note Sale         to Master Servicer        Warranties
   1 - One Month Delinquent       9 - REO                                                                         13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

                                                                   Page 15 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------

                               Offering      Servicing    Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code
                    ----------------------------                                    -----------------------

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park

                                                                   Page 16 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code
                     -----------------------------

                                 1 - Modification       6 - DPO                        10 - Deed In Lieu Of
                                 2 - Foreclosure        7 - REO                              Foreclosure
                                 3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
                                 4 - Extension          9 - Pending Return             12 - Reps and Warranties
                                 5 - Note Sale              to Master Servicer         13 - Other or TBD

                                                                   Page 17 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
           ***Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
             Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------
                  0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

                                                                   Page 18 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 19 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date                    to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                   Page 20 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                          HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                                   (Recoveries)/
                                                 Realized Loss                     Losses Applied
                                  Additional       Applied to     Recoveries of          to
  Distribution                   (Recoveries)   Certificates to  Realized Losses    Certificate
      Date                        /Expenses           Date         Paid as Cash       Interest
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
            Totals
-----------------------------------------------------------------------------------------------------

                                                                   Page 21 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                         INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest           Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

                                                                   Page 22 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                         INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   Page 23 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                        DEFEASED LOAN DETAIL
               ---------------------------------------------------------------------------------------------------------
                              Offering Document    Ending Scheduled
               Loan Number     Cross-Reference         Balance            Maturity Date    Note Rate   Defeasance Status
               ---------------------------------------------------------------------------------------------------------

               ---------------------------------------------------------------------------------------------------------
                  Totals
               ---------------------------------------------------------------------------------------------------------

                                                                   Page 24 of 25

------------
                                                                                          -----------------------------------------
 [LOGO]WELLS                                                                              For Additional Information please contact
       FARGO                                 MORGAN STANLEY CAPITAL I INC.                         CTSLink Customer Service
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      1-866-846-4526
------------                                       SERIES 2008-TOP29                      Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 03/13/2008
8480 STAGECOACH CIRCLE                                                                    RECORD DATE:                  02/29/2008
FREDERICK, MD 21701-4747                                                                  DETERMINATION DATE:           03/07/2008
----------------------------------------------------------------------------------------------------------------------------------

                                                      SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------
*** DELINQUENCY LOAN DETAIL AND ADVANCE SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
Thirty-two of the loans originally included in this transaction have due dates on the 8th day of each month, which will generally be the day after the related Determination Date. Unless they miss their scheduled payment on their respective due dates, these loans generally will be reported each month as having a loan status of "A" - "Payment Not Received But Still in Grace Period or Not Yet
Due" in the "Delinquency Loan Detail" and in the "Advance Summary" will generally have a Current P & I Advance associated with each such loan in each month even if those loans are not delinquent.
-----------------------------------------------------------------------------------------------------------------------------------

Copyright 2008, Wells Fargo Bank, N.A.

                                                                   Page 25 of 25

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE       BALANCE
-----------------   --------------
March 2008          $49,200,000.00
April 2008          $49,200,000.00
May 2008            $49,200,000.00
June 2008           $49,200,000.00
July 2008           $49,200,000.00
August 2008         $49,200,000.00
September 2008      $49,200,000.00
October 2008        $49,200,000.00
November 2008       $49,200,000.00
December 2008       $49,200,000.00
January 2009        $49,200,000.00
February 2009       $49,200,000.00
March 2009          $49,200,000.00
April 2009          $49,200,000.00
May 2009            $49,200,000.00
June 2009           $49,200,000.00
July 2009           $49,200,000.00
August 2009         $49,200,000.00
September 2009      $49,200,000.00
October 2009        $49,200,000.00
November 2009       $49,200,000.00
December 2009       $49,200,000.00
January 2010        $49,200,000.00
February 2010       $49,200,000.00
March 2010          $49,200,000.00
April 2010          $49,200,000.00
May 2010            $49,200,000.00
June 2010           $49,200,000.00
July 2010           $49,200,000.00
August 2010         $49,200,000.00
September 2010      $49,200,000.00
October 2010        $49,200,000.00
November 2010       $49,200,000.00
December 2010       $49,200,000.00
January 2011        $49,200,000.00
February 2011       $49,200,000.00
March 2011          $49,200,000.00
April 2011          $49,200,000.00
May 2011            $49,200,000.00
June 2011           $49,200,000.00
July 2011           $49,200,000.00
August 2011         $49,200,000.00
September 2011      $49,200,000.00
October 2011        $49,200,000.00
November 2011       $49,200,000.00
December 2011       $49,200,000.00
January 2012        $49,200,000.00
February 2012       $49,200,000.00
March 2012          $49,200,000.00
April 2012          $49,200,000.00
May 2012            $49,200,000.00
June 2012           $49,200,000.00
July 2012           $49,200,000.00
August 2012         $49,200,000.00
September 2012      $49,200,000.00
October 2012        $49,200,000.00
November 2012       $49,200,000.00
December 2012       $49,200,000.00
January 2013        $49,116,783.60
February 2013       $48,200,000.00
March 2013          $46,826,000.00
April 2013          $45,897,000.00
May 2013            $44,812,000.00
June 2013           $43,873,000.00
July 2013           $42,778,000.00
August 2013         $41,827,000.00
September 2013      $40,871,000.00
October 2013        $39,760,000.00
November 2013       $38,793,000.00
December 2013       $37,671,000.00
January 2014        $36,693,000.00
February 2014       $35,709,000.00
March 2014          $34,274,000.00
April 2014          $33,277,000.00
May 2014            $32,126,000.00
June 2014           $31,200,000.00
July 2014           $30,124,000.00
August 2014         $29,182,000.00
September 2014      $28,300,000.00
October 2014        $27,208,000.00
November 2014       $26,300,000.00
December 2014       $25,197,000.00
January 2015        $24,297,000.00
February 2015       $23,332,000.00
March 2015          $21,949,000.00
April 2015          $20,972,000.00
May 2015            $19,853,000.00
June 2015           $18,865,000.00

                                       A-1

DISTRIBUTION DATE       BALANCE
-----------------   --------------
July 2015           $17,734,000.00
August 2015         $16,735,000.00
September 2015      $15,730,000.00
October 2015        $14,583,000.00
November 2015       $13,566,000.00
December 2015       $12,408,000.00
January 2016        $11,379,000.00
February 2016       $10,345,000.00
March 2016          $ 9,034,000.00
April 2016          $ 7,987,000.00
May 2016            $ 6,800,000.00
June 2016           $ 5,741,000.00
July 2016           $ 4,541,000.00
August 2016         $ 3,470,000.00
September 2016      $ 2,393,000.00
October 2016        $ 1,176,000.00
November 2016       $    86,000.00
December 2016       $         0.00

                                       A-2

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily and/or commercial mortgage loans;

          2)   mortgage pass-through certificates or other mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal; and

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                 THE DATE OF THIS PROSPECTUS IS FEBRUARY 1, 2008

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                      -ii-

Important Notice About Information Presented In This Prospectus And The

   Distributions on the Certificates of Prepayment Premiums or in

                                      -iii-

   Retained Interest; Servicing Compensation and Payment of Expenses......    63
   Evidence as to Compliance..............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and the

                                      -iv-

                                       -v-

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES ........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL ................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily and/or commercial mortgage
                                      loans;

                                 (2)  mortgage pass-through certificates or
                                      other mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY ...............   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR ....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER ..............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER .............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

                                      -1-

SPECIAL SERVICER .............   Each special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. A special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE ......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES ................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including, but not limited
                                 to, (i) a paying agent, which will make
                                 payments and perform other specified duties
                                 with respect to the certificates, (ii) a
                                 certificate registrar, which will maintain the
                                 register of certificates and perform certain
                                 duties with respect to certificate transfer,
                                 (iii) an authenticating agent, which will
                                 countersign the certificates on behalf of the
                                 trustee and/or (iv) a fiscal agent, which will
                                 be required to make advances if the trustee
                                 fails to do so when required.

SPONSOR ......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Holdings LLC
                                 (successor-in-interest by merger to Morgan
                                 Stanley Mortgage Capital Inc.), an affiliate of
                                 the depositor.

SELLERS ......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS ..................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS ........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

      (a) MORTGAGE ASSETS ....   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily and/or commercial mortgage
                                      loans;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                      -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                      -3-

      (b) GOVERNMENT
          SECURITIES .........   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

      (c) COLLECTION
          ACCOUNTS ...........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

      (d) CREDIT SUPPORT .....   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions,

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds, or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

      (e) CASH FLOW
          AGREEMENTS .........   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                      -4-

                                 o    currency exchange or swap agreements, or

                                 o    other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS ...........   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                      -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES ..............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount; and

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed

                                      -6-

                                 by an entity specified therein. Otherwise, the
                                 certificates also will not be guaranteed or
                                 insured by any governmental agency or
                                 instrumentality or by any other person.

      (a)INTEREST ............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement; and

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

      (b) PRINCIPAL ..........   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES .....................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                      -7-

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION ..................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways, including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement; and

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF
   CERTIFICATES ..............   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of the Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

      (a) REMIC ..............   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                      -8-

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

      (b) GRANTOR TRUST ......   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS .........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT .............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or

                                      -9-

                                 review by regulatory authorities, then you may
                                 be subject to restrictions on investment in the
                                 offered certificates. You should consult your
                                 own legal advisors for assistance in
                                 determining the suitability of and consequences
                                 to you of the purchase, ownership, and the sale
                                 of the offered certificates.

RATING .......................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU TO RESELL YOUR
   CERTIFICATES ..............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES ..............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES .........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Holdings LLC, under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except

                                      -12-

                                 that no prepayment premium or yield maintenance
                                 charge would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY
   AFFECTED ..................   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT ...................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                 o    the property's "operating leverage."

                                      -15-

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING
   INCOME ....................   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting

                                      -16-

                                 analysis. Furthermore, economic and other
                                 conditions affecting real properties, whether
                                 worldwide, national, regional or local, vary
                                 over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                      -17-

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on
                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

                                      -18-

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT
   ON YOUR CERTIFICATES ......   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans.

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as to which
                                 a payment default is imminent. Any ability to
                                 extend or modify may apply, in particular, to
                                 whole loans with balloon payments. In addition,
                                 a master servicer, a sub servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from, or proceeds of, those

                                      -19-

                                 whole loans. While any entity granting this
                                 type of extension or modification generally
                                 will be required to determine that the
                                 extension or modification is reasonably likely
                                 to produce a greater recovery on a present
                                 value basis than liquidation, there is no
                                 assurance this will be the case. Additionally,
                                 if the related prospectus supplement so
                                 specifies, some of the mortgage loans included
                                 in the mortgage pool may have been subject to
                                 workouts or similar arrangements following
                                 prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                      -20-

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by each pertinent rating
                                 agency. Those criteria will be based on an
                                 assumed level of defaults, delinquencies, other
                                 losses or other factors. However, the loss
                                 experience on the related mortgage loans or
                                 mortgage backed securities may exceed the
                                 assumed levels. See "Description of Credit
                                 Support."

                                      -21-

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL
   INVESTMENTS ...............   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the

                                      -22-

                                 related mortgage loan, while retaining a
                                 license to collect rents as long as there is no
                                 default. If the borrower defaults, the license
                                 terminates and the lender is entitled to
                                 collect rents. These assignments are typically
                                 not perfected as security interests prior to
                                 actual possession of the cash flows. Some state
                                 laws may require that the lender take
                                 possession of the mortgaged property and obtain
                                 judicial appointment of a receiver before
                                 becoming entitled to collect the rents. In
                                 addition, if bankruptcy or similar proceedings
                                 are commenced by or in respect of the borrower,
                                 the lender's ability to collect the rents may
                                 be adversely affected. See "Legal Aspects of
                                 the Mortgage Loans and the Leases--Leases and
                                 Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

                                      -23-

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES .....   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE ......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES ..............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE ...................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                 ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

     Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.
Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

                                      -30-

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                      -31-

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                      -32-

paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                      -33-

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                      -34-

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                  THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC, a New
York limited liability company formed in March 2007 ("MSMCH"), will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMCH may not be a sponsor for a given series. MSMCH is a successor to Morgan

                                      -37-

Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC"), which was merged into MSMCH on June 15, 2007. The prospectus supplement for each series of securities will identify any co-sponsors for the related series. MSMCH is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan
Stanley (NYSE: MS). Since the merger, MSMCH has been continuing the business of
MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia,
Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMCH'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan
Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated or acquired by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on
December 31, 2007.

                              TOTAL MSMCH            TOTAL MSMCH
                            MORTGAGE LOANS          MORTGAGE LOANS        TOTAL MSMCH
         TOTAL MSMCH       SECURITIZED WITH     SECURITIZED WITH NON-   MORTGAGE LOANS
YEAR   MORTGAGE LOANS*   AFFILIATED DEPOSITOR    AFFILIATED DEPOSITOR     SECURITIZED
----   ---------------   --------------------   ---------------------   --------------
                            (APPROXIMATE AMOUNTS IN BILLIONS OF $S)
                            ---------------------------------------

2007         19.5                13.1                    1.2                 14.3
2006         16.9                 8.9                    1.9                 10.7
2005         12.9                 8.2                    1.5                  9.6
2004          7.7                 5.1                    1.3                  6.4

*    Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

     MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of

                                      -38-

these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Appendix II thereto may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

SERVICING

     MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of

                                      -39-

servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

                                      -45-

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                      -53-

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

                                      -54-

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                      -55-

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
          Regarding a Master Servicer and the Depositor";

     (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
          Account;

     (11) to pay the person entitled thereto any amounts deposited in the
          Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of
          certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (17) to pay the person entitled thereto any amounts deposited in the
          Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase"
          and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

                                      -56-

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

                                       57

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

                                      -58-

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

                                      -59-

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

                                      -60-

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with

                                      -61-

respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged

                                      -62-

property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

                                      -63-

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

     o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole
          Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

     o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                      -64-

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                      -65-

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                      -66-

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                      -67-

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

                                      -68-

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                      -69-

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                      -70-

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                      -71-

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                      -72-

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

   NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited

                                      -86-

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates.
The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins
LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

                                      -87-

     a. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                      -88-

Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular
Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                      -89-

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                      -90-

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                      -91-

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

     For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                      -92-

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate

                                      -93-

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                      -94-

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

          o    is not a "10-percent shareholder" within the meaning of Code
               Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

          o    provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code
               Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the
               REMIC Regular Certificate is a Non-U.S. Person.

     The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

                                      -95-

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     b. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -96-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A

                                      -97-

mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary

                                      -98-

Treasury regulations, among the REMIC Regular Certificateholders and the REMIC
Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

     Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

                                      -99-

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

                                      -100-

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

     such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is

                                      -101-

deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the

                                      -102-

transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                      -103-

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                                      -104-

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in Section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

                                      -105-

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of
Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as

                                     -106-

an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it

                                     -107-

appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

                                     -108-

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                     -109-

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                     -110-

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                     -111-

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                     -112-

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. NON-U.S. PERSONS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

e. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                     -113-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                     -114-

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
62 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000), PTE 2002-41, Exemption Application No. D-11077, 67 Fed.
Reg. 54487 (2002) and PTE 2007-05, Exemption Application No. D-11370, 72 Fed.
Reg. 13130 (collectively, the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,

                                     -115-

          Inc., Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc., DBRS Limited or DBRS, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group.

                                     -116-

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                     -117-

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                     -118-

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                     -119-

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -120-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                     -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                     -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                     -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "Non-U.S.Person" means any person who is not a U.S. Person.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc., Standard & Poor's Ratings Services, and DBRS, Inc.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

                                     -126-

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                     -127-

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                     -128-

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                     -129-

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The attached diskette contains a Microsoft Excel1 spreadsheet, which contains Appendix II. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this Prospectus Supplement. To the extent that the information in the attached diskette is different from the information contained in the printed Appendix II to this Prospectus Supplement, the information in electronic format is superseded by the related information in print format.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.